UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

(Amendment No. 1)

Check the appropriate box:
☒	Preliminary Information Statement
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PIONEER POWER SOLUTIONS, INC.

(Name of Registrant As Specified In Its Charter)

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PRELIMINARY COPY—SUBJECT TO COMPLETION, DATED JULY 24, 2019

PIONEER POWER SOLUTIONS, Inc.
400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT AND
INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

, 2019

To the Stockholders of Pioneer Power Solutions, Inc.:

This notice of action taken by written consent and information statement is being furnished to stockholders of Pioneer Power Solutions, Inc., a Delaware corporation (“Pioneer Power” or the “Company”), in connection with the Stock Purchase Agreement, dated as of June 28, 2019 (the “Stock Purchase Agreement”) (a copy of which is attached as Annex A to the accompanying information statement), by and among the Company, Electrogroup Canada, Inc., a wholly owned subsidiary of the Company (“Electrogroup”), Jefferson Electric, Inc., a wholly owned subsidiary of the Company (“Jefferson”), JE Mexican Holdings, Inc., a wholly owned subsidiary of the Company (“JE Mexico,” and together with Electrogroup and Jefferson, the “Disposed Companies”), Nathan Mazurek, Pioneer Transformers L.P. (the “US Buyer”) and Pioneer Acquireco ULC (the “Canadian Buyer,” and together with the US Buyer, the “Buyer”).

Pursuant to the terms of the Stock Purchase Agreement, the Company agreed to sell (i) all of the issued and outstanding equity interests of Electrogroup to the Canadian Buyer and (ii) all of the issued and outstanding equity interests of Jefferson and JE Mexico to the US Buyer (the “Equity Transaction”), for an aggregate base cash purchase price of $60.5 million, as well as the issuance by the Buyer of a subordinated promissory note to the Company in the aggregate principal amount of $5.0 million, in each case subject to adjustment as described in the attached information statement. The proceeds from the Equity Transaction are payable solely to the Company. You, as a stockholder, will not receive any consideration if the Equity Transaction is consummated.

If the Equity Transaction is completed, Pioneer Power would sell to the Buyer all of the assets and liabilities associated with its liquid-filled transformer and dry-type transformer manufacturing businesses within the Company’s Transmission & Distribution Solutions segment (the “T&D Segment”). However, Pioneer Power would retain its switchgear manufacturing business within the T&D segment, as well as all of the operations associated with its critical power solutions segment. Following the consummation of the Equity Transaction, Pioneer Power plans to continue to operate its retained businesses in the ordinary course and has no current plans to liquidate any of its remaining assets. Notwithstanding the foregoing, Pioneer Power’s board of directors is continuously evaluating strategic alternatives for the Company’s business, and following the Equity Transaction, may consider a sale of all or a portion of the Company’s remaining assets or a business combination transaction with a third party. The Company expects that its stock will continue to be publicly traded on the NASDAQ Capital Market under the ticker symbol “PPSI.” Importantly, the completion of the Equity Transaction will not affect your ownership of shares of Pioneer Power common stock.

On June 27, 2019, after careful consideration, Pioneer Power’s board of directors, by a unanimous vote (i) determined that it is in the best interests of Pioneer Power and its stockholders, and declared it advisable, to enter into the Stock Purchase Agreement and the other transaction documents and to consummate the transactions contemplated thereby, including the Equity Transaction, (ii) approved the execution, delivery and performance of the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated by the Stock Purchase Agreement, including the Equity Transaction, and (iii) resolved, subject to the terms and conditions set forth in the Stock Purchase Agreement, to recommend adoption and approval of the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Equity Transaction, by the stockholders of Pioneer Power.

Under the Delaware General Corporation Law (the “DGCL”), the adoption and approval of the Stock Purchase Agreement, and the other transaction documents and the consummation of the transactions contemplated thereby, including the Equity Transaction, by the Company’s stockholders requires the approval by the holders of a majority of Pioneer Power’s outstanding common stock. On June 28, 2019, the holders of 4,774,400 shares of the Company’s common stock, or approximately 54.7% of the Company’s outstanding common stock as of such date, delivered a written consent adopting and approving the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Equity Transaction. As a result of the delivery of the written consent, no further action by any stockholder of the Company is required under applicable law or the Stock Purchase Agreement (or otherwise) to adopt or approve the Stock Purchase Agreement and the other transaction documents and consummate the transactions contemplated thereby, including the Equity Transaction, and the Company will not be soliciting your vote for the adoption and approval of the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Equity Transaction, and will not call a stockholders meeting for purposes of voting on the adoption and approval of the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Equity Transaction.

This notice and the accompanying information statement shall constitute notice from the Company to the holders of record of common stock as of June 28, 2019 of the action taken by the stockholder consent required by Section 228(e) of the DGCL.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF INFORMATION STATEMENT:

This Information Statement is available at

https://pioneerpowersolutions.com/investors/

        We urge you to read the entire information statement carefully.

BY ORDER OF THE BOARD OF DIRECTORS,
/s/ Nathan J. Mazurek Nathan J. Mazurek Chief Executive Officer

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities regulatory agency has approved or disapproved the Equity Transaction, passed upon the fairness of the Equity Transaction or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying information statement. Any representation to the contrary is a criminal offense.

The accompanying information statement is dated               , 2019 and is first being mailed to stockholders on or about               , 2019.

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ii

SUMMARY

This summary highlights selected information from this information statement and may not contain all of the information that is important to you. To fully understand the Equity Transaction (as defined herein) contemplated by the Stock Purchase Agreement (as defined herein), and for a more complete description of the legal terms of the Equity Transaction, you should carefully read this entire information statement and the annexes attached to this information statement. This summary includes page references in parentheses to direct you to the appropriate place in this information statement for a more complete description of the topics presented in this summary. All references in this information statement to terms defined in the notice to which this information statement is attached have the meanings provided in that notice. All references to defined terms not defined herein or in the notice to which this information statement is attached shall have the meanings ascribed to them in the Stock Purchase Agreement attached as Annex A to this information statement.

All references in this information statement to:

●	“Pioneer Power” or the “Company” refer to Pioneer Power Solutions, Inc., a Delaware corporation;

●	“Electrogroup” refer to Pioneer Electrogroup Canada, Inc., a Canadian corporation and a wholly owned subsidiary of Pioneer Power;

●	“Jefferson” refer to Jefferson Electric, Inc., a Delaware corporation and a wholly owned subsidiary of Pioneer Power;

●	“JE Mexico” refer to JE Mexican Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of Pioneer Power;

●	“Disposed Companies” refer to Electrogroup, Jefferson and JE Mexico, collectively;

●	“Named Subsidiaries” refer to the following direct or indirect subsidiaries of Pioneer Power on a collective basis: Nexus Custom Magnetics, LLC, a Texas limited liability company, Jefferson Electric Mexico Holdings, LLC, a Wisconsin limited liability company, and Nexus Magneticos de Mexico, S. de R.L. de C.V., a Mexico sociedad de responsabilidad limitada de capital variable;

●	“US Buyer” refer to Pioneer Transformers L.P., a Delaware limited partnership;

●	“Canadian Buyer” refer to Pioneer Acquireco ULC, a British Columbia Unlimited Lability Company; and

●	the “Buyer” refer to the US Buyer and the Canadian Buyer, collectively.

Information about the Parties (see page 18)

Pioneer Power and Subsidiaries

Pioneer Power and its wholly owned subsidiaries manufacture, sell and service a broad range of specialty electrical transmission, distribution and on-site power generation equipment for applications in the utility, industrial, commercial and backup power markets. Pioneer Power is headquartered in Fort Lee, New Jersey and operates from eleven (11) additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales and administration.

The Company operates through two reportable segments: Transmission & Distribution Solutions (“T&D Solutions”) and Critical Power Solutions (“Critical Power”). The Company’s T&D Solutions business provides equipment solutions that help customers effectively and efficiently manage their electrical power distribution systems to desired specifications through three major product offerings: liquid-filled transformers, dry-type transformers and switchgear (a finished assembly of devices that distribute, control and monitor the flow of electrical energy). The Company’s Critical Power business provides customers with sophisticated power generation equipment and an advanced data collection and monitoring platform, the combination of which is used to ensure smooth, uninterrupted power to operations during times of emergency.

Pioneer Power’s common stock is traded on the NASDAQ Capital Market under the symbol “PPSI.” The principal executive offices of Pioneer Power are located at 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024 and its telephone number is 212-867-0700. Pioneer Power’s website is www.pioneerpowersolutions.com. The information provided on or accessible through Pioneer Power’s website is not part of this information statement and is not incorporated in this information statement by this or any other reference to its website provided in this information statement.

The Buyer

US Buyer and Canadian Buyer are each indirect subsidiaries of Mill Point Capital LLC (“Mill Point”) and were formed for the sole purpose of completing the Equity Transaction with Pioneer Power. Neither the US Buyer nor the Canadian Buyer have engaged in any business to date, except for activities incidental to their incorporation and activities undertaken in connection with the Equity Transaction and other transactions contemplated by the Stock Purchase Agreement.

Mill Point is a middle-market private equity firm focused on control-oriented investments in the business services and industrial sectors. The firm works with executive partners to leverage its investment professionals’ experience, while providing strategic and operational guidance designed to drive long-term value creation in its portfolio companies.

The principal executive offices of each of US Buyer, Canadian Buyer and Mill Point are located at c/o Mill Point Capital LLC, 104 W 40th Street, 5th Floor, New York, New York 10018, and their telephone number is 212-416-5800. Mill Point’s website is www.millpoint.com. The information provided on or accessible through Mill Point’s website is not part of this information statement and is not incorporated in this information statement by this or any other reference to its website provided in this information statement.

The Stock Purchase Agreement (see page 42, Annex A and Annex B)

On June 28, 2019, Pioneer Power entered into a stock purchase agreement with the Buyer, the Disposed Companies and Nathan Mazurek (the “Stock Purchase Agreement”), pursuant to which Pioneer Power agreed sell, transfer, assign and convey (i) all of the issued and outstanding equity interests of Electrogroup to the Canadian Buyer and (ii) all of the issued and outstanding equity interests of Jefferson and JE Mexico to the US Buyer, for an aggregate base cash purchase price of $60.5 million, as well as the issuance by the Buyer of a subordinated promissory note to Pioneer Power in the aggregate principal amount of $5.0 million (the “Seller Note”), in each case subject to adjustment as described herein. In this information statement, this transaction is referred to as the “Equity Transaction.”

If the Equity Transaction is completed, Pioneer Power would sell to the Buyer all of the assets and liabilities associated with its liquid-filled transformer and dry-type transformer manufacturing businesses within the Company’s T&D segment, which is deemed to be a sale of all of substantially all of the Company’s assets under the Delaware General Corporation Law (the “DGCL”). However, Pioneer Power would retain its switchgear manufacturing business within the T&D segment, as well as all of the operations associated with its Critical Power segment. Following the consummation of the Equity Transaction, Pioneer Power plans to continue to operate its retained businesses in the ordinary course and has no current plans to liquidate any of its remaining assets. Notwithstanding the foregoing, Pioneer Power’s board of directors is continuously evaluating strategic alternatives for the Company’s business, and following the Equity Transaction, may consider a sale of all or a portion of the Company’s remaining assets or a business combination transaction with a third party.

Copies of the Stock Purchase Agreement and the form of Seller Note are attached to this information statement as Annex A and Annex B, respectively. You are strongly encouraged to read the Stock Purchase Agreement and the form of Seller Note carefully and in their entirety.

Equity Transaction Consideration (see page 19, page 42, Annex A and Annex B)

As consideration for the Equity Transaction, the Buyer has agreed to pay Pioneer Power a base cash purchase price equal to $60.5 million, as well as issue Pioneer Power the Seller Note in the aggregate principal amount of $5.0 million, in each case subject to adjustment as described herein. The Seller Note will bear interest at an annualized rate of four percent (4.0%), to be paid-in-kind annually, and will have a maturity date of December 31, 2022. For additional information concerning the terms of the Seller Note, see “The Seller Note” herein, as well as the form of Seller Note, a copy of which is attached to this information statement as Annex B.

Only Pioneer Power, and not its stockholders, will be entitled to receive the consideration for the Equity Transaction.

The total amount of consideration received by Pioneer Power may be reduced as a result of working capital adjustments and indemnification obligations incurred of Pioneer Power and the Disposed Companies. Pursuant to the terms of the Stock Purchase Agreement, the Buyer is required to set-off any indemnifiable losses the Buyer suffers as a result of certain actions, omissions, or misrepresentations by Pioneer Power or the Disposed Companies against amounts owed to Pioneer Power under the Seller Note, and may only recover indemnifiable losses directly from Pioneer Power in certain limited circumstances.

Reasons for the Equity Transaction (see page 27)

After careful consideration, Pioneer Power’s board of directors, by a unanimous vote (i) determined that it is in the best interests of Pioneer Power and its stockholders, and declared it advisable, to enter into the Stock Purchase Agreement and the other transaction documents and to consummate the transactions contemplated thereby, including the Equity Transaction, (ii) approved the execution, delivery and performance of the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated by the Stock Purchase Agreement, including the Equity Transaction in accordance with the DGCL, and (iii) resolved, subject to the terms and conditions set forth in the Stock Purchase Agreement, to recommend adoption and approval of the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Equity Transaction, by the stockholders of Pioneer Power. Certain factors considered by Pioneer Power’s board of directors in reaching its decision to adopt and approve such matters can be found in “The Equity Transaction — Pioneer Power’s Reasons for the Equity Transaction” beginning on page 27.

Required Stockholder Approval for the Equity Transaction (see page 29)

The Equity Transaction constitutes a sale of substantially all of Pioneer Power’s assets under the DGCL. Accordingly, under Pioneer Power’s organizational documents and Section 271 of the DGCL, the approval of Pioneer Power’s board of directors and the approval by the holders of a majority of Pioneer Power’s outstanding common stock are required to approve and adopt the Stock Purchase Agreement and the Equity Transaction.

Pioneer Power’s board of directors approved the Stock Purchase Agreement and the Equity Transaction on June 27, 2019. In addition, the holders of approximately 54.7% of Pioneer Power’s outstanding common stock delivered a written consent approving the Stock Purchase Agreement and Equity Transaction on June 28, 2019. The stockholders that executed and delivered such written stockholder consent are referred to as the “controlling stockholders” herein.

As a result of the delivery of the written stockholder consent, no further action by any other Pioneer Power stockholder is required under applicable law or the Stock Purchase Agreement (or otherwise) in connection with the adoption and approval of the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Equity Transaction. Accordingly, Pioneer Power is not soliciting your vote for the adoption and approval of the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Equity Transaction, and will not call a stockholders’ meeting for purposes of voting on the adoption and approval of the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Equity Transaction. No action by the stockholders of the Buyer is required to complete the Equity Transaction.

When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action to those stockholders of record who did not consent in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that sufficient written consents were delivered to the corporation. This information statement constitutes notice to you of action by written consent as required by Delaware law.

Voting Agreement (see page 58 and Annex C)

Concurrently with the signing of the Stock Purchase Agreement, the controlling stockholders entered into a voting agreement (the “Voting Agreement”), pursuant to which the controlling stockholders agreed, on the terms and subject to the conditions set forth in the Voting Agreement, to vote all their shares of common stock (or execute and deliver a written consent with respect to such shares) in favor of (i) adoption and approval of the Stock Purchase Agreement, (ii) adoption and approval of the Equity Transaction and any other matters required to be approved or adopted in order to effect the Equity Transaction and (iii) the other transactions contemplated by the Stock Purchase Agreement.

For additional information concerning the Voting Agreement, see “The Voting Agreement” beginning on page 58 of this information statement, as well as the form of Voting Agreement, a copy of which is attached to this information statement as Annex C.

Record Date (see page 30)

On June 28, 2019, the record date for determining stockholders entitled to act by written consent with respect to the adoption and approval of the Stock Purchase Agreement, there were 8,726,045 shares of Pioneer Power’s common stock outstanding.

Opinion of Pioneer Power’s Financial Advisor (see page 32 and Annex D)

On June 27, 2019, Lincoln International LLC (“Lincoln”) orally rendered its opinion to Pioneer Power’s board of directors (which was subsequently confirmed in writing by delivery of Lincoln’s written opinion addressed to Pioneer Power’s board of directors dated June 27, 2019), as to, as of June 27, 2019, the fairness, from a financial point of view, to Pioneer Power of the Equity Transaction consideration to be received by Pioneer Power in the Equity Transaction pursuant to the Stock Purchase Agreement.

Lincoln’s opinion was directed to Pioneer Power’s board of directors (in its capacity as such) and only addressed the fairness, from a financial point of view, to Pioneer Power of the consideration to be received by Pioneer Power in the Equity Transaction pursuant to the Stock Purchase Agreement and did not address any other aspect or implication of the Equity Transaction, any related transaction or any other agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Lincoln’s opinion in this information statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex D to this information statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Lincoln in connection with the preparation of its opinion. However, neither Lincoln’s opinion nor the summary of its opinion and the related analyses set forth in this information statement are intended to be, and do not constitute, advice or a recommendation to Pioneer Power’s board of directors, any security holder of Pioneer Power or any other person as to how to act or vote with respect to any matter relating to the Equity Transaction or otherwise.

Interests of Certain of Pioneer Power’s Directors and Named Executive Officers in the Equity Transaction (see page 39)

You should be aware that certain of Pioneer Power’s directors and named executive officers may have interests in the Equity Transaction that are different from, or in addition to, those of Pioneer Power’s stockholders generally. These interests may create potential conflicts of interest. Pioneer Power’s board of directors was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Stock Purchase Agreement and to recommend that the Company’s stockholders approve and adopt the Stock Purchase Agreement and the transactions contemplated thereby, including the Equity Transaction.

For a full disclosure of the interests of the Company’s directors and named executive officers, including benefits that such individuals may be entitled to receive in connection with the Equity Transaction, see “The Equity Transaction — Interests of Certain of Pioneer Power’s Directors and Executive Officers in the Equity Transaction” beginning on page 39.

Use of Proceeds (see page 38)

Pioneer Power’s board of directors has not made any definitive plans with respect to the use of proceeds from the Equity Transaction. If the Equity Transaction is consummated, Pioneer Power expects that it may use all or a portion of the proceeds from the transaction to, among other things: (i) repay outstanding indebtedness, (ii) reinvest into its remaining businesses, (iii) make one or more special dividends to its stockholders or (iv) pursue strategic acquisitions. The amounts and timing of Pioneer Power’s actual expenditures, however, will depend upon numerous factors, and Pioneer Power may find it necessary or advisable to use portions of the proceeds from the Equity Transaction for different or presently non-contemplated purposes.

No Solicitation of Competing Acquisition Proposals (see page 47)

Under the terms of the Stock Purchase Agreement, Pioneer Power is not permitted to, and may not authorize or permit its representatives to, directly or indirectly, solicit, initiate or knowingly take any action to encourage or facilitate the submission of an Acquisition Proposal (as defined herein), or any inquiries relating to a potential Acquisition Proposal.

Notwithstanding this restriction, Pioneer Power may, prior to the closing, respond to, and engage in discussions and negotiations concerning, a written unsolicited bona fide Acquisition Proposal submitted, and not withdrawn, by a party other than the Buyer that Pioneer Power’s board of directors believes, in good faith and after consultation with its outside legal counsel and its financial advisor, constitutes, or could reasonably be expected to result in, a Superior Proposal (as defined herein).

If the Stock Purchase Agreement were to be terminated in connection with or as a result of the adoption of a Superior Proposal or entry into an Alternative Acquisition Agreement (as defined herein), Pioneer Power would be required to pay a $4.0 million termination fee to the Buyer. See “The Stock Purchase Agreement — Termination of the Stock Purchase Agreement” and “The Stock Purchase Agreement — Termination Fee” beginning on pages 52 and 54, respectively, for more information.

Expected Timing of the Asset Sale Transaction (see page 41)

Pioneer Power currently expects to complete the Equity Transaction promptly after all of the conditions to the Equity Transaction have been satisfied or waived in accordance with the terms and conditions of the Stock Purchase Agreement. Federal securities laws state that the Equity Transaction may not be completed until twenty (20) days after the date of mailing this information statement to Pioneer Power’s stockholders. Pioneer Power currently expects to consummate the Equity Transaction as soon as possible following the expiration of such twenty (20) day waiting period. However, Pioneer Power cannot assure consummation of the Equity Transaction by a particular date. Certain factors, including factors outside of the control the parties to the Stock Purchase Agreement, could result in the Equity Transaction being delayed or not occurring at all.

Conditions to Closing (see page 50)

The completion of the Equity Transaction is dependent upon the satisfaction of a number of closing conditions, including, among other things:

●	the receipt of stockholder approval of the Equity Transaction, which such approval was obtained on June 28, 2019 by written consent of the controlling stockholders;

●	the receipt of debt financing sufficient to fund the Equity Transaction on terms substantially provided for in the Buyer’s debt financing commitment letter or any alternative financing sufficient to fund the Equity Transaction;

●	the absence of laws and orders prohibiting the Equity Transaction;

●	the receipt of all necessary approvals to consummate the Equity Transaction;

●	the expiration of the twenty (20) day waiting period following the mailing of this information statement;

●	the accuracy of the representations and warranties of the parties to the Stock Purchase Agreement and the performance of the covenants of such parties required to be performed at or before closing;

●	the absence of a Material Adverse Effect (as defined herein); and

●	delivery of the Equity Transaction consideration and delivery of the stock certificates representing all of the outstanding equity interests of the Disposed Companies together with duly endorsed stock powers.

Termination of the Stock Purchase Agreement (see page 52)

The Stock Purchase Agreement may be terminated at any time prior to closing:

●	by mutual written consent of the Buyer and Pioneer Power;

●	by Pioneer Power, if:

o	(i) each of the conditions to closing the Equity Transaction have been met, (ii) the Buyer fails to consummate the closing in accordance with the requirements of the Stock Purchase Agreement, (iii) Pioneer Power notifies the Buyer in writing that Pioneer Power and the Disposed Companies are ready to consummate the closing and (iv) the Buyer has not consummated the closing by the close of business on the third (3rd) business day following the delivery of the notice described in clause (iii) above;

o	at any time prior to the closing, and subject to certain conditions, Pioneer Power (i) has not breached its obligations concerning the treatment of Acquisition Proposals, (ii) has complied with its obligations related to entering into an Alternative Acquisition Agreement that constitutes a Superior Proposal, (iii) obtains the requisite stockholder approval related to the transaction contemplated by such Alternative Acquisition Agreement and (iv) simultaneously upon entry into such Alternative Acquisition Agreement, pays any termination fees required to be paid under the Stock Purchase Agreement; or

o	at any time following on or following the Outside Date (as defined herein), all of the mutual conditions to closing and the Buyer’s conditions to closing have been satisfied, except for the Buyer’s condition to obtain sufficient financing to consummate the Equity Transaction, Pioneer Power and the Disposed Companies were ready to consummate the closing and no Applicable Adverse Event (as defined herein) occurred or was occurring in the fourteen (14) day period prior to the Outside Date;

●	by the Buyer, if:

o	(i) each of the conditions to closing the Equity Transaction have been met, (ii) Pioneer Power fails to consummate the closing in accordance with the requirements of the Stock Purchase Agreement, (iii) the Buyer notifies Pioneer Power in writing that the Buyer is ready to consummate the closing and (iv) Pioneer Power has not consummated the closing by the close of business on the third (3rd) business day following the delivery of the notice described in clause (iii) above;

o	there is an occurrence of (i) Applicable Adverse Event, to the extent it is uncurable, (ii) an Applicable Adverse Event, to the extent it has not been cured by the earlier of twenty (20) days following such occurrence or the Outside Date or (iii) a Material Adverse Effect; or

o	the board of directors of Pioneer Power (i) makes a Change of Recommendation (as defined herein); (ii) fails to reaffirm its approval or recommendation of the Stock Purchase Agreement and the Equity Transaction as promptly as reasonably practicable (but in any event within five (5) business days after receipt of any written request to do so from the Buyer) at any time following the public disclosure of an Acquisition Proposal; or (iii) prior to eleven (11) business days after the commencement of a tender or exchange offer for outstanding equity securities of Pioneer Power that has been publicly disclosed (other than by the Buyer or an affiliate of the Buyer), fails to recommend against a tender offer or exchange offer;

●	by either the Buyer or Pioneer Power if:

o	the closing shall not have occurred by the close of business on or after the Outside Date; provided, however, that the terminating party is not in material breach of its obligations under the Stock Purchase Agreement that has been the principal cause of, or resulted in, the failure of the closing to occur on such date;

o	any order of a court of competent jurisdiction that restrains or prohibits the consummation of the transactions contemplated by the Stock Purchase Agreement is in effect and becomes non-appealable; provided, however, that the right to terminate shall not be available to any party whose failure to fulfill, in all material respects, its obligation under the Stock Purchase Agreement has been the principal cause of, or resulted in, such order or the failure of such order to be removed; or

o	the other party is in material breach of any representation, warranty or covenant contained in the Stock Purchase Agreement that would cause the applicable closing conditions of the terminating party not to be met, which is not cured within twenty (20) days following the delivery of notice of such breach, subject to certain exceptions for certain breaches deemed to be uncurable.

Termination Fees (see page 54)

If the Stock Purchase Agreement is terminated in certain circumstances, Pioneer Power will be required to pay the Buyer a $4.0 million termination fee. However, if the Stock Agreement is terminated in certain other circumstances, Pioneer Power may be entitled to a $4.0 million reverse termination fee from the Buyer. See “The Stock Purchase Agreement — Termination Fee” and “The Stock Purchase Agreement — Reverse Termination Fee” beginning on page 54.

Financing (see page 38)

The obligations of the Buyer to complete the Equity Transaction are subject to a financing condition. Certain lenders have entered into a debt financing commitment letter with the Buyer, and Mill Point has entered into an equity commitment letter with the Buyer, in each case committing to provide the Buyer with a portion of the funds to pay the aggregate consideration to be paid by the Buyer in connection with the Equity Transaction. The Buyer is not obligated to consummate the Equity Transaction unless it receives debt financing on substantially the same terms provided for in the debt financing commitment letter or the Buyer is able to obtain alternative financing in amount sufficient to consummate the Equity Transaction.

If the Stock Purchase Agreement is terminated by the Buyer after all conditions to closing have been satisfied, except that the Buyer has not obtained sufficient financing to consummate the Equity Transaction, the Buyer would be required to pay a $4.0 million reverse termination fee to Pioneer Power, subject to certain limitations set forth in the Stock Purchase Agreement. The obligation of the Buyer to pay the reverse termination fee is guaranteed by Mill Point.

Specific Performance (see page 56)

The Stock Purchase Agreement provides that, in addition to any other remedy to which they are entitled at law or in equity, the parties are entitled to specific performance of the terms of the Stock Purchase Agreement, including an injunction or injunctions to prevent breaches of the Stock Purchase Agreement or to enforce specifically the performance of the terms and provisions of the Stock Purchase Agreement. Notwithstanding the foregoing, if the Stock Purchase Agreement is terminated under circumstances in which Pioneer Power is required to pay the termination fee or the Buyer is required to pay the reverse termination fee, as applicable, the payment of such termination or reverse termination fee shall be the recipient’s sole remedy at law or in equity.

No Appraisal or Dissenters’ Rights (see page 41)

No appraisal rights or dissenters’ rights are available to Pioneer Power’s stockholders under Delaware law or its organizational documents in connection with the Equity Transaction.

Material U.S. Federal Income Tax Consequences (see page 41)

The Equity Transaction will not result in any immediate U.S. federal income tax consequences to Pioneer Power’s stockholders. The Equity Transaction will generally be taxable to Pioneer Power for U.S. federal income tax purposes, and it is expected that Pioneer Power will recognize income and gain for U.S. federal income tax purposes as a result of the Equity Transaction.

Risk Factors (see page 13)

In evaluating the Equity Transaction, in addition to the other information provided elsewhere in this information statement and the annexes hereto, you should carefully consider the risk factors relating to the Equity Transaction and Pioneer Power’s future operations that are discussed below.

QUESTIONS AND ANSWERS ABOUT THE EQUITY TRANSACTION

The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Stock Purchase Agreement and the Equity Transaction. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the “Summary” beginning on page 1 and the more detailed information contained elsewhere in this information statement and the annexes to this information statement, each of which you should read carefully.

What is the Equity Transaction?

On June 28, 2019, Pioneer Power entered into the Stock Purchase Agreement by and among Pioneer Power, Electrogroup, Jefferson, JE Mexico, the Buyer and Nathan Mazurek, pursuant to which Pioneer Power agreed to sell all of the issued and outstanding equity interests of the Diposed Companies to the Buyer. The sale of such equity interests, collectively, is referred to herein as the “Equity Transaction.”

If the Equity Transaction is completed, Pioneer Power would sell to the Buyer all of the assets and liabilities associated with its liquid-filled transformer and dry-type transformer manufacturing businesses within the Company’s T&D segment, which is deemed to be a sale of all of substantially all of the Company’s assets under the DGCL. However, Pioneer Power would retain its switchgear manufacturing business within the T&D segment, as well as all of the operations associated with its Critical Power segment. Following the consummation of the Equity Transaction, Pioneer Power plans to continue to operate its retained businesses in the ordinary course and has no current plans to liquidate any of its remaining assets. Notwithstanding the foregoing, Pioneer Power’s board of directors is continuously evaluating strategic alternatives for the Company’s business, and following the Equity Transaction, may consider a sale of all or a portion of the Company’s remaining assets or a business combination transaction with a third party.

What consideration is payable in the Equity Transaction?

Pursuant to the terms of the Stock Purchase Agreement, at the closing, Pioneer Power shall sell, transfer, assign and convey the Disposed Companies to the Buyer for a base cash purchase price of $60.5 million, as well as the issuance by the Buyer of the Seller Note to Pioneer Power in the aggregate principal amount of $5.0 million, in each case subject to adjustment as described herein.

You, as a stockholder, will not receive any consideration as a result of the Equity Transaction. The proceeds from the Equity Transaction are payable solely to Pioneer Power.

How will Pioneer Power use the proceeds of the Equity Transaction?

Pioneer Power’s board of directors has not made any definitive plans with respect to the use of proceeds from the Equity Transaction. If the Equity Transaction is consummated, Pioneer Power expects that it may use all or a portion of the proceeds from the transaction to, among other things: (i) repay outstanding indebtedness, (ii) reinvest into its remaining businesses, (iii) make one or more special dividends to its stockholders or (iv) pursue strategic acquisitions. The amounts and timing of Pioneer Power’s actual expenditures, however, will depend upon numerous factors, and Pioneer Power may find it necessary or advisable to use portions of the proceeds from the Equity Transaction for different or presently non-contemplated purposes.

Why am I not being asked to vote on the Equity Transaction?

The Equity Transaction constitutes a sale of substantially all of Pioneer Power’s assets under the DGCL. Accordingly, under Pioneer Power’s organizational documents and Section 271 of the DGCL, the approval of Pioneer Power’s board of directors and the approval by the holders of a majority of Pioneer Power’s outstanding common stock are required to approve and adopt the Stock Purchase Agreement and the Equity Transaction.

Pioneer Power’s board of directors approved the Stock Purchase Agreement and the Equity Transaction on June 27, 2019, and the holders of approximately 54.7% of Pioneer Power’s outstanding common stock delivered a written consent approving the Stock Purchase Agreement and Equity Transaction on June 28, 2019. Accordingly, no further approvals under applicable law or the Stock Purchase Agreement are required to approve the Equity Transaction, and Pioneer Power is not asking you for you to vote on the Equity Transaction.

Why am I receiving this information statement?

Applicable laws and securities regulations require Pioneer Power to provide you with notice of the stockholder consent delivered by the controlling stockholders, as well as other information regarding the Equity Transaction, even though your vote or consent is neither required nor requested to adopt or authorize the Stock Purchase Agreement or complete the Equity Transaction.

Did Pioneer Power’s board of directors approve and recommend the Equity Transaction?

Yes, as described in this information statement, Pioneer Power’s board of directors unanimously: (i) determined that it is in the best interests of Pioneer Power and its stockholders, and declared it advisable, to enter into the Stock Purchase Agreement and the other transaction documents and to consummate the transactions contemplated thereby, including the Equity Transaction, (ii) approved the execution, delivery and performance of the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated by the Stock Purchase Agreement, including the Equity Transaction in accordance with the DGCL, and (iii) resolved, subject to the terms and conditions set forth in the Stock Purchase Agreement, to recommend adoption and approval of the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Equity Transaction, by the stockholders of Pioneer Power.

When is the Equity Transaction expected to be completed?

Pioneer Power currently expects to complete the Equity Transaction promptly after all of the conditions to the Equity Transaction have been satisfied or waived in accordance with the terms and conditions of the Stock Purchase Agreement.

Federal securities laws state that the Equity Transaction may not be completed until twenty (20) days after the date of mailing this information statement to Pioneer Power’s stockholders. Pioneer Power currently expects to consummate the Equity Transaction as soon as possible following the expiration of such twenty (20) day waiting period. However, Pioneer Power cannot assure consummation of the Equity Transaction by a particular date

Is the Equity Transaction subject to the fulfillment of certain conditions?

Yes. Before the Equity Transaction can be completed, the parties to the Stock Purchase Agreement must fulfill various closing conditions set forth in the Stock Purchase Agreement (unless any such condition is validly waived by the party entitled to waive such condition under the Stock Purchase Agreement). These conditions include, among other things, a financing condition which provides that the Buyer is not obligated to close the Equity Transaction if it is unable to obtain financing for the Equity Transaction on terms substantially similar to those set forth in the debt financing commitment letter that the Buyer has obtained or alternative financing in an amount sufficient to consummate the Equity Transaction.

If these conditions are not satisfied or validly waived, the Equity Transaction will not be completed. See “The Stock Purchase Agreement — Closing Conditions” beginning on page 50.

What happens if a third party makes an offer to acquire Pioneer Power or the Disposed Companies before the Equity Transaction is completed?

Prior to the closing of the Equity Transaction, Pioneer Power’s board of directors may, subject to certain requirements and certain rights of the Buyer, terminate the Stock Purchase Agreement in order to enter into a definitive purchase agreement in respect of an Acquisition Proposal from a third party that constitutes a Superior Proposal. For additional information, including information as to how the Stock Purchase Agreement defines Acquisition Proposal and Superior Proposal, see “The Stock Purchase Agreement — Covenants and Agreements — Covenants and Agreements of Pioneer Power and the Disposed Companies — Acquisition Proposals” beginning on page 47.

What will happen if the Equity Transaction is not completed?

The closing of the Equity Transaction is subject to the satisfaction or waiver of various conditions. Pioneer Power cannot guarantee that the closing conditions set forth in the Stock Purchase Agreement will be satisfied. If Pioneer Power is unable to satisfy the closing conditions in the Buyer’s favor or if other mutual closing conditions are not satisfied, the Buyer will not be obligated to complete the Equity Transaction.

If the Equity Transaction is not completed, Pioneer Power’s board of directors, in discharging its fiduciary obligations to Pioneer Power’s stockholders, may evaluate other strategic alternatives that may be available, which such alternatives may not be as favorable to Pioneer Power as the Equity Transaction. These alternatives may include, among other things, retaining the Disposed Companies and continuing to operate the business of the Disposed Companies in the ordinary course or seeking to sell all or a portion of the Company’s assets, which may include the Disposed Companies, in an alternative transaction.

Without the proceeds from the Equity Transaction, Pioneer Power may not have sufficient liquidity to repay its outstanding indebtedness upon maturity in the first quarter of 2020. Pioneer Power may also be unable to comply with the restrictive covenants in the instruments governing its outstanding indebtedness prior to such maturity date or obtain waivers from any such breach. For a discussion of the risks associated with the failure to consummate the Equity Transaction, please see “Risk Factors — Pioneer Power cannot be sure if or when the Equity Transaction will be completed” beginning on page 13.

Will Pioneer Power’s common stock remain listed on NASDAQ if the Equity Transaction is completed?

Pioneer Power’s common stock is currently traded on NASDAQ under the symbol “PPSI.” Following the completion of the Equity Transaction, Pioneer Power expects that its common stock will continue to be traded on NASDAQ. However, it is not possible to predict the trading price of Pioneer Power’s common stock following the closing of the Equity Transaction or the impact that the Equity Transaction may have on Pioneer Power’s remaining business.

In order to maintain the listing of Pioneer Power’s common stock on NASDAQ, Pioneer Power’s common stock must comply with certain continued listing requirements, including having:

●	at least two registered and active market makers, one of which may be a market maker entering a stabilizing bid;

●	a minimum bid price of at least $1.00 per share;

●	at least 300 total holders (including both beneficial holders and holders of record, but excluding any holder who is directly or indirectly an executive officer, director or the beneficial holder of more than 10% of the total shares outstanding); and

●	at least 500,000 publicly held shares with a market value of at least $1.0 million (excluding any shares held directly or indirectly by officers, directors or any person who is the beneficial owner of more than 10% of the total shares outstanding).

Pioneer Power must also meet at least one of the following continued listing standards:

●	stockholders’ equity of at least $2.5 million;

●	market value of Pioneer Power’s common stock of at least $35 million; or

●	net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years.

Pioneer Power believes that it will continue to meet NASDAQ’s continued listing requirements following the completion of the Equity Transaction. No assurances, however, can be given that Pioneer Power will continue to satisfy these requirements as some of these requirements are outside of Pioneer Power’s direct control, such as the bid price of its common stock, the number of holders of its common stock and the value of its publicly held shares. If Pioneer Power is unable to meet these requirements, NASDAQ may take action to delist Pioneer Power’s common stock. In such a case, Pioneer Power may appeal NASDAQ’s determination to delist its common stock, but such appeal may not be successful.

For a discussion of the potential risks associated with a delisting of Pioneer Power’s common stock from NASDAQ, see “Risk Factors — Pioneer Power may be delisted from NASDAQ following the consummation of the Equity Transaction” on page 15.

Can the Stock Purchase Agreement be terminated and are any termination fees payable in the event of a termination?

Yes. The Stock Purchase Agreement can be terminated at any time prior to closing by the mutual written consent of Pioneer Power and the Buyer, or by either Pioneer Power or the Buyer in certain circumstances, including certain failures by either party to satisfy the conditions to closing the Equity Transaction applicable to such party.

If the Stock Purchase Agreement is terminated in certain circumstances, Pioneer Power will be required to pay the Buyer a $4.0 million termination fee. However, if the Stock Agreement is terminated in certain other circumstances, Pioneer Power may be entitled to a $4.0 million reverse termination fee from the Buyer. The obligation of the Buyer to pay the reverse termination fee is guaranteed by Mill Point.

For additional information on termination rights and termination fees related to the Stock Purchase Agreement, see “The Stock Purchase Agreement — Termination of the Stock Purchase Agreement,” “The Stock Purchase Agreement — Termination Fee” and “The Stock Purchase Agreement — Reverse Termination Fee” beginning on pages 52 and 54, respectively.

Will Pioneer Power liquidate following the Equity Transaction?

No. Pioneer Power does not currently plan to liquidate following the consummation of the Equity Transaction. However, Pioneer Power’s board of directors is continuously evaluating strategic alternatives for the Company’s business, and following the Equity Transaction, may consider a sale of all or a portion of the Company’s remaining assets or a business combination transaction with a third party.

Am I entitled to appraisal or dissenters’ rights in connection with the Equity Transaction?

No. You are not entitled to appraisal or dissenters’ rights under Delaware law or under Pioneer Power’s organizational documents in connection with the Equity Transaction.

What are the U.S. federal income tax consequences of the Equity Transaction to Pioneer Power’s stockholders?

The Equity Transaction is a corporate action and Pioneer Power’s stockholders will not receive any proceeds from the Equity Transaction. Accordingly, Pioneer Power’s stockholders will not realize any gain or loss for U.S. federal income tax purposes as a result of the Equity Transaction.

Where can I find more information about Pioneer Power?

Pioneer Power files periodic reports and other information with the SEC. You can obtain these filings through the website maintained by the SEC at www.sec.gov or through Pioneer Power’s website at www.pioneerpowersolutions.com. The information provided on or accessible through Pioneer Power’s website is not part of this information statement and is not incorporated in this information statement by this or any other reference to its website provided in this information statement.

For a more detailed description of the available information related to Pioneer Power, please refer to “Where You Can Find More Information” beginning on page 69.

Who can help answer my other questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this information statement. You are urged to carefully read this entire information statement, including its annexes and the other documents referred to in this information statement. If you have additional questions about the Equity Transaction, please contact Pioneer Power’s Investor Relations Department by telephone at 646-536-7331.

RISK FACTORS

Risks Related to the Equity Transaction

The announcement and pendency of the Equity Transaction, whether or not consummated, may adversely affect Pioneer Power’s business.

The announcement and pendency of the Equity Transaction, whether or not consummated, may adversely affect the trading price of Pioneer Power’s common stock, its business or its relationships with customers, suppliers and employees. In addition, pending the completion of the Equity Transaction, Pioneer Power may be unable to attract and retain key personnel and the focus and attention of Pioneer Power’s management and employee resources may be diverted from operational matters during the pendency of the Equity Transaction.

Pioneer Power cannot be sure if or when the Equity Transaction will be completed.

The closing of the Equity Transaction is subject to the satisfaction or waiver of various conditions. Pioneer Power cannot guarantee that the closing conditions set forth in the Stock Purchase Agreement will be satisfied. If Pioneer Power is unable to satisfy the closing conditions in the Buyer’s favor or if other mutual closing conditions are not satisfied, the Buyer will not be obligated to complete the Equity Transaction. In the event that the Equity Transaction is not completed, the announcement of the termination of the Stock Purchase Agreement may adversely affect the trading price of Pioneer Power’s common stock, its business and operations or its relationships with customers, suppliers and employees.

In addition, without the proceeds from the Equity Transaction, Pioneer Power may not have sufficient liquidity to repay its outstanding indebtedness upon maturity in the first quarter of 2020. Pioneer Power may also be unable to comply with the restrictive covenants in the instruments governing its outstanding indebtedness prior to such maturity date or obtain waivers from any such breach. If Pioneer Power breaches its obligations under its outstanding indebtedness, or Pioneer Power fails to timely make payments on its indebtedness when due, the lender may declare an event of default and may seek to foreclose on all or a portion of the assets securing such indebtedness, which could force Pioneer Power into bankruptcy or liquidation.

If the Equity Transaction is not completed, Pioneer Power’s board of directors, in discharging its fiduciary obligations to Pioneer Power’s stockholders, may evaluate other strategic alternatives that may be available, which such alternatives may not be as favorable to Pioneer Power as the Equity Transaction.

The Stock Purchase Agreement limits Pioneer Power’s ability to pursue alternatives to the Equity Transaction.

The Stock Purchase Agreement contains provisions that make it more difficult for Pioneer Power to sell its assets or engage in another type of acquisition transaction with a party other than the Buyer. These provisions include a non-solicitation provision and a provision obligating Pioneer Power to pay the Buyer a termination fee of $4.0 million under certain circumstances. These provisions could discourage a third party that might have an interest in acquiring all of, or substantially all of, Pioneer Power’s assets or its common stock from considering or proposing such an acquisition, even if that party were prepared to pay consideration with a higher value than the consideration to be paid by the Buyer.

Pioneer Power’s stockholders will not receive any of the proceeds of the Equity Transaction.

The proceeds from the Equity Transaction will be paid directly to Pioneer Power. As discussed elsewhere in this information statement, Pioneer Power’s board of directors has not made any definitive plans with respect to the use of proceeds from the Equity Transaction. If the Equity Transaction is consummated, Pioneer Power expects that it may use all or a portion of the proceeds from the transaction to, among other things: (i) repay outstanding indebtedness, (ii) reinvest into its remaining businesses, (iii) make one or more special dividends to its stockholders or (iv) pursue strategic acquisitions. The amounts and timing of Pioneer Power’s actual expenditures, however, will depend upon numerous factors, and Pioneer Power may find it necessary or advisable to use portions of the proceeds from the Equity Transaction for different or presently non-contemplated purposes.

Pioneer Power’s management will have broad discretion over the use of proceeds from the Equity Transaction and could spend the proceeds in ways that do not improve its results of operations or enhance the value of its common stock. The failure by management to apply these funds effectively could result in financial losses that could have a material adverse effect on Pioneer Power’s business or cause the price of its common stock to decline.

Pioneer Power will incur significant expenses in connection with the Equity Transaction, regardless of whether the Equity Transaction is completed and, in certain circumstances, may be required to pay a termination fee to the Buyer.

Pioneer Power expects to incur significant expenses related to the Equity Transaction. These expenses include, but are not limited to, financial advisory and opinion fees and expenses, legal fees, accounting fees and expenses, certain employee expenses, filing fees, printing expenses and other related fees and expenses. Many of these expenses will be payable by Pioneer Power regardless of whether the Equity Transaction is completed. In addition, if the Stock Purchase Agreement is terminated in certain circumstances, Pioneer Power will be required to pay the Buyer a $4.0 million termination fee. However, if the Stock Agreement is terminated in certain other circumstances, Pioneer Power may be entitled to a $4.0 million reverse termination fee from the Buyer. See “The Stock Purchase Agreement — Termination Fee” and “The Stock Purchase Agreement — Reverse Termination Fee” beginning on page 54.

Risks Related to Pioneer Power’s Future Operations

Pioneer Power’s operations will be curtailed and Pioneer Power will have limited sources of revenue following the Equity Transaction, which may negatively impact the value and liquidity of Pioneer Power’s common stock.

Upon the closing of the Equity Transaction, the size of Pioneer Power’s business operations will be reduced and its sources of revenue will be limited to its Critical Power segment and the switchgear manufacturing business of its T&D segment. Although Pioneer Power’s board of directors may use a portion of the proceeds from the Equity Transaction to support the business operations remaining following the Equity Transaction, there can be no assurance that Pioneer Power will be successful at carrying out the operations of its remaining businesses or that it will be successful at generating revenue. A failure by Pioneer Power to secure additional sources of revenue following the closing of the Equity Transaction could negatively impact the value and liquidity of its common stock.

Pioneer Power will continue to incur the expense of complying with public company reporting requirements following the closing of the Equity Transaction.

After the Equity Transaction, Pioneer Power will continue to be required to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), even though compliance with such reporting requirements is economically burdensome.

Pioneer Power may be delisted from NASDAQ following the consummation of the Equity Transaction.

Pioneer Power’s SEC reporting obligations as a public company will not be impacted as a result of the closing of the Equity Transaction and, following the completion of the Equity Transaction, Pioneer Power expects that its common stock will continue to be traded on NASDAQ. However, it is not possible to predict the trading price of Pioneer Power’s common stock following the closing of the Equity Transaction or the impact that the Equity Transaction may have on Pioneer Power’s remaining business.

In order to maintain the listing of Pioneer Power’s common stock on NASDAQ, Pioneer Power’s common stock must comply with certain continued listing requirements, including having:

●	at least two registered and active market makers, one of which may be a market maker entering a stabilizing bid;
●	a minimum bid price of at least $1.00 per share;
●	at least 300 total holders (including both beneficial holders and holders of record, but excluding any holder who is directly or indirectly an executive officer, director or the beneficial holder of more than 10% of the total shares outstanding); and

●	at least 500,000 publicly held shares with a market value of at least $1.0 million (excluding any shares held directly or indirectly by officers, directors or any person who is the beneficial owner of more than 10% of the total shares outstanding).

Pioneer Power must also meet at least one of the following continued listing standards:

●	stockholders’ equity of at least $2.5 million;
●	market value of Pioneer Power’s common stock of at least $35 million; or
●	net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years.

Pioneer Power believes that it will continue to meet NASDAQ’s continued listing requirements following the completion of the Equity Transaction. No assurances, however, can be given that Pioneer Power will continue to satisfy these requirements as some of these requirements are outside of Pioneer Power’s direct control, such as the bid price of its common stock, the number of holders of its common stock and the value of its publicly held shares. If Pioneer Power is unable to meet these requirements, NASDAQ may take action to delist Pioneer Power’s common stock. In such a case, Pioneer Power may appeal NASDAQ’s determination to delist its common stock, but such appeal may not be successful.

If Pioneer Power’s common stock is delisted from NASDAQ, Pioneer Power expects that its common stock would begin trading on the over-the-counter markets. The delisting of Pioneer Power’s common stock could result in a reduction in its trading price and would substantially limit the liquidity of Pioneer Power’s common stock. In addition, delisting could materially adversely impact Pioneer Power’s ability to raise capital or pursue strategic restructuring, refinancing or other transactions. Delisting from NASDAQ could also have other negative results, including the potential loss of confidence by institutional investors.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This information statement, and the documents to which you are referred in this information statement, contain certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. These forward-looking statements include information relating future events, future financial performance, financial projections, strategies, expectations, competitive environment and regulation. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and may not be accurate indications of when such performance or results will be achieved. Forward-looking statements are based on information available when those statements are made or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Important factors that could cause such differences include, but are not limited to:

●	the occurrence of any event, change or other circumstances that could give rise to the termination of the Stock Purchase Agreement;

●	the failure to satisfy any condition to consummation of the Stock Purchase Agreement, including the financing condition;

●	an increase in the amount of costs, fees, expenses and other charges related to the Stock Purchase Agreement;

●	risks arising from the diversion of management’s attention from its ongoing business operations;

●	the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners pending the consummation of the Stock Purchase Agreement;

●	the outcome of any legal proceedings that may be instituted against the Company and/or others relating to the Stock Purchase Agreement and the transactions contemplated thereby;

●	the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which the Company operates, as detailed from time to time in the Company’s reports filed with the SEC;

●	risks associated with the Company’s ability to identify and realize business opportunities following the consummation of the Stock Purchase Agreement;

●	the risk that the Stock Purchase Agreement may not be completed in a timely manner or at all, which may adversely affect the Company’s business or the price of its common stock;

●	changes in the business or operating prospects of the Company, including the occurrence of an event, circumstance, occurrence, fact, condition, development, effect or change that constitutes a Material Adverse Effect;

●	the ability of the Company to maintain compliance with NASDAQ’s continued listing standards following the consummation of the Equity Transaction;

●	limitations placed on the Company’s ability to operate its business by the Stock Purchase Agreement;

●	the impact of the announcement of the Equity Transaction on the market price of the Company’s common stock; and

●	the amount of costs, fees and expenses associated with the Equity Transaction.

The forward-looking statements contained in this information statement and the documents to which you are referred in this information statement are based on assumptions that Pioneer Power’s management have made in light of their industry experience and their perceptions of historical trends, current conditions, expected future developments and other important factors Pioneer Power believes are appropriate under the circumstances. As you read and consider this information statement and the documents to which you are referred in this information statement, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond Pioneer Power’s control) and assumptions. Although Pioneer Power’s management believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many important factors such as those listed above that could affect the Company’s actual operating and financial performance and cause the Company’s performance to differ materially from the performance anticipated in the forward-looking statements.

Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, Pioneer Power’s actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, Pioneer Power undertakes no obligation to update any forward-looking statement contained in this information statement or the documents to which you are referred in this information statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New important factors that could cause Pioneer Power’s business not to develop as expected, emerge from time to time, and it is not possible to predict all of them.

THE EQUITY TRANSACTION

The following discussion provides material information about the proposed Equity Transaction. The discussion may not have all the information that is important to you, and it is qualified in its entirety by reference to the accompanying appendices, including the Stock Purchase Agreement that accompanies this information statement as Annex A. You are urged to carefully read this entire document, including the appendices, for a more complete understanding of the transaction.

The Parties to the Equity Transaction

Pioneer Power and Subsidiaries

Pioneer Power and its wholly owned subsidiaries manufacture, sell and service a broad range of specialty electrical transmission, distribution and on-site power generation equipment for applications in the utility, industrial, commercial and backup power markets. Pioneer Power is headquartered in Fort Lee, New Jersey and operates from eleven (11) additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales and administration.

The Company operates through two reportable segments: T&D Solutions and Critical Power. The Company’s T&D Solutions business provides equipment solutions that help customers effectively and efficiently manage their electrical power distribution systems to desired specifications through three major product offerings: liquid-filled transformers, dry-type transformers and switchgear (a finished assembly of devices that distribute, control and monitor the flow of electrical energy). The Company’s Critical Power business provides customers with sophisticated power generation equipment and an advanced data collection and monitoring platform, the combination of which is used to ensure smooth, uninterrupted power to operations during times of emergency.

Pioneer Power’s common stock is traded on the NASDAQ Capital Market under the symbol “PPSI.” The principal executive offices of Pioneer Power are located at 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024, and its telephone number is 212-867-0700. Pioneer Power’s website is www.pioneerpowersolutions.com. The information provided on or accessible through Pioneer Power’s website is not part of this information statement and is not incorporated in this information statement by this or any other reference to its website provided in this information statement.

Buyer

US Buyer and Canadian Buyer are each indirect subsidiaries of Mill Point and were formed for the sole purpose of completing the Equity Transaction with Pioneer Power. Neither the US Buyer nor the Canadian Buyer have engaged in any business to date, except for activities incidental to their incorporation and activities undertaken in connection with the Equity Transaction and other transactions contemplated by the Stock Purchase Agreement.

Mill Point is a middle-market private equity firm focused on control-oriented investments in the business services and industrial sectors. The firm works with executive partners to leverage its investment professionals’ experience, while providing strategic and operational guidance designed to drive long-term value creation in its portfolio companies.

The principal executive offices of each of US Buyer, Canadian Buyer and Mill Point are located at c/o Mill Point Capital LLC, 104 W 40th Street, 5th Floor, New York, New York 10018, and their telephone number is 212-416-5800. Mill Point’s website is www.millpoint.com. The information provided on or accessible through Mill Point’s website is not part of this information statement and is not incorporated in this information statement by this or any other reference to its website provided in this information statement.

Effects of the Equity Transaction

Overview

Pursuant to the terms of the Stock Purchase Agreement, at the closing, Pioneer Power agreed to sell, transfer, assign and convey (i) all of the issued and outstanding equity interests of Electrogroup to the Canadian Buyer and (ii) all of the issued and outstanding equity interests of Jefferson and JE Mexico to the US Buyer, for an aggregate base cash purchase price of $60.5 million, as well as the issuance by the Buyer of the Seller Note to Pioneer Power in the aggregate principal amount of $5.0 million, in each case subject to adjustment as described below. This transaction is referred to herein as the “Equity Transaction.”

If the Equity Transaction is completed, Pioneer Power would sell to the Buyer all of the assets and liabilities associated with its liquid-filled transformer and dry-type transformer manufacturing businesses within the Company’s T&D segment. However, Pioneer Power would retain its switchgear manufacturing business within the T&D segment, as well as all of the operations associated with its Critical Power segment. Following the consummation of the Equity Transaction, Pioneer Power plans to continue to operate its retained businesses in the ordinary course and has no current plans to liquidate any of its remaining assets. Notwithstanding the foregoing, Pioneer Power’s board of directors is continuously evaluating strategic alternatives for the Company’s business, and following the Equity Transaction, may consider a sale of all or a portion of the Company’s remaining assets or a business combination transaction with a third party.

The Equity Transaction will not alter the rights, privileges or nature of the issued and outstanding shares of Pioneer Power’s common stock. A stockholder who owns shares of Pioneer Power’s common stock immediately prior to the closing of the Equity Transaction will continue to hold the same number of shares immediately following the closing.

The Equity Transaction constitutes a sale of substantially all of Pioneer Power’s assets under the DGCL. Accordingly, under Section 271 of the DGCL, the approval of Pioneer Power’s board of directors and the approval by the holders of a majority of Pioneer Power’s outstanding common stock are required to approve and adopt the Stock Purchase Agreement and the Equity Transaction. Pioneer Power’s board of directors approved the Stock Purchase Agreement and the Equity Transaction on June 27, 2019, and the holders of approximately 54.7% of Pioneer Power’s outstanding common stock delivered a written consent approving the Stock Purchase Agreement and Equity Transaction on June 28, 2019. Accordingly, no further approvals under applicable law or the Stock Purchase Agreement are required to approve the Equity Transaction.

Pioneer Power, and not its stockholders, will receive the proceeds from the Equity Transaction. Pioneer Power’s board of directors has not made any definitive plans with respect to the use of proceeds from the Equity Transaction. If the Equity Transaction is consummated, Pioneer Power expects that it may use all or a portion of the proceeds from the transaction to, among other things: (i) repay outstanding indebtedness, (ii) reinvest into its remaining businesses, (iii) make one or more special dividends to its stockholders or (iv) pursue strategic acquisitions. The amounts and timing of Pioneer Power’s actual expenditures, however, will depend upon numerous factors, and Pioneer Power may find it necessary or advisable to use portions of the proceeds from the Equity Transaction for different or presently non-contemplated purposes.

Impact of Equity Transaction on SEC Reporting and NASDAQ Listing

Pioneer Power’s SEC reporting obligations as a public company will not be impacted as a result of the closing of the Equity Transaction and, following the completion of the Equity Transaction, Pioneer Power expects that its common stock will continue to be traded on NASDAQ. However, it is not possible to predict the trading price of Pioneer Power’s common stock following the closing of the Equity Transaction or the impact that the Equity Transaction may have on Pioneer Power’s remaining business.

In order to maintain the listing of Pioneer Power’s common stock on NASDAQ, Pioneer Power’s common stock must comply with certain continued listing requirements, including having:

●	at least two registered and active market makers, one of which may be a market maker entering a stabilizing bid;
●	a minimum bid price of at least $1.00 per share;
●	at least 300 total holders (including both beneficial holders and holders of record, but excluding any holder who is directly or indirectly an executive officer, director or the beneficial holder of more than 10% of the total shares outstanding); and

●	at least 500,000 publicly held shares with a market value of at least $1.0 million (excluding any shares held directly or indirectly by officers, directors or any person who is the beneficial owner of more than 10% of the total shares outstanding).

Pioneer Power must also meet at least one of the following continued listing standards:

●	stockholders’ equity of at least $2.5 million;
●	market value of Pioneer Power’s common stock of at least $35 million; or
●	net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the three most recently completed fiscal years.

Pioneer Power believes that it will continue to meet NASDAQ’s continued listing requirements following the completion of the Equity Transaction. No assurances, however, can be given that Pioneer Power will continue to satisfy these requirements as some of these requirements are outside of Pioneer Power’s direct control, such as the bid price of its common stock, the number of holders of its common stock and the value of its publicly held shares. If Pioneer Power is unable to meet these requirements, NASDAQ may take action to delist Pioneer Power’s common stock. In such a case, Pioneer Power may appeal NASDAQ’s determination to delist its common stock, but such appeal may not be successful.

Equity Transaction Consideration

Upon the terms and subject to the conditions of the Stock Purchase Agreement, on the closing date, the aggregate consideration to be paid to Pioneer Power by the Buyer will be a base cash amount equal to $60.5 million, as well as the issuance of the Seller Note in the aggregate principal amount of $5.0 million, in each case subject to adjustment as described below.

Pursuant to the Stock Purchase Agreement, no later than the second (2nd) business day prior to the closing, Pioneer Power is required to deliver to the Buyer a certificate setting forth Pioneer Power’s estimates of the following items which will be used in calculating the purchase price under the Stock Purchase Agreement: the balance sheet of Pioneer Power; the closing working capital of Pioneer Power; the transaction expenses of Pioneer Power and the Disposed Companies; and the closing cash of the Disposed Companies. The certificate will also set forth Pioneer Power’s calculation of the estimated purchase price to be paid at closing which is based on such estimated items and will be calculated as follows:

●	a base aggregate consideration amount of $65.5 million;

●	plus the amount, if any, by which the estimated closing working capital of the Disposed Companies exceeds the target working capital amount of the Disposed Companies;

●	minus the amount, if any, by which the target working capital amount of Disposed Companies exceeds the estimated closing working capital amount of the Disposed Companies;

●	minus the estimated outstanding closing indebtedness of Pioneer Power and the Disposed Companies required to be paid off at closing;

●	minus the estimated transaction expenses of Pioneer Power and the Disposed Companies;

●	minus the aggregate principal amount of the Seller Note;

●	minus $781,407 of costs associated with a post-closing amalgamation of Electrogroup with the Canadian Buyer;

●	plus the estimated closing cash of the Disposed Companies.

The amount so calculated at closing is referred to herein as the “closing date net purchase price.”

On the closing date, the Buyer shall (i) pay to Pioneer Power, by wire transfer of immediately available funds, cash in an aggregate amount equal to the closing date net purchase price, and (ii) issue the Seller Note to Pioneer Power in the aggregate principal amount of $5.0 million. The Stock Purchase Agreement does not require any of the consideration for the Equity Transaction to be held in escrow.

As soon as reasonably practical following the closing date, and in any event within ninety (90) days thereof, the Buyer will prepare and deliver to Pioneer Power (i) an unaudited consolidated balance sheet of the Disposed Companies as of immediately prior to the close of business on the closing date and (ii) a statement showing the Buyer’s calculation of the final net purchase price for the Equity Transaction, calculated in the same manner as the closing date net purchase price. The final net purchase price, as calculated by the Buyer, may be disputed by Pioneer Power in accordance with the terms of the Stock Purchase Agreement. The final net purchase price, as it becomes final and non-appealable in accordance with the terms of the Stock Purchase Agreement, is referred to herein as the “final net purchase price.”

The total amount of consideration received by Pioneer Power may be increased or decreased by the difference between the final net purchase price and the closing date net purchase price as follows:

●	if the final net purchase price is greater than the closing date net purchase price, the Buyer shall pay to Pioneer Power a cash amount equal to the excess of the final net purchase price over the closing date net purchase price; and

●	if the final net purchase price is less than the closing date net purchase price, then the Buyer shall set-off the amount of such difference on a dollar-for-dollar basis against any amounts due and payable to Pioneer Power under the Seller Note.

In addition, the total amount of consideration received by Pioneer Power may be reduced as a result of various indemnification obligations of Pioneer Power and the Disposed Companies under the Stock Purchase Agreement. Pursuant to the terms of the Stock Purchase Agreement, the Buyer is required to set-off any indemnifiable losses the Buyer suffers as a result of certain actions, omissions, or misrepresentations by Pioneer Power or the Disposed Companies against amounts owed to Pioneer Power under the Seller Note, and may only recover indemnifiable losses directly from Pioneer Power in certain limited circumstances.

Background of the Equity Transaction

As part of the ongoing evaluation of Pioneer Power’s business, its board of directors and senior management periodically review, consider and assess the Company’s operations, financial performance, prospects and industry conditions as they may affect the Company’s long-term strategic goals and plans, including the consideration of potential opportunities for business combinations, dispositions, acquisitions and other financial and strategic alternatives.

Background of Initial Sale Process

Beginning in mid-2016, Pioneer Power’s senior management, in light of the Company’s future prospects and a belief that the Company’s common stock was undervalued compared to its historical trading price and suffered from relatively low liquidity, began discussing potential strategic alternatives with the Company’s board of directors in an effort to maximize stockholder value. These potential strategic alternatives included a potential business combination transaction or sale of the entire business to a third-party. In order to assist with a review of potential strategic alternatives, Mr. Mazurek invited several financial advisors to make presentations to the Company’s management concerning how such advisors would assist the Company in connection with a strategic alternative and how those advisors would implement any alternative selected. Following these discussions and acting on the recommendation of senior management, the Company determined to engage Lincoln to assist the Company in exploring a possible sale of the Company’s entire business.

On August 12, 2016, following negotiations between the Company and representatives of Lincoln, including discussions with Haynes and Boone, LLP, the Company’s outside legal counsel (“Haynes and Boone”), Lincoln agreed to serve as financial advisor in connection with the proposed sale of the Company.

Through the remainder of 2016 and leading into May 2017, the Company and representatives of Lincoln worked together to identify potential buyers, and representatives of Lincoln assisted the Company with preparing materials to market the Company, including the preparation of a confidential information presentation. In addition, during that time, the Company engaged Traverse LLC to prepare a “quality of earnings” report to deliver to potential buyers during the sale process, which was first delivered to the Company in April 2017.

In May 2017, the Company authorized Lincoln to launch the sale process, and on May 26, 2017, representatives of Lincoln began reaching out to potential acquirers. As a result of this process, representatives of Lincoln met or spoke with a total of ninety-two (92) parties to evaluate their interest in a potential transaction, twenty-three (23) of which signed confidentiality agreements with Pioneer Power. In August 2017, Pioneer Power received approximately five (5) non-binding indications of interest and informal proposals for proposed acquisitions, some of which related to an offer to purchase the entire Company and some of which related to an offer to purchase only one segment of the Company’s business.

In August 2017, representatives of Lincoln discussed with the Company’s management the status of the sale process, including the indications of interest that were delivered. Representatives of Lincoln also discussed with management the feedback they had received from certain of the potential acquirers that had declined to submit indications of interest. Based on their discussions with potential acquirers, representatives of Lincoln explained to the Company’s management that the main reasons parties declined to submit indications of interest were, among other things, that many of the potential acquirers felt that the Company’s business, as a whole, was overly complicated in light of its size, that certain segments of Pioneer Power’s business were less profitable than others and that an acquisition of the entire Company would not be a strategic fit within their organizations. Accordingly, representatives of Lincoln advised that many parties indicated an interest in acquiring only certain of Pioneer Power’s business segments as opposed to its entire product portfolio. Representatives of Lincoln also noted that a number of parties remained open to a potential transaction and were continuing to evaluate the confidential information presentation. The Company’s management presented this information to the Company’s board of directors at a quarterly meeting of the board of directors held on August 10, 2017.

In the following weeks, the parties that had submitted non-binding indications of interest for proposed acquisitions were invited to attend management presentations and participate in discussions with the senior management of Pioneer Power. Following such presentations, each party that had submitted non-binding indications of interest notified Pioneer Power that it had determined not to pursue an acquisition of the Company due largely to the complexity of the Company’s business in light of its size, the fact that certain segments of the Company’s business were more profitable than others and the fact that an acquisition of the entire Company would not be a strategic fit within such parties’ organizations.

In late 2017, in light of the negative feedback that the Company received throughout the sale process, the Company’s management determined that a sale of the entire Company was unlikely at that time. As a result, throughout the remainder of 2017 and into 2018, the Company’s management began undertaking efforts to sell its switchgear manufacturing business as a standalone unit, which was believed to be the most complicated segment of the Company’s operations. The Company’s management believed that if it were able to sell its switchgear manufacturing unit, it would result in a business that was more attractive to potential acquirers and that was more likely to maximize stockholder value in a sale. The Company’s management also believed that pursuing a sale of the switchgear manufacturing unit would make it easier for management to separately pursue a sale of the Company’s transformer business units, which, based on feedback from the sale process, appeared to be the most attractive segments of the Company’s operations, and which were complementary and could be marketed as a single platform.

Background of Transformer Business Unit Sale Process

At a quarterly meeting of Pioneer Power’s board of directors held on March 8, 2018, Mr. Mazurek provided an update to the board of directors on management’s efforts related to the marketing of the switchgear manufacturing business. Mr. Mazurek also led the board through a discussion of the feedback received during the sale process for the entire Company that took place in 2016 and 2017, including feedback received from certain parties that felt the business as a whole was overly complex and that an acquisition of only certain segments, such as the dry-type transformer manufacturing business, was a more attractive transaction opportunity. Accordingly, Mr. Mazurek asked the board of directors to consider a potential sale of one or both of the Company’s transformer business units. Mr. Mazurek also notified the board of directors that Traverse LLC had been engaged by the Company in February 2018 to prepare an updated quality of earnings report with respect to the transformer business units.

During the meeting, Pioneer Power’s board of directors considered the “pros” and “cons” of exploring a sale of its transformer business units, including the alternatives of a sale of the entire Company and continuing to operate the transformer business units in the ordinary course. The Company’s board of directors discussed the potential benefits to the Company’s stockholders of a sale of the transformer business units, including receiving immediate liquidity that could be used to repay the Company’s outstanding debt, reinvested in the Company’s remaining businesses or returned to stockholders. They also considered the possible disruption to the Company’s business that could result from another exploratory process and the resulting distraction of the attention of Company management and employees. The Company’s board of directors also considered the business trajectory of the transformer business units in light of their customer base and market penetration. In addition, the board of directors considered the impact that a sale of the transformer business units would have on the Company’s other strategic initiatives.

At the conclusion of these discussions, the Company’s board of directors determined that it was in the best interests of the Company and its stockholders to explore and prepare for a possible sale of the transformer business units separate from a disposition of the switchgear manufacturing business.

After extensive due diligence and negotiations between the parties, on May 2, 2018, Pioneer Power and to CleanSpark, Inc. (“CleanSpark”) entered into an asset purchase agreement to sell the switchgear manufacturing business to CleanSpark for consideration consisting of shares of CleanSpark’s common stock, warrants to purchase shares of CleanSpark’s common stock, a promissory note and an equipment lease. After several delays to the closing of the transaction, the Company determined not to sell its switchgear business to CleanSpark, and the asset purchase agreement was terminated. On January 22, 2019, the Company entered into an agreement and plan of merger with CleanSpark, pursuant to which Pioneer Critical Power, Inc., a wholly owned subsidiary of Pioneer Power, was merged into a subsidiary of CleanSpark and Pioneer Power retained the switchgear business.

In May 2018, Traverse LLC delivered its updated quality of earnings report.

On August 9, 2018, the board of directors of Pioneer Power held a quarterly meeting, at which the board of directors determined to authorize the Company’s senior management to formally proceed with a marketing effort for the transformer business units beginning in the third quarter of 2018. Acting on the recommendation of the Company’s management, the board of directors authorized the Company to engage Lincoln to serve as financial advisor in connection with the proposed sale due to familiarity with the Company’s business and industry and its experience advising companies considering similar transactions.

On September 12, 2018, the Company and Lincoln signed an amendment to their engagement letter in order to amend the scope of the engagement letter to contemplate Lincoln’s assistance as financial advisor in a sale of the transformer business units. In the weeks that followed, representatives of Lincoln worked with the senior management of Pioneer Power to refine their understanding of the transformer business units and prepare a confidential information presentation. Representatives of Lincoln also discussed with the senior management of Pioneer Power preliminary information regarding precedent transactions, market forecasts and financing market conditions.

Between August and early October 2018, the Company’s senior management and representatives of Lincoln continued to discuss the process of a sale of the transformer business units, potential buyers and other process and procedure considerations, as well as refine the confidential information presentation concerning the Company’s transformer business units. In addition, representatives of Lincoln assisted the Company’s senior management with preparing a management presentation to be delivered to potential bidders following the submission of an indication of interest.

On October 9, 2018, at the Company’s direction, representatives of Lincoln began approaching third parties to evaluate their interest in a potential acquisition of the Company’s transformer business units.

On November 7, 2018, with the assistance of representatives of Lincoln, Mr. Mazurek held a meeting with third party regarding a potential acquisition of the Company. However, shortly following the meeting, the third-party informed Pioneer Power that it would not be pursuing the proposed acquisition.

In December 2018, representatives of Lincoln discussed with the Company’s senior management the initial results of its marketing efforts. Representatives of Lincoln explained that, between October 9, 2018 and December 2018, they reached out to a total of two hundred seventy-two (272) potential acquirers, one hundred two (102) of which signed confidentiality agreements with Pioneer Power. All of the parties that signed confidentiality agreements were provided with the confidential information presentation and Traverse LLC’s quality of earnings report.

Lincoln’s representatives went on to state that seven (7) parties, including Mill Point, had submitted preliminary, non-binding indications of interest for a potential acquisition, with three (3) indications of interest related to an acquisition of both of the Company’s transformer business units and four (4) indications of interest related solely to an acquisition of one of the Company’s transformer business units.

Pioneer Power’s management discussed with representatives of Lincoln the proposals that were received from potential buyers, including the various interest levels of the potential buyers, the transaction value drivers and considerations expressed by potential buyers, and suggested a plan for continuing with potential buyers. After the Company’s management presented this information to the Company’s board of directors, the board of directors determined to proceed exploring a potential sale of the transformer business units with the parties that were considered to have the greatest interest in pursuing a transaction.

Between January 24, 2019 and February 5, 2019, four (4) parties, including Mill Point, and, in certain cases, potential lenders to such parties, attended management presentations at which Pioneer Power’s management, including, among others, Messrs. Mazurek and Klink, gave presentations concerning the Company’s operations, including an overview of the Company’s transformer business units, their customers, industry trends and financial results. The Company’s management also responded to questions from these parties concerning elements of the Company’s business and the proposed transaction.

On February 17, 2019, the Company provided electronic data room access to the parties that attended the management presentations, including Mill Point, and each party conducted its due diligence review of the Company.

In the weeks that followed the management presentations, Pioneer Power’s management met and had follow up discussions regarding the proposed transaction. As a result of these discussions, the Company received final offers from two parties, one of which was submitted by a third party solely to acquire the Company’s dry-type transformer manufacturing business and the other was submitted by Mill Point to acquire both of the Company’s transformer business units.

On March 12, 2019, Mill Point submitted a written offer to acquire the transformer business units for a cash purchase price of $65.0 million, calculated on a cash-free, debt-free basis and assuming that the transformer business units would achieve a certain level of annual EBITDA.

In mid-March 2019, Mr. Mazurek and representatives of Mill Point met to discuss Mill Point’s updated indication of interest, and Mr. Mazurek expressed his belief that the purchase price for the transformer business units should be higher due to his expectations that the annual EBITDA of the transformer business units would exceed the levels assumed in Mill Point’s updated proposal.

On March 20, 2019, under the assumption that an updated quality of earnings report would support the higher annual EBITDA figures expected by Mr. Mazurek, Mill Point submitted a further revised indication of interest to Pioneer Power and representatives of Lincoln to acquire the transformer business units for a cash purchase price of $70.5 million.

During the following week, the third party that delivered the offer to purchase the Company’s dry-type transformer manufacturing business delivered an updated offer and representatives of Lincoln participated in follow up discussions with the third party related to such offer.

On March 27, 2019, Mill Point engaged RSM US LLP to prepare an updated quality of earnings report for the transformer business units.

On March 28, 2019, a quarterly meeting of Pioneer Power’s board of directors was held. At the meeting, Mr. Mazurek presented an update to the board of directors on the status of the sale process of the transformer business units. Mr. Mazurek described the efforts of the marketing process, the number of potential bidders contacted and those that entered into confidentiality agreements, the results of management presentations, his ongoing negotiation efforts and the two outstanding bids that senior management was pursuing with the assistance of representatives of Lincoln: Mill Point’s proposal to acquire the transformer business units and an offer by a third party to acquire only the dry-type transformer business unit. Pioneer Power’s board of directors discussed the different proposals in detail, including proposed timelines for the transactions, approvals required, due diligence matters, financing considerations and exclusivity requirements. After a detailed discussion, the board of directors determined that Mill Point’s bid to acquire both of the transformer business units offered a better chance of maximizing value for Pioneer Power’s stockholders compared to the third party’s bid to only acquire the dry-type transformer business unit because (i) an acquisition of only the dry-type transfer business would require the Company to remain in the liquid-type transformer business and initiate a separate sale process to sell the liquid-type transformer business as a standalone unit and (ii) the third party had a limited transaction history, which created uncertainty regarding the third party’s ability to complete the proposed transaction. As a result, the board of directors determined that, due to Mill Point’s extensive transaction history, financing sources and acquisition experience, it was in the best position to complete the proposed transaction on a mutually-agreeable timeline. As a result, the board of directors determined to prioritize the Mill Point bid.

In the following weeks, Mill Point and RSM US LLP worked to prepare an updated quality of earnings report. Mr. Mazurek also began working with Haynes and Boone to evaluate potential structures for the transaction, including identifying the advantages and disadvantages of, among other things, conducting the transaction as a merger, stock sale or asset sale. Following these discussions, Pioneer Power concluded that a stock sale would be the most effective structure to accomplish its goals.

Beginning in April 2019 until early May 2019, representatives of Lincoln continued to work with the third-party bidder on due diligence items.

On April 5, 2019, Haynes and Boone distributed a first draft of the Stock Purchase Agreement to Mill Point and its legal counsel, Becker Legal Group LLC (“BLG”).

On April 25, 2019, RSM US LLP completed and delivered its quality of earnings report. The quality of earnings report indicated that the transformer business units had an annual EBITDA value that was less than the values assumed for purposes of Mill Point’s March 12 and March 20 bids and that certain cost-saving initiatives launched by management would be slower to manifest positive results than had previously been anticipated.

On April 26, 2019, based on the updated quality of earnings report, Mill Point delivered a revised bid. Mill Point’s revised bid proposed that Mill Point would acquire the transformer business units for an aggregate of $80.0 million, consisting of (i) $55.0 million of cash paid at closing, (ii) $10.0 million in the form of a non-contingent seller note and (iii) a $15.0 million earnout that was substantially dependent upon the post-closing growth of the Company, which would be based on a new management team.

Between April 26, 2019 and May 6, 2019, Pioneer Power’s senior management and representatives of Lincoln had periodic telephone calls with Mill Point to discuss RSM US LLP’s quality of earnings report and the revised bid received from Mill Point, during which Mr. Mazurek expressed his concerns with the earnout included in the revised bid and suggested removal of the earnout in exchange for an increase in the amount of cash paid at closing.

On May 6, 2019, Mill Point delivered a letter of intent to Pioneer Power and representatives of Lincoln. The letter of intent provided for an aggregate purchase price of $66.0 million, $62.5 million of which would be paid in cash at closing and $3.5 million of which would be in the form of a seller note. The letter of intent also contemplated that the acquisition of the transformer business units would be structured as a stock purchase transaction that would close in early June 2019 and that the parties would enter into a limited exclusivity agreement.

On May 6, 2019, Pioneer Power and Mill Point executed the letter of intent for the purchase of the transformer business units and Mill Point and BLG delivered a transaction issues list to Pioneer Power and Haynes and Boone. In connection with the letter of intent, on May 8, 2019, Pioneer Power and Mill Point also entered into an exclusivity agreement providing for a twenty-one (21) day exclusivity period.

On May 13, 2019, a quarterly meeting of Pioneer Power’s board of directors was held. At the meeting, Mr. Mazurek provided the board of directors with a proposed timeline for the sale of transformer business units to Mill Point, including the timing of due diligence and necessary stockholder approvals in connection with the transaction. Mr. Mazurek also discussed the need to obtain a fairness opinion with respect to the transaction, and the board of directors discussed potential candidates to render a fairness opinion. Following such discussions, Yossi Cohn, a member of Pioneer Power’s board of directors, met with, and reviewed proposals from, several financial advisors to render fairness opinions in connection with the sale.

On May 24, 2019, after considering proposals from several financial advisors, the Company engaged Lincoln to render an opinion with respect to the consideration to be received in the transaction.

On May 17, 2019, BLG and Mill Point provided comments to the draft Stock Purchase Agreement to Pioneer Power and Haynes and Boone.

On May 20, 2019, Pioneer Power, BLG, Mill Point and Haynes and Boone met at Haynes and Boone’s New York office to negotiate the terms of the Stock Purchase Agreement. Representatives of Lincoln also attended the meeting to assist Pioneer Power in its negotiations. Mr. Mazurek, as the sole representative of Pioneer Power at the meeting, led the discussion of key terms on behalf of Pioneer Power, and certain of the negotiation items discussed were matters related to the survival of representations and warranties, net working capital, the indemnity obligations of Pioneer Power, and the scope of the representations and warranties of the parties.

On May 21, 2019, Pioneer Power and Mill Point entered into an agreement to extend the exclusivity period under the exclusivity agreement from May 29, 2019 to June 14, 2019.

On May 23, 2019, Haynes and Boone distributed a revised draft of the Stock Purchase Agreement to Mill Point and BLG.

On May 30, 2019, Pioneer Power, BLG, Mill Point and Haynes and Boone met at Haynes and Boone’s New York office to negotiate the terms of the Stock Purchase Agreement. Representatives of Lincoln also attended the meeting telephonically to assist Pioneer Power in its negotiations. Mr. Mazurek again, as the sole representative of Pioneer Power at the meeting, led the discussion of the negotiations on behalf of Pioneer Power, which, among other things, included matters related to net working capital, escrow accounts, the indemnity obligations of Pioneer Power, and termination related provisions. At the meeting, Pioneer Power and Mill Point entered into an agreement to extend the exclusivity period under the exclusivity agreement from May 29, 2019 to June 14, 2019.

On June 11, 2019, BLG and Mill Point provided comments to the draft Stock Purchase Agreement to Pioneer Power and Haynes and Boone. In the following weeks, Pioneer Power, led by Mr. Mazurek, and Mill Point continued to negotiate the terms of the Stock Purchase Agreement. Among the key terms discussed were matters related to the financing of the transaction, termination rights of the parties, the scope of the representations and warranties of the parties, the restrictions on the Disposed Companies’ business in the period between signing the Stock Purchase Agreement and closing and the definition of material adverse effect in the Stock Purchase Agreement. During this period, BLG and Haynes and Boone also exchanged drafts of the form of Voting Agreement.

In mid-June 2019, Pioneer Power and Mill Point met to discuss outstanding due diligence issues in addition to outstanding purchase agreement items. Representatives of Lincoln also attended the meeting to assist Pioneer Power. As a result of these discussions, Mill Point and Mr. Mazurek, on behalf of Pioneer Power, agreed to reduce the amount of the cash consideration in the transaction from $62.5 million to $60.5 million and increase the amount of the seller note from $3.5 million to $5.0 million. The total amount of consideration to be paid in the transaction was accordingly reduced to $65.5 million. Pioneer Power received a $500,000 deductible on certain indemnifiable claims as consideration for this reduction in purchase price.

Over the following week, Haynes and Boone and BLG continued to work to finalize the terms of the Stock Purchase Agreement and the form of Voting Agreement. On June 20, 2019, Haynes and Boone provided BLG with an initial copy of Pioneer Power’s disclosure schedules and, on June 21, 2019, BLG provided Haynes and Boone with an initial draft of the form of Seller Note.

Between June 24, 2019 and June 27, 2019, the parties continued to negotiate and finalize the terms of the Stock Purchase Agreement, its related disclosure schedules, the form of Voting Agreement and the form of Seller Note.

On June 25, 2019, Pioneer Power’s board of directors convened to consider the terms of the draft Stock Purchase Agreement. Representatives from Lincoln and Haynes and Boone also attended the meeting in person or by telephone. At the request of the board of directors, Lincoln summarized the status of discussions with other potential buyers and discussed its preliminary financial analyses with respect to the consideration to be received by the Company in the proposed transaction with Mill Point. The board of directors, with the assistance of Lincoln, reviewed the status of discussions with other potential buyers and concluded that there were no acquirors for the transformer business units at the price level indicated by Mill Point and that offered the degree of deal certainty offered by Mill Point. The board of directors discussed the significant risk of losing the opportunity with Mill Point in the event of any delay. Haynes and Boone representatives then reviewed the status of the negotiations and the terms of the Stock Purchase Agreement and reviewed with the Board their fiduciary duties under Delaware law in the context of the transaction being considered. Following discussion and questions from the board of directors, Haynes and Boone reviewed the proposed board resolutions proposed to be adopted in connection with the transaction. At such time, the board of directors elected not to take any action until the completion of all negotiations of the transaction documents.

On the afternoon of June 27, 2017, the board of directors convened a meeting at which all of the members of the board of directors were in attendance. At the request of the board of directors, representatives of each of the Company’s legal and financial advisors were also in attendance in person or by telephone. Haynes and Boone updated the board of directors on the course of final negotiations relating to the Stock Purchase Agreement and all related agreements, and representatives of Lincoln, at the request of the board of directors, then presented Lincoln’s financial analyses of the consideration to be received by the Company in the proposed transaction. Thereafter, at the request of the board of directors, representatives of Lincoln orally rendered Lincoln’s opinion to the board of directors (which was subsequently confirmed in writing by delivery of Lincoln’s written opinion addressed to the board of directors dated June 27, 2019), as to, as of such date, the fairness, from a financial point of view, of the consideration to be received by the Company in the transaction pursuant to the Stock Purchase Agreement. Representatives of Lincoln and Haynes and Boone responded to questions from the board of directors and following further discussion among the members of the board of directors, the board of directors unanimously determined that it was advisable, fair to and in the best of interests of the Company and its stockholders to enter into the Stock Purchase Agreement and to consummate the transactions contemplated thereby. The board of directors then unanimously (i) approved and authorized the consummation of the Equity Transaction and the execution and delivery of, the Stock Purchase Agreement in the form presented to the board of directors, and any additional documents, agreements, exhibits, consents and other instruments, contemplated by the Stock Purchase Agreement or necessary in connection with the consummation of the transactions contemplated by the Stock Purchase Agreement (collectively, the “Transaction Documents”) and (ii) recommended that the Company’s stockholders adopt and approve the Equity Transaction and the Transaction Documents. After the approval, the meeting adjourned.

At the direction of the board of directors, the Stock Purchase Agreement was executed on June 28, 2019, and immediately thereafter the controlling stockholders delivered the written consent approving and adopting the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Equity Transaction. In addition, on the morning of July 1, 2019, the parties issued a joint press release announcing the execution of the Stock Purchase Agreement.

Pioneer Power’s Reasons for the Equity Transaction

As described above, on June 27, 2019, Pioneer Power’s board of directors unanimously declared the Stock Purchase Agreement advisable and recommended approval and adoption of the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Equity Transaction, by Pioneer Power’s stockholders. In reaching its decision, Pioneer Power’s board of directors consulted with Pioneer Power’s management, as well as its outside advisors, and considered a number of factors, including that:

●	the Stock Purchase Agreement provides for an attractive purchase price that will be paid in cash and the Buyer has delivered evidence to Pioneer Power that the Buyer has sufficient financing commitments to pay the cash purchase price contemplated by the Stock Purchase Agreement;

●	the Equity Transaction is the result of an active, lengthy and thorough evaluation of strategic alternatives in which Pioneer Power had contact with other potential buyers and companies intimately familiar with its industry to assess potential interest;

●	the board of directors believed the Equity Transaction is more favorable to the Pioneer Power’s stockholders than the potential value that might result from Pioneer Power’s other strategic alternatives (including the alternative of retaining the Disposed Companies), based on:

o	the current and prospective environment in which Pioneer Power operates, the current competitive environment within the industry, Pioneer Power’s overall strategic position, and the challenges attendant to improving Pioneer Power’s financial performance in order to maximize stockholder value and the likely effect of these factors on the sustainability of the Disposed Companies;

o	the risks associated with the Pioneer Power’s strategy and execution plans, including the risk that the board of directors believed that it would be unlikely to find a buyer willing to pay more for the Disposed Companies than the Buyer or a more favorable transaction than the Equity Transaction;

o	Pioneer Power’s ability to repay its outstanding indebtedness due under its existing credit agreements in the first quarter of 2020 or to refinance or renew such credit agreements at or prior to their maturity date, as well as the likelihood that, without effecting the Equity Transaction, Pioneer Power may be unable to maintain compliance with the covenants in its credit agreements, which could result in an event of default allowing the lenders under such credit agreements to foreclose on Pioneer Power’s assets;

●	the consideration Pioneer Power receives in the Equity Transaction would provide Pioneer Power with substantial capital resources immediately upon the closing of the transaction in comparison to the risks and uncertainty that would be inherent in continuing to operate and executing Pioneer Power’s business plan;

●	the transaction would provide immediate value to Pioneer Power and its stockholders compared to the risks and uncertainties that would be inherent in continuing to operate the business of the Disposed Companies in light of the limited liquidity and historical value of the Company’s common stock;

●	the Stock Purchase Agreement provides for a reverse termination fee payable to Pioneer Power in certain limited circumstances, including, subject to certain conditions, a termination of the Stock Purchase Agreement due to the Buyer’s failure to obtain adequate financing to consummate the Equity Transaction;

●	the controlling stockholders of Pioneer Power, who hold approximately 54.7% of Pioneer Power’s outstanding common stock, are supportive of the Equity Transaction;

●	the board of directors received an opinion of Lincoln, as of the date of the opinion and based upon and subject to the various assumptions made, procedures followed, matters considered, limitations of the review undertaken, qualifications contained and other matters set forth therein, as to the fairness, from a financial point of view, to Pioneer Power of the Base Purchase Price to be received by Pioneer Power in the Equity Transaction pursuant to the Stock Purchase Agreement (see “The Equity Transaction — Opinion of Pioneer Power’s Financial Advisor” beginning on page 32);

●	the Equity Transaction would likely be completed in a timely manner;

●	the experience and reputation of Mill Point;

●	Pioneer Power’s stockholders would continue to own stock in the company and potentially benefit from future earnings; and

●	the terms of the Stock Purchase Agreement were negotiated at arms-length and believed to be fair to the Company and its stockholders.

Pioneer Power’s board of directors also considered and discussed a number of risks, uncertainties and other countervailing factors in its deliberations relating to entering into the Stock Purchase Agreement and the transactions contemplated thereby, including that:

●	while Pioneer Power will continue to exercise control and supervision over its operations prior to closing, the Stock Purchase Agreement prohibits Pioneer Power from taking a number of actions relating to the conduct of its business prior to the closing without the Buyer’s consent, which may delay or prevent Pioneer Power from undertaking business opportunities that may arise during the pendency of the Equity Transaction, whether or not the Equity Transaction is completed;

●	the Stock Purchase Agreement places certain conditions on Pioneer Power’s ability to solicit or respond to Acquisition Proposals, as described under “The Stock Purchase Agreement — Covenants and Agreements — Covenants and Agreements of Pioneer Power and the Disposed Companies — Acquisition Proposals” beginning on page 47;

●	there is no assurance that all conditions to the parties’ obligations to complete the Equity Transaction will be satisfied or waived, and as a result, it is possible that the Equity Transaction could be delayed or might not be completed;

●	if the Equity Transaction does not close, Pioneer Power will be exposed to certain risks, including risks related to the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships; and

●	the risk of disruption to Pioneer Power’s business and customer reaction as a result of the public announcement of the Equity Transaction.

In addition, Pioneer Power’s board of directors believes that it was aware of, and considered, the interests its directors and named executive officers may have with respect to the transaction that differ from, or are in addition to, their interests as stockholders of Pioneer Power generally, as described in “The Equity Transaction — Interests of Certain of Pioneer Power’s Directors and Executive Officers in the Equity Transaction.”

The foregoing discussion of the factors considered by Pioneer Power’s board of directors is not intended to be exhaustive, but, rather, includes the material factors considered by Pioneer Power’s board of directors. In reaching its decision to approve and adopt the Stock Purchase Agreement and the other transactions contemplated by the Stock Purchase Agreement, Pioneer Power’s board of directors did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. Pioneer Power’s board of directors considered all these factors as a whole, including discussions with Pioneer Power’s management and advisors.

After considering these factors, Pioneer Power’s board of directors concluded that the positive factors relating to the Stock Purchase Agreement and the Equity Transaction outweighed the potential negative factors, and determined that the Equity Transaction is advisable, fair to and in the best interests of Pioneer Power and its stockholders, and recommend that Pioneer Power’s stockholders approve the Stock Purchase Agreement and the Equity Transaction.

THE CONTROLLING STOCKHOLDERS DELIVERED A WRITTEN CONSENT APPROVING THE STOCK PURCHASE AGREEMENT AND THE EQUITY TRANSACTION ON JUNE 28, 2019. CONSEQUENTLY, NO FURTHER ACTION BY ANY STOCKHOLDER OF PIONEER POWER IS REQUIRED UNDER APPLICABLE LAW OR THE STOCK PURCHASE AGREEMENT (OR OTHERWISE) TO APPROVE AND ADOPT THE STOCK PURCHASE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE EQUITY TRANSACTION, AND THE COMPANY WILL NOT BE SOLICITING YOUR VOTE FOR ADOPTION AND APPROVAL OF THE STOCK PURCHASE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE EQUITY TRANSACTION, AND WILL NOT CALL A STOCKHOLDERS MEETING FOR PURPOSES OF VOTING ON THE ADOPTION AND APPROVAL OF THE STOCK PURCHASE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE EQUITY TRANSACTION.

Required Approvals for the Equity Transaction

Under Section 271 of the DGCL, the approval of Pioneer Power’s board of directors and the approval by the holders of a majority of Pioneer Power’s outstanding common stock are required to approve and adopt the Stock Purchase Agreement and the Equity Transaction. Pioneer Power’s board of directors approved the Stock Purchase Agreement and the Equity Transaction on June 27, 2019.

Under Section 228(e) of the DGCL and Pioneer Power’s organizational documents, the approval of Pioneer Power’s stockholders may be provided by written consent. On June 28, 2019, the controlling stockholders, who collectively owned on such date, approximately 54.7% of Pioneer Power’s outstanding shares of common stock, delivered a written consent adopting and approving the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Equity Transaction. The written consent constituted an adoption and approval of the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Equity Transaction , by the holders of the requisite number of shares of Pioneer Power’s common stock in accordance with Section 271 of the DGCL. Accordingly, the Equity Transaction can occur without the vote of any of Pioneer Power’s other stockholders, and there will not be a meeting of Pioneer Power’s stockholders at which you will be asked to vote on the adoption and approval of the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Equity Transaction.

Federal securities laws state that the Equity Transaction may not be completed until twenty (20) days after the date of mailing this information statement to Pioneer Power’s stockholders. Therefore, notwithstanding the execution and delivery of the written consent, the Equity Transaction will not occur until that time has elapsed. Pioneer Power expects the Equity Transaction to close as soon as possible after the end of this twenty (20) day period, which will end on                          , 2019, subject to the satisfaction or waiver of the conditions to the closing of the Equity Transaction set forth in the Stock Purchase Agreement. However, there can be no assurance that the Equity Transaction will close at that time, or at all.

Record Date; Written Consent Approving Equity Transaction

On June 28, 2019, the record date for determining stockholders entitled to act by written consent with respect to the adoption and approval of the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Equity Transaction, there were 8,726,045 shares of Pioneer Power common stock outstanding. Each share of Pioneer Power common stock issued and outstanding is entitled to one vote.

As of June 28, 2019, the Company received the written consent adopting and approving the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Equity Transaction, executed by the holders of approximately 54.7% of Pioneer Power’s outstanding shares of common stock as of the record date, which such amount was in excess of the requisite number of shares of common stock required to approve such matters in accordance with Section 271 of the DGCL.

You may be receiving this information statement because you owned shares of Pioneer Power common stock on the record date.

Forecasts

Pioneer Power does not as a matter of course publicly disclose long-term forecasts or internal projections as to future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with the board of director’s exploration of strategic alternatives, Pioneer Power’s management prepared unaudited prospective financial information on a stand-alone, pre-Equity Transaction basis. Pioneer Power is electing to provide the unaudited prospective financial information in this information statement to provide the stockholders of Pioneer Power access to certain non-public unaudited prospective financial information that was made available to Buyer’s or to Pioneer Power’s financial advisor in connection with the Equity Transaction. The unaudited prospective financial information was not prepared with a view toward public disclosure and the inclusion of this information should not be regarded as an indication that Pioneer Power or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results. Neither Pioneer Power nor any of its affiliates assumes any responsibility for the accuracy of this information. Readers of this information statement are cautioned not to place undue reliance on the unaudited prospective financial information. No one has made or makes any representation to any stockholder of Pioneer Power regarding the information included in the unaudited prospective financial information or the ultimate performance of the Company compared to the information included in the unaudited prospective financial information.

The unaudited prospective financial information was not prepared with a view toward complying with Generally Accepted Accounting Principles (“GAAP”), the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants with respect to the preparation or presentation of prospective financial information. Certain of the unaudited prospective financial information presents financial metrics that were not prepared in accordance with GAAP, including EBITDA. EBITDA is defined as earnings before interest expense, income taxes, depreciation and amortization. Pioneer Power has not prepared, and neither Pioneer Power’s board of directors nor Pioneer Power’s financial advisor has considered, a reconciliation of EBITDA to the nearest applicable GAAP financial measure.

There can be no assurance that the assumptions made in preparing such information will prove accurate or that the projected results reflected therein will be realized. Neither Pioneer Power’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the unaudited prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for the unaudited prospective financial information and disclaim any association with, the prospective financial information. Furthermore, the unaudited prospective financial information does not take into account any circumstance or event occurring after the date it was prepared or which may occur in the future, and, in particular, does not take into account any revised prospects of Pioneer Power’s business, changes in general business, regulatory or economic conditions, competition or any other transaction or event that has occurred since the date on which such information was prepared or which may occur in the future.

While presented with numeric specificity, the unaudited prospective financial information reflects numerous estimates and assumptions made by Pioneer Power’s management with respect to industry performance and competition, general business, economic, market and financial conditions and matters specific to Pioneer Power’s business, all of which are difficult to predict and many of which are beyond Pioneer Power’s control. As a result, the unaudited prospective financial information reflects numerous assumptions and estimates as to future events and there can be no assurance that these assumptions will accurately reflect future conditions, that the unaudited prospective financial information will be realized or that actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year.

Dry-Type Transformer Business Forecasts:

	Projected Year Ended December 31,
(all amounts are presented in U.S. Dollars)	2019	2020	2021	2022
Income Statement Data:
Net sales	$49,544,829	$54,499,311	$59,949,243	$65,944,167
Cost and expenses	44,984,988	48,686,493	53,116,478	57,980,861
Operating income	4,559,840	5,812,817	6,832,764	7,963,305
Net income (loss)	$3,039,248	$4,300,704	$5,320,650	$6,451,191
Other Financial Data:
EBITDA(1)	$5,433,840	$6,686,818	$7,706,764	$8,837,305

(1)	For purposes of these forecasts, EBITDA does not include standalone corporate overhead expenses, which are comprised of costs associated with changes in compensation, employee benefits, audit and tax preparation fees and bank charges.

Liquid-Type Transformer Business Forecasts:

	Projected Year Ended December 31,
(all amounts are presented in Canadian Dollars)	2019		2020		2021		2022
Income Statement Data:
Net sales	C$	48,000,000	C$	49,000,000	C$	50,000,000	C$	51,000,000
Cost of sales		41,722,487		42,435,001		39,618,914		43,877,501
Operating income		6,277,513		6,564,999		6,846,249		7,122,499
Net income (loss)	C$	5,413,619	C$	5,701,105	C$	5,982,355	C$	6,258,605
Other Financial Data:
EBITDA(1)	C$	6,419,661	C$	6,714,254	C$	7,002,967	C$	7,287,053

(1)	For purposes of these forecasts, EBITDA does not include standalone corporate overhead expenses, which are comprised of costs associated with changes in compensation, employee benefits, audit and tax preparation fees and bank charges.

The unaudited prospective financial information includes forward-looking statements and is based on estimates and assumptions that are inherently subject to factors such as industry performance, competition, general business, economic, regulatory, market and financial conditions, as well as changes to the business, financial condition or results of operations of the Company, including the factors described under “Cautionary Statement Concerning Forward-Looking Statements” beginning on page 16 and other risk factors as disclosed in Pioneer Power’s filings with the SEC that could cause actual results to differ materially from those shown below. Stockholders are urged to review Pioneer Power’s most recent SEC filings for a description of risk factors with respect to the Company’s business. See “Where You Can Find More Information” beginning on page 69. The unaudited prospective financial information does not take into account any of the transactions contemplated by the Stock Purchase Agreement, including the Equity Transaction, which might cause actual results to differ materially.

Pioneer Power’s stockholders are urged to review Pioneer Power’s most recent SEC filings for a description of Pioneer Power’s reported results of operations, financial condition and capital resources as of, and for the fiscal year and quarter ended December 31, 2018 and March 31, 2019, respectively. See “Where You Can Find More Information” beginning on page 69.

For the foregoing reasons, as well as the bases and assumptions on which the unaudited prospective financial information was compiled, the inclusion of Pioneer Power’s unaudited prospective financial information in this information statement should not be regarded as an indication that such information will be predictive of future results or events nor construed as financial guidance, and it should not be relied on as such or for any other purpose whatsoever.

PIONEER POWER HAS NOT UPDATED AND DOES NOT INTEND TO UPDATE OR OTHERWISE REVISE THE PROSPECTIVE FINANCIAL INFORMATION SET FORTH ABOVE, INCLUDING, WITHOUT LIMITATION, TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE SUCH INFORMATION WAS PREPARED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, WHICH MAY INCLUDE, WITHOUT LIMITATION, CHANGES IN GENERAL ECONOMIC, REGULATORY OR INDUSTRY CONDITIONS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE PROSPECTIVE FINANCIAL INFORMATION ARE NO LONGER APPROPRIATE.

Opinion of Pioneer Power’s Financial Advisor

Lincoln orally rendered its opinion to Pioneer Power’s board of directors, subsequently confirmed in writing, by delivery of Lincoln’s written opinion addressed to Pioneer Power’s board of directors, dated June 27, 2019, based upon and subject to the qualifications, procedures, limitations and assumptions set forth therein, as to the fairness, from a financial point of view, to Pioneer Power, of the Base Purchase Price (as defined in the Stock Purchase Agreement) to be received by Pioneer Power in the Equity Transaction pursuant to the Stock Purchase Agreement.

Lincoln’s opinion was directed to Pioneer Power’s board of directors (in its capacity as such) and only addressed the fairness, from a financial point of view, to Pioneer Power of the Base Purchase Price to be received by Pioneer Power in the Equity Transaction pursuant to the Stock Purchase Agreement and did not address any other aspect or implication of the Equity Transaction, any related transaction or any other agreement, arrangement or understanding entered into in connection therewith or otherwise. The summary of Lincoln’s opinion in this information statement is qualified in its entirety by reference to the full text of its written opinion, which is attached as Annex D to this information statement and describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Lincoln in connection with the preparation of its opinion. However, neither Lincoln’s opinion, nor the summary of its opinion and the related analyses set forth in this information statement are intended to be, and do not constitute, advice or a recommendation to Pioneer Power’s board of directors, any security holder of Pioneer Power or any other person as to how to act or vote with respect to any matter relating to the Equity Transaction or otherwise.

In connection with rendering its opinion, Lincoln, among other things:

i.	discussed the business, financial outlook and prospects of Pioneer Power’s liquid-filled transformer and dry-type transformer manufacturing businesses operated by the Disposed Companies and the terms and circumstances surrounding the Equity Transaction with certain members of the Company’s management team, tax advisors, and legal counsel;

ii.	reviewed certain publicly available and internally prepared business and financial information relating to the Disposed Companies that Lincoln deemed relevant;

iii.	reviewed a draft dated June 27, 2019 of the Stock Purchase Agreement and a draft dated June 27, 2019 of the Seller Note;

iv.	reviewed a summary of indications of interest and letter of intent received as part of the sale process;

v.	reviewed certain information relating to the historical financial operations and financial condition of the Disposed Companies and compared them with that of certain public companies that Lincoln deemed relevant;

vi.	reviewed the financial projections provided and prepared by management of Pioneer Power for the fiscal years ending December 31, 2019 through 2022;

vii.	reviewed the financial terms of the transaction and compared those terms with the publicly available financial terms of certain business combinations and other transactions as of the date of its opinion, that Lincoln deemed relevant;

viii.	reviewed a certificate addressed to Lincoln from senior management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Lincoln by or on behalf of the Company;

ix.	reviewed certain financial and other information for the Disposed Companies, and compared that data and information with certain stock trading, financial and corresponding data and information for companies with publicly traded securities, that Lincoln deemed relevant; and

x.	considered such other information, financial studies, valuation analyses and investigations and financial, economic and market criteria that Lincoln deemed relevant.

For purposes of its analysis and opinion, Lincoln relied upon and assumed the accuracy and completeness of all the financial, accounting, legal, tax and other information Lincoln reviewed, and Lincoln did not assume any responsibility for the independent verification of any of such information. With respect to the financial forecasts, Lincoln assumed that they were reasonably prepared in good faith on a basis reflecting the best then-currently available estimates and judgments of the applicable parties who prepared them. Lincoln assumed no responsibility for the assumptions, estimates and judgments on which such forecasts were based. In addition, Lincoln was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Disposed Companies, the Company or the Buyer, or any of their respective subsidiaries, nor was Lincoln furnished with any such evaluations or appraisals. With regard to the information provided to Lincoln by the Company, Lincoln relied upon the assurances of management of the Company that they were unaware of any facts or circumstances that would make such information materially incomplete or misleading. Lincoln also assumed that there had been no material change in the assets, liabilities, business, condition (financial or otherwise), results of operations or prospects of the Disposed Companies since the date of the most recent financial statements made available. Lincoln also assumed that in the course of obtaining any necessary regulatory and third party consents, approvals and agreements for the Equity Transaction, no modification, delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company or the Equity Transaction, and that the Equity Transaction would be consummated in accordance with the terms of the Stock Purchase Agreement, without waiver, modification or amendment of any term, condition or agreement therein that was material to Lincoln’s opinion or financial analyses related thereto. Lincoln also relied upon and assumed, without independent verification, at the direction of the Company, that any adjustments to the Base Purchase Price pursuant to the Stock Purchase Agreement would not be material to its opinion or its financial analyses underlying its opinion.

Representatives of the Company advised Lincoln, and Lincoln further assumed, that the final terms of the Stock Purchase Agreement and form of Seller Note would not vary materially from those set forth in the copies or drafts, as applicable, reviewed by Lincoln. Lincoln’s opinion was necessarily based on financial, economic, market and other conditions as they existed on and the information made available to Lincoln as of June 27, 2019. Although subsequent developments may affect Lincoln’s opinion, Lincoln does not have any obligation to update, revise or reaffirm its opinion.

Lincoln’s opinion only addressed the fairness from a financial point of view to the Company of the Base Purchase Price to be received by the Company in the Equity Transaction pursuant to the Stock Purchase Agreement (the Base Purchase Price was determined by the Company in its sole discretion) and does not address any other terms, aspects or implications of the Equity Transaction, or any agreements, arrangements or understandings entered into in connection with the Equity Transaction or otherwise. In addition, Lincoln’s opinion does not address the relative merits of the Equity Transaction as compared to other transaction structures, transactions or business strategies that may have been available to the Company or the Company’s board of directors, nor does it address or constitute a recommendation to the board of directors, any security holder or any other party as to how to act or vote with respect to any matter relating to the Equity Transaction or otherwise. The issuance of the opinion was approved by an opinion committee of Lincoln. Lincoln’s opinion does not indicate that the consideration to be received was the best possibly attainable under any circumstances; instead, it merely states whether the consideration to be received by the Company in the Equity Transaction was within a range suggested by certain financial analyses. The decision as to whether to proceed with the Equity Transaction or any related transaction depends on an assessment of factors unrelated to the financial analyses on which Lincoln’s opinion was based. Lincoln’s opinion does not constitute advice or a recommendation to Pioneer Power as to how it should act on any matter relating to the Equity Transaction. Lincoln expressed no opinion about the amount or nature of the compensation to the Company’s officers, directors or employees, or class of such persons, in connection with the Equity Transaction relative to the Base Purchase Price in the Equity Transaction.

Set forth below is a summary of the material financial analyses reviewed by Lincoln with the Pioneer Power board of directors on June 25, 2019 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Lincoln. The order of the analyses described and the results of these analyses do not represent relative importance or weight given to these analyses by Lincoln. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before June 25, 2019 and is not necessarily indicative of then-current market conditions.

The following summary of Lincoln’s financial analyses includes information presented in tabular format. Several financial analyses were employed and no one method of analysis should be regarded as critical to the overall conclusion reached. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Each of the analyses conducted was carried out to provide a particular perspective of the Base Purchase Price. In order to fully understand the analyses, the tables must be read together with the full text of each summary. The tables are not intended to stand-alone and alone do not constitute a complete description of Lincoln’s financial analyses. Considering the tables below without considering the full narrative description of Lincoln’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses. Lincoln did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support its opinion as to the fairness of the Base Purchase Price. Lincoln did not place any specific reliance or weight on any individual analysis, but instead, concluded that its analyses, taken as a whole, supported its opinion.

Summary of Lincoln’s Financial Analysis

Selected Public Companies Analysis

Lincoln reviewed and compared certain financial information of the Disposed Companies to corresponding financial multiples, metrics and ratios for the following publicly traded (i) transformer and electrical production equipment manufacturers and (ii) diversified power equipment manufacturers:

Transformer and Electrical Equipment Manufacturers	Diversified Power Equipment Manufacturers
AZZ Inc.	ABB Ltd
Bel Fuse Inc.	AMETEK, Inc.
Eaton Corporation plc	Emerson Electric Co.
Hammond Power Solutions Inc.	General Electric Company
Hubbell Incorporated	Lite-On Technology Corporation
Schneider Electric S.E.	Mitsubishi Electric Corporation
Rockwell Automation, Inc.
Siemens Aktiengesellschaft
Smiths Group plc
SPX Corporation
TE Connectivity Ltd.
Vishay Intertechnology, Inc.

Although none of these selected public companies is directly comparable to the Disposed Companies, Lincoln selected these companies for its analysis based on their relative similarity, primarily in terms of business model, industry segmentation, and primary customers, to that of the Disposed Companies. For purposes of its analysis, Lincoln used certain publicly available historical financial data and consensus equity analyst estimates for the selected public companies. This analysis produced valuation multiples of selected financial metrics which Lincoln utilized to estimate the enterprise value of the Disposed Companies.

The tables below summarize certain observed trading multiples of the selected public companies as of June 26, 2019. The EBITDA estimates for 2019 in the tables below for the selected public companies were derived based on information for the 12-month period ending closest to the Disposed Companies’ 2019 fiscal year for which information was available.

Selected Company	EV / LTM EBITDA	EV / 2019E EBITDA
Transformer and Electrical Production Equipment Manufacturers
AZZ Inc.	11.0x	10.2x
Bel Fuse Inc.	6.2x	n/a
Eaton Corporation plc	10.9x	10.4x
Hammond Power Solutions Inc.	5.7x	n/a
Hubbell Incorporated	11.8x	11.1x
Schneider Electric S.E.	11.7x	10.4x
Diversified Power Equipment Manufacturers
ABB Ltd	15.3x	14.8x
AMETEK, Inc.	16.8x	16.0x
Emerson Electric Co.	12.2x	11.3x
General Electric Company	13.2x	16.8x
Lite-On Technology Corporation	5.8x	5.4x
Mitsubishi Electric Corporation	6.3x	6.3x
Rockwell Automation, Inc.	13.9x	13.1x
Siemens Aktiengesellschaft	12.6x	10.5x
Smiths Group plc	11.9x	10.4x
SPX Corporation	14.5x	9.0x
TE Connectivity Ltd.	11.6x	11.4x
Vishay Intertechnology, Inc.	3.3x	4.1x

LTM = Latest twelve months for which financial information was available.

EV = Enterprise Value = (Market Capitalization + Management Equity + Debt + Preferred Stock + Non-Controlling Interest) – (Cash & Equivalents + Net Non-Operating Assets).

EBITDA = Earnings Before Interest, Taxes, Depreciation and Amortization.

“n/a” refers to not available.

Source: S&P Capital IQ, SEC Filings, Annual and Interim Reports.

None of the selected public companies were identical to the Disposed Companies. As a result, a complete valuation analysis cannot be limited to a quantitative review of the selected public companies, but also requires complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of the Disposed Companies.

Selected M&A Transactions Analysis

Lincoln reviewed publicly available information related to the precedent acquisition transactions listed in the below table. The selection of these transactions was based, among other things, on the target company’s industry, the relative size of the transaction compared to the Equity Transaction, and the availability of public information related to the selected transaction.

Closed Date	Target	Acquirer	EV / LTM EBITDA
5/15/2019	Maxwell Technologies, Inc.	Tesla, Inc.	n/a
Announced 4/16/2019	Coil-Tran Corp.	discoverIE Group plc	9.1x
4/15/2019	Ulusoy Elektrik Imalat Taahhüt ve Ticaret A.S.	Eaton Capital Unlimited Company	7.7x
Announced 12/17/2018	Power Grids Business of ABB Ltd	Hitachi, Ltd.	11.2x
2/14/2018	NAPEC Inc.	Oaktree Capital Management, L.P.	10.0x
1/26/2017	Power Distribution, Inc.	Dunes Point Capital, LLC	n/a
4/18/2016	Jinpan International Limited	Forebright New Opportunities Fund, L.P.; Forebright Capital Management Limited	4.6x
2/1/2016	Plitron Manufacturing, Inc.	Acal plc (nka: discoverIE Group plc)	n/a
4/10/2015	Eltek ASA	Deltronics (Netherlands) BV	9.9x
1/30/2015	GCF, Inc.	Kaman Corporation	n/a
1/3/2014	SymCom, Inc.	Littelfuse, Inc.	n/a
11/22/2013	Artesyn Technologies, Inc. (nka: Artesyn Embedded Technologies Inc.)	Platinum Equity, LLC	n/a
7/24/2013	Power-One Inc.	ABB Ltd	5.8x

No company or transaction utilized in the precedent transactions analysis was identical or directly comparable to the Disposed Companies or the Equity Transaction.

Summary of Selected Public Companies / M&A Transactions Analyses

In order to estimate a range of enterprise values for the Disposed Companies, Lincoln applied valuation multiples to (i) Adjusted EBITDA for the Disposed Companies for the last twelve-month period ended March 31, 2019, and (ii) Projected Adjusted EBITDA for the Disposed Companies for the fiscal year ending December 31, 2019, as follows:

●	LTM Adjusted EBITDA: 6.5x to 7.5x

●	2019 Adjusted EBITDA: 6.0x to 7.0x

Adjusted EBITDA, for purposes of this analysis, was defined as EBITDA as further adjusted to exclude (i) costs associated with non-recurring items including restructuring, employee disability payment, sale of building, tax audit and lease classification and (ii) costs associated with pro forma standalone corporate overhead.

Valuation multiples were selected, in part, by taking into consideration historical and projected financial performance metrics of the Disposed Companies relative to such metrics of the selected public companies and selected transactions, including, but not limited to, the size of the Disposed Companies on a revenue and EBITDA basis, historical and projected EBITDA margins compared to the selected public companies, and historical and projected revenue and EBITDA growth compared to the selected public companies. Lincoln also took into consideration foreign exchange risk, geography, customer concentration and the carve-out nature of the Equity Transaction.

Based on these selected valuation multiples, the enterprise value indication for the Disposed Companies ranged from $57.9 million to $67.2 million. Lincoln then added the estimated tax amortization benefit of $1.5 million determined based on a discounted cash flow analysis, the tax amortization schedule provided by Pioneer Power and its tax advisors and a discount rate of 15.5%.

Discounted Cash Flow Analysis

Lincoln performed a discounted cash flow analysis of the projected unlevered free cash flows of the Disposed Companies for the fiscal years ending December 31, 2019 through December 31, 2022. Lincoln defines “free cash flow” as the cash generated by the Disposed Companies that is available either to reinvest, service debt or to distribute to stockholders. The discounted cash flow analysis was used to determine the net present value of projected unlevered free cash flows utilizing an appropriate cost of capital for the discount rate. Pioneer Power’s management provided Lincoln financial projections for the Disposed Companies for the fiscal years ending December 31, 2019 through December 31, 2022. The financial projections are inclusive of standalone corporate overhead.

Lincoln used a discount rate of 15.0% to 16.0% for the Disposed Companies to discount the projected unlevered free cash flows and terminal value. Lincoln calculated the Disposed Companies’ projected unlevered free cash flows by taking its earnings before interest and taxes (“EBIT”), subtracting taxes, adding back depreciation, and subtracting the change in working capital and capital expenditures. Lincoln calculated the Disposed Companies’ terminal value in 2022 using a perpetuity growth formula assuming a 2.5% terminal growth rate and the discount rate.

Based on these assumptions, Lincoln’s discounted cash flow analysis indicated an estimated enterprise value for the Disposed Companies of $62.7 million to $69.8 million. Lincoln then added the estimated tax amortization benefit of $1.5 million determined based on a discounted cash flow analysis, the tax amortization schedule provided by Pioneer Power and its tax advisors and a discount rate of 15.5%.

Summary of Analysis

The range of indicated enterprise values for the Disposed Companies that Lincoln derived from its selected public companies / M&A transactions analyses, inclusive of the tax amortization benefit, was $59.4 million to $68.7 million, and the range of enterprise values that Lincoln derived from its discounted cash flow analysis, inclusive of the tax amortization benefit, was $64.2 million to $71.3 million. Based on the analyses described above, the Disposed Companies’ enterprise value was within a range of $61.8 million to $70.0 million.

Seller Note Yield Analysis

Lincoln utilized a discounted cash flow analysis of the projected payment-in-kind (“PIK”) interest payments and outstanding principal amount of the Seller Note, together with all accrued and unpaid interest thereon, due and payable on December 31, 2022 to derive the value of the Seller Note. The market yield for the Seller Note based on its position within the capital structure and indicative pricing for subordinated debt which may be obtained by the Disposed Companies through an orderly financing process implied by this analysis was 12.0% to 14.0%.

Lincoln used the preceding selected market yields to discount the aforementioned cash flows and estimated the value of the Seller Note to be $3.6 million to $3.9 million.

Based on the foregoing analysis, Lincoln estimated that the value of the aggregate base cash purchase price and the value of the Seller Note range from $64.1 million to $64.4 million and note that this range falls within the indicated enterprise value range as discussed above.

Miscellaneous

Lincoln and its affiliates provide a range of investment banking and financial advisory services and, in that regard, Lincoln and its affiliates have provided, are currently providing and may in the future provide, investment banking and other financial services to the Buyer, the Company and each of their respective affiliates or other portfolio companies, for which Lincoln and its affiliates would expect to receive customary compensation, including acting as a financial advisor to a portfolio company of the Buyer in connection with such portfolio company’s potential sale, for which Lincoln expects to receive customary compensation. Prior to being engaged to render its opinion, Lincoln was initially engaged in 2016 to act as an exclusive financial advisor to the Company in connection with potential transactions including (a) the acquisition by a person or group in a single or series of transactions, of (i) all or a material portion of the assets or operations of the Company or (ii) fifty percent or more of the equity of the Company or (b) merger, consolidation, reorganization, recapitalization, equity issuance, business combination, joint venture, lease or other transaction, including any transaction pursuant to which either (i) the Company or substantially all of its assets or operations are transferred to, acquired by or combined with another party or (ii) the owners of the Company receive substantially all of the distributions or proceeds from such transaction. A transaction was not consummated in connection with the 2016 engagement and subsequently, Lincoln was engaged in 2018 (the “M&A Engagement”) to act as an exclusive financial advisor to the Company in connection with one or more potential transactions directly or indirectly involving the Company’s dry-type transformers business unit and the Company’s liquid-type transformers business unit. Lincoln will receive a fee of approximately $2.25 million from the Company for its services under the M&A Engagement, a portion of which has been paid, and a significant portion of which is contingent upon the successful completion of the Equity Transaction; such fee in connection with the M&A Engagement is separate from, and in addition to, a customary fee being paid to Lincoln for delivery of its opinion. In addition, Lincoln and certain of its affiliates and certain of its and their respective employees and managing directors may have committed to invest in private equity or other investment funds managed or advised by the Buyer, other participants in the Equity Transaction or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with the Buyer, other participants in the Equity Transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Lincoln and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, the Buyer, other participants in the Equity Transaction or certain of their respective affiliates or security holders, for which advice and services Lincoln and its affiliates have received and may receive compensation.

Use of Proceeds and Future Operations

Pioneer Power, and not its stockholders, will receive the proceeds from the Equity Transaction. Pioneer Power’s board of directors has not made any definitive plans with respect to the use of proceeds from the Equity Transaction. If the Equity Transaction is consummated, Pioneer Power expects that it may use all or a portion of the proceeds from the transaction to, among other things: (i) repay outstanding indebtedness, (ii) reinvest into its remaining businesses, (iii) make one or more special dividends to its stockholders or (iv) pursue strategic acquisitions. The amounts and timing of Pioneer Power’s actual expenditures, however, will depend upon numerous factors, and Pioneer Power may find it necessary or advisable to use portions of the proceeds from the Equity Transaction for different or presently non-contemplated purposes.

Financing Condition

The obligations of the Buyer to complete the Equity Transaction are subject to a financing condition. Certain lenders have entered into a debt financing commitment letter with the Buyer, and Mill Point has entered into an equity commitment letter with the Buyer, in each case committing to provide the Buyer with a portion of the funds to pay the aggregate consideration to be paid by the Buyer in connection with the Equity Transaction. The Buyer is not obligated to consummate the Equity Transaction unless it receives debt financing on substantially the same terms provided for in the debt financing commitment letter or the Buyer is able to obtain alternative financing in amount sufficient to consummate the Equity Transaction.

If the Stock Purchase Agreement is terminated by the Buyer after all conditions to closing have been satisfied, except that the Buyer has not obtained sufficient financing to consummate the Equity Transaction, the Buyer would be required to pay a $4.0 million reverse termination fee to Pioneer Power, subject to certain limitations set forth in the Stock Purchase Agreement. The obligation of the Buyer to pay the reverse termination fee is guaranteed by Mill Point.

Interests of Certain of Pioneer Power’s Directors and Executive Officers in the Equity Transaction

Certain of Pioneer Power’s directors and named executive officers have interests in the Equity Transaction that may be different from, or in addition to, those of Pioneer Power’s stockholders generally. The board of directors was aware of these interests and considered them, among other matters, (i) in evaluating the Stock Purchase Agreement, (ii) in reaching its decision to approve the Stock Purchase Agreement, and (iii) in recommending to Pioneer Power’s stockholders that the Stock Purchase Agreement and the Equity Transaction be approved and adopted. These interests include those described below.

Termination Benefits of Named Executive Officers

Nathan Mazurek, Pioneer Power’s President, Chief Executive Officer and Chairman of the board of directors, and Thomas Klink, Pioneer Power’s Chief Financial Officer, Secretary, Treasurer and Director, are each subject to an executive employment agreement with Pioneer Power and Jefferson, respectively. Although neither of the executive employment agreements provide for severance payments or benefits upon a change of control of Pioneer Power, Messrs. Mazurek and Klink are each eligible to receive certain severance payments if they are terminated by Pioneer Power or Jefferson, as applicable, without cause.

Pursuant to the terms of Mr. Mazurek’s executive employment agreement, if Mr. Mazurek is terminated without cause, he is entitled to receive (i) any unpaid base salary accrued through the date of his termination, (ii) any unreimbursed expenses properly incurred prior to the date of his termination, and (iii) severance pay equal to the base salary that would have been payable to Mr. Mazurek for the remainder of the term of his executive employment agreement, which expires on March 31, 2021, less applicable withholdings and taxes. As a precondition to receiving severance pay, Mr. Mazurek is required to execute and deliver within sixty (60) days following his termination a general release of claims against Pioneer Power and its subsidiaries and affiliates that may have arisen on or before the date of the release.

For purposes of Mr. Mazurek’s executive employment agreement, “cause” generally means termination because of: (i) an act or acts of willful or material misrepresentation, fraud or willful dishonesty by Mr. Mazurek; (ii) any willful misconduct by Mr. Mazurek with regard to Pioneer Power; (iii) any violation by Mr. Mazurek of any fiduciary duties owed by him to Pioneer Power; (iv) Mr. Mazurek’s conviction of, or pleading nolo contendere or guilty to, a felony (other than a traffic infraction) or (v) any other material breach by Mr. Mazurek of the executive employment agreement that is not cured by him within twenty (20) days after his receipt of a written notice from Pioneer Power of such breach specifying the details thereof.

Pursuant to the terms of Mr. Klink’s executive employment agreement, if Mr. Klink is terminated without cause, he is entitled to receive severance pay equal to the base salary that would have been payable to him for the remainder of the term of his executive employment agreement, which expires on April 30, 2020. Any such severance payment upon Mr. Klink’s termination without cause is subject to and conditioned upon receipt by Jefferson of a general release of claims in a form reasonably acceptable to counsel of Jefferson.

For purposes of Mr. Klink’s executive employment agreement, “cause” generally means termination because of: (i) Mr. Klink’s failure to observe or perform in any material respect any of the terms or provisions of the executive employment agreement, (ii) Mr. Klink’s failure in any material respect to comply with the instructions or directives of the Chief Executive Officer, (iii) Mr. Klink’s failure to observe or perform in any material respect any of the terms or provisions of certain agreements identified in his employment agreement, (iv) Mr. Klink’s fraud, embezzlement, defalcation, willful and material misrepresentation or willful misconduct relating to or affecting Jefferson and/or its affiliates; provided, however, that no action shall constitute willful misconduct if taken or not taken, as the case may be, by Mr. Klink in good faith as not being adverse to the best interests of Jefferson, (v) Mr. Klink’s chronic absenteeism, alcoholic, drug related or other self-induced affliction interfering in any material respect with the performance of his duties under the executive employment agreement, and (vi) Mr. Klink’s conviction of, or pleading nolo contendere or guilty to, a felony (other than a traffic infraction) or any crime involving moral turpitude.

Equity Transaction Bonuses

While the board of directors of Pioneer Power does not currently anticipate that it will award cash bonuses in connection with the Equity Transaction, the board of directors reserves its right to use a portion of the net proceeds from the Equity Transaction to award cash bonuses to certain executive officers of Pioneer Power.

Indemnification, Expenses, Exculpation and Insurance

Pursuant to the Stock Purchase Agreement, the Buyer has agreed to maintain all rights to indemnification and advancement of expenses by the Disposed Companies and the Named Subsidiaries existing in favor of each person who, as of the signing of the Stock Purchase Agreement or prior to the closing date, serves as an officer, manager or director of the Disposed Companies or the Named Subsidiaries, for a period of no less than six (6) years.

In addition, Pioneer Power has agreed to purchase a prepaid tail insurance policy providing for directors’ and officers’ liability insurance, employment practices liability insurance and fiduciary liability insurance covering acts or omissions occurring on or prior to the closing date with respect to those directors and officers of the Disposed Companies who are covered, as of the signing date of the Stock Purchase Agreement, by the Disposed Companies’ comparable insurance policies on terms with respect to such coverage and amounts no less favorable to the insured than those of such current insurance coverages for an aggregate period of not less than six (6) years.

Golden Parachute Compensation

Pioneer Power does not have any “change in control” agreements with its named executive officers that would entitle them to benefits or payments solely as a result of a change in control of the Company. However, pursuant to their employment agreements, in the event of a termination without “cause,” Pioneer Power’s named executive officers are entitled to cash severance benefits.

The following table shows the aggregate dollar value of the various elements of compensation that each of Pioneer Power’s named executive officers could receive in connection with the Equity Transaction, as required by Item 402(t) of Regulation S-K, assuming that (i) the consummation of the Equity Transaction occurred on June 28, 2019 and (ii) each named executive officer’s employment was terminated on the date of consummation of the Equity Transaction without “cause,” as such term is defined in each named executive officer’s respective executive employment agreement.

Name	Cash ($)(1)	Total Payments ($)
Nathan Mazurek	$891,685	$891,685
Thomas Klink	$327,674	$327,674

(1)	These amounts represent cash severance equal to the amount of base salary that was otherwise payable to such executive for the duration of the agreement’s term, pursuant to such executive’s employment agreement. The term of Mr. Mazurek’s executive employment agreement will end on March 31, 2021, and the term of Mr. Klink’s executive employment agreement will end on April 30, 2020. These payments are based on the executives’ base salary levels as set forth in each executive’s executive employment agreement; therefore, if base salaries are increased beyond the base salary levels set forth in the executive employment agreements, actual payments may be greater than those provided above.

Treatment of Equity Awards

Although pursuant to the Pioneer Power Solutions, Inc. 2009 Equity Incentive Plan (the “Plan”), upon the occurrence of a “change in control” (as defined in the Plan), the board of directors may accelerate the vesting and exercisability of outstanding stock options granted under the Plan in the sole discretion of the board of directors, as of the date of this information statement, all of the stock options awarded to Pioneer Power’s directors and executive officers have vested. Accordingly, the Equity Transaction will have no effect on the outstanding equity awards of Pioneer Power’s directors and executive officers.

No Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available to Pioneer Power’s stockholders under Delaware law or under Pioneer Power’s organizational documents in connection with the Equity Transaction.

Regulatory Waiting Periods

Except for the expiration of the twenty (20) day waiting period from the mailing of this information statement required under federal securities laws, Pioneer Power is not aware of any material federal, state or foreign regulatory requirements or approvals required for the consummation of the Equity Transaction or the other transactions contemplated by the Stock Purchase Agreement.

Material U.S. Federal Income Tax Consequences

The following discussion is a summary of certain U.S. federal income tax consequences of the Equity Transaction. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Department of the Treasury regulations promulgated thereunder, judicial opinions, and published positions of the Internal Revenue Service, all as in effect as of the date of this document. Such authorities are subject to change or differing interpretations at any time, possibly with retroactive effect, and any such change or interpretation could affect the accuracy of the statements in this information statement. This discussion does not address any U.S. federal tax considerations other than those relating to income tax (e.g., estate and gift taxes), nor does it address any state, local, or foreign tax considerations or any tax reporting requirements.

The Equity Transaction will not result in any immediate U.S. federal income tax consequences to Pioneer Power’s stockholders. The Equity Transaction will generally be taxable to Pioneer Power for U.S. federal income tax purposes, and it is expected that Pioneer Power will recognize income and gain for U.S. federal income tax purposes as a result of the Equity Transaction.

Accounting Treatment

Upon completion of the Equity Transaction, Pioneer Power will remove from its consolidated balance sheet all of the assets, net of related liabilities, transferred to the Buyer in connection with the Equity Transaction and Pioneer Power’s financial statements will reflect, to the extent applicable, the effect of the receipt and the use of the proceeds of the Equity Transaction. Pioneer Power will record a gain or loss on its consolidated statement of operations in connection with the Equity Transaction equal to the difference between the purchase price for the assets, net of related liabilities, transferred to the Buyer and the book value of those assets, net of related liabilities, as recorded on Pioneer Power’s consolidated balance sheet.

THE STOCK PURCHASE AGREEMENT

The following is a summary of the material provisions of the Stock Purchase Agreement, which accompanies this information statement as Annex A. This summary is qualified in its entirety by reference to the full text of the Stock Purchase Agreement. You are encouraged to read the Stock Purchase Agreement carefully and in its entirety. The summary of the Stock Purchase Agreement is included in this information statement only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding the parties or their respective businesses. You should read the information provided elsewhere in this information statement for information regarding the parties and their respective businesses.

The representations, warranties and covenants described below and included in the Stock Purchase Agreement were made only for purposes of the Stock Purchase Agreement and as of specific dates, are solely for the benefit of Pioneer Power, the Disposed Companies, the Buyer and the other parties to the Stock Purchase Agreement, as applicable, and may be subject to limitations, qualifications or exceptions agreed upon by the parties, including those included in confidential disclosures made for the purposes of, among other things, allocating contractual risk between the parties rather than establishing matters as facts, and may be subject to standards of materiality that differ from those standards relevant to stockholders. You should not rely on the representations, warranties, covenants or any description thereof as characterizations of the actual state of facts or condition of Pioneer Power, the Buyer or any of their respective subsidiaries or affiliates since they are modified by the underlying disclosure schedules. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Purchase Agreement. The representations, warranties and covenants and other provisions of the Stock Purchase Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this information statement.

Purchase and Sale of Equity Interests

Upon the terms and subject to the conditions of the Stock Purchase Agreement, Pioneer Power has agreed to sell (i) all of the issued and outstanding equity interests of Electrogroup to the Canadian Buyer and (ii) all of the issued and outstanding equity interests of Jefferson and JE Mexico to the US Buyer. In this information statement, the sale of such equity interests, collectively, is referred to as the “Equity Transaction,” and the businesses operated by Electrogroup, Jefferson and JE Mexico, collectively, are referred to as the “Disposed Companies.”

Effective Time and Closing

Unless the parties agree otherwise, the closing of the Equity Transaction will occur not later than the second (2nd) business day following the satisfaction or waiver of the conditions to closing the Equity Transaction. Under federal securities laws, the Equity Transaction may not close until the expiration of a twenty (20) day waiting period after the date of mailing this information statement. Pioneer Power currently expects that the Equity Transaction will close as soon as practicable following the expiration of such waiting period.

Equity Transaction Consideration

Upon the terms and subject to the conditions of the Stock Purchase Agreement, on the closing date, the aggregate consideration to be paid to Pioneer Power by the Buyer will be a base cash amount equal to $60.5 million, as well as the issuance by the Buyer of the Seller Note to Pioneer Power in the aggregate principal amount of $5.0 million, in each case subject to adjustment as described herein. The Stock Purchase Agreement does not require any of the consideration for the Equity Transaction to be held in escrow.

The Equity Transaction consideration will be paid to Pioneer Power and not to its stockholders. Pioneer Power’s board of directors has not made any definitive plans with respect to the use of proceeds from the Equity Transaction. If the Equity Transaction is consummated, Pioneer Power expects that it may use all or a portion of the proceeds from the transaction to, among other things: (i) repay outstanding indebtedness, (ii) reinvest into its remaining businesses, (iii) make one or more special dividends to its stockholders or (iv) pursue strategic acquisitions. The amounts and timing of Pioneer Power’s actual expenditures, however, will depend upon numerous factors, and Pioneer Power may find it necessary or advisable to use portions of the proceeds from the Equity Transaction for different or presently non-contemplated purposes.

Stockholder Consent; Voting Agreement

Concurrently with the signing of the Stock Purchase Agreement, the controlling stockholders entered into a Voting Agreement, pursuant to which the controlling stockholders agreed, on the terms and subject to the conditions set forth in the Voting Agreement, to vote all their shares of common stock (or execute and deliver a written consent with respect to such shares) in favor of (i) adoption and approval of the Stock Purchase Agreement, (ii) adoption and approval of the Equity Transaction and any other matters required to be approved or adopted in order to effect the Equity Transaction and (iii) the other transactions contemplated by the Stock Purchase Agreement. The Voting Agreement is described in “The Voting Agreement” beginning on page 58 of this information statement.

In connection with the execution of the Stock Purchase Agreement, on June 28, 2019, the controlling stockholders also delivered a written consent adopting and approving the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Equity Transaction. Therefore, no further approval or consent by Pioneer Power’s stockholders is required or needed in connection with the Stock Purchase Agreement and the other transaction documents and the consummation of the transactions contemplated thereby, including the Equity Transaction.

Representations and Warranties

The Stock Purchase Agreement contains various and representations and warranties made by the Disposed Companies, Pioneer Power and the Buyer. In some cases, these representations and warranties are subject to exceptions and qualifications contained in the Stock Purchase Agreement or in connection with a confidential disclosure schedule delivered by the disclosing party to the other parties to the Stock Purchase Agreement (which may or may not be specifically referenced in the text of the Stock Purchase Agreement).

The representations and warranties by the Disposed Companies relate to, among other things:

●	the corporate organization, good standing and qualification of the Disposed Companies and the Named Subsidiaries;

●	the capitalization of the Disposed Companies and the Named Subsidiaries;

●	the corporate authority of the Disposed Companies to enter into the Stock Purchase Agreement and other agreements related to the Equity Transaction and the validity and enforceability of such agreements;

●	the absence of conflicts with the Disposed Companies’ organizational documents, applicable law or certain contracts and permits, or the occurrence of defaults under or the creation of liens with respect to certain contracts or permits, as a result of the execution, delivery and performance by the Disposed Companies of the Stock Purchase Agreement and other agreements relating to the Equity Transaction;

●	the absence of a requirement to obtain consents or approvals with respect to the execution, delivery and performance by the Disposed Companies under the Stock Purchase Agreement, except as agreed to and acknowledged by the parties;

●	the accuracy of the financial statements of the Disposed Companies and the preparation of such financial statements in accordance with GAAP;

●	certain tax matters, including the Disposed Companies’ tax filings and compliance with laws relating to the payment and withholding of taxes, as well as the absence of any outstanding tax audits;

●	the Disposed Companies’ title to personal tangible and real property;

●	compliance with laws and permits;

●	employee benefits;

●	the Disposed Companies’ material contracts;

●	legal and regulatory proceedings;

●	the Disposed Companies’ intellectual property;

●	the validity and enforceability of the Disposed Companies’ insurance policies;

●	certain labor and employment law matters;

●	the conduct of the business of the Disposed Companies;

●	the largest customers and suppliers of the Disposed Companies;

●	the amount of accounts receivable of the Disposed Companies;

●	information concerning related party transactions involving the Disposed Companies;

●	brokers, finders or investment bankers entitled to any fees in connection with the Equity Transaction;

●	inventories of the Disposed Companies;

●	environmental matters;

●	product return and warranty and product liability matters;

●	the accuracy of the Disposed Companies’ books and records; and

●	the absence of any other representations and warranties.

The representations and warranties by Pioneer Power relate to, among other things:

●	the corporate organization and good standing of Pioneer Power;

●	the corporate authority of Pioneer Power to enter into the Stock Purchase Agreement and other agreements related to the Equity Transaction and the validity and enforceability of such agreements;

●	Pioneer Power’s ownership and title to the equity interests of the Disposed Companies, free and clear of any liens;

●	the absence of conflicts with Pioneer Power’s organizational documents, applicable law or certain contracts and permits, or the occurrence of defaults under or the creation of liens with respect to certain contracts or permits, as a result of the execution, delivery and performance by Pioneer Power of the Stock Purchase Agreement and other agreements relating to the Equity Transaction;

●	brokers, finders or investment bankers entitled to any fees in connection with the Equity Transaction;

●	legal and regulatory proceedings;

●	delivery of the Voting Agreement;

●	certain tax matters, including the Disposed Companies’ tax filings and compliance with laws relating to the payment and withholding of taxes, as well as the absence of any outstanding tax audits; and

●	the absence of any other representations and warranties.

The representations and warranties by the Buyer relate to, among other things:

●	the Buyer’s investment intent with respect to its acquisition of the equity interests in the Disposed Companies as a result of the Equity Transaction;

●	the corporate organization, good standing and qualification of the Buyer;

●	the corporate authority of the Buyer to enter into the Stock Purchase Agreement and other agreements related to the Equity Transaction and the validity and enforceability of such agreements;

●	the absence of conflicts with the Buyer’s organizational documents, applicable law or certain contracts and permits, or the occurrence of defaults under or the creation of liens with respect to certain contracts or permits, as a result of the execution, delivery and performance by the Buyer of the Stock Purchase Agreement and other agreements relating to the Equity Transaction;

●	legal and regulatory proceedings;

●	financing arrangements related to the Equity Transaction;

●	solvency of the Buyer;

●	brokers, finders or investment bankers entitled to any fees in connection with the Equity Transaction;

●	the Buyer’s status as an “interested stockholder” of Pioneer Power and the Disposed Companies under the DGCL;

●	guarantees by Mill Point of certain of the Buyer’s obligations under the Stock Purchase Agreement; and

●	the absence of any other representations and warranties.

Covenants and Agreements

The Stock Purchase Agreement also contains a number of covenants and agreements that govern the actions of Pioneer Power and the Disposed Companies pending completion of the Equity Transaction and several covenants governing the actions of the Buyer and cooperation among the parties after the closing of the Equity Transaction.

Covenants and Agreements of Pioneer Power and the Disposed Companies

Pursuant to the Stock Purchase Agreement, Pioneer Power and the Disposed Companies agreed to the following covenants:

Interim Operations: Under the Stock Purchase Agreement, the Disposed Companies and the Named Subsidiaries agreed that until the earlier of the closing of the Equity Transaction or the termination of the Stock Purchase Agreement in accordance with its terms, the Disposed Companies and the Named Subsidiaries will, except as otherwise agreed by the Buyer or as otherwise required by applicable law:

●	conduct their operations in the ordinary course of business; and

●	use commercially reasonable efforts to maintain and preserve intact their business organization and operations to preserve the rights, goodwill, and present relationships with employees, suppliers, customers, landlords, insurance carries, lenders and other persons with which they have business dealings.

Notwithstanding the above, the Disposed Businesses shall be permitted to take certain actions related to the repayment of indebtedness and settlement of intracompany obligations.

In addition to the foregoing, between the earlier of the closing of the Equity Transaction or the termination of the Stock Purchase Agreement in accordance with its terms, the Disposed Companies and the Named Subsidiaries have agreed not to take the following actions, except as otherwise agreed by the Buyer or as otherwise required by applicable law:

●	incur any long-term indebtedness, except in the ordinary course under credit facilities existing as of the signing date of the Stock Purchase Agreement;

●	acquire or dispose of any material property or assets, mortgage any material property or assets other than with respect to permitted liens or cancel any debts or claims owed to the Disposed Companies;

●	commit to any new capital expenditures for the period following the closing, except for capital expenditures in an amount less than $100,000;

●	enter into, amend, terminate or modify any material contracts other than in the ordinary course of business or as a result of a termination by a counterparty;

●	enter into, amend, terminate or modify any agreement relating to employee compensation or severance, subject to limited exceptions;

●	amend or terminate certain employee benefit plans, subject to limited exceptions;

●	grant any bonuses or other compensation increases, or accelerate the vesting or payment of compensation or benefits, other than in the ordinary course of business and subject to certain other limited exceptions;

●	undertake any mass layoff or termination;

●	make material changes to accounting methods, principles or practices, except as required by GAAP or changes in law;

●	settle or compromise any (i) pending or threatened legal action other than with a monetary settlement in the ordinary course of business consisting of an amount less than $25,000; (ii) claim that will involve payments of consideration in excess of $100,000; (iii) claim that will involve consideration other than monetary damages or (iv) claim that involves a significant customer or supplier where the nature of such claim, settlement or compromise is inconsistent with past practice in the ordinary course of business;

●	amend or modify their organizational documents;

●	issue or sell their equity interests or rights to purchase their equity interests, engage in any recapitalization or reclassification of their equity interests, declare or pay any stock dividend or distribution, redeem or purchase their equity interests or enter into any voting agreement with respect to their equity interests;

●	adopt any plan of merger, consolidation, reorganization, liquidation or dissolution or file a petition of bankruptcy or consent to the filing of a bankruptcy petition;

●	make any loan to, or forgive any loan to, or enter into any transaction with, any current or former directors, officers or employees;

●	enter into a new line of business or abandon or discontinue any existing line or business or otherwise institute a material change in the conduct of the business;

●	make or change any tax election or settle or compromise any tax claim, file or amend any tax return or take certain other actions related to tax matters; or

●	agree to take any of the foregoing actions.

Notwithstanding the foregoing, the Acquired Companies shall be permitted, in their sole discretion, to make certain limited cash distributions to Pioneer Power without violating this covenant.

Reasonable Access; Confidentiality. The Disposed Companies and the Named Subsidiaries have agreed that until the earlier of the closing of the Equity Transaction or the termination of the Stock Purchase Agreement in accordance with its terms, the Disposed Companies and the Named Subsidiaries will, except as otherwise agreed by the Buyer or as otherwise required by applicable law: (i) give the Buyer and its representatives reasonable access during normal business hours, upon reasonable prior notice, to their employees and books and records, (ii) permit the Buyer to make such inspections as the Buyer may reasonably require, subject to certain limitations, and (iii) furnish information to the Buyer as it may reasonably request. The Disposed Companies and the Named Subsidiaries are not required to permit such actions if they will unreasonably disrupt their operations and the Disposed Companies and the Named Subsidiaries shall not have any obligation to make information available to the Buyer if it would, in the good faith judgment of Pioneer Power and after consultation with its outside legal counsel, reasonably be expected to jeopardize any attorney-client or other legal privilege or contravene applicable law. The Buyer has agreed to keep any such information acquired pursuant to this covenant confidential, subject to certain limitations and exceptions.

Tail Insurance. Pioneer Power has agreed to purchase a prepaid tail insurance policy providing for directors’ and officers’ liability insurance, employment practices liability insurance and fiduciary liability insurance covering acts or omissions occurring on or prior to the closing date with respect to those directors and officers of the Disposed Companies who are covered, as of the signing date of the Stock Purchase Agreement, by the Disposed Companies’ comparable insurance policies on terms with respect to such coverage and amounts no less favorable to the insured than those of such current insurance coverages for an aggregate period of not less than six (6) years.

Acquisition Proposals. Except as expressly contemplated by the Stock Purchase Agreement, each of Pioneer Power and the Disposed Companies agreed that they and their respective officers and directors will not, nor will any of their respective subsidiaries and affiliates or the officers and directors thereof, directly or indirectly:

●	initiate, solicit, facilitate or encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal (as defined below);

●	engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any person relating to any Acquisition Proposal, except to notify such person of the existence restrictions concerning Acquisition Proposals in the Stock Purchase Agreement;

●	enter into any contract with respect to any Acquisition Proposal; or

●	grant any waiver, amendment or release under any standstill or confidentiality agreement or certain anti-takeover statutes, or fail to enforce any standstill or confidentiality agreement.

Notwithstanding the foregoing, if, prior to the closing date, Pioneer Power, the Disposed Companies or the Named Subsidiaries receive an Acquisition Proposal that did not result in a breach of the restrictions set forth above, and which Pioneer Power’s board of directors determines in good faith to be bona fide, the recipient of such proposal may, subject to certain limitations: (i) provide information in response to such Acquisition Proposal, but only if the person requesting such information executes a confidentiality agreement on terms no less restrictive than the confidentiality agreement used between the parties to the Stock Purchase Agreement and prior to disclosing any information in response to such Acquisition Proposal, such information is made available to the Buyer to the extent it has not previously been made available; (ii) engage or participate in any discussions or negotiations with such person; or (iii) subject to compliance with the terms of the Stock Purchase Agreement, approve, recommend or otherwise declare advisable such Acquisition Proposal, if and only to the extent that, (A) prior to taking any action described in clause (i), (ii) or (iii) above, Pioneer Power’s board of directors determines in good faith after consultation with outside legal counsel that the failure to take such action, in light of the Acquisition Proposal and the terms of the Stock Purchase Agreement, would constitute a breach of the directors’ fiduciary duties under applicable law, (B) in each such case referred to in clause (i) or (ii) above, Pioneer Power’s board of directors has determined in good faith based on the information then available and after consultation with its outside legal counsel and financial advisor that such Acquisition Proposal either constitutes a Superior Proposal (as defined below) or is reasonably likely to result in a Superior Proposal, and (C) in the case referred to in clause (iii) above, Pioneer Power’s board of directors determines in good faith (after consultation with its outside legal counsel and financial advisor) that such Acquisition Proposal is a Superior Proposal and that failure to take such action would constitute a breach of the directors’ fiduciary duties under applicable law.

For purposes of the Stock Purchase Agreement, “Acquisition Proposal” means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, exchange offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Disposed Companies or the Named Subsidiaries, or (ii) any acquisition by any person resulting in, or proposal or offer, which if consummated would result in, any person becoming the beneficial owner of directly or indirectly, in one or a series of related transactions, 50% or more of the total voting power or of any class of equity securities of the Disposed Companies or the Named Subsidiaries, or 50% or more of the consolidated total assets, measured either by book value or fair market value (including equity securities of the Disposed Companies and the Named Subsidiaries) of Pioneer Power, in each case other than the Equity Transaction and any other transactions contemplated by the Stock Purchase Agreement; provided, however, that in no event shall an Acquisition Proposal include any inquiry, offer or proposal, or any indication of interest solely with respect to the sale or other disposition or acquisition of any subsidiary or business unit other than the Disposed Companies or the Named Subsidiaries.

For purposes of the Stock Purchase Agreement, “Superior Proposal” means a bona fide written Acquisition Proposal (i) that would result in any person becoming the beneficial owner, directly or indirectly, of (A) 50% of the consolidated assets of the Disposed Companies and the Named Subsidiaries or (B) 50% of the voting power of the equity securities of the Disposed Companies and the Named Subsidiaries and (ii) that Pioneer Power’s board of directors has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal (including any break-up fee, expense reimbursement provisions, conditions to consummation and financing terms) and the person making the proposal, and if consummated, would result in a transaction more favorable to Pioneer Power’s stockholders from a financial point of view than the Equity Transaction and any other transactions contemplated by the Stock Purchase Agreement (after taking into account any revisions to the terms of the transaction contemplated by the Stock Purchase Agreement and the time likely to be required to consummate such Acquisition Proposal).

No Change of Recommendation. Pioneer’s Power’s board of directors is not permitted to, directly or indirectly:

●	except as expressly permitted by the Stock Purchase Agreement, (1) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to the Buyer, the recommendation of Pioneer Power’s board of directors to approve the Stock Purchase Agreement and the Equity Transaction (the “Board Recommendation”), (2) approve, propose to approve, resolve to approve, recommend or otherwise declare advisable (publicly or otherwise), any Acquisition Proposal, or (3) fail to publicly reaffirm the Board Recommendation, including by not publicly supporting the transaction in a director’s individual capacity, within five (5) business days after the Buyer so requests in writing; or

●	except as expressly permitted by, and after compliance with, the Stock Purchase Agreement, cause or permit Pioneer Power, the Disposed Businesses or the Named Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other contract (other than a confidentiality agreement) (an “Alternative Acquisition Agreement”) relating to any Acquisition Proposal.

Notwithstanding the above, Pioneer Power’s board of directors may, prior to the closing date, withhold, withdraw, qualify or modify the Board Recommendation or approve, recommend or otherwise declare advisable any Acquisition Proposal that was not solicited, initiated, knowingly facilitated or knowingly encouraged in breach of the Stock Purchase Agreement (a “Change of Recommendation”) or may terminate the Stock Purchase Agreement, if the board of directors determines in good faith based on information then available, after consultation with outside legal counsel and its financial advisor, that such Acquisition Proposal is a Superior Proposal and the failure to take such action would constitute a breach of directors’ fiduciary duties under applicable law.

Before taking any of the actions noted in the paragraph above, Pioneer Power’s board of directors will (A) notify the Buyer in writing, five (5) business days in advance, that it intends to effect a Change of Recommendation in connection with a Superior Proposal, or to terminate the Stock Purchase Agreement with respect to a Superior Proposal, which notice will specify the identity of the party who made such Superior Proposal and all of the material terms and conditions of such Superior Proposal and attach the most current version of the agreement reflecting such terms and conditions; (B) after providing such notice and prior to making such Change of Recommendation in connection with a Superior Proposal, or terminating the Stock Purchase Agreement with respect to a Superior Proposal, negotiate in good faith with the Buyer during such five (5) business day period (to the extent that the Buyer desires to negotiate) to make such revisions to the terms of the Stock Purchase Agreement or consider a possible alternative transaction with the Buyer so that the Acquisition Proposal that is the subject of the notice ceases to be a Superior Proposal; and (C) have considered in good faith any changes to the Stock Purchase Agreement offered in writing by the Buyer and will have determined in good faith (after consultation with its outside legal counsel and financial advisor) that the Superior Proposal would continue to constitute a Superior Proposal if such changes offered in writing by the Buyer were to be given effect.

Release. From and after the closing date, Pioneer Power, on behalf of itself and its affiliates, agreed to an unconditional and irrevocable release of claims in favor of the Disposed Companies and the Named Subsidiaries, as well as their respective agents, affiliates, successors, assigns, managers, directors, officers and employees from any and all actions, whether known or unknown, which Pioneer Power and/or its affiliates may have now or in the future, and agreed not to bring or threaten to bring or otherwise join in any such claim relating to or arising out of circumstances that were taken on or prior to the closing date, except for any such claim resulting from a breach of the Stock Purchase Agreement.

Non-Competition; Non-Solicitation. For a period of three years commencing on the closing date (the “Restricted Period”), except on behalf of the Buyer, the Disposed Companies or any of their respective affiliates in the ordinary scope of their respective duties, Pioneer Power, its affiliates, and Nathan Mazurek (the “Restricted Parties”) have agreed not to (i) directly or indirectly engage, solicit, induce, hire or attempt to engage, solicit, induce or hire, whether or not for consideration, any employee or independent contractor of the Disposed Companies, the Named Subsidiaries or the Buyer, who is (or was within seven (7) months prior to the date of the Stock Purchase Agreement) employed by any of the Disposed Companies, the Named Subsidiaries or the Buyer, subject to certain limitations, (ii) disclose or use confidential information related to the Disposed Companies or the Named Subsidiaries for the benefit of anyone other than the Buyer, the Disposed Companies or the Named Subsidiaries, subject to certain limitations and exceptions, or (iii) engage in the design, manufacture and distribution of electric transformers from 5kva – 30mva in size and 110v-72kv in voltage in certain geographic areas or have any ownership of any business within those geographic areas conducting such business or solicit business away from the Buyer, the Disposed Companies or the Named Subsidiaries, in each case subject to certain limitations and exceptions.

Covenants and Agreements of the Buyer

Records. The Buyer has agreed to, with respect to the books and records of the Disposed Companies and the Named Subsidiaries with respect to matters occurring on or prior to the closing date, (i) retain such records for a period of five (5) years after the closing date and (ii) provide Pioneer Power and its representatives and designees, upon reasonable request and with reasonable prior notice, with access to such records in connection with any legitimate purpose, including certain tax matters, subject to certain limitations.

Indemnification. The Buyer has agreed to maintain all rights to indemnification and advancement of expenses by the Disposed Companies and the Named Subsidiaries existing in favor of each person who, as of the signing of the Stock Purchase Agreement or prior to the closing date, serves as an officer, manager or director of the Disposed Companies or the Named Subsidiaries, for a period of no less than six (6) years.

Employment and Benefit Arrangements; Employee Listing. The Buyer has agreed that, for a period of twelve (12) months following the closing, it will (i) continue to sponsor certain employee compensation and benefit plans of the Disposed Companies and the Named Subsidiaries and (ii) provide the individuals employed by the Disposed Companies and the Named Subsidiaries with compensation and employee benefits that are at least as favorable as those in effect immediately prior to the closing date; provided, however, that the Buyer will not be under any obligation to continue employing such employees for any length of time after the closing date, subject to limited exceptions.

Financing. The Buyer has agreed to use commercially reasonable efforts to do all things necessary to obtain financing sufficient to consummate the Equity Transaction as promptly as reasonably practicable and to obtain alternative financing for the Equity Transaction if all or any portion of its original financing becomes unavailable. Pioneer Power has agreed to provide cooperation and assistance in connection with the arrangement of any debt financing of the Buyer as may be reasonably requested by the Buyer.

Mutual Covenants and Agreements

Publicity. Each of Pioneer Power and the Buyer has agreed not to issue any press release or make any public announcement concerning the Stock Purchase Agreement or the Equity Transaction without obtaining the prior written consent of the other party, subject to limited exceptions.

Best Efforts; Cooperation. Each of the parties agreed to use best efforts to take, or cause to be taken, all things necessary, proper or advisable to consummate the transactions contemplated by the Stock Purchase Agreement, including obtaining all necessary consents and approvals, defending any actions challenging the Stock Purchase Agreement and executing and delivering any additional instruments necessary to carry out such transactions, subject to certain limitations.

Other Covenants

In addition to the summary description of the covenants included in the Stock Purchase Agreement above, the Stock Purchase Agreement contains certain other covenants of the parties, including, among other things, covenants related to giving notices, intellectual property assignments by Pioneer Power, matters concerning the reinstatement of one of the Named Subsidiaries, matters concerning the restoration of certain facilities owned by the Disposed Companies, the cooperation of Pioneer Power and the Disposed Companies with the Buyer in obtaining representation and warranty insurance on behalf of the Buyer and matters concerning the continuance, conversion, amalgamation and reorganization of Electrogroup and the Canadian Buyer.

Closing Conditions

Under the Stock Purchase Agreement, various customary and other conditions are required to be met or waived, by mutual agreement of all parties, before each party is obligated to complete the transaction. These conditions are customary and include, among other things:

●	Pioneer Power having obtained the requisite approval of its stockholders to approve the Stock Purchase Agreement and the Equity Transaction, which such approval was obtained on June 28, 2019 by written consent of the controlling stockholders as described above under “—Stockholder Consent; Voting Agreement” and “The Equity Transaction—Record Date; Written Consent Approving Equity Transaction.”

●	the absence of certain laws, orders or actions that restrain, prohibit, invalidate or adversely alter the transactions contemplated by the Stock Purchase Agreement;

●	all approvals required by applicable law to be obtained from, and all filings required to be made prior to closing with, any governmental entity to effect the Equity Transaction and the other transactions contemplated by the Stock Purchase Agreement shall have been received, obtained or made; and

●	this information statement shall have been mailed to Pioneer Power’s stockholders at least twenty (20) days prior to the closing date in accordance with applicable securities laws.

Additional closing conditions must be met by the Buyer before Pioneer Power and the Disposed Companies are obligated to effect the closing, including, among other things:

●	the accuracy of the representations made by the Buyer as of the closing date, subject to certain exceptions and limitations;

●	the performance, in all material respects, of each of the agreements and covenants of the Buyer to be performed and complied with prior to the closing date; and

●	the delivery of the closing net purchase price in cash to Pioneer Power no later than two (2) business days prior to the closing date, and the delivery of certain other certificates, agreements, documents, instruments and acknowledgements called for by the Stock Purchase Agreement.

Additional closing conditions must be met by Pioneer Power and the Disposed Companies before the Buyer is obligated to effect the closing, including, among other things:

●	the accuracy of the representations made by Pioneer Power and the Disposed Companies as to organization and capitalization (including organization and capitalization of the Disposed Companies subsidiaries), corporate authority to enter into the Stock Purchase Agreement, brokers and finders fees and the applicability of anti-takeover statutes being accurate as of the signing of the Stock Purchase Agreement and the closing date, subject to certain limitations and exceptions;

●	the accuracy of all other representations made by Pioneer Power and the Disposed Companies as of the closing date, subject to certain limitations and exceptions;

●	the performance, in all material respects, of each of the agreements and covenants of Pioneer Power and the Disposed Companies to be performed and complied with prior to the closing date;

●	the absence of a Material Adverse Effect (as defined below) since the date of signing the Stock Purchase Agreement;

●	the delivery of (i) stock powers to transfer the equity interests in the Disposed Companies to the Buyer, as well as the stock certificates representing such interests, (ii) payoff letters in respect of all outstanding debt of the Disposed Companies, (iii) evidence of certain lien releases, (iv) written resignations of certain officers and directors of the Disposed Companies and the Named Subsidiaries, (v) certain third-party consents and (vi) certain other certificates, agreements, documents, instruments and acknowledgements called for by the Stock Purchase Agreement; and

●	the receipt of debt financing sufficient to fund the Equity Transaction on terms substantially provided for in the Buyer’s debt financing commitment letter or any alternative financing sufficient to fund the Equity Transaction.

For purposes of the Stock Purchase Agreement, a “Material Adverse Effect” means any state of fact, event, change, result, circumstance, occurrence, or development that, either alone or in combination with any other fact, event, change, result, circumstance, occurrence, or development, has or would reasonably be expected to have, a material adverse effect on (a) the business, results of operations or financial condition of the Disposed Companies and the Named Subsidiaries taken as a whole, but excluding facts, events, changes, results, circumstances, occurrences, or developments, either alone or taken together, relating to or arising from (i) changes or developments in the United States or worldwide economy or credit, currency, oil, financial, banking, securities or capital markets, (ii) changes or developments in any national or international political, or regulatory conditions, including acts of terrorism, sabotage, cyber-attack, military action, national emergency or war (whether or not declared), or any escalation or worsening thereof, (iii) changes or developments in the business conditions or regulatory conditions affecting the industries or markets in which the Disposed Companies and the Named Subsidiaries operate or conduct their business generally, (iv) any earthquake, hurricane, tsunami, tornado, flood, mudslide or other natural disaster, pandemic, weather condition, explosion or fire or other force majeure event or act of God, whether or not caused by any person, or any national or international calamity or crisis, (v) the announcement of the Stock Purchase Agreement or the transactions contemplated thereby, (vi) any action taken at the specific written request of the Buyer, (vii) any changes or prospective changes in law or GAAP or enforcement or interpretation thereof, or (viii) any failure, in and of itself, to meet any budgets, projections, forecasts, estimates, plans, predictions, or milestones (whether or not shared with the Buyer or its affiliates or representatives) (but, for the avoidance of doubt, in each case, not the underlying causes of any such failure to the extent such underlying cause is not otherwise excluded from the definition of Material Adverse Effect); provided, that, with respect to the foregoing clauses (i), (ii), (iii) (iv) and (vii), any such effect shall be taken into account if and to the extent it, individually or in the aggregate with any other effect, disproportionately affects the Disposed Companies, taken as a whole, compared to other companies operating in the industries in which the Disposed Companies operate; or (b) the ability of Pioneer Power to consummate the Equity Transaction or perform its obligations under the Stock Purchase Agreement or the related ancillary agreements.

Termination of the Stock Purchase Agreement

The Stock Purchase Agreement may be terminated and the transactions contemplated thereby abandoned, at any time prior to the closing:

●	by mutual written consent of the Buyer and Pioneer Power;

●	by Pioneer Power, if:

o	(i) each of the conditions to closing the Equity Transaction have been met, (ii) the Buyer fails to consummate the closing in accordance with the requirements of the Stock Purchase Agreement, (iii) Pioneer Power notifies the Buyer in writing that Pioneer Power and the Disposed Companies are ready to consummate the closing and (iv) the Buyer has not consummated the closing by the close of business on the third (3rd) business day following the delivery of the notice described in clause (iii) above;

o	at any time prior to the closing, and subject to certain conditions, Pioneer Power (i) has not breached its obligations concerning the treatment of Acquisition Proposals, (ii) has complied with its obligations related to entering into an Alternative Acquisition Agreement that constitutes a Superior Proposal, (iii) obtains the requisite stockholder approval related to the transaction contemplated by such Alternative Acquisition Agreement and (iv) simultaneously upon entry into such Alternative Acquisition Agreement, pays any termination fees required to be paid under the Stock Purchase Agreement; or

o	at any time on or following the Outside Date, all of the mutual conditions to closing and the Buyer’s conditions to closing have been satisfied, except for the Buyer’s condition to obtain sufficient financing to consummate the Equity Transaction, Pioneer Power and the Disposed Companies were ready to consummate the closing and no Applicable Adverse Event occurred or was occurring in the fourteen (14) day period prior to the Outside Date;

●	by the Buyer, if:

o	(i) each of the conditions to closing the Equity Transaction have been met, (ii) Pioneer Power fails to consummate the closing in accordance with the requirements of the Stock Purchase Agreement, (iii) the Buyer notifies Pioneer Power in writing that the Buyer is ready to consummate the closing and (iv) Pioneer Power has not consummated the closing by the close of business on the third (3rd) business day following the delivery of the notice described in clause (iii) above;

o	there is an occurrence of (i) Applicable Adverse Event, to the extent it is uncurable, (ii) an Applicable Adverse Event, to the extent it has not been cured by the earlier of twenty (20) days following such occurrence or the Outside Date or (iii) a Material Adverse Effect; or

o	the board of directors of Pioneer Power (i) makes a Change of Recommendation; (ii) fails to reaffirm its approval or recommendation of the Stock Purchase Agreement and the Equity Transaction as promptly as reasonably practicable (but in any event within five (5) business days after receipt of any written request to do so from the Buyer) at any time following the public disclosure of an Acquisition Proposal; or (iii) prior to eleven (11) business days after the commencement of a tender or exchange offer for outstanding equity securities of Pioneer Power that has been publicly disclosed (other than by the Buyer or an affiliate of the Buyer), fails to recommend against a tender offer or exchange offer;

●	by either the Buyer or Pioneer Power if:

o	the closing shall not have occurred by the close of business on or after the date that is the later of October 26, 2019 (the “Initial Outside Date”) or the date that is sixty (60) days after the date on which all or any material portion of the Buyer’s financing commitments become unavailable on substantiality the terms and conditions expressed in the Buyer’s financing commitment letters (such date, the “Extended Outside Date,” and the date that is the later of the Initial Outside Date and the Extended Outside Date, the “Outside Date”); provided, however, that the terminating party is not in material breach of its obligations under the Stock Purchase Agreement that has been the principal cause of, or resulted in, the failure of the closing to occur on such date;

o	any order of a court of competent jurisdiction restrains or prohibits the consummation of the transactions contemplated by the Stock Purchase Agreement is in effect and becomes non-appealable; provided, however, that the right to terminate shall not be available to any party whose failure to fulfill, in all material respects, its obligation under the Stock Purchase Agreement has been the principal cause of, or resulted in, such order or the failure of such order to be removed; or

o	the other party is in material breach of any representation, warrant or covenant contained in the Stock Purchase Agreement that would cause the applicable closing conditions of the terminating party not to be met, which is not cured within twenty (20) days following the delivery of notice of such breach, subject to certain exceptions for certain breaches deemed to be uncurable.

For purposes of the Stock Purchase Agreement, an “Applicable Adverse Event” means any state of fact, event, change, result, circumstance, occurrence, or development that, either alone or in combination with any other fact, event, change, result, circumstance, occurrence, or development, has or would reasonably be expected to have an adverse change or effect in excess of $3.5 million on (a) the business, results of operations or financial condition of the Disposed Companies and the Named Subsidiaries taken as a whole, but excluding facts, events, changes, results, circumstances, occurrences, or developments, either alone or taken together, relating to or arising from (i) changes or developments in the United States or worldwide economy or credit, currency, oil, financial, banking, securities or capital markets, (ii) changes or developments in any national or international political, or regulatory conditions, including acts of terrorism, sabotage, cyber-attack, military action, national emergency or war (whether or not declared), or any escalation or worsening thereof, (iii) changes or developments in the business conditions or regulatory conditions affecting the industries or markets in which the Disposed Companies and the Named Subsidiaries operate or conduct their business generally, (iv) any earthquake, hurricane, tsunami, tornado, flood, mudslide or other natural disaster, pandemic, weather condition, explosion or fire or other force majeure event or act of God, whether or not caused by any person, or any national or international calamity or crisis, (v) the announcement of the Stock Purchase Agreement or the transactions contemplated thereby, (vi) any action taken at the specific written request of the Buyer, (vii) any changes or prospective changes in law or GAAP or enforcement or interpretation thereof, or (viii) any failure, in and of itself, to meet any budgets, projections, forecasts, estimates, plans, predictions, or milestones (whether or not shared with the Buyer or its affiliates or representatives) (but, for the avoidance of doubt, in each case, not the underlying causes of any such failure to the extent such underlying cause is not otherwise excluded from the definition of Applicable Adverse Event), or; provided, that, with respect to the foregoing clauses (i), (ii), (iii) (iv) and (vii), any such effect shall be taken into account if and to the extent it, individually or in the aggregate with any other effect, disproportionately affects the Disposed Companies, taken as a whole, compared to other companies operating in the industries in which the Disposed Companies operate or (b) the ability of Pioneer Power to consummate the Equity Transaction or perform its obligations under the Stock Purchase Agreement or the its related ancillary agreements.

Termination Fee

The Stock Purchase Agreement provides that Pioneer Power will be required to pay a cash termination fee equal to $4.0 million to the Buyer in the event of a termination of the Stock Purchase Agreement resulting from:

(a)	a termination by the Buyer if (i) each of the conditions to closing the Equity Transaction have been met, (ii) Pioneer Power fails to consummate the closing in accordance with the requirements of the Stock Purchase Agreement, (iii) the Buyer notifies Pioneer Power in writing that the Buyer is ready to consummate the closing and (iv) Pioneer Power has not consummated the closing by the close of business on the third (3rd) business day following the delivery of the notice described in clause (iii) above;

(b)	a termination by the Buyer if the board of directors of Pioneer Power (i) makes a Change of Recommendation; (ii) fails to reaffirm its approval or recommendation of the Stock Purchase Agreement and the Equity Transaction as promptly as reasonably practicable (but in any event within five (5) business days after receipt of any written request to do so from the Buyer) at any time following the public disclosure of an Acquisition Proposal; or (iii) prior to eleven (11) business days after the commencement of a tender or exchange offer for outstanding equity securities of Pioneer Power that has been publicly disclosed (other than by the Buyer or an affiliate of the Buyer), fails to recommend against a tender offer or exchange offer;

(c)	a termination by Pioneer Power if at any time prior to the closing, and subject to certain conditions, Pioneer Power (i) has not breached its obligations concerning the treatment of Acquisition Proposals, (ii) has complied with its obligations related to entering into an Alternative Acquisition Agreement that constitutes a Superior Proposal, (iii) obtains the requisite stockholder approval related to the transaction contemplated by such Alternative Acquisition Agreement and (iv) simultaneously upon entry into such Alternative Acquisition Agreement, pays any termination fees required to be paid under the Stock Purchase Agreement; or

(d)	a unilateral termination by Pioneer Power at a time when the Buyer would have had the right to terminate the Stock Purchase Agreement pursuant to clause (a) or (b) immediately above.

Any termination fee payable by Pioneer Power is due within five (5) business days of the applicable termination date. Pioneer Power shall not be obligated to pay the termination fee on more than one occasion.

Reverse Termination Fee

The Stock Purchase Agreement provides that the Buyer will be required to pay a cash reverse termination fee equal to $4.0 million to Pioneer Power in the event of a termination of the Stock Purchase Agreement resulting from:

(a)	a termination by Pioneer Power if (i) each of the conditions to closing the Equity Transaction have been met, (ii) the Buyer fails to consummate the closing in accordance with the requirements of the Stock Purchase Agreement, (iii) Pioneer Power notifies the Buyer in writing that Pioneer Power and the Disposed Companies are ready to consummate the closing and (iv) the Buyer has not consummated the closing by the close of business on the third (3rd) business day following the delivery of the notice described in clause (iii) above;

(b)	a termination by Pioneer Power at any time on or following the Outside Date, if all of the mutual conditions to closing and the Buyer’s conditions to closing have been satisfied, except for the Buyer’s condition to obtain sufficient financing to consummate the Equity Transaction, and Pioneer Power and the Disposed Companies were ready to consummate the closing; or

(c)	a unilateral termination by the Buyer at a time when Pioneer Power would have had the right to terminate the Stock Purchase Agreement pursuant to clause (a) or (b) immediately above.

Any reverse termination fee payable by the Buyer is due within five (5) business days of the applicable termination date. The Buyer shall not be obligated to pay the reverse termination fee on more than one occasion.

Sponsor Guaranty

In connection with the Stock Purchase Agreement, Mill Point has entered into a guaranty, pursuant to which it has agreed to guarantee certain limited obligations of the Buyer under the Stock Purchase Agreement, including Buyer’s obligation to pay the reverse termination fee in accordance with the terms and conditions of the Stock Purchase Agreement.

Indemnification

Pioneer Power and the Buyer have each agreed to indemnify one another for any and all liabilities, losses, damages, claims, demands, suits, actions, judgments, fines, penalties, deficiencies, awards, taxes, assessments, costs or expenses (including reasonable attorney’s or other professional fees and expenses) (“Losses”) resulting from any inaccuracy or breach of the respective party’s representations and warranties or any breach or nonperformance of the respective party’s covenants and agreements in the Stock Purchase Agreement or its related ancillary agreements.

In addition, Pioneer Power has agreed to indemnify the Buyer and its affiliated parties for Losses resulting from, among other things, certain pre-closing tax matters, debt held by the Disposed Companies, transaction expenses, breaches of representations and warranties that are not covered by the Buyer’s representation and warranty insurance because the Buyer had knowledge of such breach (only to the extent such Losses would have been covered by the representation and warranty insurance had the Buyer not known of such breach) (“Interim Breaches”), certain matters related to Electrogroup’s operations, certain legal proceedings, certain matters related to Nexus Custom Magnetics, L.L.C., a wholly owned subsidiary of Jefferson, and certain matters concerning end-user software utilized by the Disposed Companies.

The indemnification obligations of Pioneer Power with respect to Losses of the Buyer resulting from inaccuracies or breaches of Pioneer Power’s representations and warranties, except for breaches of certain fundamental warranties, claims of fraud and breaches of representations, warranties or covenants relating to taxes, and claims for certain specific indemnities, are subject to (i) a true deductible equal to $330,000, (ii) a cap equal to 0.5% of the purchase price, and (iii) a per-claim threshold amount of $50,000. In addition, the indemnification rights of the Buyer with respect to Interim Breaches are subject to a cap equal to $5.0 million, and the indemnification rights of the Buyer with respect to Losses resulting from certain matters related to Electrogroup’s operations are subject to a true deductible equal to $500,000 and a cap equal to $5.0 million.

The indemnification obligations of the Buyer, except with respect to breaches of certain fundamental representations and warranties and claims of fraud, are subject to a true deductible equal to $330,000 and a cap equal to $3.3 million. In addition, each party’s total indemnification obligation is subject to a cap equal to the purchase price, except for claims of fraud.

The Buyer has obtained a customary representation and warranty insurance policy insuring the Buyer against losses resulting from a breach of representations and warranties by Pioneer Power and the Disposed Companies, and the Buyer is required to use commercially reasonable efforts to utilize the representation and warranty insurance to cover any Losses resulting from such a breach. In addition, rather than seeking recovery from Pioneer Power, the Buyer is required to setoff amounts owed to Pioneer Power under the Seller Note on a dollar-for-dollar basis by the amount of any indemnifiable losses Buyer suffers as a result of certain actions or omissions by Pioneer Power or the Disposed Companies.

Fees and Expenses

Except as otherwise provided in the Stock Purchase Agreement, all fees and expenses incurred in connection with the Stock Purchase Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Equity Transaction is consummated.

Amendment

The Stock Purchase Agreement may only be amended or modified only by an instrument in writing specifically designated as an amendment thereto, duly executed by the Disposed Companies, Pioneer Power and the Buyer.

Specific Performance

The Stock Purchase Agreement provides that, in addition to any other remedy to which they are entitled at law or in equity, the parties are entitled to specific performance of the terms of the Stock Purchase Agreement. The parties are entitled to seek an injunction or injunctions to prevent breaches of the Stock Purchase Agreement and to enforce specifically the terms and provisions of the Stock Purchase Agreement. Notwithstanding the foregoing, if the Stock Purchase Agreement is terminated under circumstances in which Pioneer Power is required to pay the termination fee or the Buyer is required to pay the reverse termination fee, as applicable, the payment of such termination or reverse termination fee shall be the recipient’s sole remedy at law or in equity.

Governing Law

The Stock Purchase Agreement is governed by Delaware law.

THE SELLER NOTE

The following is a summary of the material provisions of the Seller Note, a form of which accompanies this information statement as Annex B. This summary is qualified in its entirety by reference to the full text of the form of Seller Note. You are encouraged to read the form of Seller Note carefully and in its entirety.

Background; Overview

As consideration for the Equity Transaction, in addition to the $60.5 million base cash purchase price, the US Buyer has agreed to issue Pioneer Power the Seller Note in the aggregate principal amount of $5.0 million. Interest on the Seller Note will accrue at a rate of four percent (4.0%) per annum, beginning on the date of issuance, and shall be paid-in-kind annually.

The outstanding principal amount of the Seller Note, together with all accrued and unpaid interest thereon, will become due and payable on December 31, 2022. However, subject to certain limitations, the Seller Note may, at any time and from time to time, be prepaid by the Buyer without penalty.

Setoff Obligation

Pursuant to the terms of the Stock Purchase Agreement and the Seller Note, the US Buyer shall setoff and reduce amounts owed to Pioneer Power under the Seller Note on a dollar-for-dollar basis by:

●	the amount, if any, that the closing date net purchase price exceeds the final net purchase price; and

●	the amount, if any, of indemnifiable Losses incurred by Pioneer Power or the Disposed Companies payable to the Buyer.

Any such setoff amounts will reduce the total amount of the Seller Note payable by the US Buyer at maturity.

For additional information concerning the calculation of the purchase price for the Disposed Companies, see “The Equity Transaction — Equity Transaction Consideration,” and for additional information concerning the indemnification obligations of the parties to the Stock Purchase Agreement, see “The Stock Purchase Agreement — Indemnification.”

Ranking

The Seller Note is subject to certain subordination provisions contained therein that may prevent the US Buyer from repaying the Seller Note prior to the payment in full of certain senior obligations in the event that the US Buyer or the Disposed Companies are subject to bankruptcy proceedings or are in default of such senior obligations. The senior obligations consist of the debt financings being obtained by the US Buyer under its debt commitment letter.

Events of Default

The Seller Note will include certain customary events of default, including (i) the failure of the US Buyer to pay amounts owed under the Seller Note at its maturity date and (ii) the failure of the US Buyer to perform or observe other provisions set forth in the Seller Note, subject to a limited cure period. In the event of an event of default, Pioneer Power has the right to declare the entire amount of the Seller Note, together with all accrued and unpaid interest thereon, immediately due and payable in full.

THE VOTING AGREEMENT

The following is a summary of the material provisions of the Voting Agreement, a copy of which accompanies this information statement as Annex C. This summary is qualified in its entirety by reference to the full text of the Voting Agreement. You are encouraged to read the Voting Agreement carefully and in its entirety.

Background; Support Covenants

On June 28, 2019, the record date, the Buyer entered into the Voting Agreement with the controlling stockholders, which as of such date, held 4,774,400 shares of Pioneer Power’s common stock, or approximately 54.7% of Pioneer Power’s outstanding shares.

Pursuant to the Voting Agreement, the controlling stockholders agreed, on the terms and subject to the conditions set forth in the Voting Agreement, to vote all of their shares of Pioneer Power’s common stock

(i) in favor of the adoption and approval of the Stock Purchase Agreement;

(ii) against any recapitalization, merger, sale of assets or other business combination between Pioneer or any of its subsidiaries and any person or entity other than the Buyer or any of its affiliates; and

(iii) against any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Pioneer Power under the Stock Purchase Agreement or that would result in any of the conditions to the obligations of Pioneer Power under the Stock Purchase Agreement not being fulfilled.

While the Voting Agreement is in effect, the controlling stockholders party thereto have agreed not to transfer their shares of Pioneer Power’s common stock, subject to certain exceptions.

Termination

The Voting Agreement shall terminate on the earliest to occur of (i) the date of consummation of the Equity Transaction and (ii) the date of termination of the Stock Purchase Agreement for any reason.

Stockholder Written Consent

Subsequent to the execution of the Voting Agreement, on June 28, 2019, the controlling stockholders delivered a written consent adopting and approving the Stock Purchase Agreement. The written consent constituted an adoption and approval of the Stock Purchase Agreement by the holders of the requisite number of shares of Pioneer Power’s common stock in accordance with Section 271 of the DGCL. Accordingly, the Equity Transaction can occur without the vote of any of Pioneer Power’s other stockholders and there will not be a meeting of Pioneer Power’s stockholders at which you will be asked to vote on the adoption and approval of the Stock Purchase Agreement.

UNAUDITED PRO FORMA FINANCIAL INFORMATION

On June 28, 2019, Pioneer Power entered into the Stock Purchase Agreement, by and among the Pioneer Power, Electrogroup, Jefferson, JE Mexico, the Buyer and Nathan Mazurek. Pursuant to the terms of the Stock Purchase Agreement, the Company agreed to sell (i) all of the issued and outstanding equity interests of Electrogroup to the Canadian Buyer and (ii) all of the issued and outstanding equity interests of Jefferson and JE Mexico to the US Buyer, for a total purchase price of $65.5 million, subject to customary working capital adjustments, of which $60.5 million is payable in cash and $5.0 million is payable in the form of the Seller Note.

The Equity Transaction will transfer the ownership of the dry type and liquid type transformer businesses (referred to in this section as the “transformer business”) from Pioneer Power to Mill Point. As a result, the transformer business’ historical results will be reported in Pioneer Power’s consolidated financial statements as discontinued operations and in subsequent periods Pioneer Power’s consolidated financial statements will no longer reflect the assets, liabilities, results of operations or cash flows attributable to the transformer business.

The following unaudited pro forma condensed consolidated financial statements (“unaudited pro forma statements”) and explanatory notes are based on Pioneer Power’s historical consolidated financial statements adjusted to give effect to the Equity Transaction. The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three months ended March 31, 2019 and year ended December 31, 2018 have been prepared with the assumption that the Equity Transaction occurred as of the beginning of the statement period. The pro forma consolidated statement of operations as of December 31, 2017 has been included to present the impact of the sale of the transformer business on continuing operations. The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2019 has been prepared with the assumption that the Equity Transaction was completed as of the balance sheet date.

The unaudited pro forma statements do not necessarily reflect what Pioneer Power’s financial condition or results of operations would have been had the Equity Transaction occurred on the date indicated, or which may result in the future. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma statements have been prepared by Pioneer Power based upon assumptions deemed appropriate by Pioneer Power’s management. An explanation of certain assumptions is set forth under the Notes hereto.

The unaudited pro forma statements should be read in conjunction with the audited financial statements and the notes for the year ended December 31, 2018, as well as the Company’s unaudited condensed consolidated financial statements and notes thereto for the three months ended March 31, 2019, each of which are included elsewhere herein.

59

Pioneer Power Solutions, Inc

Unaudited Pro Forma Consolidated Balance Sheets

	As of March 31, 2019
		Disposition of	Other
	Historical	Business (2a)	Adjustments		Pro forma

ASSETS
Current assets
Cash and cash equivalents	$175	$—	$30,262	(2c)	$30,437
Short term investments	7,548	—			7,548
Accounts receivable, net	17,383	15,299			2,084
Inventories, net	27,694	23,465			4,229
Income taxes receivable	578	578			—
Prepaid expenses and other current assets	2,630	352			2,278
Total current assets	56,008	39,694	30,262		46,576
Property, plant and equipment, net	5,168	4,360			808
Deferred income taxes	3,670	86			3,584
Other assets	4,974	1,985	5,000	(2b)	7,989
Intangible assets, net	3,531	3,418			113
Goodwill	8,527	5,557			2,970
Total assets	$81,878	$55,100	$35,262		$62,040

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank overdrafts	$518				$518
Revolving credit facilities	19,915		(19,915)	(2c)	—
Short term borrowings	1,785	—	(1,785)	(2c)	—
Accounts payable and accrued liabilities	29,946	20,873			9,073
Current maturities of long-term debt and capital lease obligations	1,175		(1,175)	(2c)*	—
Income taxes payable	1,262	1,155	3,642	(2d)	3,749
Total current liabilities	54,601	22,028	(19,233)		13,340
Long-term debt, net of current maturities	2,324		(2,324)	(2c)*	—
Pension deficit	32	32			—
Other long-term liabilities	3,648	2,154			1,494
Noncurrent deferred income taxes	3,892	—			3,892
Total liabilities	64,497	24,214	(21,557)		18,726
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	—				—
Common stock, $0.001 par value, 30,000,000 shares authorized; 8,726,045 shares issued and outstanding on March 31, 2019 and December 31, 2018	9				9
Additional paid-in capital	23,971				23,971
Accumulated other comprehensive loss	(6,119)				(6,119)
Retained earnings (accumulated deficit)	(480)		25,933	2(e)*	25,453
Total stockholders’ equity	17,381	—	25,933		43,314
Total liabilities and stockholders’ equity	$81,878	$24,214	$4,376		$62,040

*The balances as of March 31, 2019 are net of debt issuance cost of $39.

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

60

Pioneer Power Solutions, Inc

Unaudited Pro Forma Consolidated Statements of Operations

(In thousands, except per share data)

	For the Year ended December 31, 2017

		Disposition of
	Historical	Business (3)	Pro forma

Sales	$114,391	$86,396	$27,995
Cost of goods sold
Cost of goods sold	95,779	68,397	27,382
Restructuring and integration	873	873	—
Total cost of goods sold	96,652	69,270	27,382
Gross profit	17,739	17,126	613

Operating expenses
Selling, general and administrative	21,158	10,389	10,769
Restructuring and integration	219	215	4
Foreign exchange gain	(325)	(325)	—

Total operating expenses	21,052	10,279	10,773

(Loss) Income from continuing operations	(3,313)	6,847	(10,160)

Interest expense	2,462	—	2,462
Other expense	411	80	331

(Loss) income before taxes	(6,186)	6,767	(12,953)

Income tax expense	3,039	431	2,608

Net (loss) income	$(9,225)	$6,336	$(15,561)

Net loss per common share:
Basic	$(1.06)		$(1.79)
Diluted	$(1.06)		$(1.79)

Weighted average common shares outstanding:
Basic	8,717		8,717
Diluted	8,717		8,717

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

61

PIONEER POWER SOLUTIONS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	For the Year ended December 31, 2018

		Disposition of
	Historical	Business (3)	Pro forma

Sales	$106,390	$86,296	$20,094
Cost of goods sold	87,139	68,906	18,233

Gross profit	19,251	17,390	1,861

Operating expenses
Selling, general and administrative	21,465	11,259	10,206
Foreign exchange gain	(341)	(341)	—

Total operating expenses	21,124	10,918	10,206

(Loss) Income from continuing operations	(1,873)	6,472	(8,345)

Interest expense	2,662	2,662	—
Other expense	826	762	64

(Loss) income before taxes	(5,361)	3,048	(8,409)

Income tax expense (benefit)	303	655	(352)

Net (loss) income	$(5,664)	$2,393	$(8,057)

Net loss per common share:
Basic	$(0.65)		$(0.92)
Diluted	$(0.65)		$(0.92)

Weighted average common shares outstanding:
Basic	8,726		8,726
Diluted	8,726		8,726

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

62

PIONEER POWER SOLUTIONS, INC.

UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	For the Three Months Ended March 31, 2019

		Disposition of
	Historical	Business (3)	Pro forma

Sales	$24,699	$21,683	$3,016
Cost of goods sold	20,600	17,839	2,761

Gross profit	4,099	3,844	255

Operating expenses
Selling, general and administrative	4,139	2,644	1,495
Foreign exchange gain	(632)	(632)	—

Total operating expenses	3,507	2,012	1,495

Income (loss) from continuing operations	592	1,832	(1,240)

Interest expense	499	499	—
Other (income) expense	(3,295)	47	(3,342)
Gain on sale of subsidiary	(4,207)	—	(4,207)

Income before taxes	7,595	1,286	6,309

Income tax expense	1,948	383	1,565

Net income	$5,647	$903	$4,744

Net income per common share:
Basic	$0.65		$0.54
Diluted	$0.65		$0.54

Weighted average common shares outstanding:
Basic	8,726		8,726
Diluted	8,730		8,730

See the accompanying notes which are an integral part of these unaudited pro forma condensed consolidated financial statements.

63

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1. Equity Transaction

The consideration payable by the Buyer in the Equity Transaction is a base cash purchase price of $60.5 million, as well as the issuance by the Buyer of a subordinated promissory note to Pioneer Power in the aggregate principal amount of $5.0 million, in each case subject to adjustment pursuant to the terms of the Stock Purchase Agreement. Pursuant to the terms of the Stock Purchase Agreement, the Seller Note will bear interest at an annualized rate of 4.0%, to be paid-in-kind annually, and will have a maturity date of December 31, 2022. In addition, pursuant to the terms of the Stock Purchase Agreement, the Buyer is required to set-off any indemnifiable losses the Buyer suffers as a result of certain actions, omissions, or misrepresentations by Pioneer Power or the Disposed Companies against amounts owed to Pioneer Power under the Seller Note, and may only recover indemnifiable losses directly from Pioneer Power in certain limited circumstances.

2. Unaudited Pro Forma Adjustments

The following notes describe the basis for and/or assumptions regarding the pro forma adjustments included in the Company’s unaudited pro forma statements.

All dollar amounts (except share and per share data) presented in the notes to our unaudited pro forma condensed consolidated financial statements are stated in thousands of dollars, unless otherwise noted. Amounts may not foot due to rounding.

(a) Recording of the disposition of the transformer business. The amounts include the assets and liabilities attributable to the business being sold.

(b) Recording of the sale proceeds, net of estimated transaction related expenses.

Cash proceeds from sale	$60,500
Note receivable	5,000
Less: estimated transaction costs	5,000
Net proceeds less transaction costs	$60,500

(c) Recording of repayment of the revolving credit facilities, short term borrowings and debt.

Cash proceeds from sale	$60,500
Less: estimated transaction costs	5,000
Net Cash proceeds from sale	55,500
Repayment of short term borrowings	(1,785)
Repayment of revolving credit facilities	(19,915)
Repayment of term loan B	(3,538)
Total Cash proceeds less repayment of debt	$30,262

(d) The table below represents the tax expense and related taxes payable associated with sale of Pioneer Power’s transformer business.

64

Income Tax at statutory rate	$7,463
Book tax differences	(3,097)
Benefit from net operating loss utilization	(724)
Total Income Tax Payable	$3,642

We have applied an effective tax rate of 25.2% which represents the consolidated group tax for US tax purposes.

The Company estimates the taxable income of $14.5 million with respect to the gain on sale of common stocks of the Disposed Companies to be partially offset by federal net operating losses on hand of approximately $2.9 million as of the transaction date. The Company estimates that after utilizing federal, state and local net operating losses they will incur federal, state and local income taxes of approximately $3.6 million.

(e) The estimated gain on the sale of the business if we had completed the sale as of March 31, 2019 is as follows:

Net proceeds (Note (b))	$60,500
Net assets sold	(30,886)
Pre-tax gain on sale	29,614
Tax expense	3,642
After-tax gain on sale	$25,972

This estimated gain has not been reflected in the pro forma condensed consolidated statement of operations as it is considered to be nonrecurring in nature and is reflected within equity on the Balance Sheet for the period ended March 31, 2019. No adjustment has been made to the sale proceeds to give effect to any potential post-closing adjustments under the terms of the Equity Transaction.

65

3. Discontinued Operations

The financial results of the transformer business, net of income taxes, have been removed to reflect the effects of the disposition and the retrospective presentation as discontinued operations in future filings. The following table presents the financial results for the transformer business for the periods ended December 31, 2017 and 2018, and March 31, 2019:

	For the Year ended	For the Year ended	For the three months
	December 31, 2017	December 31, 2018	ended March 31, 2019

Sales	$86,396	$86,296	$21,683
Cost of goods sold	68,397	68,906	17,839
Restructuring and integration	873	—	—
Gross profit	17,126	17,390	3,844

Operating expenses
Selling, general and administrative	10,389	11,259	2,644
Restructuring and integration	215	—	—
Foreign exchange gain	(325)	(341)	(634)

Total operating expenses	10,279	10,918	2,010

Income from operations	6,847	6,472	1,834

Interest expense	1,065	840	14
Other expense	80	762	47

Income before taxes	5,702	4,870	1,773

Income tax expense	431	655	385

Net income	$5,271	$4,215	$1,388

66

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of Pioneer Power’s common stock as of June 28, 2019 by:

●	each person known by Pioneer Power to beneficially more than five percent (5%) of its common stock;

●	each of Pioneer Power’s directors;

●	each of Pioneer Power’s named executive officers; and

●	all of Pioneer Power’s directors and executive officers as a group.

Under the rules of the SEC, a person is deemed to be the beneficial owner of a security if that person, directly or indirectly, has or shares the power to direct the voting of the security or the power to dispose or direct the disposition of the security. Accordingly, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any securities if that person has the right to acquire beneficial ownership within sixty (60) days of the relevant date. This information does not necessarily indicate beneficial ownership for any other purpose. Except as otherwise indicated in the footnotes to this table, the persons named in the table have specified that they have sole voting and investment power with respect to all shares of stock shown as beneficially owned by them, subject to any applicable community property law.

Except as otherwise indicated, the address for each person listed below is c/o Pioneer Power Solutions, Inc., 400 Kelby Street, 12th Floor, Fort Lee, New Jersey 07024.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percentage Beneficially Owned(1)
5% Owners
Provident Pioneer Partners, L.P.	4,560,000	(2)	52.3%
A. Lawrence Carroll Trust	725,000	(3)	8.3%
Kennedy Capital Management, Inc.	690,362	(4)	7.9%
North Star Investment Management Corporation	645,149	(5)	7.4%

Officers and Directors
Nathan J. Mazurek	4,785,800	(6)	53.5%
Thomas Klink	214,400	(7)	2.4%
Yossi Cohn	7,800	(8)	*
David J. Landes	4,567,800	(9)	52.3%
Ian Ross	7,400	(8)	*
David Tesler	11,550	(10)	*
Jonathan Tulkoff	17,800	(11)	*
All directors and executive officers as a group (7 persons)	5,052,550		55.6%

* represents ownership of less than 1%.

(1)	Shares of common stock beneficially owned and the respective percentages of beneficial ownership of common stock assumes the exercise of all options, warrants and other securities convertible into common stock beneficially owned by such person or entity currently exercisable or exercisable within sixty (60) days of June 28, 2019. Shares issuable pursuant to the exercise of stock options and warrants exercisable within sixty (60) days are deemed outstanding and held by the holder of such options or warrants for computing the percentage of outstanding common stock beneficially owned by such person, but are not deemed outstanding for computing the percentage of outstanding common stock beneficially owned by any other person.
(2)	Includes 4,560,000 shares of common stock held by Provident Pioneer Partners, L.P. Nathan J. Mazurek is the majority stockholder and a control person of Provident Canada Corp., the general partner of Provident Pioneer Partners, L.P., and, as such, has sole voting and investment power over these shares.
(3)	Beneficial ownership is based on information contained in Amendment No. 5 to Schedule 13G filed on January 29, 2019. A. Lawrence Carroll is the trustee of the A. Lawrence Carroll Trust and, in such capacity, has voting and dispositive power over the securities held for the account of this stockholder. The beneficial owner’s address is 415 L’Ambiance Drive, #804, Longboat Key, FL 34228.

(4)	Beneficial ownership is based on information contained in Amendment No. 1 to Schedule 13G filed on February 12, 2019. The beneficial owner’s address is 10829 Olive Blvd St Louis, Missouri 63141.
(5)	Beneficial ownership is based on information contained in Amendment No. 2 to Schedule 13G filed on January 9, 2019. The beneficial owner’s address is 20 N. Wacker Drive, Suite 1416, Chicago, Illinois 60606.
(6)	Nathan J. Mazurek is the majority stockholder and a control person of Provident Canada Corp., the general partner of Provident Pioneer Partners, L.P., and, as such, has sole voting and investment power over the 4,560,000 shares of common stock held by Provident Pioneer Partners, L.P. In addition, includes 212,800 shares subject to stock options which are exercisable within sixty (60) days of June 28, 2019.
(7)	Includes 100,000 shares of common stock and 114,400 shares subject to stock options which are exercisable within sixty (60) days of June 28, 2019.
(8)	Comprised of shares subject to stock options which are exercisable within sixty (60) days of June 28, 2019.
(9)	David J. Landes is the minority stockholder and a control person of Provident Canada Corp., the general partner of Provident Pioneer Partners, L.P., and, as such, has beneficial ownership of the 4,560,000 shares of common stock held by Provident Pioneer Partners, L.P. In addition, includes 7,800 shares subject to stock options which are exercisable within sixty (60) days of June 28, 2019.
(10)	Includes 3,750 shares of common stock and 7,800 shares subject to stock options which are exercisable within sixty (60) days of June 28, 2019.
(11)	Includes 10,000 shares of common stock and 7,800 shares subject to stock options which are exercisable within sixty (60) days of June 28, 2019.

WHERE YOU CAN FIND MORE INFORMATION

The Company is subject to the reporting requirements of the Exchange Act. Accordingly, the Company files current, quarterly and annual reports, information statements and other information with the SEC. The Company also makes available free of charge through its website its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and reports on Forms 3, 4 and 5 pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. The Company’s Internet website address is http://pioneerpowersolutions.com. The information located on, or hyperlinked or otherwise connected to, the Company’s website is not, and shall not be deemed to be, a part of this information statement or incorporated into any other filings that Pioneer Power makes with the SEC. The Company’s SEC filings also are available to the public at the Internet website maintained by the SEC at www.sec.gov.

Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in this information statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this information statement. This information statement is dated                   , 2019. No assumption should be made that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required by applicable law, update such information through a supplement to this information statement.

Pioneer Power has not authorized anyone to give you any information or to make any representation about the proposed Equity Transaction or the Company that is different from or adds to the information contained in this information statement. Therefore, if anyone does give you any different or additional information, you should not rely on it.

69

INDEX TO UNAUDITED FINANCIAL STATEMENTS OF THE DISPOSED COMPANIES

Unaudited Combined Financial Statements for the Three Months ended March 31, 2019 and 2018 and the Years ended December 31, 2018 and 2017

Unaudited Combined Financial Statements of the Disposed Companies	F-2
Unaudited Combined Statements of Income	F-3
Unaudited Combined Statements of Comprehensive Income (loss)	F-4
Unaudited Combined Balance Sheets	F-5
Unaudited Combined Statements of Cash Flows	F-6
Unaudited Combined Statements of Stockholders’ Equity	F-7
Notes to Unaudited Combined Financial Statements	F-8

F-1

UNAUDITED COMBINED FINANCIAL STATEMENTS OF THE DISPOSED COMPANIES

The accompanying unaudited combined financial statements of the Disposed Companies, consisting of the liquid-filled and dry-type transformer business products, have been prepared from Pioneer Power’s historical accounting records and do not purport to reflect the revenue and expenses that would have resulted if the Disposed Companies had been a separate, standalone business during the periods presented. Although management has estimated allocations of certain corporate administrative and public company costs to the Disposed Companies, such allocations are not necessarily indicative of the actual costs that the Disposed Companies would have incurred had it been a standalone entity. The liquid-filled transformers business uses Canadian Credit facilities for all of its working capital and financing requirements. As a product line of Pioneer Power, the dry-type transformer business is dependent upon Pioneer Power for all of its working capital and financing requirements.

The unaudited combined financial statements of the Disposed Companies consist of:

●	Unaudited Combined Statements of Income for the three months ended March 31, 2019 and 2018, and the years ended December 31, 2018 and 2017;
●	Unaudited Combined Statements of Comprehensive Income (Loss) for the three months ended March 31, 2019 and 2018, and for the years ended December 31, 2018 and 2017;
●	Unaudited Combined Balance Sheets as of March 31, 2019, December 31, 2018 and December 31, 2017;
●	Unaudited Combined Statements of Stockholders’ Equity for the three months ended March 31, 2019 and 2018, and for the years ended December 31, 2018 and 2017; and
●	Unaudited Combined Statements of Cash Flows for the three months ended March 31, 2019 and 2018, and the years ended December 31, 2018 and 2017.

The unaudited combined financial statements of the Disposed Companies should be read in conjunction with the accompanying notes and assumptions as well as the following information:

●	Unaudited Condensed Consolidated Financial Statements of the Pioneer Power, and the notes thereto, as of and for the three months ended March 31, 2019, which are included elsewhere herein; and
●	Audited Consolidated Financial Statements of Pioneer Power, and the notes thereto, as of and for the year ended December 31, 2018 and 2017, which are included elsewhere herein.

F-2

DISPOSED COMPANIES

Unaudited Combined Statements of Income

(In thousands)

	Three Months Ended		Year Ended
	March 31,		December 31,
	2019	2018	2018	2017
Revenues	$21,683	$20,960	$86,296	$86,396
Cost of goods sold
Cost of goods sold	17,839	16,875	68,906	68,397
Restructuring and integration	—	—	—	$873
Gross profit	3,844	4,085	17,390	17,126
Operating expenses
Selling, general and administrative	2,644	2,766	11,259	10,389
Restructuring and integration	—	—	—	215
Foreign exchange (gain) loss	(634)	75	(341)	(325)
Total operating expenses	2,010	2,841	10,918	10,279
Operating income	1,834	1,244	6,472	6,847
Interest expense	14	429	840	1,065
Other expense	47	97	762	80
Income before taxes	1,773	718	4,870	5,702
Income tax expense	400	207	1,216	1,560
Net income	$1,373	$511	$3,654	$4,142

The accompanying notes are an integral part of these unaudited combined financial statements.

F-3

DISPOSED COMPANIES

Unaudited Combined Statements of Comprehensive Income

(In thousands)

	Three Months Ended		Year Ended
	March 31,		December 31,
	2019	2018	2018	2017
Net income	$1,373	$511	$3,654	$4,142
Other comprehensive (loss) income
Foreign currency translation adjustments	(311)	(167)	(172)	171
Amortization of net prior service costs and net actuarial losses, net of tax	89	(15)	62	(108)
Other comprehensive (loss) income	(222)	(182)	(110)	63
Comprehensive income	$1,151	$329	$3,544	$4,205

The accompanying notes are an integral part of these unaudited combined financial statements.

F-4

DISPOSED COMPANIES

Unaudited Combined Balance Sheets

(In thousands)

	March 31,	December 31,	December 31,
	2019	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$—	$10	$10
Accounts receivable, net	15,299	12,944	11,487
Inventories, net	23,464	23,632	22,036
Income taxes receivable	578	566	743
Prepaid expenses and other current assets	539	514	469
Total current assets	39,880	37,666	34,745
Property, plant and equipment, net	4,360	4,406	5,756
Deferred income taxes	274	310	403
Right of use asset	1,985	2,124	2,389
Due from Related Party	8,166	8,537	—
Intangible assets, net	3,418	3,460	3,677
Goodwill	5,557	5,557	5,557
Total assets	$63,640	$62,060	$52,527

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank overdrafts	$358	$1,689	$699
Revolving credit facilities	5,253	5,755	2,940
Accounts payable and accrued liabilities	20,944	18,892	12,941
Current maturities of long-term debt	—	—	200
Income taxes payable	1,155	778	1,058
Total current liabilities	27,710	27,114	17,838
Long-term debt, net of current maturities	—	—	316
Pension deficit	32	148	283
Other long-term liabilities	2,165	2,187	2,513
Due to Related Party	—	—	2,977
Noncurrent deferred income taxes	963	1,008	1,103
Total liabilities	30,870	30,457	25,030
Stockholders’ equity
Additional paid-in capital	3,961	3,944	3,382
Accumulated other comprehensive loss	(6,136)	(5,913)	(5,803)
Retained earnings	34,945	33,572	29,918
Total stockholders’ equity	32,770	31,603	27,497
Total liabilities and stockholders’ equity	$63,640	$62,060	$52,527

The accompanying notes are an integral part of these unaudited combined financial statements.

F-5

DISPOSED COMPANIES

Unaudited Combined Statements of Cash Flows

(In thousands)

	Three Months Ended		Year Ended
	March 31,		December 31,
	2019	2018	2018	2017
Operating activities
Net income	$1,373	$511	$3,654	$4,142
Depreciation	135	204	870	816
Amortization of intangible assets	43	71	212	289
Amortization of right-of-use assets	209	69	125	283
Amortization of debt issuance cost	4	8	26	45
Deferred income tax benefit	(32)	(81)	(17)	(119)
Change in receivable reserves	(39)	26	(5)	106
Change in inventory reserves	(7)	(92)	(4)	(57)
Inventory write off	—	—	—	873
Accrued pension	(30)	8	(55)	(8)
Loss on disposition of fixed assets	—	—	7	—
Foreign currency remeasurement loss	—	36	42	(27)
Changes in current operating assets and liabilities:
Accounts receivable	(2,220)	(282)	(1,847)	(625)
Inventories	353	(1,354)	(2,272)	(1,130)
Prepaid expenses and other assets	(23)	(368)	(55)	210
Income taxes	—	(8)	(82)	(1,028)
Accounts payable and accrued liabilities	1,903	3,918	6,426	3,317
Net cash provided by operating activities	1,669	2,666	7,025	7,087

Investing activities
Additions to property, plant and equipment	(56)	(20)	(441)	(1,031)
Proceeds from sale of fixed assets	—	—	762	—
Net cash used in investing activities	(56)	(20)	321	(1,031)

Financing activities
Bank overdrafts	(1,374)	10	1,101	(71)
Borrowing under debt agreement	673	6,404	15,100	16,920
Repayment of debt	(1,181)	(4,032)	(12,810)	(18,893)
Payment of debt issuance cost	—	—	10	(31)
Advancement from Related Party	9,486	10,517	30,618	44,722
Advancement to Related Party	(9,098)	(15,483)	(42,208)	(47,582)
Principal repayments of financing leases	(59)	(59)	(236)	(169)
Net cash used in financing activities	(1,553)	(2,643)	(8,425)	(5,104)

Increase in cash and cash equivalents	60	3	(1,079)	952
Effect of foreign exchange on cash and cash equivalents	(70)	3	1,079	(942)

Cash and cash equivalents
Beginning of period	10	10	10	—
End of period	$—	$16	$10	$10

The accompanying notes are an integral part of these unaudited combined financial statements.

F-6

DISPOSED COMPANIES

Unaudited Combined Statement of Stockholders' Equity

(In thousands)

		Accumulated
	Additional	other		Total
	paid-in	comprehensive	Retained	stockholders'
	capital	income (loss)	earnings	equity
Balance - January 1, 2017	$2,253	$(5,866)	$25,776	$22,163
Net income	—	—	4,142	4,142
Permanent reinvestment of payables	1,129	—	—	1,129
Foreign currency translation adjustment	—	171	—	171
Pension adjustment, net of taxes	—	(108)	—	(108)
Balance - December 31, 2017	$3,382	$(5,803)	$29,918	$27,497
Net income	—	—	3,654	3,654
Permanent reinvestment of payables	562	—	—	562
Foreign currency translation adjustment	—	(172)	—	(172)
Pension adjustment, net of taxes	—	62	—	62
Balance - December 31, 2018	$3,944	$(5,913)	$33,572	$31,603
Net income	—	—	1,373	1,373
Permanent reinvestment of payables	17	—	—	17
Foreign currency translation adjustment	—	(312)	—	(312)
Pension adjustment, net of taxes	—	89	—	89
Balance - March 31, 2019	$3,961	$(6,136)	$34,945	$32,770

		Accumulated
	Additional	other		Total
	paid-in	comprehensive	Retained	stockholders'
	capital	income (loss)	earnings	equity
Balance - January 1, 2018	$3,382	$(5,803)	$29,918	$27,497
Net income	—	—	511	511
Permanent reinvestment of payables	56	—	—	56
Foreign currency translation adjustment	—	(167)	—	(167)
Pension adjustment, net of taxes	—	(15)	—	(15)
Balance - March 31, 2018	$3,438	$(5,985)	$30,429	$27,882

The accompanying notes are an integral part of these unaudited combined financial statements.

F-7

DISPOSED COMPANIES

Notes to Unaudited Combined Financial Statements
(amounts in thousands, except share amounts)

1. ORGANIZATION, NATURE OF BUSINESS AND SUMMARY OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES

The Disposed Companies (which are also referred to collectively herein as the “Subsidiary”) provide magnetic products used in the control and conditioning of electrical current for critical processes. The Subsidiary derives revenue primarily from selling liquid-filled and dry-type power, distribution and specialty electrical transformers. The Subsidiary’s business consists of the operations of Pioneer Electrogroup Canada, Inc., Jefferson Electric, Inc. and JE Mexican Holdings, Inc., which are wholly owned subsidiaries of Pioneer Power Solutions, Inc. (the “Parent”).

Unaudited Interim Financial Statements

The combined financial statements as of and for the years ended December 31, 2018 and 2017, and the interim periods ended March 31, 2019 and 2018 are unaudited. The unaudited interim financial statements have been prepared on a basis consistent with the annual financial statements and, in the opinion of management, reflect all adjustments, which include only normal recurring adjustments necessary to state fairly the financial position of the Disposed Companies, its results of combined operations and cash flows. The financial data and other financial information disclosed in the notes to the financial statements related to these periods are also unaudited. The results of operations for the three months ended March 31, 2019 are not necessarily indicative of the results to be expected for the fiscal year ending December 31, 2019 or for any other future annual or interim period.

There have been no material changes in the significant accounting policies from those that were disclosed in the Parent’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 filed with the SEC on March 29, 2019.

Standalone financial statements have not been historically prepared for the Disposed Companies. The accompanying combined financial statements have been prepared from the Parent’s historical accounting records and are presented on a “carve out” basis to include the historical financial position, results of operations and cash flows applicable to the Disposed Companies.

The Statements of Income include all revenues and costs directly attributable to the Disposed Companies as well as an allocation of expenses related to functions and services performed by the centralized Parent organization. These corporate expenses have been allocated to the Disposed Companies based on direct usage or benefit, where identifiable, or other measures as determined appropriate. The Combined Statements of Cash Flows present these corporate expenses that are cash in nature as cash flows from operating activities, as this is the nature of these costs at the Parent.

All of the allocations and estimates in the combined financial statements are based on assumptions that management believes are reasonable. However, the combined financial statements included herein may not be indicative of the financial position, results of operations and cash flows of the Disposed Companies in the future or if the Disposed Companies had been a separate, standalone entity during the years presented.

Organization and Nature of Business

Our liquid-filled and dry-type power, distribution and specialty electrical transformers are magnetic products used in the control and conditioning of electrical current for critical processes. An electric transformer is used to increase or decrease the voltage of electricity traveling through a power line. This change in voltage is accomplished by transferring electric energy from one internal coil or winding to another coil or winding through electromagnetic induction. Electric power generating plants use transformers to “step-up,” or increase, voltage that is transferred through power lines in order to transmit the electricity more efficiently over long distances. When high voltage electricity nears its final destination, a “step-down” transformer reduces its voltage. A distribution transformer makes a final step-down in voltage to a level usable in businesses and homes.

F-8

Transformers are integral to every electrical transmission and distribution system. Electric utilities use transformers for the construction and maintenance of their power networks. Industrial firms use transformers to supply factories with electricity and to distribute power to production machinery. The renewable energy industry uses transformers to connect new sources of electricity generation to the power grid. The construction industry uses transformers for the supply of electricity to new homes and buildings and original equipment manufacturers use custom transformers as a component part of their systems.

We manufacture liquid-filled transformers at our facility in Granby, Quebec. Liquid-filled transformers are typically used for applications handling utility or industrial-level electrical loads, such as in a substation, and are most commonly found in outdoor settings given the risk of leakage and the flammable properties of the liquid coolant, typically mineral oil. We manufacture these products in electrical power ranges from 25 kVA (kilovolt amperes) to 30 MVA (megavolt amperes) and at up to 69 kV (kilovolts) in voltage. In recent years, we have focused primarily on the small power market, generally considered to include transformers between 1 MVA and 10 MVA, as well as on specialty transformers such as network and submersible designs used by utilities to withstand harsh environments and ensure reliability of service. We sell these products to electrical utilities, independent power providers, electrical co-ops, industrial companies, commercial users and electric equipment wholesalers. Our liquid-filled transformers are designed and manufactured specifically to a customer order. Our design engineers prepare the complete design for each custom quote supported by our in-house high speed computer optimization programs. CAD generated dimension drawings are provided with each quote.

We manufacture dry-type transformers and custom magnetics at our facility in Reynosa, Mexico. The largest and longest-standing component of our dry-type transformer revenue consists of low voltage, standard distribution units sold from our catalogue of over 1,000 designs. These units are typically used indoors to handle general loads for powering commercial and industrial machinery and equipment requiring 50 VA (volt amperes) through 1 MVA of power transformation capacity in voltages at or below 600 V (volts). In recent years, we have focused primarily on custom-engineered solutions – including equipment for OEM applications, and transformers in the medium voltage and power-dry product classes where our range extends to 10 MVA and to 35 kV in voltage. Medium voltage and power-dry transformers are conventionally used for indoor applications and in metropolitan areas, and are increasingly being used outdoors and indoors for commercial, industrial, manufacturing and production process applications.

We also offer a broad array of magnetically-driven solutions to ensure clean power and eliminate potential issues caused by harmonics and transients, including proprietary solutions that incorporate our patented technology through the use of power electronics. Our power quality solutions are for use in industrial, commercial and institutional settings where sensitive automation equipment is being used and clean, efficient power is required.

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The financial statements include estimates based on currently available information and management's judgment as to the outcome of future conditions and circumstances. Significant estimates in these financial statements include allowance for doubtful accounts receivable, inventory provision, useful lives and impairment of long-lived assets, income tax provision, goodwill impairment, cost of pension benefits and estimates related to purchase price allocation.

Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of the financial statements and actual results could differ from the estimates and assumptions.

Revenue Recognition

Revenue is recognized when (1) a contract with a customer exists, (2) performance obligations promised in a contract are identified based on the products or services that will be transferred to the customer, (3) the transaction price is determined based on the consideration to which the Subsidiary will be entitled in exchange for transferring products or services to the customer, (4) the transaction price is allocated to the performance obligations in the contract and (5) the Subsidiary satisfies performance obligations. Substantially all of our revenue is recognized at a point in time, as the promised product passes to the customer.

F-9

Cost of Goods Sold

Cost of goods sold for the Subsidiary primarily includes charges for materials, direct labor and related benefits, freight (inbound and outbound), direct supplies and tools, purchasing and receiving costs, inspection costs, internal transfer costs, warehousing costs and utilities related to production facilities and, where appropriate, an allocation of overhead.

Financial Instruments

The Subsidiary’s financial instruments consist primarily of cash and cash equivalents, receivables, payables and debt instruments. The carrying values of these financial instruments approximate their respective fair values as they are either short-term in nature or carry interest rates which are periodically adjusted to market rates. Unless otherwise indicated, the carrying value of these financial instruments approximates their fair market value.

Cash and Cash Equivalents

Cash and cash equivalents comprise of cash on hand.

Accounts Receivable

The Subsidiary accounts for trade receivables at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history and current economic conditions. The Subsidiary writes off trade receivables when they are deemed uncollectible. The Subsidiary records recoveries of trade receivables previously written off when it receives them. Management considers the Subsidiary’s allowance for doubtful accounts, which was $95 as of March 31, 2019 and $103 and $165 as of December 31, 2018 and 2017, respectively, sufficient to cover any exposure to loss in its accounts receivable.

 Long-Lived Assets

 Depreciation and amortization for property, plant and equipment, and finite life intangible assets, is computed and included in cost of goods sold and in selling and administrative expense, as appropriate. Long-lived assets, consisting primarily of property, plant and equipment, are stated at cost less accumulated depreciation. Property, plant and equipment are depreciated using the straight line method, based on the estimated useful lives of the assets (buildings – 25 years, machinery and equipment - 5 to 15 years, computer hardware and software - 3 to 5 years, furniture & fixtures 5 to 7 years, leasehold improvements – term of lease). Depreciation commences in the year the assets are ready for their intended use. As a convention, in the initial year an asset is placed in service, the Subsidiary takes one half year of depreciation.

Finite life intangible assets consist primarily of customer relationships in multiple categories that are specific to the businesses acquired and for which estimated useful lives were determined based on actual historical customer attrition rates. The Subsidiary’s other finite life intangible assets consist of non-compete agreements, which have defined terms, certain trademarks which the Subsidiary has elected to gradually discontinue, and internally-developed software. These finite life intangible assets are amortized by the Subsidiary over periods ranging from four to ten years.

Long-lived assets and finite life intangible assets are reviewed for impairment whenever events or circumstances have occurred that indicate the remaining useful life of the asset may warrant revision or that the remaining balance of the asset may not be recoverable. Upon indications of impairment, or in the normal course of annual testing, assets and liabilities are grouped at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. The measurement of possible impairment is generally estimated by the ability to recover the balance of an asset group from its expected future operating cash flows on an undiscounted basis. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value thereof. Determining asset groups and underlying cash flows requires the use of significant judgment.

F-10

Goodwill and Indefinite Life Intangible Assets

Goodwill was generated through the Parent’s acquisition of the dry-type transformer business in 2010. As the total consideration paid exceeded the value of the net assets acquired, the Subsidiary recorded goodwill. At the date of acquisition, a valuation was performed to determine the value of the intangible assets, and the purchase price was allocated to the assets and liabilities acquired. The goodwill is attributable to synergies and economies of scale.

The goodwill and indefinite-lived intangible asset are tested for impairment at least annually (as of October 1) and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in the Subsidiary’s expected future cash flows; a sustained, significant decline in the Parent’s stock price and market capitalization; a significant adverse change in legal factors or in the business climate of its segments; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill, the indefinite-lived intangible assets and the Subsidiary’s consolidated financial results.

The goodwill is tested for impairment at the reporting unit level, which is an operating segment or a segment that is one level below its operating segments. An operating segment is defined by ASC 280-10-50 as a component of an enterprise that earns revenue and incurs expenses, of which discrete financial information is available. The goodwill has been assigned to the reporting unit to which the value relates. The goodwill is tested by estimating the fair value of the reporting unit using a discounted cash flow model and other valuation techniques, but may elect to perform a qualitative analysis. A quantitative analysis is used to determine an estimated fair value representing the amount at which a reporting unit could be bought or sold in a current transaction between willing parties on an arms-length basis. The estimated fair value of each reporting unit is derived using a discounted cash flow method based on market and reporting unit-specific assumptions, including estimated future revenues and expenses, weighted average cost of capital, capital expenditures, the useful life over which cash flows will occur and other assumptions which are considered reasonable and inherent in discounted cash flow analysis. A qualitative analysis is performed by assessing certain trends and factors, including projected market outlook and growth rates, forecasted and actual sales and operating profit margins, discount rates, industry data and other relevant qualitative factors. These trends and factors are compared to, and based on, the assumptions used in the most recent quantitative assessment.

Indefinite life intangible assets consist primarily of trademarks. The fair value of these assets are determined using a royalty relief methodology of the income approach similar to that employed when the associated assets were acquired, but using updated estimates of future sales, cash flows and profitability. The royalty relief methodology isolates the revenues derived from the use of the intangible asset, applies an appropriate pretax royalty rate to the revenues, deducts income taxes, discounts the cash flow over the projection period to present value using an appropriate discount rate and adds the present value of the tax shield.

Foreign Currency Translation

The functional currency for the foreign subsidiaries is the local currency in which the entity is located. The financial statements of all subsidiaries with a functional currency other than the U.S. dollar have been translated into U.S. dollars. All assets and liabilities of foreign operations are translated into U.S. dollars using year-end exchange rates, and all revenues and expenses are translated at weighted average rates during the respective period. The U.S. dollar results that arise from such translation, as well as exchange gains and losses on intercompany balances of a long-term investment nature, are included in the cumulative currency translation adjustments in accumulated other comprehensive income in stockholders’ equity. Gains and losses resulting from foreign currency transactions are included in earnings.

F-11

Income Taxes

The Subsidiary accounts for income taxes under the asset and liability method, based on the income tax laws and rates in the countries in which operations are conducted and income is earned. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Developing the provision for income taxes requires significant judgment and expertise in federal, international and state income tax laws, regulations and strategies, including the determination of deferred tax assets and liabilities and, if necessary, any valuation allowances that may be required for deferred tax assets. The Subsidiary records a valuation allowance to reduce its deferred tax assets to the amount that is more likely than not to be realized. The Subsidiary believes that the deferred tax asset recorded as of March 31, 2019 and December 31, 2018 and 2017 is realizable through future reversals of existing taxable temporary differences and future taxable income. If the Subsidiary was to subsequently determine that it would be able to realize deferred tax assets in the future in excess of its net recorded amount, an adjustment to deferred tax assets would increase net income for the period in which such determination was made. The Subsidiary will continue to assess the adequacy of the valuation allowance on a quarterly basis. The Subsidiary’s tax filings are subject to audit by various taxing authorities.

The objective of accounting for income taxes is to recognize the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences or events that have been recognized in the Subsidiary’s financial statements or tax returns. The Subsidiary recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position (see “Unrecognized Tax Benefits” below).

Income tax related interest and penalties are grouped with interest expense on the consolidated statement of operations.

Unrecognized Tax Benefits

The Subsidiary accounts for unrecognized tax benefits in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) “Income Taxes” (“ASC 740”). ASC 740 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. ASC 740 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon ultimate settlement with a taxing authority, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

Additionally, ASC 740 requires the Subsidiary to accrue interest and related penalties, if applicable, on all tax positions for which reserves have been established consistent with jurisdictional tax laws.

Share-Based Payments

The Parent accounts for share based payments in accordance with the provisions of FASB ASC 718 “Compensation – Stock Compensation” and accordingly recognizes in its financial statements share based payments at their fair value. In addition, it recognizes in the financial statements an expense based on the grant date fair value of stock options granted to employees and directors. The expense is recognized on a straight line basis over the expected option life while taking into account the vesting period and the offsetting credit is recorded in additional paid-in capital. Upon exercise of options, the consideration paid together with the amount previously recorded as additional paid-in capital is recognized as capital stock. The Parent estimates its forfeiture rate in order to determine its compensation expense arising from stock based awards. The Parent uses the Black-Scholes Merton option pricing model to determine the fair value of the options. Non-employee members of the Board of Directors are deemed to be employees for the purposes of recognizing share-based compensation expense. The Subsidiary business’ Combined Balance Sheets do not include any Parent outstanding equity related to this stock based compensation program. These combined financial statements do not include expenses of the Parent for stock based compensation as any impact would be immaterial.

F-12

Basis of Allocation

The Combined Statements of Income include all revenues and costs directly attributable to the Subsidiary business as well as an allocation of expenses related to functions and services performed by the centralized Parent organization. These corporate expenses have been allocated to the Subsidiary business based on direct usage or benefit, where identifiable, with the remainder allocated on a pro rata basis of revenues, headcount, or other measures as determined appropriate. The Combined Statements of Cash Flows present these corporate expenses that are cash in nature as cash flows from operating activities, as this is the nature of these costs at the Parent. Current and deferred income taxes and related tax expense have been determined based on the standalone results of the Subsidiary business by applying Accounting Standards Codification No. 740, Income Taxes (“ASC 740”), to the Subsidiary business’ operations in each country as if it were a separate taxpayer (i.e. following the separate return methodology).

Employee Benefit Plan

The Subsidiary sponsors a defined benefit plan as described in Note 10 ‒ Pension Plan. The cost of pension benefits earned by employees is actuarially determined using the accumulated benefit method and a discount rate, used to measure interest cost on the accrued employee future benefit obligation, based on market interest rates on high-quality debt instruments with maturities that match the timing and benefits expected to be paid by the plan. Plan assets are valued using current market values and the expected return on plan assets is based on the net asset value of the plan assets. The costs that relate to employee current service are charged to income annually.

The transitional obligation created upon adoption of the FASB ASC 715 “Compensation – Retirement Benefits” is amortized over the average remaining service period of employees. For a given year, unrecognized actuarial gains or losses are recognized into income if the unamortized balance at the beginning of the year is more than 10% of the greater of the plan asset or liability balance. Any unrecognized actuarial gain or loss in excess of this threshold is recognized in income over the remaining service period of the employees.

The Subsidiary reflects the funded status of its defined pension plans as a net asset or net liability in its balance sheet, with an offsetting amount in accumulated other comprehensive income, and recognizes changes in that funded status in the year in which the changes occur through comprehensive income.

Inventories

Inventories are stated at the lower of cost or net realizable value using first-in, first-out (FIFO) or weighted-average methods and include the cost of materials, labor and manufacturing overhead. The Subsidiary uses estimates in determining the level of reserves required to state inventory at the lower of cost or market. The Subsidiary estimates are based on market activity levels, production requirements, the physical condition of products and technological innovation. Changes in any of these factors may result in adjustments to the carrying value of inventory. See Note 5 - Inventories.

 Fair Value Measurements

FASB ASC 820 “Fair Value Measurement and Disclosure” applies to all assets and liabilities that are being measured and reported on a fair value basis. ASC 820 establishes a framework for measuring fair value in U.S GAAP, and expands disclosure about fair value measurements. ASC 820 enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. ASC 820 requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs that are not corroborated by market data.

F-13

In determining the appropriate levels, the Subsidiary performs a detailed analysis of the assets and liabilities that are subject to ASC 820. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.

The Subsidiary’s financial instruments consist primarily of cash and cash equivalents, receivables, payables and debt instruments. The carrying values of these financial instruments approximate their respective fair values as they are either short-term in nature or carry interest rates which are periodically adjusted to market rates. Unless otherwise indicated, the carrying value of these financial instruments approximates their fair market value.

Recent Accounting Pronouncements

There have been no recent accounting pronouncements not yet adopted by the Subsidiary which would have a material impact on the Subsidiary’s financial statements.

Revenue from Contracts with Customers. In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), or ASU 2014-09, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. Since then, the FASB has also issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606), Principals versus Agent Considerations, ASU 2016-10, Revenue from Contracts with Customers (Topic 606), Identifying Performance Obligations and Licensing, and ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842), Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Recession of Prior SEC Staff Announcements and Observer Comments, which further elaborate on the original ASU No. 2014-09. The core principle of these updates is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgments and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. In July 2015, the FASB approved a one-year deferral of the effective date to January 1, 2018, with early adoption to be permitted as of the original effective date of January 1, 2017. Once this standard becomes effective, companies may use either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients; or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures) (the “modified retrospective approach”). The Subsidiary completed a review of its various revenue streams. The Subsidiary has gathered data to quantify the amount of sales by type of revenue stream and categorized the types of sales for our business units for the purpose of comparing how we currently recognize revenue to the new standard in order to quantify the impact of this ASU. The Subsidiary has made policy elections within the amended standard that are consistent with our current accounting. The Subsidiary adopted ASU 2014-09 in its first quarter of 2018 using the modified retrospective approach. The Subsidiary has performed a quantitative assessment of adopting ASU 2014-09 and concluded that there was no material impact to its financial statements other than enhanced disclosures and no changes to the opening retained earnings.

Leases. In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)”, which requires, among other things, a lessee to recognize a liability representing future lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term. For operating leases, a lessee will be required to recognize at inception a right-of-use asset and a lease liability equal to the net present value of the lease payments, with lease expense recognized over the lease term on a straight-line basis. For leases with a term of twelve months or less, ASU 2016-02 allows a reporting entity to make an accounting policy election to not recognize a right-of-use asset and a lease liability, and to recognize lease expense on a straight-line basis. ASU No. 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, with early adoption permitted. Upon adoption, a reporting entity should apply the provisions of ASU 2016-02 at the beginning of the earliest period presented using a modified retrospective approach, which includes certain optional practical expedients that an entity may elect to apply. The Parent adopted this standard in our first quarter of 2018 using the modified retrospective approach. As a result, the Subsidiary’s opening retained earnings for January 1, 2018, was reduced by an immaterial amount. There was also an increase in assets and corresponding liabilities of the Subsidiary of approximately $2.4 and $2.5 million, respectively at January 1, 2018.

F-14

Statement of Cash Flows. In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments”. The purpose of Update No. 2016-15 is to reduce the diversity in practice in presentation and classification of the following items within the statement of cash flows: debt prepayments or debt extinguishment costs, settlement of zero coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance policies, distributions received from equity method investments and beneficial interests in securitization transactions. It also addresses classification of transactions that have characteristics of more than one class of cash flows. Update No. 2016-15 is effective for annual periods beginning after December 15, 2017, and a retrospective transition method is required. The Parent adopted ASU 2016-15 in its first quarter of 2018 using the retrospective approach. The adoption of ASU 2016-15 did not have a material impact on the Subsidiary’s combined statements of cash flows.

Income Taxes. In October 2016, the FASB issued ASU No. 2016-16, “Income Taxes (Topic 740)”: Intra-Entity Transfers of Assets Other Than Inventory. ASU No. 2016-16 requires the income tax consequences of intra-entity transfers of assets other than inventory to be recognized when the intra-entity transfer occurs rather than deferring recognition of income tax consequences until the transfer was made with an outside party. The Parent adopted ASU 2016-16 in the first quarter of 2018 using a modified retrospective approach. Adoption of the new standard did not have a material impact on the Subsidiary’s combined financial statements.

Simplifying the Test for Goodwill Impairment. In January 2017, the FASB issued ASU No. 2017-04, “Simplifying the Test for Goodwill Impairment.” This standard was established to simplify how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. Under the amendments in this Update, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. The FASB also eliminated the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. Therefore, the same impairment assessment applies to all reporting units. An entity is required to disclose the amount of goodwill allocated to each reporting unit with a zero or negative carrying amount of net assets. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The Parent adopted this standard during the fourth quarter of 2017 in conjunction with its goodwill impairment assessment. As of the measurement date October 1, 2018, dry-type transformers reporting unit had negative carrying value. The Parent allocated $5.6 million of goodwill to dry-type reporting unit.

Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. In March 2017, the FASB issued ASU No. 2017-07 Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. We adopted Accounting Standards Update No. 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” (the “New Retirement Standard”), effective January 1, 2018 using the full-retrospective method. The New Retirement Standard requires employers to present the service cost component of the net periodic benefit cost in the same income statement line item as other employee compensation costs arising from services rendered during the period. The other components of net benefit cost, including interest cost, expected return on plan assets, amortization of prior service cost/credit and actuarial gain/loss, and settlement and curtailment effects, is to be presented outside of any subtotal of operating income. The Subsidiary elected to apply the practical expedient which allows for comparable classification of costs of benefits incurred by the Company as the estimation basis for applying the retrospective presentation requirements of the standard.

Fair Value Measurement. In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement that eliminates, amends, and adds certain disclosure requirements for fair value measurements. The ASU is effective for all annual and interim periods beginning January 1, 2020, with early adoption permitted. The Subsidiary is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

F-15

2. REVENUES

On January 1, 2018, the Subsidiary adopted Topic 606 using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and reported in accordance with the Subsidiary’s historic accounting under Topic 605.

Financial Statement Impact of Adopting ASC 606

The Subsidiary adopted ASC 606 using the modified retrospective method. There was no adjustment to opening retained earnings due to the impact of adopting Topic 606.

Nature of our products and services

Customized/nonstandard products represent those products that are included in our product catalogue with the exception that the product specifications are not the same as our standard product dimensions. All of the products have an alternative use in the event a contract is canceled. The Subsidiary’s principal products include custom-engineered (“non-standard”) electrical liquid-type and dry-type transformers as well as over 250 standard dry-type transformers. The standard transformers are widely used within the industry as sold “as is” upon orders without any customization.

We provide electrical transformers that help customers effectively and efficiently manage their electrical power distribution systems to desired specifications.

The Subsidiary’s principal source of revenue is derived from sales of products. The Subsidiary measures revenue based upon the consideration specified in the customer arrangement, and revenue is recognized when the performance obligations in the customer arrangement are satisfied. A performance obligation is a promise in a contract to transfer a distinct product or service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as, the customer receives the benefit of the performance obligation. Customers typically receive the benefit of our products when control of the product transfers to the customer and for services as they are performed. Under ASC 606, revenue is recognized when a customer obtains control of promised products or services in an amount that reflects the consideration we expect to receive in exchange for those products or services. To achieve this core principal, the Subsidiary applies the following five steps:

1)       Identify the contract with a customer

A contract with a customer exists when (i) the Subsidiary enters into an enforceable contract with a customer that defines each party’s rights regarding the products or services to be transferred and identifies the payment terms related to these products or services, (ii) the contract has commercial substance and, (iii) the Subsidiary determines that collection of substantially all consideration for products that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Subsidiary applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

2)       Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the products or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the product or service either on its own or together with other resources that are readily available from third parties or from the Subsidiary, and are distinct in the context of the contract, whereby the transfer of the products or services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised products or services, the Subsidiary must apply judgment to determine whether promised products or services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised products or services are accounted for as a combined performance obligation.

F-16

3)       Determine the transaction price

The transaction price is determined based on the consideration to which the Subsidiary will be entitled in exchange for transferring products to the customer. The customer payments are generally due in 30 days.

4)       Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis or cost of the product or service. The Subsidiary determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Subsidiary estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

5)       Recognize revenue when or as the Subsidiary satisfies a performance obligation

The Subsidiary satisfies performance obligations at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised product to a customer.

3. RESTRUCTURING AND INTEGRATION

During the second quarter of 2015, the Parent began evaluating improvement strategies intended to reorganize, simplify and reduce costs from operations through closer business integration, pursuant to a restructuring and integration plan to be carried out in stages with an original completion date by mid-2016.

There was no restructuring and integration expense in the three months ended March 31, 2019 and 2018 and year ended December 31, 2018.

In the dry-type transformer business, the relocation of the Subsidiary’s Medium Voltage Transformer line began as of the end of 2016, and was completed in the first half of 2017. Included in cost of goods sold of the Subsidiary for the year ended December 31, 2017 is a restructuring charge of $873 related to the write off of raw material inventory not relocated from Canada to Mexico.

4. OTHER EXPENSE

Other expense in the unaudited combined statements of operations reports certain gains and losses associated with activities not directly related to the Subsidiary’s core operations. Other non-operating income was $47 and $97 for three months ended March 31, 2019 and 2018, respectively, and $762 and $80 the years ended December 31, 2018 and 2017, respectively. Included in other expense for the year ended December 31, 2018 are costs related to the disposition of Farnham, Quebec, Canada building.

F-17

5. INVENTORIES

The components of inventories are summarized below:

	March 31,	December 31,	December 31,
	2019	2018	2017
Raw materials	$14,395	$12,904	$8,312
Work in process	3,421	3,598	2,995
Finished goods	5,795	7,277	10,873
Provision for excess and obsolete inventory	(147)	(147)	(144)
Total inventories	$23,464	$23,632	$22,036

Inventories are stated at the lower of cost or a net realizable value determined on a FIFO method. Included in raw materials and finished goods at March 31, 2019, December 31, 2018 and December 31, 2017 are goods in transit of approximately $8.4 million, $7.6 million and $3.1 million, respectively.

At March 31, 2019 and December 31, 2017, raw materials in the amount of $8.1 million and $3.0 million, respectively, not pledged to the Subsidiary’s secured creditor were used for collateral to secure short term borrowings under the Parent’s product financing arrangement. This short term borrowing agreement provides the Parent with the ability to acquire raw materials utilized in connection with its manufacturing process. The Parent generally satisfies its obligations within 60 days of the initial borrowings, which yields an interest expense that is immaterial. The aggregate borrowings under this agreement amounted to $1.8 million and $5.4 million as of March 31, 2019 and December 31, 2017, respectively. There were no aggregate borrowings under this agreement as of December 31, 2018.

F-18

6. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are summarized below:

	March 31,	December 31,	December 31,
	2019	2018	2017
Land	$6	$5	$50
Buildings	1,607	1,574	2,547
Machinery and equipment	9,427	9,358	9,553
Furniture and fixtures	244	242	270
Computer hardware and software	601	580	684
Leasehold improvements	365	365	410
Construction in progress	392	348	18
	12,642	12,472	13,532
Less: Accumulated depreciation	(8,282)	(8,066)	(7,776)
Total property, plant and equipment, net	$4,360	$4,406	$5,756

In December 2018, the Company sold the Farnham, Quebec, Canada building for approximately $762.

Depreciation expense was $135 and $204 for the periods ended March 31, 2019 and 2018, respectively, and $870 and $816 for the years ended December 31, 2018 and 2017, respectively.

7. OTHER ASSETS

Included in other assets at March 31, 2019 and December 31, 2018 and 2017 are right-of-use asset, net, of $2.0 million, $2.1 million and $2.4 million, respectively, related to the Subsidiary’s lease obligations.

8. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill is tested by the Parent at the reporting unit level annually and if necessary, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

Prior to 2017, the Parent tested goodwill for impairment using a quantitative analysis consisting of a two-step approach. The first step of our quantitative analysis consisted of a comparison of the carrying value of our reporting units, including goodwill, to the estimated fair value of our reporting units using a discounted cash flow methodology. If step one results in the carrying value of the reporting unit exceeding the fair value of such reporting unit, we would then proceed to step two which would require us to calculate the amount of impairment loss, if any, that we would record for such reporting unit. In the fourth quarter of 2017 the Parent adopted ASU No. 2017-04, “Simplifying the Test for Goodwill Impairment” and eliminated Step 2 from the goodwill impairment test.

As of the measurement date October 1, 2018 and 2017, no impairment indicators were noted and dry-type transformers had a negative carrying value. The $5.6 million of goodwill was a result of the acquisition of the dry-type transformer business in 2010.

F-19

There were no changes in the carrying values of the Subsidiary’s goodwill for the periods ended March 31, 2019, December 31, 2018, and December 31, 2017.

Goodwill
Balance as of January 1, 2017	$5,557
No activity	—
Balance as of December 31, 2017	$5,557
No activity	—
Balance as of December 1, 2018	$5,557
No activity	—
Balance as of March 31, 2019	$5,557

Changes in the carrying values of intangible assets for the period ended March 31, 2019, December 31, 2018 and 2017 were as follows:

Intangible
Assets
Balance as of January 1, 2017	$3,961
Amortization	(289)
Foreign currency translation	5
Balance as of December 31, 2017	$3,677
Amortization	(212)
Foreign currency translation	(5)
Balance as of December 31, 2018	$3,460
Amortization	(43)
Foreign currency translation	1
Balance as of March 31, 2019	$3,418

The components of intangible assets as of March 31, 2019 are summarized below:

	Weighted Average Amortization Years	Gross Carrying Amount	Accumulated Amortization	Foreign Currency Translation	Net Book Value
Customer relationships	12	$2,370	$(1,748)	$—	$622
Non-compete agreements	4	155	(144)	—	11
Trademarks	Indefinite	1,816	—	—	1,816
Developed technology	10	492	(208)	—	284
Technology-related industry accreditations	Indefinite	706	—	(21)	685
Total intangible assets		$5,539	$(2,100)	$(21)	$3,418

F-20

The amortization of intangible assets expense was $43 and $71 for the three months ended March 31, 2019 and 2018, respectively.

The components of intangible assets as of December 31, 2018 are summarized below:

	Weighted Average Amortization Years	Gross Carrying Amount	Accumulated Amortization	Foreign Currency Translation	Net Book Value
Customer relationships	12	$2,370	$(1,720)	$—	$650
Non-compete agreements	4	155	(140)	—	15
Trademarks	Indefinite	1,816	—	—	1,816
Developed technology	10	492	(197)	—	295
Technology-related industry accreditations	Indefinite	706	—	(22)	684
Total intangible assets		$5,539	$(2,057)	$(22)	$3,460

The amortization of intangible assets expense was $212 for the year ended December 31, 2018.

The components of intangible assets as of December 31, 2017 are summarized below:

	Weighted Average Amortization Years	Gross Carrying Amount	Accumulated Amortization	Foreign Currency Translation	Net Book Value
Customer relationships	12	$2,370	$(1,572)	$—	$798
Non-compete agreements	4	155	(125)	—	30
Trademarks	Indefinite	1,816	—	—	1,816
Developed technology	10	492	(148)	—	344
Technology-related industry accreditations	Indefinite	706	—	(17)	689
Total intangible assets		$5,539	$(1,845)	$(17)	$3,677

The amortization of intangible assets expense was $289 for the year ended December 31, 2017.

Future scheduled annual straight-line amortization expense over the useful lives of finite life intangible assets for the respective years is as follows:

Years Ending
December 31,
2019 (excluding the three months ended March 31, 2019)	$130
2020	162
2021	159
2022	124
2023	106
Thereafter	235
$916

F-21

9. DEBT

Canadian Credit Facilities

In April 2016, the Parent’s wholly owned subsidiary, Pioneer Electrogroup Canada Inc. (“PECI”), a component of the Disposed Companies included within these financial statements, entered into an Amended and Restated Credit Agreement (“CAD ARCA”) with Bank of Montreal (“BMO”) with respect to PECI’s existing Canadian credit facilities (as amended and restated, the “Canadian Facilities”) that replaced and superseded all of its businesses prior financing arrangements with the bank. This CAD ARCA extended the maturity date of PECI’s Canadian Facilities to July 31, 2017. The CAD ARCA was further amended (the “2017 CAD ARCA Amendment”) on March 15, 2017, and again on March 28, 2018 (the “2018 CAD ARCA Amendment”). The 2018 CAD ARCA Amendment extended the term of PECI’s Canadian Facilities to April 1, 2020.

PECI’s Canadian Facilities provided for up to $8.2 million Canadian dollars (“CAD”) (approximately $6.3 million expressed in U.S. dollars) consisting of a revolving $7.0 million CAD revolving credit facility (“Facility A”) to finance ongoing operations, a $471 CAD term credit facility (“Facility B”) that financed a plant expansion, and a $712 USD Facility that financed a business acquisition and the purchase and expansion of its manufacturing facilities. The 2017 CAD ARCA Amendment increased the Facility A to $8.0 million CAD, increasing the total amount of loans available under the Canadian Facilities to $9.2 million CAD.

Facility A, as amended by the 2017 CAD ARCA Amendment and the 2018 CAD ARCA Amendment, is subject to margin criteria. Facility A, as amended by the 2017 CAD ARCA Amendment, bore interest at BMO’s prime rate plus 0.75% per annum on amounts borrowed in Canadian dollars, or BMO’s U.S. base rate plus 0.75% per annum or LIBOR plus 2.25% per annum on amounts borrowed in U.S. dollars. The 2018 CAD ARCA Amendment modified the interest rate on Facility A borrowings to BMO’s prime rate plus 0.50% per annum on amounts borrowed in Canadian dollars, or BMO’s U.S. base rate plus 0.50% per annum or LIBOR plus 2.0% per annum on amounts borrowed in U.S. dollars. Pursuant to the 2017 CAD ARCA Amendment, Facility A was to mature on July 31, 2018. The 2018 CAD ARCA Amendment extended the maturity of borrowings under Facility A to April 1, 2020.

Borrowings under Facility B, as amended by the 2017 CAD ARCA Amendment, bore interest at BMO’s prime rate plus 1.25% per annum with principal repayments becoming due on a five year amortization schedule. Pursuant to the CAD ARCA, quarterly principal repayments were reduced to $47 CAD, with a balloon payment of $141 CAD due on July 31, 2017. The 2017 CAD ARCA Amendment amended the payment schedules so that the quarterly principal payments of $47 CAD was to continue after July 31, 2017 until the Parent’s borrowings under the facility is fully paid on April 30, 2018. The 2018 CAD ARCA Amendment did not modify the interest rate on Facility B borrowings, which remained at BMO’s prime rate plus 1.25% per annum. Pursuant to the 2018 CAD ARCA Amendment, the Parent made the final principal payment of $47 under Facility B on April 30, 2018.

Borrowings under Facility C, as amended by the 2017 CAD ARCA, bore interest at BMO’s prime rate plus 1.50% per annum on amounts borrowed in Canadian dollars, or BMO’s U.S. base rate plus 1.50% per annum or LIBOR plus 2.75% per annum on amounts borrowed in U.S. dollars. Pursuant to the CAD ARCA, a principal repayment of $72 USD was due on June 30, 2016, and the reduced quarterly principal repayments of $36 USD were to be made beginning on October 31, 2016, with a balloon payment of $496 USD due on July 31, 2017. The 2017 CAD ARCA Amendment amended the payment schedules so that the quarterly payments of $36 USD were to continue until July 31, 2018, with a balloon payment of $352 due on July 31, 2018. Pursuant to the 2018 CAD ARCA Amendment, quarterly principal repayments of $36 were to continue until January 31, 2020, with a balloon payment of $136 due on April 1, 2020. The 2018 CAD ARCA Amendment modified the interest rate on Facility C borrowings to BMO’s prime rate plus 1.25% per annum on amounts borrowed in Canadian dollars, or BMO’s U.S. base rate plus 1.25% per annum or LIBOR plus 2.50% per annum on amounts borrowed in U.S. dollars. In December 2018 the Parent repaid the outstanding principal balance under Facility C of $316 CAD with proceeds received from the sale of the Farnham, Quebec, Canada building.

F-22

Pursuant to the CAD ARCA, as amended by the 2017 CAD ARCA Amendment and the 2018 CAD ARCA Amendment, financial covenant testing is performed on the Parent’s consolidated financial statements. The Parent is required to meet certain minimum working capital ratios, minimum EBITDA levels and effective tangible net worth levels for each fiscal quarter, as set forth in the 2017 CAD ARCA Amendment and the 2018 CAD ARCA Amendment. Pursuant to the 2018 CAD ARCA Amendment, BMO waived defaults on all financial covenants existing as of December 31, 2017, for which the Parent was not in compliance.

As of March 31, 2019, PECI had approximately $5.3 million in U.S. dollar equivalents outstanding under its Canadian Facilities. PECI’s borrowings consisted of approximately $5.3 million outstanding under Facility A. As of March 31, 2019, the Parent was not in compliance with a financial covenant and on May 6, 2019, the Parent received a waiver from BMO on the financial covenant breach existing as of March 31, 2019.

As of December 31, 2018, the PECI had approximately $5.8 million in U.S. dollar equivalents outstanding under its Canadian Facilities. The PECI’s borrowings consisted of approximately $5.8 million outstanding under Facility A. As of December 31, 2018, the Parent was not in compliance with its financial covenants and on March 25, 2019, the Parent received a waiver from BMO on all financial covenant breaches existing as of December 31, 2018.

As of December 31, 2017, the PECI had approximately $3.5 million in U.S. dollar equivalents outstanding under its Canadian Credit Facilities. The PECI’s borrowings consisted of approximately $2.9 million outstanding under Facility A, $0.1 million outstanding under Facility B and $0.5 million outstanding under Facility C.

10. PENSION PLAN

The Subsidiary sponsors a defined benefit pension plan at one of its locations in which a majority of its employees are members. The Subsidiary funds 100% of all contributions to the plan. The benefits, or the rate per year of credit service, are established by the Company and updated at its discretion.

The components of the expense the Subsidiary incurred under the pension plan are as follows:

	Three Months Ended		For the Year Ended		Affected Line Item
	March 31,		December 31,		in the Statements of
	2019	2018	2018	2017	Consolidated Operations
Current service cost, net of employee contributions	$15	$17	$54	$42	Selling, general and administrative
Interest cost on accrued benefit obligation	26	25	98	103	Other expense
Expected return on plan assets	(40)	(43)	(168)	(163)	Other expense
Amortization of transitional obligation	3	3	10	10	Other expense
Amortization of past service costs	2	2	7	7	Other expense
Amortization of net actuarial gain	13	14	54	47	Other expense
Total cost of benefit	$19	$18	$55	$46

The Subsidiary’s policy is to fund the pension plan at or above the minimum level required by law. The Subsidiary made $15 of contributions to its defined benefit pension plan during the three months ended March 31, 2019 and 2018 and $87 and $85 for the years ended December 31, 2018 and 2017, respectively. Changes in the discount rate and actual investment returns that are lower than the long-term expected return on plan assets could result in the Subsidiary making additional contributions.

Benefit Obligation

The Subsidiary’s obligation for the pension plan is valued annually as of the beginning of each fiscal year. The projected benefit obligation represents the present value of benefits ultimately payable to plan participants for both past and future services expected to be provided by the plan participants.

F-23

The Subsidiary’s obligations as of March 31, 2019 and December 31, 2018 and 2017 pursuant to the pension plan are as follows:

	March 31,	December 31,
	2019	2018	2017
Projected benefit obligation, at beginning of year	$2,555	$2,985	$2,628
Current service cost, net of employee contributions	15	54	42
Employee contributions	6	32	31
Interest cost	26	98	103
Impact of change in discount rate	—	(219)	173
Benefits paid	(31)	(166)	(180)
Foreign exchange adjustment	52	(229)	188
Projected benefit obligation, at end of year	$2,623	$2,555	$2,985

A summary of expected benefit payments related to the pension plan is as follows:

Years Ending December 31,
2019	$152
2020	148
2021	145
2022	141
2023	137
2024-2028	660

 Other changes in plan assets and benefit obligations recognized in other comprehensive income / (loss) are as follows:

	Three Months Ended	For the Year Ended
	March 31,	December 31,
	2019	2018	2017
Net income/(loss)	$105	$15	$(199)
Amortization of prior service cost	2	7	7
Amortization of gain	13	54	47
Amortization of transitional asset	3	10	10
	123	86	(135)
Taxes	34	24	(27)
Total recognized in other comprehensive income/(loss), net of taxes	$89	$62	$(108)

The estimated net gain amortized from accumulated other comprehensive income / (loss) into net periodic benefit cost over the next year amounts to approximately $54. The estimated prior service cost amortized from accumulated other comprehensive income into net periodic benefit cost over the next year amounts to approximately $7. The estimated transitional asset amortized from accumulated other comprehensive income into net periodic benefit cost over the next year amounts to approximately $10.

F-24

The accumulated other comprehensive income / (loss) consist of the following amounts that have not yet been recognized as components of net benefit cost:

	Three Months Ended	For the Year Ended
	March 31,	December 31,
	2019	2018	2017
Unrecognized prior service cost	$80	$81	$88
Unrecognized net actuarial loss	1,324	1,442	1,508
Unrecognized transitional obligation	32	35	46
Deferred income taxes	(38)	(413)	(435)
Total	$1,398	$1,145	$1,207

Plan Assets

Assets held by the pension plan are invested in accordance with the provisions of the Subsidiary’s approved investment policy. The pension plan’s strategic asset allocation was structured to reduce volatility through diversification and enhance return to approximate the amounts and timing of the expected benefit payments. The asset allocation for the pension plan at the end of 2018 and 2017 and the target allocation for 2019, by asset category, are as follows:

	March 31,	December 31,
	2019	2018	2017
Equity securities	39%	36%	34%
Fixed income securities	54	56	57
Real estate	7	8	7
Other	0	0	2
Total	100%	100%	100%

The fair market values, by asset category are as follows:

	Fair Value Measurements at
	March 31,	December 31,
	2019	2018	2017
Equity securities	$1,011	$867	$919
Fixed income securities	1,399	1,348	1,540
Real estate	181	192	189
Other	—	—	54
Total	$2,591	$2,407	$2,702

F-25

Changes in the assets held by the pension plan in the three months ended March 31, 2019 and years 2018 and 2017 are as follows:

	March 31,	December 31,
	2019	2018	2017
Fair value of plan assets, at beginning of year	$2,407	$2,702	$2,456
Actual return on plan assets	145	(35)	136
Employer contributions	15	87	85
Employee contributions	6	32	31
Benefits paid	(31)	(166)	(180)
Foreign exchange adjustment	49	(213)	174
Fair value of plan assets, at end of year	$2,591	$2,407	$2,702

Funded Status

The funded status of the pension plan is as follows:

	March 31,	December 31,
	2019	2018	2017
Projected benefit obligation	$2,623	$2,555	$2,985
Fair value of plan assets	2,591	2,407	2,702
Accrued obligation (long term)	$32	$148	$283

Assumptions

Assumptions used in accounting for the pension plan are as follows:

	March 31,	December 31,
	2019	2018	2017
Weighted average discount rate used to determine the accrued benefit obligations	3.90%	3.90%	3.40%
Discount rate used to determine the net pension expense	3.90%	3.40%	3.80%
Expected long-term rate on plan assets	6.50%	6.50%	6.50%

To determine the expected long-term rate of return on pension plan assets, the Subsidiary considers the current and expected asset allocations, as well as historical and expected returns on various categories of plan assets. The Subsidiary applies the expected rate of return to a market related value of the assets which reduces the underlying variability in assets to which the Subsidiary applies that expected return. The Subsidiary amortizes gains and losses as well as the effects of changes in actuarial assumptions and plan provisions over a period no longer than the average future service of employees.

Primary actuarial assumptions are determined as follows:

The expected long-term rate of return on plan assets is based on the Subsidiary’s estimate of long-term returns for equities and fixed income securities weighted by the allocation of assets in the plans. The rate is impacted by changes in general market conditions, but because it represents a long-term rate, it is not significantly impacted by short-term market swings. Changes in the allocation of plan assets would also impact this rate.

F-26

The assumed discount rate is used to discount future benefit obligations back to today’s dollars. The discount rate is reflective of yield rates on U.S. long-term investment grade corporate bonds on and around the December 31 valuation date. This rate is sensitive to changes in interest rates. A decrease in the discount rate would increase the Subsidiary’s obligation and expense.

11. COMMITMENTS AND CONTINGENCIES

Leases

The Subsidiary leases certain offices, facilities and equipment under operating and financing leases. Our leases have remaining terms of 1 year to 7 years some of which contain options to extend up to 10 years. As of March 31, 2019, assets recorded under finance leases were $2.4 million, and accumulated amortization associated with finance leases were $598. As of March 31, 2019, assets recorded under operating leases were $409 and accumulated amortization associated with operating leases was $184.

As of December 31, 2018 and 2017, assets recorded under finance leases were $2.4 million, and accumulated amortization associated with finance leases were $542 and $274, respectively. As of December 31, 2018 and 2017, assets recorded under operating leases were $461 and $470, respectively and accumulated amortization associated with operating leases were $270 and $163, respectively.

The components of the lease expense were as follows:

	Three Months Ended		Year Ended
	March 31,		December 31,
	2019	2018	2018	2017
Operating lease cost	$41	$41	$163	$162

Finance lease cost
Amortization of right-of-use asset	$213	$68	$128	$273
Interest on lease liabilities	27	29	115	122
Total finance lease cost	$240	$97	$243	$395

Other information related to leases was as follows:

Supplemental Cash Flows Information

	March 31,		December 31,
	2019	2018	2018	2017
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$43	$43	$170	$166
Operating cash flows from finance leases	27	29	115	122
Financing cash flows from finance leases	59	59	236	169
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	38	36	148	139
Finance leases	213	65	128	273

F-27

Weighted Average Remaining Lease Term

	March 31,		December 31,
	2019	2018	2018	2017
Operating leases	2 years	2 years	2 years	2 years
Finance leases	7 years	8 years	8 years	9 years

Weighted Average Discount Rate

	March 31,		December 31,
	2019	2018	2018	2017
Operating leases	5.60%	5.50%	6.00%	5.50%
Finance leases	5.55%	5.50%	6.00%	5.50%

Reported as of March 31, 2019, December 31, 2018, and December 31, 2017:

	Three Months Ended		Year Ended		Year Ended
	March 31, 2019		December 31, 2018		December 31, 2017
	Operating	Finance	Operating	Finance	Operating	Finance
	Leases	Leases	Leases	Leases	Leases	Leases
Accounts payable and accrued liabilities	$147	$239	$108	$223	$155	$233
Other long-term liabilities	93	1,670	86	1,707	194	1,938
Total	$240	$1,909	$194	$1,930	$349	$2,171

Future minimum lease payments under non-cancellable leases were as follows:

	Years Ending December 31,
	Operating	Finance
	Leases	Leases
2019 (excluding the three months ended March 31, 2019)	118	251
2020	125	327
2021	9	313
2022	—	301
2023	—	289
Thereafter	—	852
Total future minmum lease payments	252	2,333
Less imputed interest	(12)	(424)
Total future minmum lease payments	$240	$1,909

Legal Proceedings

The Subsidiary is from time to time party to legal proceedings arising in the ordinary course of business or otherwise, none of which is deemed material.

F-28

12. INCOME TAXES

The components of income before taxes are summarized below (in thousands):

	Year Ended Decmber 31,
	2018	2017
Income before income taxes
U.S. operations	$2,116	$4,265
Foreign operations	2,754	1,437
Income before income taxes	$4,870	$5,702

The components of the income tax provision (benefit) were as follows (in thousands):

	Year Ended Decmber 31,
	2018	2017
Current
Federal	$531	$1,318
State	129	191
Foreign	655	431
Deferred	(99)	(380)
Total income tax provision	$1,216	$1,560

A reconciliation from the statutory U.S. income tax rate to the Subsidiary's effective income tax rate, as computed on income before taxes, is as follows:

	Year Ended Decmber 31,
	2018	2017
Federal income tax at statutory rate	$1,023	$1,995
State and local income tax, net	102	207
Foreign rate differential	154	(107)
Other permanent items	1	67
Impact of tax cuts and jobs act enactment	—	(517)
Valuation allowance	—	117
True-up & other	(64)	(202)
Total	$1,216	$1,560

The Tax Cuts and Jobs Act (the “U.S. tax reform”) was enacted on December 22, 2017. The income tax effects of changes in tax laws are recognized in the period when enacted. The Tax Act provides for significant tax law changes and modifications with varying effective dates, which include reducing the U.S. federal corporate income tax rate from 35% to 21%, creating a territorial tax system (with a one-time mandatory repatriation tax on previously deferred foreign earnings), and allowing for immediate capital expensing of certain qualified property acquired and placed in service after September 27, 2017 and before January 1, 2023.

F-29

In response to the enactment of the U.S. tax reform in late 2017, the U.S. Securities and Exchange Commission issued Staff Accounting Bulletin No. 118 ("SAB 118") to address situations where the accounting is incomplete for certain income tax effects of the U.S. tax reform upon issuance of an entity's financial statements for the reporting period in which the U.S. tax reform was enacted. Under SAB 118, a company may record provisional amounts during a measurement period for specific income tax effects of the U.S. tax reform for which the accounting is incomplete but a reasonable estimate can be determined, and when unable to determine a reasonable estimate for any income tax effects, report provisional amounts in the first reporting period in which a reasonable estimate can be determined. The Subsidiary has recorded the impact of the tax effects of the U.S. tax reform, relying on reasonable estimates where the accounting is incomplete as of December 31, 2017. As guidance and technical corrections are issued in the upcoming quarters, the subsidiary will record updates to its original provisional estimates.

The Subsidiary remeasured certain U.S. deferred tax assets and liabilities based on the rates at which they are expected to reverse in the future, which is generally 21%.

The Subsidiary accounts for its income taxes in accordance with ASC 740-10. Under ASC 740-10, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their tax bases. ASC 740-10 also requires that deferred tax assets be reduced by a valuation allowance if it is more likely than not that some or all of the deferred tax assets will not be realized based on all available positive and negative evidence. The Subsidiary has determined that it files U.S. Federal and state tax returns and has determined that its major tax jurisdictions are the United States, and Canada. Tax years through 2018 remain open as they are subject to examination by appropriate taxing authorities. The Subsidiary is using the separate-return approach to allocate taxes among members of a group that file a combined tax return. In the separate financial statements of the group member the deferred tax asset should be realized on the basis of available evidence related to only that group member. Based on a review of 2012 through 2017 separate company operations, the Subsidiary has cumulative earnings.

The Subsidiary’s provision for income taxes reflects an effective tax rate on income before income taxes of 22.6% and 28.8% for the three months ended March 31, 2019 and 2018, respectively. The Subsidiary computed its income tax expense by using an annual estimated effective income tax rate. The quarterly income tax provision has been computed based on U.S. and Canadian operations.

The Subsidiary’s provision for income taxes reflects an effective tax rate on income before income taxes of 25.0% in 2018, as compared to 27.4% in 2017. The decrease in the Subsidiary’s effective tax rate during 2018 primarily reflects the impact of the Tax Cuts and Jobs Act Enactment.

	December 31,
	2018	2017
Noncurrent deferred income taxes
Total assets	$310	$403
Total liabilities	(1,008)	(1,103)
Net noncurrent deferred income tax (liability) asset	(698)	(700)
Net deferred income tax (liability) asset	$(698)	$(700)

F-30

The tax effect of temporary differences between GAAP accounting and federal income tax accounting creating deferred income tax assets and liabilities were as follows (in thousands):

	December 31,
	2018	2017
Deferred tax assets
Canada capital loss carry forward	$120	$148
Non-deductible reserves	223	221
Pension plan	40	75
Fixed Assets	26	92
Other	21	3
Valuation allowance	(120)	(136)
Net deferred tax assets	310	403
Deferred tax liabilities
Fixed Assets, Land	(260)	(340)
Intangibles	(723)	(763)
Other	(25)	—
Net deferred tax liability	(1,008)	(1,103)
Deferred tax asset, net	$(698)	$(700)

The assessment of the amount of value assigned to our deferred tax assets under the applicable accounting rules is judgmental.  We are required to consider all available positive and negative evidence in evaluating the likelihood that we will be able to realize the benefit of our deferred tax assets in the future.  Such evidence includes scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and the results of recent operations.  Since this evaluation requires consideration of events that may occur some years into the future, there is an element of judgment involved.  Realization of our deferred tax asset is dependent on generating sufficient taxable income in future periods. We have provided for a partial valuation allowance on the foreign deferred tax assets as the combined effect of future foreign source income and the future reversals of future tax assets and liabilities may be insufficient to realize the full benefits of the assets.

As of December 31, 2018, the Subsidiary has no net operating loss carryforwards. The Subsidiary has Canadian capital loss carryforward deferred tax assets of $120 and $148 as of December 31, 2018 and 2017, respectively. The Subsidiary has $430 and $539 of total deferred tax assets as of December 31, 2018 and 2017, respectively, on which it is taking a partial valuation allowance of $120 and $136, respectively.

A reconciliation of the beginning and ending amount of gross unrecognized tax benefits, exclusive of interest and penalties, is as follows (in thousands):

Uncertain Tax Position
Balance as of January 1, 2017	$204
Increases due to changes in foreign exchange	14
Balance as of December 31, 2017	$218
Decreases related to tax returns becoming statuted barred during the year	(89)
Balance as of December 31, 2018	$129

The Subsidiary’s policy is to recognize interest and penalties related to income tax matters as interest expense.

F-31

Management believes that an adequate provision has been made for any adjustments that may result from tax examinations. However, the outcome of tax audits cannot be predicted with certainty. If any issues addressed in the Subsidiary’s tax audits are resolved in a manner not consistent with management’s expectations, the Subsidiary could be required to adjust its provision for income taxes in the period such resolution occurs. Although timing of the resolution and/or closure of audits is highly uncertain, the Subsidiary does not believe it is reasonably possible that its unrecognized tax benefits would materially change in the next twelve months.

The tax years subject to examination by major tax jurisdiction include the years 2011 and forward by the U.S. Internal Revenue Service and most state jurisdictions, and the years 2014 and forward for the Canadian jurisdiction except for related non-resident transactions which would be open for the years 2011 and forward.

13. STOCKHOLDERS’ EQUITY

Foreign Currency Translation

Foreign assets and liabilities are translated using the exchange rate in effect at the balance sheet date, and results of operations are translated using an average rate for the period. Translation adjustments are accumulated and reported as a component of accumulated other comprehensive income (loss). The Subsidiary had foreign currency translation adjustments resulting in an unrealized loss of $311 for the three months ending March 31, 2019, unrealized loss of $172 for the year ended December 31, 2018 and an unrealized gain of $171 for the year ended December 31, 2017.

Stock-Based Compensation

The Parent maintains a stock compensation plan for the benefit of certain of its officers, directors and employees. All awards granted under the programs relate to the Parent’s common stock. The Subsidiary business’ Combined Balance Sheets do not include any Parent outstanding equity related to this stock based compensation program. These combined financial statements do not include expenses of the Parent for stock based compensation.

14. RELATIONSHIP WITH PARENT AND RELATED ENTITIES

Historically, the Subsidiary business has been managed and operated in the normal course of business consistent with other affiliates of the Parent. Accordingly, certain shared costs have been allocated to the Subsidiary business and reflected as expenses in the standalone combined financial statements. Management considers the allocation methodologies used to be reasonable and appropriate reflections of the historical Parent expenses attributable to the Subsidiary for purposes of the standalone financial statements. However, the expenses reflected in the combined financial statements may not be indicative of related expenses that will be incurred in the future by the Subsidiary business.

(a)	General Corporate Overhead Allocation

The Parent provides certain corporate, marketing and administrative services to the Subsidiary business. Expenses relating to these services have been allocated to the Subsidiary and are reflected in the combined financial statements. Where direct assignment is not possible or practical, these costs were allocated on a pro rata basis of revenues, headcount or other measures. Such expenses amounted to $204 for the three months ended March 31, 2019 and 2018 and $816 for the years ended December 31, 2018 and 2017.

(b)	Intercompany Receivables / Payables

All significant intercompany transactions between the Subsidiary business and the Parent have been included in these combined financial statements and considered to be effectively settled for cash at the time the transaction is recorded. The dry-type transformer business of the Subsidiary is dependent upon the Parent for all of its working capital and financing requirements and utilizes financing under the Parent’s credit facilities and Parent’s product financing agreement. The Combined Statements of Income include interest expense related to the Parent’s product financing agreement of $80 and $224 for the three months ended March 31, 2019 and 2018, respectively, and $825 and $818 for the years ended December 31, 2018 and 2017, respectively. The Subsidiary had $8.2 million and $8.5 million due from Parent as of March 31, 2019 and December 31, 2018, respectively. The Subsidiary had $3.0 million due to Parent as of December 31, 2017.

F-32

INDEX TO HISTORICAL FINANCIAL STATEMENTS OF PIONEER POWER

Unaudited Consolidated Financial Statements for the Three Months ended March 31, 2019 and 2018

F-33

PIONEER POWER SOLUTIONS, INC.

Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Revenues	$24,699	$27,177
Cost of goods sold	20,600	21,994
Gross profit	4,099	5,183
Operating expenses
Selling, general and administrative	4,139	4,828
Foreign exchange (gain) loss	(632)	74
Total operating expenses	3,507	4,902
Operating income	592	281
Interest expense	499	649
Other (income) expense	(3,295)	234
Gain on sale of subsidiary	(4,207)	—
Income (loss) before taxes	7,595	(602)
Income tax expense (benefit)	1,948	(28)
Net income (loss)	$5,647	$(574)

Net income (loss) per common share:
Basic	$0.65	$(0.07)
Diluted	$0.65	$(0.07)

Weighted average common shares outstanding:
Basic	8,726	8,726
Diluted	8,730	8,726

The accompanying notes are an integral part of these consolidated financial statements.

F-34

PIONEER POWER SOLUTIONS, INC.

Consolidated Statements of Comprehensive Income (Loss)

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Net income (loss)	$5,647	$(574)
Other comprehensive income (loss)
Foreign currency translation adjustments	(312)	(166)
Amortization of net prior service costs and net actuarial losses, net of tax	90	(15)
Other comprehensive loss	(222)	(181)
Comprehensive income (loss)	$5,425	$(755)

The accompanying notes are an integral part of these consolidated financial statements.

F-35

PIONEER POWER SOLUTIONS, INC.

Consolidated Balance Sheets

(In thousands, except share data)

	March 31,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$175	$211
Short term investments	7,548	—
Accounts receivable, net	17,383	16,327
Inventories, net	27,694	27,310
Income taxes receivable	578	566
Prepaid expenses and other current assets	2,630	2,510
Total current assets	56,008	46,924
Property, plant and equipment, net	5,168	5,284
Deferred income taxes	3,670	2,971
Other assets	4,974	5,222
Intangible assets, net	3,531	3,584
Goodwill	8,527	8,527
Total assets	$81,878	$72,512

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank overdrafts	$518	$1,769
Revolving credit facilities	19,915	20,755
Short term borrowings	1,785	—
Accounts payable and accrued liabilities	29,946	27,845
Current maturities of long-term debt	1,175	1,174
Income taxes payable	1,262	873
Total current liabilities	54,601	52,416
Long-term debt, net of current maturities	2,324	2,619
Pension deficit	32	148
Other long-term liabilities	3,648	3,786
Deferred income taxes	3,892	1,592
Total liabilities	64,497	60,561
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 30,000,000 shares authorized; 8,726,045 shares issued and outstanding on March 31, 2019 and December 31, 2018	9	9
Additional paid-in capital	23,971	23,966
Accumulated other comprehensive loss	(6,119)	(5,897)
Accumulated deficit	(480)	(6,127)
Total stockholders’ equity	17,381	11,951
Total liabilities and stockholders’ equity	$81,878	$72,512

The accompanying notes are an integral part of these consolidated financial statements.

F-36

PIONEER POWER SOLUTIONS, INC.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Operating activities
Net income (loss)	$5,647	$(574)
Depreciation	205	310
Amortization of intangible assets	54	383
Amortization of right-of-use assets	213	136
Amortization of debt issuance cost	8	21
Deferred income tax expense (benefit)	1,577	(193)
Change in receivable reserves	(74)	(156)
Change in inventory reserves	32	17
Gain on sale of subsidiary	(4,207)	—
Unrealized gain on short term investments	(3,341)	—
Accrued pension	(30)	8
Stock-based compensation	5	148
Other	—	12
Foreign currency remeasurement loss	—	36
Changes in current operating assets and liabilities:
Accounts receivable	(885)	210
Inventories	(238)	(1,297)
Prepaid expenses and other assets	(120)	(906)
Income taxes	12	1
Accounts payable and accrued liabilities	2,013	2,900
Net cash provided by operating activities	871	1,056

Investing activities
Additions to property, plant and equipment	(56)	(152)
Net cash used in investing activities	(56)	(152)

Financing activities
Bank overdrafts	(1,294)	(160)
Short term borrowings	1,785	(2,045)
Borrowing under debt agreement	5,259	11,347
Repayment of debt	(6,403)	(9,881)
Payment of debt issuance cost	—	6
Principal repayments of financing leases	(128)	(124)
Net cash used in financing activities	(781)	(857)

Increase in cash and cash equivalents	34	47
Effect of foreign exchange on cash and cash equivalents	(70)	3

Cash and cash equivalents
Beginning of period	211	218
End of period	$175	$268

The accompanying notes are an integral part of these consolidated financial statements.

F-37

PIONEER POWER SOLUTIONS, INC.

Consolidated Statement of Stockholders’ Equity

(In thousands)

(Unaudited)

				Accumulated
			Additional	other compre-		Total
	Common Stock		paid-in	hensive	Retained	stockholders’
	Shares	Amount	capital	income (loss)	earnings	equity
Balance - December 31, 2017	8,726,045	$9	$23,801	$(5,798)	$(463)	$17,549
Net income	—	—	—	—	(574)	(574)
Stock-based compensation	—	—	148	—	—	148
Foreign currency translation adjustment	—	—	—	(166)	—	(166)
Pension adjustment, net of taxes	—	—	—	(15)	—	(15)
Balance - March 31, 2018	8,726,045	$9	$23,949	$(5,979)	$(1,037)	$16,942

Balance - December 31, 2018	8,726,045	9	23,966	(5,897)	(6,127)	11,951
Net income	—	—	—	—	5,647	5,647
Stock-based compensation	—	—	5	—	—	5
Foreign currency translation adjustment	—	—	—	(312)	—	(312)
Pension adjustment, net of taxes	—	—	—	90	—	90
Balance - March 31, 2019	8,726,045	$9	$23,971	$(6,119)	$(480)	$17,381

The accompanying notes are an integral part of these consolidated financial statements.

F-38

PIONEER POWER SOLUTIONS, INC.

Notes to Consolidated Financial Statements

March 31, 2019 (unaudited)

1. BASIS OF PRESENTATION

Overview

Pioneer Power Solutions, Inc. and its wholly owned subsidiaries (referred to herein as the “Company,” “Pioneer,” “we,” “our” and “us”) manufacture, sell and service a broad range of specialty electrical transmission, distribution and on-site power generation equipment for applications in the utility, industrial, commercial and backup power markets. The Company is headquartered in Fort Lee, New Jersey and operates from eleven (11) additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales and administration.

We have two reportable segments as defined in our Annual Report on Form 10-K for the year ended December 31, 2018, as filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2019: Transmission and Distribution Solutions (“T&D Solutions”) and Critical Power Solutions (“Critical Power”).

Presentation

The accompanying unaudited consolidated financial statements of the Company have been prepared pursuant to the rules of the SEC and reflect the accounts of the Company as of March 31, 2019. Certain information and footnote disclosures, normally included in annual financial statements prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), have been condensed or omitted pursuant to those rules and regulations. We believe that the disclosures made are adequate to make the information presented not misleading to the reader. In the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary to fairly state the financial position, results of operations and cash flows with respect to the interim consolidated financial statements have been included. The results of operations for the interim period are not necessarily indicative of the results for the entire fiscal year. The year-end balance sheet data was derived from audited financial statements but does not include all disclosures required by U.S. GAAP for a year-end balance sheet.

All dollar amounts (except share and per share data) presented in the notes to our unaudited consolidated financial statements are stated in thousands of dollars, unless otherwise noted. Amounts may not foot due to rounding.

These unaudited consolidated financial statements include the accounts of Pioneer and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

These unaudited consolidated financial statements should be read in conjunction with the risk factors and the audited consolidated financial statements and notes thereto of the Company and its subsidiaries included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

Liquidity

The accompanying financial statements have been prepared on a basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements as of the three months ended March 31, 2019, the Company has an accumulated deficit of $480, and has a working capital of $1.4 million. At March 31, 2019, we had total debt of $25.7 million and $175 of cash and cash equivalents on hand. We have historically met our cash needs through a combination of cash flows from operating activities and bank borrowings under our revolving credit facilities. Our cash requirements are generally for operating activities, debt repayment, capital improvements and acquisitions. As further discussed in Note 10 - Debt in Part I of this Form 10-Q our credit facilities’ maturity dates have been extended until April 1, 2020.

The financial statements included in this quarterly report have been prepared assuming that we will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Significant assumptions underlie this belief, including, among other things, that there will be no material adverse developments in our business, liquidity, capital requirements and that our credit facilities with our lender will remain available to us and will not need to be replaced.

F-39

Management believes that its capital resources are adequate to fund operations through the first quarter of 2020, but the availability of the Company’s capital resources is dependent on the Company’s ability to meet the working capital obligations pursuant to the credit agreements with Bank of Montreal (“BMO”), its lender. The Company has certain credit arrangements with BMO that contain subjective acceleration clauses, and the Company has had several instances of non-compliance with certain of the covenants included in such credit agreements. Management has historically been able to obtain from BMO waivers of any non-compliance and management expects to be able to continue to obtain necessary waivers in the event of future non-compliance; however, there can be no assurance that the Company will be able to obtain such waivers, and should BMO refuse to provide a waiver in the future, the outstanding debt under the credit facilities could become due immediately. Additionally, the term of the Company’s agreement with BMO ends in April 2020. While the Company intends to renew this agreement to continue to facilitate the credit facilities and has a history of renewals with BMO, the Company’s ability to renew this arrangement under similar economic terms, if at all, is uncertain. The operations of the Company are subject to certain risks and uncertainties, including, among others, uncertainty of commercial manufacturing at acceptable margins, marketing or sales acceptance, and dependence on key personnel.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company’s significant accounting policies are described in Note 2 to the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018. There have been no significant changes in the Company’s accounting policies during the first quarter of 2019.

Recent Accounting Pronouncements

There have been no recent accounting pronouncements not yet adopted by the Company which would have a material impact on the Company’s financial statements.

Revenue from Contracts with Customers. In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), or ASU 2014-09, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. Since then, the FASB has also issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606), Principals versus Agent Considerations, ASU 2016-10, Revenue from Contracts with Customers (Topic 606), Identifying Performance Obligations and Licensing, and ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842), Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Recession of Prior SEC Staff Announcements and Observer Comments, which further elaborate on the original ASU No. 2014-09. The core principle of these updates is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgments and estimates may be required within the revenue recognition process than were required under previously existing U.S. GAAP. In July 2015, the FASB approved a one-year deferral of the effective date to January 1, 2018, with early adoption to be permitted as of the original effective date of January 1, 2017. Companies may use either of the following transition methods to adopt this standard: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients; or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures) (the “modified retrospective approach”). We completed a review of our various revenue streams within our two reportable segments: (i) T&D Solutions and (ii) Critical Power. We have gathered data to quantify the amount of sales by type of revenue stream and categorized the types of sales for our business units for the purpose of comparing how we recognized revenue to the new standard in order to quantify the impact of this ASU. We generally anticipate having substantially similar performance obligations under the new guidance when compared to previously existing U.S. GAAP. We have made policy elections within the amended standard that are consistent with our existing accounting. We adopted ASU 2014-09 in our first quarter of 2018 using the modified retrospective approach and concluded that there was no material impact to our financial statements other than enhanced disclosures and there are no changes to the opening retained earnings balance.

Income Taxes. In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory. ASU No. 2016-16 requires the income tax consequences of intra-entity transfers of assets other than inventory to be recognized when the intra-entity transfer occurs rather than deferring recognition of income tax consequences until the transfer was made with an outside party. We adopted ASU 2016-16 in the first quarter of 2018 using a modified retrospective approach. Adoption of the new standard did not have a material impact on our Consolidated Financial Statements.

Retirement Standard. In March 2017, the FASB issued ASU No. 2017-07 Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. We adopted Accounting Standards Update No. 2017-07, Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost (the “New Retirement Standard”), effective January 1, 2018 using the full-retrospective method. The New Retirement Standard requires employers to present the service cost component of the net periodic benefit cost in the same income statement line item as other employee compensation costs arising from services rendered during the period. The other components of net benefit cost, including interest cost, expected return on plan assets, amortization of prior service cost/credit and actuarial gain/loss, and settlement and curtailment effects, are to be presented outside of any subtotal of operating income. We adopted ASU 2017-07 in our first quarter of 2018 and concluded that there was no material impact to our financial statements.

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Leases. In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which requires, among other things, a lessee to recognize a liability representing future lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term. For operating leases, a lessee will be required to recognize at inception a right-of-use asset and a lease liability equal to the net present value of the lease payments, with lease expense recognized over the lease term on a straight-line basis. For leases with a term of twelve months or less, ASU 2016-02 allows a reporting entity to make an accounting policy election to not recognize a right-of-use asset and a lease liability, and to recognize lease expense on a straight-line basis. ASU No. 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, with early adoption permitted. Upon adoption, a reporting entity should apply the provisions of ASU 2016-02 at the beginning of the earliest period presented using a modified retrospective approach, which includes certain optional practical expedients that an entity may elect to apply. We adopted this standard in our first quarter of 2018 using the modified retrospective approach. As a result, the opening retained earnings for January 1, 2017 was reduced by approximately $0.1 million. There was also an increase in assets and corresponding liabilities of approximately $5.3 and $5.2 million, respectively, at January 1, 2017.

Statement of Cash Flows. In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. The purpose of Update No. 2016-15 is to reduce the diversity in practice in presentation and classification of the following items within the statement of cash flows: debt prepayments or debt extinguishment costs, settlement of zero coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance policies, distributions received from equity method investments and beneficial interests in securitization transactions. It also addresses classification of transactions that have characteristics of more than one class of cash flows. Update No. 2016-15 is effective for annual periods beginning after December 15, 2017, and a retrospective transition method is required. We adopted ASU 2016-15 in our first quarter of 2018 using the retrospective approach. The adoption of ASU 2016-15 did not have a material impact on our consolidated statements of cash flows.

Stock Compensation. In June 2018, the FASB issued ASU No. 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. The amendments in this update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. The updated standard is effective for the Company beginning after December 15, 2018, including interim periods within that fiscal year. Early adoption of the new guidance is permitted, but no earlier than an entity’s adoption date of Topic 606. The Company adopted this guidance on January 1, 2019. The adoption of this ASU did not have a material impact on the consolidated financial statements.

Fair Value Measurement. In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement that eliminates, amends, and adds certain disclosure requirements for fair value measurements. The ASU is effective for all annual and interim periods beginning January 1, 2020, with early adoption permitted. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

3. DIVESTITURES

On January 22, 2019, Pioneer Critical Power, Inc., a Delaware corporation (“PCPI”), a wholly-owned subsidiary of the Company within Transmission and Distribution segment, CleanSpark and CleanSpark Acquisition, Inc., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub merged with and into PCPI, with PCPI becoming a wholly-owned subsidiary of the CleanSpark and the surviving company of the merger (the “Merger”).

At the effective date of the Merger, all of the issued and outstanding shares of common stock of PCPI, par value $0.01 per share, were converted into the right to receive (i) 1,750,000 shares of common stock, par value $0.001 per share (“Common Stock”), of CleanSpark, (ii) a five-year warrant to purchase 500,000 shares of Common Stock at an exercise price of $1.60 per share, and (iii) a five-year warrant to purchase 500,000 shares of Common Stock at an exercise price of $2.00 per share.

The Merger Agreement also contains representations, warranties and covenants of the parties customary for transactions similar to those contemplated by the Merger Agreement. Such representations and warranties are made solely for purposes of the Merger Agreement and, in some cases, may be subject to qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Merger Agreement and may have been qualified by disclosures that were made in connection with the parties’ entry into the Merger Agreement.

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In connection with the Merger Agreement, the Company, CleanSpark and PCPI entered into an Indemnity Agreement (the “Indemnity Agreement”), dated January 22, 2019, pursuant to which the Company agreed to assume the liabilities and obligations related to the claims made by Myers Powers Products, Inc. in the case titled Myers Power Products, Inc. v. Pioneer Power Solutions, Inc., Pioneer Custom Electrical Products, Corp., et al., Los Angeles County Superior Court Case No. BC606546 (the “Myers Power Case”) as they may relate to PCPI or CleanSpark after the closing of the Merger. In addition, the Company agreed to indemnify and hold harmless CleanSpark and the surviving company of the Merger and their respective officers, directors, agents, members and employees, and the heirs successors and assigns of the foregoing from and against all losses incurred by reason of claims made by Myers Power Products, Inc. as presented or substantially similar to that presented in the Myers Powers Case that are brought against CleanSpark or the surviving company of the Merger after the closing of the Merger. The Indemnify Agreement expires five years from the date of the Indemnity Agreement.

In connection with entry into the Merger Agreement, the Company and CleanSpark entered into a Contract Manufacturing Agreement (the “Contract Manufacturing Agreement”), dated as of January 22, 2019, pursuant to which the Company will manufacture paralleling switchgear, automatic transfer switches and related control and circuit protective equipment (collectively, “Products”) exclusively for purchase by CleanSpark. CleanSpark will purchase the Products via purchase orders issued to the Company at any time and from time to time. The price for the Products payable by CleanSpark to the Company will be negotiated on a case by case basis, but all purchases of Products will have a target price of 91% of the CleanSpark customer’s purchase order price and will not be more than 109% of the Company’s cost. The Contract Manufacturing Agreement has a term of 18 months and may be extended by mutual agreement of the Company and CleanSpark.

In connection with entry into the Merger Agreement, the Company and CleanSpark entered into a Non-Competition and Non-Solicitation Agreement (the “Non-Compete Agreement”), dated January 22, 2019, pursuant to which the Company agreed not to, among other things, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any person or entity that engages in or plans to engage in the design, manufacture, distribution and service of paralleling switchgear, automatic transfer switches, and related products (the “Restricted Business”). The Company agreed not to engage in the Restricted Business within any state or county within the United States in which CleanSpark or the surviving company of the Merger conducts such Restricted Business for a period of four (4) years from the date of the Non-Compete Agreement.

In addition, the Company also agreed, for a period of four (4) years from the date of the Non-Compete Agreement, not to, among other things, directly or indirectly (i) solicit, induce, or attempt to induce customers, suppliers, licensees, licensors, franchisees, consultants of the Restricted Business as conducted by the Company, CleanSpark or the surviving company to cease doing business with the surviving company or CleanSpark or (ii) solicit, recruit, or encourage any of the surviving company’s or CleanSpark’s employees, or independent contractors to discontinue their employment or engagement with the surviving company or CleanSpark.

The Merger resulted in the deconsolidation of PCPI and a gain of $4.2 million in the first quarter of 2019. The fair value of the investment in the common stock of CleanSpark was determined using quoted market prices and warrants were established using a Black Scholes model.

From the date of sale through the quarter ended March 31, 2019, the estimated fair value of the warrants and common stock increased to $7.5 million and an unrealized mark to market gain of $3.3 million was recognized within other income.

4. REVENUES

On January 1, 2018, we adopted Topic 606 using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606.

Financial Statement Impact of Adopting ASC 606

The Company adopted ASC 606 using the modified retrospective method. There was no adjustment to opening retained earnings due to the impact of adopting Topic 606.

Nature of our products and services

Our principal products and services include custom-engineered electrical transformers and engine-generator sets and controls, complemented by a national field-service network to maintain and repair power generation assets.

Products

We provide electrical transformers and switchgear that help customers effectively and efficiently manage their electrical power distribution systems to desired specifications.

We provide customers with an advanced data collection and monitoring platform for power generation equipment which is used to ensure smooth, uninterrupted power to operations during times of emergency.

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Services

Power generation systems represent considerable investments that require proper maintenance and service in order to operate reliably during a time of emergency. Our power maintenance programs provide preventative maintenance, repair and support service for our customers’ power generation systems.

Our principal source of revenue is derived from sales of products and fees for services. We measure revenue based upon the consideration specified in the customer arrangement, and revenue is recognized when the performance obligations in the customer arrangement are satisfied. A performance obligation is a promise in a contract to transfer a distinct product or service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as, the customer receives the benefit of the performance obligation. Customers typically receive the benefit of our products when the risk of loss or control for the product transfers to the customer and for services as they are performed. Under ASC 606, revenue is recognized when a customer obtains control of promised products or services in an amount that reflects the consideration we expect to receive in exchange for those products or services. To achieve this core principal, the Company applies the following five steps:

1)       Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the products or services to be transferred and identifies the payment terms related to these products or services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for products or services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

2)       Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the products or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the product or service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the products or services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised products or services, the Company must apply judgment to determine whether promised products or services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised products or services are accounted for as a combined performance obligation.

3)       Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. The customer payments are generally due in 30 days.

4)       Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis or cost of the product or service. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

5)       Recognize revenue when or as the Company satisfies a performance obligation

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised product or service to a customer.

Substantially all of our revenue is recognized at a point of time, as the promised product passes to the customer. Service revenues include maintenance contracts that are recognized over time based on the contract term and repair services which are recognized as services are delivered.

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The following table presents our revenues disaggregated by revenue discipline:

	Three Months Ended
	March 31,
	2019	2018
Products	$22,928	$25,016
Services	1,771	2,161
Total Revenue	$24,699	$27,177

See Note 14 - Business Segment and Geographic Information in Notes to Consolidated Financial Statements in Part I of this Form 10-Q.

5. OTHER (INCOME) EXPENSE

Other (income) expense in the consolidated statements of operations reports certain gains and losses associated with activities not directly related to our core operations. For the three months ended March 31, 2019, other non-operating income was $3.3 million, as compared to an expense of $234 during the three months ended March 31, 2018. For the three months ended March 31, 2019, included in other non-operating income was a gain of $3.3 million related to the mark to market adjustment on the fair value of common stock and warrants received in connection with the Merger of PCPI, CleanSpark and the Merger Sub. See Note 3 - Divestitures.

6. INVENTORIES

The components of inventories are summarized below:

	March 31,	December 31,
	2019	2018
	(Unaudited)
Raw materials	$16,428	$14,952
Work in process	5,978	5,547
Finished goods	5,840	7,323
Provision for excess and obsolete inventory	(552)	(512)
Total inventories	$27,694	$27,310

Inventories are stated at the lower of cost or a net realizable value determined on a FIFO method. Included in raw materials and finished goods at March 31, 2019 and December 31, 2018 are goods in transit of approximately $8.4 million and $7.7 million, respectively.

At March 31, 2019, raw materials in the amount of $8.1 million not pledged to our secured creditor were used for collateral to secure short term borrowings under a product financing arrangement. This short term borrowing agreement provides the Company with the ability to acquire raw materials utilized in connection with its manufacturing process. The Company generally satisfies its obligations within 60 days of the initial borrowings, which yields an interest expense that is immaterial. The aggregate borrowings under this agreement amounted to $1.8 million as of March 31, 2019. There were no aggregate borrowings under this agreement as of December 31, 2018.

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7. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are summarized below:

	March 31,	December 31,
	2019	2018
	(Unaudited)
Land	$6	$5
Buildings	1,607	1,574
Machinery and equipment	10,645	10,578
Furniture and fixtures	449	447
Computer hardware and software	1,283	1,261
Leasehold improvements	677	677
Construction in progress	392	348
	15,059	14,890
Less: Accumulated depreciation	(9,891)	(9,606)
Total property, plant and equipment, net	$5,168	$5,284

In December 2018, the Company sold the Farnham, Quebec, Canada building for approximately $762.

Depreciation expense was $205 and $310 for the period ended March 31, 2019 and 2018, respectively.

8. OTHER ASSETS

Included in other assets at March 31, 2019 and December 31, 2018 are right-of-use asset, net, of $4.1 and $4.3 million, respectively, related to our lease obligations.

In December 2011 and January 2012, the Company made two secured loans, each in the amount of $300 to a developer of a renewable energy project in the U.S, secured by assets of the developer. The promissory notes accrue interest at a rate of 4.5% per annum with a final payment of all unpaid principal and interest becoming fully due and payable upon the earlier to occur of (i) the four year anniversary of the issuance date of the promissory notes, or (ii) an event of default. As defined in the promissory notes, an event of default includes, but is not limited to, the following: any bankruptcy, reorganization or similar proceeding involving the borrower, a sale or transfer of substantially all the assets of the borrower, a default by the borrower relating to any indebtedness due to third parties, the incurrence of additional indebtedness by the borrower without the Company’s written consent and failure of the borrower to perform its obligations pursuant to its other agreements with the Company, including its purchase order for pad mount transformers. The principal balance of the loan receivable is outstanding at March 31, 2019 and December 31, 2018. The Company expects to fully recover these amounts. At March 31, 2019 the Company has classified the principal of $600 as other assets as the Company does not anticipate the settlement of both notes in the next twelve months based upon ongoing negotiations with the debtor.

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9. GOODWILL AND OTHER INTANGIBLE ASSETS

There were no changes in the carrying values of goodwill for the three months ended March 31, 2019.

	T&D	Critical Power
	Solutions	Solutions	Total
	Segment	Segment	Goodwill
Gross Goodwill:
Balance as of January 1, 2019	$7,978	$2,970	$10,948
No activity	—	—	—
Balance as of March 31, 2019	$7,978	$2,970	$10,948
Accumulated impairment losses:
Balance as of January 1, 2019	$(2,421)	$—	$(2,421)
No activity	—	—	—
Balance as of March 31, 2019	$(2,421)	$—	$(2,421)

Net Goodwill as of March 31, 2019	$5,557	$2,970	$8,527

Changes in the carrying values of intangible assets for the three months ended March 31, 2019, were as follows:

	T&D	Critical Power	Total
	Solutions	Solutions	Intangible
	Segment	Segment	Assets
Balance as of January 1, 2019, net	$3,460	$124	$3,584
Amortization	(44)	(10)	(54)
Foreign currency translation	1	—	1
Balance as of March 31, 2019, net	$3,417	$114	$3,531

The components of intangible assets as of March 31, 2019 are summarized below:

	Weighted Average Amortization Years	Gross Carrying Amount	Accumulated Amortization	Foreign Currency Translation	Net Book Value
Customer relationships	7	$6,833	$(6,211)	$—	$622
Non-compete agreements	4	619	(608)	—	11
Trademarks	Indefinite	1,816	—	—	1,816
Internally developed software	7	289	(175)	—	114
Developed technology	10	492	(209)	—	283
Technology-related industry accreditations	Indefinite	706	—	(22)	684
Total intangible assets		$10,756	$(7,203)	$(22)	$3,531

The amortization of intangible assets expense was $54 for the three months ended March 31, 2019.

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10. DEBT

Canadian Credit Facilities

In April 2016, our wholly owned subsidiary, Pioneer Electrogroup Canada Inc. (“PECI”), entered into an Amended and Restated Credit Agreement (“CAD ARCA”) with Bank of Montreal (“BMO”) with respect to our existing Canadian credit facilities (as amended and restated, the “Canadian Facilities”) that replaced and superseded all of our businesses’ prior financing arrangements with the bank. This CAD ARCA extended the maturity date of our Canadian Facilities to July 31, 2017. The CAD ARCA was further amended (the “2017 CAD ARCA Amendment”) on March 15, 2017, and again on March 28, 2018 (the “2018 CAD ARCA Amendment”). The 2018 CAD ARCA Amendment extended the term of our Canadian Facilities to April 1, 2020.

Our Canadian Facilities provided for up to $8.2 million Canadian dollars (“CAD”) (approximately $6.3 million expressed in U.S. dollars) consisting of a revolving $7.0 million CAD revolving credit facility (“Facility A”) to finance ongoing operations, a $471 CAD term credit facility (“Facility B”) that financed a plant expansion, and a $712 USD Facility that financed a business acquisition and the purchase and expansion of its manufacturing facilities. The 2017 CAD ARCA Amendment increased the Facility A to $8.0 million CAD, increasing the total amount of loans available under the Canadian Facilities to $9.2 million CAD.

Facility A, as amended by the 2017 CAD ARCA Amendment and the 2018 CAD ARCA Amendment, is subject to margin criteria. Facility A, as amended by the 2017 CAD ARCA Amendment, bore interest at BMO’s prime rate plus 0.75% per annum on amounts borrowed in Canadian dollars, or BMO’s U.S. base rate plus 0.75% per annum or LIBOR plus 2.25% per annum on amounts borrowed in U.S. dollars. The 2018 CAD ARCA Amendment modified the interest rate on Facility A borrowings to BMO’s prime rate plus 0.50% per annum on amounts borrowed in Canadian dollars, or BMO’s U.S. base rate plus 0.50% per annum or LIBOR plus 2.0% per annum on amounts borrowed in U.S. dollars. Pursuant to the 2017 CAD ARCA Amendment, Facility A was to mature on July 31, 2018. The 2018 CAD ARCA Amendment extended the maturity of borrowings under Facility A to April 1, 2020. Consistent with the terms of the historical Facility A, including both a subjective acceleration clause and lockbox arrangement, will continue to be presented as a current liability. We believe based upon historical experience, that Facility A will remain in place to fund operations through maturity of this facility in April 2020.

Borrowings under Facility B, as amended by the 2017 CAD ARCA Amendment, bore interest at BMO’s prime rate plus 1.25% per annum with principal repayments becoming due on a five year amortization schedule. Pursuant to the CAD ARCA, quarterly principal repayments were reduced to $47 CAD, with a balloon payment of $141 CAD due on July 31, 2017. The 2017 CAD ARCA Amendment amended the payment schedules so that the quarterly principal payments of $47 CAD was to continue after July 31, 2017 until our borrowings under the facility is fully paid on April 30, 2018. The 2018 CAD ARCA Amendment did not modify the interest rate on Facility B borrowings, which remained at BMO’s prime rate plus 1.25% per annum. Pursuant to the 2018 CAD ARCA Amendment, we made the final principal payment of $47 under Facility B on April 30, 2018.

Borrowings under Facility C, as amended by the 2017 CAD ARCA, bore interest at BMO’s prime rate plus 1.50% per annum on amounts borrowed in Canadian dollars, or BMO’s U.S. base rate plus 1.50% per annum or LIBOR plus 2.75% per annum on amounts borrowed in U.S. dollars. Pursuant to the CAD ARCA, a principal repayment of $72 USD was due on June 30, 2016, and the reduced quarterly principal repayments of $36 USD were to be made beginning on October 31, 2016, with a balloon payment of $496 USD due on July 31, 2017. The 2017 CAD ARCA Amendment amended the payment schedules so that the quarterly payments of $36 USD were to continue until July 31, 2018, with a balloon payment of $352 due on July 31, 2018. Pursuant to the 2018 CAD ARCA Amendment, quarterly principal repayments of $36 were to continue until January 31, 2020, with a balloon payment of $136 due on April 1, 2020. The 2018 CAD ARCA Amendment modified the interest rate on Facility C borrowings to BMO’s prime rate plus 1.25% per annum on amounts borrowed in Canadian dollars, or BMO’s U.S. base rate plus 1.25% per annum or LIBOR plus 2.50% per annum on amounts borrowed in U.S. dollars. In December 2018 we repaid the outstanding principal balance under Facility C of $316 CAD with proceeds received from the sale of the Farnham, Quebec, Canada building.

Pursuant to the CAD ARCA, as amended by the 2017 CAD ARCA Amendment and the 2018 CAD ARCA Amendment, financial covenant testing is performed on our consolidated financial statements. We are required to meet certain minimum working capital ratios, minimum EBITDA levels and effective tangible net worth levels for each fiscal quarter, as set forth in the 2017 CAD ARCA Amendment and the 2018 CAD ARCA Amendment.

As of March 31, 2019, we had approximately $5.3 million in U.S. dollar equivalents outstanding under our Canadian Facilities. Our borrowings consisted of approximately $5.3 million outstanding under Facility A. As of March 31, 2019, the Company was not in compliance with a financial covenant and on May 6, 2019, the Company received a waiver from BMO on the financial covenant breach existing as of March 31, 2019.

As of December 31, 2018, we had approximately $5.8 million in U.S. dollar equivalents outstanding under our Canadian Facilities. Our borrowings consisted of approximately $5.8 million outstanding under Facility A. As of December 31, 2018, the Company was not in compliance with its financial covenants and on March 25, 2019, the Company received a waiver from BMO on all financial covenant breaches existing as of December 31, 2018.

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United States Credit Facilities

In April 2016, we entered into an Amended and Restated Credit Agreement (“US ARCA”) with BMO with respect to our existing U.S. facilities that replaced and superseded all of our businesses’ prior financing arrangements with the bank (the “U.S. Facilities”).The US ARCA was further amended (the “2017 US ARCA Amendment”) on March 15, 2017, and again on March 28, 2018 (the “2018 US ARCA Amendment”). The 2018 US ARCA Amendment extended the term of our US Facilities to April 1, 2020.

Our U.S. Facilities, as amended and restated, provided for up to $19.1 million USD consisting of a $14.0 million USD demand revolving credit facility (“USD Facility A”) to finance ongoing operations, a $5.0 million USD term loan facility (“USD Facility B”) that financed the acquisition of Titan, and a new $100 revolving credit facility provided pursuant to a MasterCard is to be used to pay for and temporarily finance our day-to-day business expenses and for no other purpose. The 2017 US ARCA Amendment increased the USD Facility A to $15.0 million, increasing the total amount of loans available under the U.S. Facilities to $20.1 million USD.

USD Facility A, as amended and restated per 2017 US ARCA, bore interest, at our option, at BMO’s prime rate plus 1.00% per annum on U.S. prime rate loans, or an adjusted LIBOR rate plus 2.25% per annum on Eurodollar loans. Pursuant to the 2018 US ARCA Amendment, borrowings under Facility A bears interest, at our option, at the BMO’s prime rate plus 0.75% per annum on U.S. prime rate loans, or an adjusted LIBOR rate plus 2.00% per annum on Eurodollar loans. USD Facility A had a maturity date of July 31, 2017, which was extended to July 31, 2018 pursuant to the 2017 US ARCA Amendment. The 2018 US ARCA Amendment extended the maturity of borrowings under USD Facility A to April 1, 2020. Consistent with the terms of the historical USD Facility A, including both a subjective acceleration clause and lockbox arrangement, will continue to be presented as a current liability. We believe based upon historical experience, that the USD Facility A will remain in place to fund operations through maturity in April 2020.

Borrowings under USD Facility B bear interest, at our option, at U.S. base rate plus 1.25% per annum on U.S. prime loans, or an adjusted LIBOR rate plus 2.50% per annum on Eurodollar loans. Pursuant to the US ARCA, our quarterly principal payments were reduced to $31 USD for calendar year 2016, with the original amortization schedule continuing to apply to all quarterly principal payments made after December 31, 2016, and the final maturity date of December 2, 2019. The 2017 US ARCA Amendment reduced the scheduled quarterly principal payments to $31 USD, commencing March 31, 2017, to continue until July 31, 2018, with a balloon payment of $4.4 million on July 31, 2018. Pursuant to the 2018 US ARCA Amendment, monthly principal repayments beginning on July 31, 2018 are increased to $100 and will continue until March 31, 2020, with a balloon payment of $2.3 million due on April 1, 2020. The 2018 US ARCA Amendment did not change the USD Facility B interest rate.

Pursuant to the US ARCA, as amended by the 2017 US ARCA Amendment and the 2018 US ARCA Amendment, financial covenant testing is performed on our consolidated financial statements. We are required to meet certain minimum working capital ratios, minimum EBITDA levels and effective tangible net worth levels for each fiscal quarter, as set forth in the 2017 US ARCA Amendment and the 2018 US ARCA Amendment. On March 28, 2018, pursuant to the 2018 US ARCA Amendment, BMO waived defaults on all financial covenants existing as of December 31, 2017 for which we were not in compliance.

Our obligations under the U.S. Facilities are guaranteed by all our wholly-owned U.S. subsidiaries. In addition, we and our wholly-owned U.S. subsidiaries granted a security interest in substantially all of our assets, including 65% of the shares of Pioneer Electrogroup Canada Inc. held by us, to secure our obligations for borrowed money under the U.S. Facilities. The U.S. Facilities also restrict our ability to incur indebtedness, create or incur liens, make investments, make distributions or dividends and enter into merger agreements or agreements for the sale of any or all our assets.

As of March 31, 2019, we had approximately $18.2 million outstanding under our U.S. Facilities. Our borrowings consisted of approximately $14.7 million outstanding under USD Facility A, and $3.5 million outstanding under USD Facility B. As of March 31, 2019, the Company was not in compliance with a financial covenant and on May 6, 2019, the Company received a waiver from BMO on the financial covenant breach existing as of March 31, 2019.

As of December 31, 2018, we had approximately $18.8 million outstanding under our U.S. Facilities. Our borrowings consisted of approximately $15.0 million outstanding under USD Facility A, and $3.8 million outstanding under USD Facility B. As of December 31, 2018, the Company was not in compliance with its financial covenants and on March 25, 2019, the Company received a waiver from BMO on all financial covenant breaches existing as of December 31, 2018.

F-48

The Company’s debt consists of the following:

	March 31,	December 31,
	2019	2018
	(Unaudited)
Term credit facilities, net (a)	$3,499	$3,793
Less current portion	(1,175)	(1,174)
Total long-term debt	$2,324	$2,619

(a) The balances as of March 31, 2019 and December 31, 2018 are net of debt issuance costs of $39 and $45, respectively.

11. PENSION PLAN

The Company’s Canadian subsidiary sponsors a defined benefit pension plan at one of its locations in which a majority of its employees are members. The subsidiary funds 100% of all contributions to the plan. The benefits, or the rate per year of credit service, are established by the Company and updated at its discretion.

The components of the expense the Company incurred under the pension plan are as follows:

	Three Months Ended		Affected Line Item
	March 31,		in the Statements of
	2019	2018	Consolidated Operations
Current service cost, net of employee contributions	$15	$17	Selling, general and administrative
Interest cost on accrued benefit obligation	26	25	Other expense
Expected return on plan assets	(40)	(43)	Other expense
Amortization of transitional obligation	3	3	Other expense
Amortization of past service costs	2	2	Other expense
Amortization of net actuarial gain	13	14	Other expense
Total cost of benefit	$19	$18

The Company’s policy is to fund the pension plan at or above the minimum level required by law. The Company made $15 of contributions to its defined benefit pension plan during the three months ended March 31, 2019 and 2018. Changes in the discount rate and actual investment returns that are lower than the long-term expected return on plan assets could result in the Company making additional contributions.

F-49

12. STOCKHOLDERS’ EQUITY

Common Stock

The Company had 8,726,045 shares of common stock, $0.001 par value per share, outstanding as of March 31, 2019 and December 31, 2018.

Stock-Based Compensation

A summary of stock option activity under the 2011 Long-Term Incentive Plan as of March 31, 2019, and changes during the three months ended March 31, 2019, are presented below:

	Stock Options	Weighted average exercise price	Weighted average remaining contractual term	Aggregate intrinsic value
Outstanding as of January 1, 2019	424,800	$8.30	6.5	$22
Granted	—	—
Exercised	—	—
Forfeited	—	—
Outstanding as of March 31, 2019	424,800	$8.30	6.20	$16
Exercisable as of March 31, 2019	414,467	$8.35	6.20	$16

As of March 31, 2019, there were 248,867 shares available for future grants under the Company’s 2011 Long-Term Incentive Plan.

Stock-based compensation expense recorded for the three months ended March 31, 2019 and 2018 was approximately $5 and $148, respectively. At March 31, 2019, the Company had total stock-based compensation expense remaining to be recognized in the consolidated statements of operations of approximately $8.

Foreign Currency Translation

Foreign assets and liabilities are translated using the exchange rate in effect at the balance sheet date, and results of operations are translated using an average rate for the period. Translation adjustments are accumulated and reported as a component of accumulated other comprehensive income (loss). The Company had foreign currency translation adjustments resulting in unrealized loss of $312 and $166 for the three months ended March 31, 2019 and 2018, respectively.

F-50

13. BASIC AND DILUTED INCOME (LOSS) PER COMMON SHARE

Basic and diluted income (loss) per common share is calculated based on the weighted average number of shares outstanding during the period. The Company’s employee and director stock option awards, as well as incremental shares issuable upon exercise of warrants, are not considered in the calculations if the effect would be anti-dilutive. The following table sets forth the computation of basic and diluted income (loss) per share (in thousands, except per share data):

	Three Months Ended
	March 31,
	2019	2018
Numerator:
Net income (loss)	$5,647	$(574)

Denominator:
Weighted average basic shares outstanding	8,726	8,726
Effect of dilutive securities - equity based compensation plans	4	—
Net dilutive effect of warrants outstanding	—	—
Denominator for diluted net income per common share	$8,730	$8,726

Net income (loss) per common share:
Basic	$0.65	$(0.07)
Diluted	$0.65	$(0.07)

Anti-dilutive securities (excluded from per share calculation):
Equity based compensation plans	$401	$383
Warrants	$—	$51

14. BUSINESS SEGMENT AND GEOGRAPHIC INFORMATION

The Company follows ASC 280 - Segment Reporting in determining its reportable segments. The Company considered the way its management team, most notably its chief operating decision maker, makes operating decisions and assesses performance and considered which components of the Company’s enterprise have discrete financial information available. As the Company makes decisions using a manufactured products vs. distributed products and services group focus, its analysis resulted in two reportable segments: T&D Solutions and Critical Power. The T&D Solutions reportable segment is an aggregation of our transformer and switchgear business units. The Critical Power reportable segment is the Company’s Titan Energy Systems Inc. business unit.

The T&D Solutions segment is involved in the design, manufacture and distribution of electrical transformers and switchgear used primarily by utilities, large industrial and commercial operations to manage their electrical power distribution needs. The Critical Power segment provides power generation equipment, and aftermarket field-services primarily to help customers ensure smooth, uninterrupted power to operations during times of emergency.

F-51

The following tables present information about segment income and loss:

	Three Months Ended
	March 31,
	2019	2018
Revenues
T&D Solutions
Transformers	$21,682	$20,932
Switchgear	1,073	3,702
	$22,755	$24,634
Critical Power Solutions
Equipment	173	382
Service	1,771	2,161
	1,944	2,543
Consolidated	$24,699	$27,177

	Three Months Ended
	March 31,
	2019	2018
Depreciation and Amortization
T&D Solutions	$422	$434
Critical Power Solutions	36	378
Unallocated Corporate Overhead Expenses	14	16
Consolidated	$472	$828

	Three Months Ended
	March 31,
	2019	2018
Operating Income
T&D Solutions	$1,804	$1,573
Critical Power Solutions	(402)	(438)
Unallocated Corporate Overhead Expenses	(810)	(854)
Consolidated	$592	$281

Revenues are attributable to countries based on the location of the Company’s customers:

	Three Months Ended
	March 31,
	2019	2018
Revenues
United States	$15,511	$18,496
Canada	9,188	8,681
Total	$24,699	$27,177

F-52

15. LEASES

The company leases certain offices, facilities and equipment under operating and financing leases. Our leases have remaining terms of 1 year to 7 years some of which contain options to extend up to 10 years. As of March 31, 2019 and 2018, assets recorded under finance leases were $3.3 million and $3.1 million, respectively, and accumulated amortization associated with finance leases were $1.0 million and $412, respectively. As of March 31, 2019 and 2018, assets recorded under operating leases were $2.5 and $1.9 million, respectively and accumulated amortization associated with operating leases were $716 and $511, respectively. Such amounts are included within other assets.

The components of the lease expense were as follows:

	Three Months Ended
	March 31,
	2019	2018
Operating lease cost	$206	$182

Finance lease cost
Amortization of right-of-use asset	$213	$136
Interest on lease liabilities	40	40
Total finance lease cost	$253	$176

Other information related to leases was as follows:

Supplemental Cash Flows Information

	March 31,
	2019	2018
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$210	$189
Operating cash flows from finance leases	41	39
Financing cash flows from finance leases	128	124
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	184	161
Finance leases	213	132

Weighted Average Remaining Lease Term

	March 31,
	2019	2018
Operating leases	2 years	3 years
Finance leases	6 years	7 years

Weighted Average Discount Rate

	March 31,
	2019	2018
Operating leases	5.54%	5.50%
Finance leases	6.29%	5.50%

F-53

Future minimum lease payments under non-cancellable leases as of March 31, 2019 were as follows:

	Operating	Finance
	Leases	Leases
2019	$616	$489
2020	801	558
2021	410	593
2022	91	391
2023	—	326
Thereafter	—	853
Total future minmum lease payments	1,918	3,210
Less imputed interest	(130)	(515)
Total future minmum lease payments	$1,788	$2,695

Reported as of March 31, 2019:

	Operating	Finance
	Leases	Leases
Accounts payable and accrued liabilities	$745	$492
Other long-term liabilities	1,043	2,203
Total	$1,788	$2,695

F-54

Consolidated Financial Statements for the Years Ended December 31, 2018 and 2017

F-55

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Pioneer Power Solutions, Inc.

Fort Lee, New Jersey

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Pioneer Power Solutions, Inc. (the “Company”) and subsidiaries as of December 31, 2018 and 2017, the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2018, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiaries at December 31, 2018 and 2017, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Change in Accounting Principles

On January 1, 2018, the Company adopted Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) and Accounting Standards Update 2016-02, Leases (Topic 842). The effects of the adoptions are described in Notes 2 and 4 to the consolidated financial statements.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ BDO USA, LLP

We have served as the Company’s auditor since 2014.

New York, New York

March 29, 2019

F-56

PIONEER POWER SOLUTIONS, INC.

Consolidated Statements of Operations

(In thousands, except per share data)

	For the Year Ended
	December 31,
	2018	2017
Revenues	$106,390	$114,391
Cost of goods sold
Cost of goods sold	87,139	95,779
Restructuring and integration	—	873
Total cost of goods sold	87,139	96,652
Gross profit	19,251	17,739
Operating expenses
Selling, general and administrative	21,465	21,158
Restructuring and integration	—	219
Foreign exchange gain	(341)	(325)
Total operating expenses	21,124	21,052
Operating loss	(1,873)	(3,313)
Interest expense	2,662	2,462
Other expense	826	411
Loss before taxes	(5,361)	(6,186)
Income tax expense	303	3,039
Net loss	$(5,664)	$(9,225)

Net loss per common share:
Basic	$(0.65)	$(1.06)
Diluted	$(0.65)	$(1.06)

Weighted average common shares outstanding:
Basic	8,726	8,717
Diluted	8,726	8,717

The accompanying notes are an integral part of these consolidated financial statements.

F-57

PIONEER POWER SOLUTIONS, INC.

Consolidated Statements of Comprehensive Loss

(In thousands)

	For the Year Ended
	December 31,
	2018	2017
Net loss	$(5,664)	$(9,225)
Other comprehensive (loss) income
Foreign currency translation adjustments	(161)	174
Amortization of net prior service costs and net actuarial losses, net of tax	62	(108)
Other comprehensive (loss) income	(99)	66
Comprehensive loss	$(5,763)	$(9,159)

The accompanying notes are an integral part of these consolidated financial statements.

F-58

PIONEER POWER SOLUTIONS, INC.

Consolidated Balance Sheets

(In thousands)

	December 31,
	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$211	$218
Accounts receivable, net	16,327	15,000
Inventories, net	27,310	26,113
Income taxes receivable	566	743
Prepaid expenses and other current assets	2,510	3,017
Total current assets	46,924	45,091
Property, plant and equipment, net	5,284	6,858
Deferred income taxes	2,971	2,729
Other assets	5,222	4,651
Intangible assets, net	3,584	6,399
Goodwill	8,527	8,527
Total assets	$72,512	$74,255

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Bank overdrafts	$1,769	$1,181
Revolving credit facilities	20,755	17,814
Short term borrowings	—	5,430
Accounts payable and accrued liabilities	27,845	20,381
Current maturities of long-term debt and capital lease obligations	1,174	782
Income taxes payable	873	1,164
Total current liabilities	52,416	46,752
Long-term debt, net of current maturities	2,619	4,153
Pension deficit	148	283
Other long-term liabilities	3,786	3,853
Deferred income taxes	1,592	1,665
Total liabilities	60,561	56,706
Stockholders’ equity
Preferred stock, $0.001 par value, 5,000,000 shares authorized; none issued	—	—
Common stock, $0.001 par value, 30,000,000 shares authorized; 8,726,045 shares issued and outstanding on December 31, 2018 and 2017	9	9
Additional paid-in capital	23,966	23,801
Accumulated other comprehensive loss	(5,897)	(5,798)
Accumulated deficit	(6,127)	(463)
Total stockholders’ equity	11,951	17,549
Total liabilities and stockholders’ equity	$72,512	$74,255

The accompanying notes are an integral part of these consolidated financial statements.

F-59

PIONEER POWER SOLUTIONS, INC.

Consolidated Statements of Cash Flows

(In thousands)

	For the Year Ended
	December 31,
	2018	2017
Operating activities
Net loss	$(5,664)	$(9,225)
Depreciation	1,222	1,285
Amortization of intangible assets	1,460	$1,774
Amortization of right-of-use assets	622	535
Amortization of debt issuance cost	75	205
Deferred income tax (benefit) expense	(329)	2,201
Change in receivable reserves	(350)	239
Change in inventory reserves	241	(102)
Inventory write off	—	2,642
Accrued pension	(55)	(8)
Stock-based compensation	165	466
Loss on disposition of fixed assets	21	40
Intangible asset impairment	1,350	—
Goodwill impairment	—	1,445
Foreign currency remeasurement loss (gain)	42	(27)
Changes in current operating assets and liabilities:
Accounts receivable	(1,373)	2,594
Inventories	(2,118)	(1,975)
Prepaid expenses and other assets	(708)	(256)
Income taxes	(93)	(923)
Accounts payable and accrued liabilities	7,645	790
Net cash provided by operating activities	2,153	1,700

Investing activities
Additions to property, plant and equipment	(589)	(1,450)
Proceeds from sale of fixed assets	762	22
Net cash provided by (used in) investing activities	173	(1,428)

Financing activities
Bank overdrafts	699	(61)
Short term borrowings	(5,430)	1,457
Borrowing under debt agreement	40,599	40,481
Repayment of debt	(38,848)	(40,993)
Payment of debt issuance cost	(18)	(61)
Net proceeds from the exercise of options for common stock	—	120
Principal repayments of financing leases	(414)	(301)
Net cash (used in) provided by financing activities	(3,412)	642

(Decrease) Increase in cash and cash equivalents	(1,086)	914
Effect of foreign exchange on cash and cash equivalents	1,079	(942)

Cash and cash equivalents
Beginning of period	218	246
End of period	$211	$218
Supplemental cash flow information:
Interest paid	$2,603	$2,087
Income taxes paid, net of refunds	587	1,725

The accompanying notes are an integral part of these consolidated financial statements.

F-60

PIONEER POWER SOLUTIONS, INC.

Consolidated Statements of Stockholders’ Equity

(Dollars in thousands)

				Accumulated	Accumulated
			Additional	other	deficit/	Total
	Common Stock		paid-in	comprehensive	Retained	stockholders’
	Shares	Amount	capital	income (loss)	earnings	equity
Balance - January 1, 2017	8,699,712	$9	$23,215	$(5,863)	$8,838	$26,199
Net loss	—	—	—	—	(9,225)	(9,225)
Stock-based compensation	—	—	466	—	—	466
Foreign currency translation adjustment	—	—	—	173	—	173
Pension adjustment, net of taxes	—	—	—	(108)	—	(108)
Cumulative adjustment from adoption of accounting standard	—	—	—	—	(76)	(76)
Issuance of common stock	26,333	—	120	—	—	120
Balance - December 31, 2017	8,726,045	$9	$23,801	$(5,798)	$(463)	$17,549
Net loss	—	—	—	—	(5,664)	(5,664)
Stock-based compensation	—	—	165	—	—	165
Foreign currency translation adjustment	—	—	—	(161)	—	(161)
Pension adjustment, net of taxes	—	—	—	62	—	62
Balance - December 31, 2018	8,726,045	$9	$23,966	$(5,897)	$(6,127)	$11,951

The accompanying notes are an integral part of these consolidated financial statements.

F-61

PIONEER POWER SOLUTIONS, INC.

Notes to Consolidated Financial Statements

1. BASIS OF PRESENTATION

Pioneer Power Solutions, Inc. and its wholly owned subsidiaries (referred to herein as the “Company,” “Pioneer,” “we,” “our” and “us”) manufacture, sell and service a broad range of specialty electrical transmission, distribution and on-site power generation equipment for applications in the utility, industrial, commercial and backup power markets. The Company is headquartered in Fort Lee, New Jersey and operates from eleven (11) additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales and administration.

NASDAQ Listing

On September 24, 2013, the Company completed an underwritten public offering of 1,265,000 shares of its common stock at a gross sales price of $7.00 per share, resulting in net proceeds to the Company of approximately $7.9 million, after deducting underwriting discounts and commissions and other offering expenses. In connection with the public offering, the Company’s common stock began trading on the Nasdaq Capital Market under the symbol PPSI.

Segments

In determining operating and reportable segments in accordance with ASC 280, Segment Reporting (“ASC 280”), the Company concluded that it has two reportable segments, which are also our operating segments: Transmission & Distribution Solutions (“T&D Solutions”) and Critical Power Solutions. Financial information about the Company’s segments is presented in Note 16 – Business Segment, Geographic and Customer Information.

Reversal of Discontinued Operations

During the fourth quarter of 2017, as part of its review of strategic alternatives, the Company made the decision to sell its switchgear business operated by Pioneer Custom Electric Products, Inc., which is part of T&D Solutions segment.

On May 2, 2018, Pioneer Custom Electric Products, Inc, a wholly owned subsidiary of Pioneer Power Solutions, Inc., entered into an Asset Purchase Agreement with CleanSpark, Inc. (“CleanSpark”), pursuant to which PCEP was to sell certain assets comprising the PCEP business to CleanSpark. The Company had agreed to extend the closing of the sale through December 31, 2018 to allow all parties additional time to satisfy all closing conditions.

On December 27, 2018, each of PCEP and CleanSpark signed a third letter agreement (the “Letter Agreement”) which further extended the Termination Date to January 16, 2019. On January 22, 2019, the Company and CleanSpark executed a merger agreement whereby Pioneer Critical Power, Inc., a wholly owned subsidiary of the Company, was sold to CleanSpark. On January 22, 2019, PCEP and CleanSpark terminated the Asset Purchase Agreement by mutual written agreement.

The Company had previously presented the operations of PCEP as discontinued operations for all periods presented in its annual report on Form 10-K for the year ended December 31, 2017.

Due to the change of the circumstances as described above, the Company is presenting the results of PCEP within continuing operations and including results of the switchgear reporting unit in the T&D Solutions Segment for all periods presented in the financial statements as of December 31, 2018. As circumstances allow, the Company will pursue the sale of PCEP.

Liquidity

The accompanying financial statements have been prepared on a basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during year ended December 31, 2018, the Company incurred net losses of $5.7 million, has an accumulated deficit of $6.1 million, and has a working capital deficit of $5.5 million. At December 31, 2018, we had total debt of $26.3 million and $0.2 million of cash and cash equivalents on hand. We have historically met our cash needs through a combination of cash flows from operating activities and bank borrowings under our revolving credit facilities. Our cash requirements are generally for operating activities, debt repayment, capital improvements and acquisitions. In addition, as further discussed in Note 10 our credit facilities maturity dates have been extended until April 1, 2020.

The financial statements included in this annual report have been prepared assuming that we will continue as a going concern, which contemplates the recoverability of assets and the satisfaction of liabilities in the normal course of business. Significant assumptions underlie this belief, including, among other things, that there will be no material adverse developments in our business, liquidity, capital requirements and that our credit facilities with our lender will remain available to us and will not need to be replaced.

Management believes that its capital resources are adequate to fund operations through the first quarter of 2020, but the Company is dependent on its agreement with BMO to meet its working capital obligations. The Company has certain credit arrangements with its lender that contain subjective acceleration clauses and the Company has had several instances of non-compliance with certain of the covenants included in such facilities. Management has historically been able to obtain from its lender waivers of any non-compliance and management believes that it will be able to continue to obtain necessary waivers in the event of future non-compliance, however there can be no guarantees and should the lender not provide a waiver in the future, the debt could become due immediately. Additionally, operations of the Company are subject to certain risks and uncertainties, including, among others, uncertainty of commercial manufacturing at acceptable margins, marketing or sales acceptance, and dependence on key personnel.

F-62

Rounding

All dollar amounts (except share and per share data) presented are stated in thousands of dollars, unless otherwise noted. Amounts may not foot due to rounding.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

General

The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

Reclassifications

Certain reclassifications have been made in prior years’ financial statements to conform to the presentation used in the current year. These reclassifications have not resulted in any changes to the previously reported net income for any year.

Use of Estimates

The preparation of financial statements in accordance with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The financial statements include estimates based on currently available information and management’s judgment as to the outcome of future conditions and circumstances. Significant estimates in these financial statements include allowance for doubtful accounts receivable, inventory provision, useful lives and impairment of long-lived assets, income tax provision, goodwill impairment, cost of pension benefits and estimates related to purchase price allocation.

Changes in the status of certain facts or circumstances could result in material changes to the estimates used in the preparation of the financial statements and actual results could differ from the estimates and assumptions.

Revenue Recognition

Revenue is recognized when (1) a contract with a customer exists, (2) performance obligations promised in a contract are identified based on the products or services that will be transferred to the customer, (3) the transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring products or services to the customer, (4) the transaction price is allocated to the performance obligations in the contract and (5) the Company satisfies performance obligations. Substantially all of our revenue is recognized at a point of time, as the promised product passes to the customer. Service revenues include maintenance contracts that are recognized over time based on the contract term and repair services which are recognized as services are delivered.

Cost of Goods Sold

Cost of goods sold for the T&D Solutions and Critical Power segments primarily includes charges for materials, direct labor and related benefits, freight (inbound and outbound), direct supplies and tools, purchasing and receiving costs, inspection costs, internal transfer costs, warehousing costs and utilities related to production facilities and, where appropriate, an allocation of overhead. Cost of goods sold for Critical Power Solutions also includes indirect labor and infrastructure cost related to the provision of field services.

Financial Instruments

The Company’s financial instruments consist primarily of cash and cash equivalents, receivables, payables and debt instruments. The carrying values of these financial instruments approximate their respective fair values as they are either short-term in nature or carry interest rates which are periodically adjusted to market rates. Unless otherwise indicated, the carrying value of these financial instruments approximates their fair market value.

Cash and Cash Equivalents

Cash and cash equivalents comprise cash on hand, demand deposits and investments with an original maturity at the date of purchase of three months or less.

Accounts Receivable

The Company accounts for trade receivables at original invoice amount less an estimate made for doubtful receivables based on a review of all outstanding amounts on a monthly basis. Management determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history and current economic conditions. The Company writes off trade receivables when they are deemed uncollectible. The Company records recoveries of trade receivables previously written off when it receives them. Management considers the Company’s allowance for doubtful accounts, which was $0.2 and $0.5 million as of December 31, 2018 and 2017, respectively, sufficient to cover any exposure to loss in its accounts receivable.

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Long-Lived Assets

Depreciation and amortization for property, plant and equipment, and finite life intangible assets, is computed and included in cost of goods sold and in selling and administrative expense, as appropriate. Long-lived assets, consisting primarily of property, plant and equipment, are stated at cost less accumulated depreciation. Property, plant and equipment are depreciated using the straight line method, based on the estimated useful lives of the assets (buildings – 25 years, machinery and equipment - 5 to 15 years, computer hardware and software - 3 to 5 years, furniture & fixtures 5 to 7 years, leasehold improvements – term of lease). Depreciation commences in the year the assets are ready for their intended use. As a convention, in the initial year an asset is placed in service, the Company takes one half year of depreciation.

Finite life intangible assets consist primarily of customer relationships in multiple categories that are specific to the businesses acquired and for which estimated useful lives were determined based on actual historical customer attrition rates. The Company’s other finite life intangible assets consist of non-compete agreements, which have defined terms, certain trademarks which the Company has elected to gradually discontinue, and internally-developed software. These finite life intangible assets are amortized by the Company over periods ranging from four to ten years. The Company accelerated and fully amortized the distributor territory license intangible asset upon the termination of its distribution agreement with a supplier during the year ended December 31, 2017.

Long-lived assets and finite life intangible assets are reviewed for impairment whenever events or circumstances have occurred that indicate the remaining useful life of the asset may warrant revision or that the remaining balance of the asset may not be recoverable. Upon indications of impairment, or in the normal course of annual testing, assets and liabilities are grouped at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. The measurement of possible impairment is generally estimated by the ability to recover the balance of an asset group from its expected future operating cash flows on an undiscounted basis. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value thereof. Determining asset groups and underlying cash flows requires the use of significant judgment.

Goodwill and Indefinite Life Intangible Assets

Goodwill was generated through the acquisitions made by the Company between 2010 and 2015. As the total consideration paid exceeded the value of the net assets acquired, the Company recorded goodwill for each of the completed acquisitions. At the date of acquisition, the Company performed a valuation to determine the value of the intangible assets, and the allocation of the purchase price to the assets and liabilities acquired. The goodwill is attributable to synergies and economies of scale provided to us by the acquired entity.

The Company tests its goodwill and indefinite-lived intangible asset for impairment at least annually (as of October 1) and whenever events or circumstances change that indicate impairment may have occurred. A significant amount of judgment is involved in determining if an indicator of impairment has occurred. Such indicators may include, among others: a significant decline in the Company’s expected future cash flows; a sustained, significant decline in the Company’s stock price and market capitalization; a significant adverse change in legal factors or in the business climate of its segments; unanticipated competition; and slower growth rates. Any adverse change in these factors could have a significant impact on the recoverability of goodwill, the indefinite-lived intangible assets and the Company’s consolidated financial results. As described in Note 9, the company recorded impairment charges of $870, $377 and $103 against technology-related industry accreditation, customer relationships and non-complete agreements, respectively, in 2018 and $1,445 against goodwill in 2017.

The Company tests its goodwill for impairment at the reporting unit level, which is an operating segment or a segment that is one level below its operating segments. An operating segment is defined by ASC 280-10-50 as a component of an enterprise that earns revenue and incurs expenses, of which discrete financial information is available. The goodwill has been assigned to the reporting unit to which the value relates. Two of the Company’s four reporting units have goodwill. The Company tests goodwill by estimating the fair value of the reporting unit using a discounted cash flow model and other valuation techniques, but may elect to perform a qualitative analysis. A quantitative analysis is used to determine an estimated fair value representing the amount at which a reporting unit could be bought or sold in a current transaction between willing parties on an arms-length basis. The estimated fair value of each reporting unit is derived using a discounted cash flow method based on market and reporting unit-specific assumptions, including estimated future revenues and expenses, weighted average cost of capital, capital expenditures, the useful life over which cash flows will occur and other assumptions which are considered reasonable and inherent in discounted cash flow analysis. A qualitative analysis is performed by assessing certain trends and factors, including projected market outlook and growth rates, forecasted and actual sales and operating profit margins, discount rates, industry data and other relevant qualitative factors. These trends and factors are compared to, and based on, the assumptions used in the most recent quantitative assessment.

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Indefinite life intangible assets consist primarily of trademarks. The fair value of these assets are determined using a royalty relief methodology of the income approach similar to that employed when the associated assets were acquired, but using updated estimates of future sales, cash flows and profitability. The royalty relief methodology isolates the revenues derived from the use of the intangible asset, applies an appropriate pretax royalty rate to the revenues, deducts income taxes, discounts the cash flow over the projection period to present value using an appropriate discount rate and adds the present value of the tax shield.

Foreign Currency Translation

The functional currency for the Companies foreign subsidiaries is the local currency in which the entity is located. The financial statements of all subsidiaries with a functional currency other than the U.S. dollar have been translated into U.S. dollars. All assets and liabilities of foreign operations are translated into U.S. dollars using year-end exchange rates, and all revenues and expenses are translated at weighted average rates during the respective period. The U.S. dollar results that arise from such translation, as well as exchange gains and losses on intercompany balances of a long-term investment nature, are included in the cumulative currency translation adjustments in accumulated other comprehensive income in stockholders’ equity. Gains and losses resulting from foreign currency transactions are included in earnings.

Income Taxes

The Company accounts for income taxes under the asset and liability method, based on the income tax laws and rates in the countries in which operations are conducted and income is earned. This approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. Developing the provision for income taxes requires significant judgment and expertise in federal, international and state income tax laws, regulations and strategies, including the determination of deferred tax assets and liabilities and, if necessary, any valuation allowances that may be required for deferred tax assets. The Company records a valuation allowance to reduce its deferred tax assets to the amount that is more likely than not to be realized. The Company believes that the deferred tax asset recorded as of December 31, 2018 and 2017 is realizable through future reversals of existing taxable temporary differences and future taxable income. If the Company was to subsequently determine that it would be able to realize deferred tax assets in the future in excess of its net recorded amount, an adjustment to deferred tax assets would increase net income for the period in which such determination was made. The Company will continue to assess the adequacy of the valuation allowance on a quarterly basis. The Company’s tax filings are subject to audit by various taxing authorities.

The objective of accounting for income taxes is to recognize the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences or events that have been recognized in the Company’s financial statements or tax returns. The Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position (see “Unrecognized Tax Benefits” below).

Income tax related interest and penalties are grouped with interest expense on the consolidated statement of operations.

Unrecognized Tax Benefits

The Company accounts for unrecognized tax benefits in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) “Income Taxes” (“ASC 740”). ASC 740 prescribes a recognition threshold that a tax position is required to meet before being recognized in the financial statements and provides guidance on de-recognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition issues. ASC 740 contains a two-step approach to recognizing and measuring uncertain tax positions. The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates that it is more likely than not that the position will be sustained upon ultimate settlement with a taxing authority, including resolution of related appeals or litigation processes, if any. The second step is to measure the tax benefit as the largest amount that is more than 50% likely of being realized upon ultimate settlement.

Additionally, ASC 740 requires the Company to accrue interest and related penalties, if applicable, on all tax positions for which reserves have been established consistent with jurisdictional tax laws. See Note 14 ‒ Income Taxes.

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Share-Based Payments

The Company accounts for share based payments in accordance with the provisions of FASB ASC 718 “Compensation – Stock Compensation” and accordingly recognizes in its financial statements share based payments at their fair value. In addition, it recognizes in the financial statements an expense based on the grant date fair value of stock options granted to employees and directors. The expense is recognized on a straight line basis over the expected option life while taking into account the vesting period and the offsetting credit is recorded in additional paid-in capital. Upon exercise of options, the consideration paid together with the amount previously recorded as additional paid-in capital is recognized as capital stock. The Company estimates its forfeiture rate in order to determine its compensation expense arising from stock based awards. The Company uses the Black-Scholes Merton option pricing model to determine the fair value of the options. Non-employee members of the Board of Directors are deemed to be employees for the purposes of recognizing share-based compensation expense.

Employee Benefit Plan

The Company sponsors a defined benefit plan as described in Note 15 ‒ Pension Plan. The cost of pension benefits earned by employees is actuarially determined using the accumulated benefit method and a discount rate, used to measure interest cost on the accrued employee future benefit obligation, based on market interest rates on high-quality debt instruments with maturities that match the timing and benefits expected to be paid by the plan. Plan assets are valued using current market values and the expected return on plan assets is based on the net asset value of the plan assets. The costs that relate to employee current service are charged to income annually.

The transitional obligation created upon adoption of the FASB ASC 715 “Compensation – Retirement Benefits” is amortized over the average remaining service period of employees. For a given year, unrecognized actuarial gains or losses are recognized into income if the unamortized balance at the beginning of the year is more than 10% of the greater of the plan asset or liability balance. Any unrecognized actuarial gain or loss in excess of this threshold is recognized in income over the remaining service period of the employees.

The Company reflects the funded status of its defined pension plans as a net asset or net liability in its balance sheet, with an offsetting amount in accumulated other comprehensive income, and recognizes changes in that funded status in the year in which the changes occur through comprehensive income.

Inventories

Inventories are stated at the lower of cost or net realizable value using first-in, first-out (FIFO) or weighted-average methods and include the cost of materials, labor and manufacturing overhead. The Company uses estimates in determining the level of reserves required to state inventory at the lower of cost or market. The Company estimates are based on market activity levels, production requirements, the physical condition of products and technological innovation. Changes in any of these factors may result in adjustments to the carrying value of inventory. See Note 6 - Inventories.

Income (Loss) Per Share

Basic income (loss) per share is computed by dividing the income (loss) for the period by the weighted average number of common shares outstanding during the period. Diluted income (loss) per share is computed by dividing the income (loss) for the period by the weighted average number of common and common equivalent shares outstanding during the period. (See Note 17 ‒ Basic and Diluted Net Loss Per Share).

Fair Value Measurements

FASB ASC 820 “Fair Value Measurement and Disclosure” applies to all assets and liabilities that are being measured and reported on a fair value basis. ASC 820 establishes a framework for measuring fair value in U.S GAAP, and expands disclosure about fair value measurements. ASC 820 enables the reader of the financial statements to assess the inputs used to develop those measurements by establishing a hierarchy for ranking the quality and reliability of the information used to determine fair values. ASC 820 requires that assets and liabilities carried at fair value be classified and disclosed in one of the following three categories:

Level 1:  Quoted market prices in active markets for identical assets or liabilities.

Level 2:  Observable market based inputs or unobservable inputs that are corroborated by market data.

Level 3:  Unobservable inputs that are not corroborated by market data.

In determining the appropriate levels, the Company performs a detailed analysis of the assets and liabilities that are subject to ASC 820. At each reporting period, all assets and liabilities for which the fair value measurement is based on significant unobservable inputs are classified as Level 3.

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The fair value represents management’s best estimates based on a range of methodologies and assumptions. The carrying value of receivables and payables arising in the ordinary course of business approximate fair value because of the relatively short period of time between their origination and expected realization.

The Company’s financial instruments consist primarily of cash and cash equivalents, receivables, payables and debt instruments. The carrying values of these financial instruments approximate their respective fair values as they are either short-term in nature or carry interest rates which are periodically adjusted to market rates. Unless otherwise indicated, the carrying value of these financial instruments approximates their fair market value.

Recent Accounting Pronouncements

There have been no recent accounting pronouncements not yet adopted by the Company which would have a material impact on the Company’s financial statements.

Revenue from Contracts with Customers. In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers (Topic 606), or ASU 2014-09, which supersedes nearly all existing revenue recognition guidance under U.S. GAAP. Since then, the FASB has also issued ASU 2016-08, Revenue from Contracts with Customers (Topic 606), Principals versus Agent Considerations, ASU 2016-10, Revenue from Contracts with Customers (Topic 606), Identifying Performance Obligations and Licensing, and ASU 2017-13, Revenue Recognition (Topic 605), Revenue from Contracts with Customers (Topic 606), Leases (Topic 840), and Leases (Topic 842), Amendments to SEC Paragraphs Pursuant to the Staff Announcement at the July 20, 2017 EITF Meeting and Recession of Prior SEC Staff Announcements and Observer Comments, which further elaborate on the original ASU No. 2014-09. The core principle of these updates is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration to which an entity expects to be entitled for those goods or services. ASU 2014-09 defines a five step process to achieve this core principle and, in doing so, more judgments and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP. In July 2015, the FASB approved a one-year deferral of the effective date to January 1, 2018, with early adoption to be permitted as of the original effective date of January 1, 2017. Once this standard becomes effective, companies may use either of the following transition methods: (i) a full retrospective approach reflecting the application of the standard in each prior reporting period with the option to elect certain practical expedients; or (ii) a retrospective approach with the cumulative effect of initially adopting ASU 2014-09 recognized at the date of adoption (which includes additional footnote disclosures) (the “modified retrospective approach”). The Company completed a review of its various revenue streams within its two reportable segments: (i) T&D Solutions and (ii) Critical Power. We have gathered data to quantify the amount of sales by type of revenue stream and categorized the types of sales for our business units for the purpose of comparing how we currently recognize revenue to the new standard in order to quantify the impact of this ASU. We have made policy elections within the amended standard that are consistent with our current accounting. We adopted ASU 2014-09 in our first quarter of 2018 using the modified retrospective approach. We have performed a quantitative assessment of adopting ASU 2014-09 and concluded that there was no material impact to our financial statements other than enhanced disclosures and no changes to the opening retained earnings.

Leases. In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842)”, which requires, among other things, a lessee to recognize a liability representing future lease payments and a right-of-use asset representing its right to use the underlying asset for the lease term. For operating leases, a lessee will be required to recognize at inception a right-of-use asset and a lease liability equal to the net present value of the lease payments, with lease expense recognized over the lease term on a straight-line basis. For leases with a term of twelve months or less, ASU 2016-02 allows a reporting entity to make an accounting policy election to not recognize a right-of-use asset and a lease liability, and to recognize lease expense on a straight-line basis. ASU No. 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years, with early adoption permitted. Upon adoption, a reporting entity should apply the provisions of ASU 2016-02 at the beginning of the earliest period presented using a modified retrospective approach, which includes certain optional practical expedients that an entity may elect to apply. We adopted this standard in our first quarter of 2018 using the modified retrospective approach. As a result, the opening retained earnings for January 1, 2017, was reduced by approximately $0.1 million. There was also an increase in assets and corresponding liabilities of approximately $5.3 and $5.2 million, respectively at January 1, 2017.

Share-Based Compensation. In April 2016, the FASB issued ASU No. 2016-09, “Compensation-Stock Compensation (Topic 718), Improvements to Employee Share-Based Payment Accounting”. Under ASU No. 2016-09, companies will no longer record excess tax benefits and certain tax deficiencies in additional paid-in capital (“APIC”). Instead, they will record all excess tax benefits and tax deficiencies as income tax expense or benefit in the income statement and the APIC pools will be eliminated. In addition, ASU No. 2016-09 eliminates the requirement that excess tax benefits be realized before companies can recognize them. ASU No. 2016-09 also requires companies to present excess tax benefits as an operating activity on the statement of cash flows rather than as a financing activity. Furthermore, ASU No. 2016-09 will increase the amount an employer can withhold to cover income taxes on awards and still qualify for the exception to liability classification for shares used to satisfy the employer’s statutory income tax withholding obligation. An employer with a statutory income tax withholding obligation will now be allowed to withhold shares with a fair value up to the amount of taxes owed using the maximum statutory tax rate in the employee’s applicable jurisdiction(s). ASU No. 2016-09 requires a company to classify the cash paid to a tax authority when shares are withheld to satisfy its statutory income tax withholding obligation as a financing activity on the statement of cash flows. Under current GAAP, it was not specified how these cash flows should be classified. In addition, companies will now have to elect whether to account for forfeitures on share-based payments by (1) recognizing forfeitures of awards as they occur or (2) estimating the number of awards expected to be forfeited and adjusting the estimate when it is likely to change, as is currently required. The amendments of this ASU are effective for reporting periods beginning after December 15, 2016, with early adoption permitted but all of the guidance must be adopted in the same period. We adopted ASU No. 2016-09 in 2017. The adoption of the new guidance did not materially affect our financial position, results of operations or cash flows.

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Statement of Cash Flows. In August 2016, the FASB issued ASU No. 2016-15, “Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments”. The purpose of Update No. 2016-15 is to reduce the diversity in practice in presentation and classification of the following items within the statement of cash flows: debt prepayments or debt extinguishment costs, settlement of zero coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing, contingent consideration payments made after a business combination, proceeds from the settlement of insurance claims, proceeds from the settlement of corporate-owned life insurance policies, distributions received from equity method investments and beneficial interests in securitization transactions. It also addresses classification of transactions that have characteristics of more than one class of cash flows. Update No. 2016-15 is effective for annual periods beginning after December 15, 2017, and a retrospective transition method is required. We adopted ASU 2016-15 in our first quarter of 2018 using the retrospective approach. The adoption of ASU 2016-15 did not have a material impact on our consolidated statements of cash flows.

In October 2016, the FASB issued ASU No. 2016-16, “Income Taxes (Topic 740)”: Intra-Entity Transfers of Assets Other Than Inventory. ASU No. 2016-16 requires the income tax consequences of intra-entity transfers of assets other than inventory to be recognized when the intra-entity transfer occurs rather than deferring recognition of income tax consequences until the transfer was made with an outside party. We adopted ASU 2016-16 in the first quarter of 2018 using a modified retrospective approach. Adoption of the new standard did not have a material impact on our Consolidated Financial Statements.

Simplifying the Test for Goodwill Impairment. In January 2017, the FASB issued ASU No. 2017-04, “Simplifying the Test for Goodwill Impairment.” This standard was established to simplify how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. Under the amendments in this Update, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. Additionally, an entity should consider income tax effects from any tax deductible goodwill on the carrying amount of the reporting unit when measuring the goodwill impairment loss, if applicable. The FASB also eliminated the requirements for any reporting unit with a zero or negative carrying amount to perform a qualitative assessment and, if it fails that qualitative test, to perform Step 2 of the goodwill impairment test. Therefore, the same impairment assessment applies to all reporting units. An entity is required to disclose the amount of goodwill allocated to each reporting unit with a zero or negative carrying amount of net assets. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. We adopted this standard during the fourth quarter of 2017 in conjunction with our goodwill impairment assessment. As of the measurement date October 1, 2018, dry type transformers and critical power reporting units had negative carrying values. The Company allocated $5.6 million and $3.0 million of goodwill to dry type and critical power reporting units, respectively. The Company recorded an impairment charge of $1.4 million to the remaining goodwill of the switchgear reporting unit in 2017. The Company recorded no impairment to goodwill during the year ended December 31, 2018.

Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. In March 2017, the FASB issued ASU No. 2017-07 Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost. We adopted Accounting Standards Update No. 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost” (the “New Retirement Standard”), effective January 1, 2018 using the full-retrospective method. The New Retirement Standard requires employers to present the service cost component of the net periodic benefit cost in the same income statement line item as other employee compensation costs arising from services rendered during the period. The other components of net benefit cost, including interest cost, expected return on plan assets, amortization of prior service cost/credit and actuarial gain/loss, and settlement and curtailment effects, is to be presented outside of any subtotal of operating income. The Company elected to apply the practical expedient which allows for comparable classification of costs of benefits incurred by the Company for the year ended December 31, 2018 and 2017 as included in Note 15 to the consolidated financial statements in Part II of this Annual Report on Form 10-K as the estimation basis for applying the retrospective presentation requirements of the standard.

Stock Compensation. In June 2018, the FASB issued ASU No. 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. The amendments in this update expand the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The amendments specify that Topic 718 applies to all share-based payment transactions in which a grantor acquires goods or services to be used or consumed in a grantor’s own operations by issuing share-based payment awards. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606, Revenue from Contracts with Customers. The updated standard is effective for the Company beginning after December 15, 2018, including interim periods within that fiscal year. Early adoption of the new guidance is permitted, but no earlier than an entity’s adoption date of Topic 606. The Company does not expect that the adoption of this standard will have a material effect on its consolidated financial statements.

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Fair Value Measurement. In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820): Disclosure Framework - Changes to the Disclosure Requirements for Fair Value Measurement that eliminates, amends, and adds certain disclosure requirements for fair value measurements. The ASU is effective for all annual and interim periods beginning January 1, 2020, with early adoption permitted. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

3. RESTRUCTURING AND INTEGRATION

During the second quarter of 2015, the Company began evaluating improvement strategies intended to reorganize, simplify and reduce costs from operations through closer business integration, pursuant to a restructuring and integration plan to be carried out in stages with an original completion date by mid-2016.

There was no restructuring and integration expense in the year ended December 31, 2018.

In the T&D Segment, the relocation of our Medium Voltage Transformer line began as of the end of 2016, and was completed in the first half of 2017. Included in cost of goods sold of T&D Segment for the year ended December 31, 2017 is a restructuring charge of $873 related to write off of raw material inventory not relocated from Canada to Mexico.

The following is a summary of the components of restructuring and integration expenses, before taxes, relating to operating expenses during the year ended December 31, 2017:

	T&D	Critical Power
Year Ended December 31, 2017	Segment	Segment	Total
Business integration expenses	219	—	219
Pre-tax restructuring and integration expense	$219	$—	$219

For the year ended December 31, 2017, the business integration expenses occurred due to completion of the relocation of Bemag’s production to a lower cost facility.

Charges associated with each action were included in restructuring, integration and impairment expenses in our consolidated statement of operations, and reflected in our table of Operating Income (Loss) by segment group in Note 16 – Business Segment and Geographic Information.

The components and changes in the Company’s restructuring liability were as follows:

			Facility
	Severance and	Product Line	Closure and
	Related	Harmonization	Exit Costs	Total
Restructuring liability as of January 31, 2017	$113	$46	$592	$751
Restructuring and integration expense	—	—	219	219
Cash paid	(113)	(46)	(811)	(970)
Restructuring liability as of December 31, 2017	$—	$—	$—	$—

4. REVENUES

Adoption of ASC Topic 606, “Revenue from Contracts with Customers”

On January 1, 2018, we adopted Topic 606 using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under Topic 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under Topic 605.

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Nature of our products and services

Our principal products and services include custom-engineered electrical transformers and engine-generator sets and controls, complemented by a national field-service network to maintain and repair power generation assets.

Products

We provide electrical transformers that help customers effectively and efficiently manage their electrical power distribution systems to desired specifications.

We provide customers with sophisticated power generation equipment and an advanced data collection and monitoring platform, the combination of which is used to ensure smooth, uninterrupted power to operations during times of emergency.

Services

Power generation systems represent considerable investments that require proper maintenance and service in order to operate reliably during a time of emergency. Our power maintenance programs provide preventative maintenance, repair and support service for our customers’ power generation systems.

Our principal source of revenue is derived from sales of products and fees for services. We measure revenue based upon the consideration specified in the customer arrangement, and revenue is recognized when the performance obligations in the customer arrangement are satisfied. A performance obligation is a promise in a contract to transfer a distinct product or service to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when or as, the customer receives the benefit of the performance obligation. Customers typically receive the benefit of our products when the risk of loss or control for the product transfers to the customer and for services as they are performed. Under ASC 606, revenue is recognized when a customer obtains control of promised products or services in an amount that reflects the consideration we expect to receive in exchange for those products or services. To achieve this core principal, the Company applies the following five steps:

1)	Identify the contract with a customer

A contract with a customer exists when (i) the Company enters into an enforceable contract with a customer that defines each party’s rights regarding the products or services to be transferred and identifies the payment terms related to these products or services, (ii) the contract has commercial substance and, (iii) the Company determines that collection of substantially all consideration for products or services that are transferred is probable based on the customer’s intent and ability to pay the promised consideration. The Company applies judgment in determining the customer’s ability and intention to pay, which is based on a variety of factors including the customer’s historical payment experience or, in the case of a new customer, published credit and financial information pertaining to the customer.

2)	Identify the performance obligations in the contract

Performance obligations promised in a contract are identified based on the products or services that will be transferred to the customer that are both capable of being distinct, whereby the customer can benefit from the product or service either on its own or together with other resources that are readily available from third parties or from the Company, and are distinct in the context of the contract, whereby the transfer of the products or services is separately identifiable from other promises in the contract. To the extent a contract includes multiple promised products or services, the Company must apply judgment to determine whether promised products or services are capable of being distinct and distinct in the context of the contract. If these criteria are not met the promised products or services are accounted for as a combined performance obligation.

3)	Determine the transaction price

The transaction price is determined based on the consideration to which the Company will be entitled in exchange for transferring services to the customer. The customer payments are generally due in 30 days.

4)	Allocate the transaction price to performance obligations in the contract

If the contract contains a single performance obligation, the entire transaction price is allocated to the single performance obligation. Contracts that contain multiple performance obligations require an allocation of the transaction price to each performance obligation based on a relative standalone selling price basis or cost of the product or service. The Company determines standalone selling price based on the price at which the performance obligation is sold separately. If the standalone selling price is not observable through past transactions, the Company estimates the standalone selling price taking into account available information such as market conditions and internally approved pricing guidelines related to the performance obligations.

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5)	Recognize revenue when or as the Company satisfies a performance obligation

The Company satisfies performance obligations either over time or at a point in time. Revenue is recognized at the time the related performance obligation is satisfied by transferring a promised product or service to a customer.

Substantially all of our revenue is recognized at a point of time, as the promised product passes to the customer. Service revenues include maintenance contracts that are recognized over time based on the contract term and repair services which are recognized as services are delivered.

The following table presents our revenues disaggregated by revenue discipline:

	For the Year Ended
	December 31,
	2018	2017
Products	$96,590	$105,225
Services	9,800	9,166
Total Revenue	$106,390	$114,391

See Note 16 – Business Segment, Geographic and Customer Information.

Financial Statement Impact of Adopting ASC 606

The Company adopted ASC 606 using the modified retrospective method. There was no adjustment to opening retained earnings due to the impact of adopting Topic 606.

5. OTHER EXPENSE

Other expense in the consolidated statements of operations reports certain losses associated with activities not directly related to our core operations. For the year ended December 31, 2018 and 2017, other expense was $0.8 million and $0.4 million, respectively.

6. INVENTORIES

The components of inventories are summarized below:

	December 31,
	2018	2017
Raw materials	$14,952	$10,376
Work in process	5,547	5,082
Finished goods	7,323	10,919
Provision for excess and obsolete inventory	(512)	(264)
Total inventories	$27,310	$26,113

Inventories are stated at the lower of cost or a net realizable basis determined on a FIFO method. Included in raw materials and finished goods at December 31, 2018 and December 31, 2017 are goods in transit of approximately $7.7 million and $3.1 million, respectively.

At December 31, 2017, raw materials in the amount of $3.0 million, not pledged to our secured creditor were used for collateral to secure short term borrowings under a product financing arrangement. This short term borrowing agreement provides the Company with the ability to acquire raw materials utilized in connection with its manufacturing process. The Company generally satisfies its obligations within 60 days of the initial borrowings, which yields an interest expense that is immaterial. The aggregate borrowings under this agreement amounted to $5.4 million as of December 31, 2017. There were no aggregate borrowings under this agreement as of December 31, 2018.

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7. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are summarized below:

	December 31,
	2018	2017
Land	$5	$50
Buildings	1,574	2,547
Machinery and equipment	10,578	10,668
Furniture and fixtures	447	475
Computer hardware and software	1,261	1,370
Leasehold improvements	677	721
Construction in progress	348	18
	14,890	15,849
Less: Accumulated depreciation	(9,606)	(8,991)
Total property, plant and equipment, net	$5,284	$6,858

In December 2018 the Company sold the Farnham, Quebec, Canada building for approximately $0.8 million.

Depreciation expense was approximately $1.2 and $1.3 million for December 31, 2018 and 2017, respectively.

8. OTHER ASSETS

In December 2011 and January 2012, the Company made two secured loans, each in the amount of $300 to a developer of a renewable energy project in the U.S. The promissory notes accrue interest at a rate of 4.5% per annum with a final payment of all unpaid principal and interest becoming fully due and payable upon the earlier to occur of (i) the four year anniversary of the issuance date of the promissory notes, or (ii) an event of default. As defined in the promissory notes, an event of default includes, but is not limited to, the following: any bankruptcy, reorganization or similar proceeding involving the borrower, a sale or transfer of substantially all the assets of the borrower, a default by the borrower relating to any indebtedness due to third parties, the incurrence of additional indebtedness by the borrower without the Company’s written consent and failure of the borrower to perform its obligations pursuant to its other agreements with the Company, including its purchase order for pad mount transformers. The principal balance of the loan receivable is outstanding at December 31, 2018 and December 31, 2017. The Company expects to fully recover these amounts. At December 31, 2018, the Company has classified the principal of $600 as other assets as the Company does not anticipate the settlement of both notes in the next twelve months based upon ongoing negotiations with the debtor.

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9. GOODWILL AND OTHER INTANGIBLE ASSETS

Goodwill is tested at the reporting unit level annually and if necessary, whenever events or changes in circumstances indicate that the carrying amount may not be recoverable.

In 2018, the Company determined certain definite lived intangible assets within the switchgear reporting unit had carrying values that exceeded its fair value. As a result, the Company recorded impairment charges of $870, $377 and $103 against technology-related industry accreditation, customer relationships and non-complete agreements, respectively.

Prior to 2017, the Company tested goodwill for impairment using a quantitative analysis consisting of a two-step approach. The first step of our quantitative analysis consisted of a comparison of the carrying value of our reporting units, including goodwill, to the estimated fair value of our reporting units using a discounted cash flow methodology. If step one results in the carrying value of the reporting unit exceeding the fair value of such reporting unit, we would then proceed to step two which would require us to calculate the amount of impairment loss, if any, that we would record for such reporting unit. In the fourth quarter of 2017 the Company adopted ASU No. 2017-04, “Simplifying the Test for Goodwill Impairment” and eliminated Step 2 from the goodwill impairment test.

As of the measurement date October 1, 2018, dry type transformers and critical power reporting units had negative carrying values. The Company allocated $5.6 million and $3.0 million of goodwill to dry type and critical power reporting units, respectively. The Company recorded an impairment charge of $1.4 million to the remaining goodwill of the switchgear reporting unit in 2017, which is included within the T&D Solutions Segment. The Company recorded no impairment to goodwill during the year ended December 31, 2018.

Changes in the carrying amount of goodwill by reportable segment during the years ended December 31, 2018 and 2017 are as follows:

	T&D	Critical Power
	Solutions	Solutions	Total
	Segment	Segment	Goodwill
Gross Goodwill:
Balance as of January 1, 2017	$7,978	$2,970	$10,948
No activity	—	—	—
Balance as of December 31, 2017	$7,978	$2,970	$10,948
Accumulated impairment losses:
Balance as of January 1, 2017	$(976)	$—	$(976)
Impairment charges	(1,445)	—	(1,445)
Balance as of December 31, 2017	$(2,421)	$—	$(2,421)

Net Goodwill	$5,557	$2,970	$8,527

Gross Goodwill:
Balance as of January 1, 2018	$7,978	$2,970	$10,948
No activity	—	—	—
Balance as of December 31, 2018	$7,978	$2,970	$10,948
Accumulated impairment losses:
Balance as of January 1, 2018	$(2,421)	$—	$(2,421)
No activity	—	—	—
Balance as of December 31, 2018	$(2,421)	$—	$(2,421)

Net Goodwill	$5,557	$2,970	$8,527

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Changes in intangible asset balances for the years ended December 31, 2018 and 2017 consisted of the following:

	T&D	Critical Power	Total
	Solutions	Solutions	Intangible
	Segment	Segment	Assets
Balance as of January 1, 2017	$5,565	$2,603	$8,168
Amortization	(415)	(1,358)	(1,773)
Foreign currency translation	4	—	4
Balance as of December 31, 2017	$5,154	$1,245	$6,399
Amortization	(339)	(1,121)	(1,460)
Impairment charges	(1,350)	—	(1,350)
Foreign currency translation	(5)	—	(5)
Balance as of December 31, 2018	$3,460	$124	$3,584

The components of intangible assets at December 31, 2018 are summarized below:

	Weighted Average Amortization Years	Gross Carrying Amount	Accumulated Amortization	Impairment Charges	Foreign Currency Translation	Net Book Value
Customer relationships	7 (a)	$7,202	$(6,175)	$(377)	$—	$650
Non-compete agreements	4 (a)	705	(587)	(103)	—	15
Trademarks	Indefinite	1,816	—	—	—	1,816
Internally developed software	7	289	(165)	—	—	124
Developed technology	10	492	(197)	—	—	295
Technology-related industry accreditations	Indefinite (a)	1,576	—	(870)	(22)	684
Total intangible assets		$12,080	$(7,124)	$(1,350)	$(22)	$3,584

(a)	During 2018, the Company recorded impairment charges to customer relationships, non-compete agreements and technology-related industry accreditations intangible assets of the switchgear business upon determining that the carrying value of these assets was not recoverable.

The components of intangible assets at December 31, 2017 are summarized below:

	Weighted Average Amortization Years	Gross Carrying Amount	Accumulated Amortization	Foreign Currency Translation	Net Book Value
Customer relationships	7	$7,202	$(4,907)	$-	$2,295
Non-compete agreements	6	705	(485)	-	220
Trademarks	Indefinite	1,816	-	-	1,816
Distributor territory license	(a)	474	(474)	-	-
Internally developed software	7	289	(124)	-	165
Developed technology	10	492	(148)	-	344
Technology-related industry accreditations	Indefinite	1,576	-	(17)	1,559
Total intangible assets		$12,554	$(6,138)	$(17)	$6,399

(a)	During 2017, the Company accelerated and fully amortized distributor territory license intangible asset upon the termination of its distribution agreement with a supplier.

Future scheduled annual straight-line amortization expense over the useful lives of finite life intangible assets is as follows:

Years Ending December 31,	Total
2019	$215
2020	200
2021	200
2022	124
2023	106
Thereafter	239
$1,084

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10. DEBT

Canadian Credit Facilities

In April 2016, our wholly owned subsidiary, Pioneer Electrogroup Canada Inc. (“PECI”), entered into an Amended and Restated Credit Agreement (“CAD ARCA”) with Bank of Montreal (“BMO”) with respect to our existing Canadian credit facilities (as amended and restated, the “Canadian Facilities”) that replaced and superseded all of our businesses’ prior financing arrangements with the bank. This CAD ARCA extended the maturity date of our Canadian Facilities to July 31, 2017. The CAD ARCA was further amended (the “2017 CAD ARCA Amendment”) on March 15, 2017, and again on March 28, 2018 (the “2018 CAD ARCA Amendment”). The 2018 CAD ARCA Amendment extended the term of our Canadian Facilities to April 1, 2020.

Our Canadian Facilities provided for up to $8.2 million Canadian dollars (“CAD”) (approximately $6.3 million expressed in U.S. dollars) consisting of a revolving $7.0 million CAD revolving credit facility (“Facility A”) to finance ongoing operations, a $471 CAD term credit facility (“Facility B”) that financed a plant expansion, and a $712 USD Facility that financed a business acquisition and the purchase and expansion of its manufacturing facilities. The 2017 CAD ARCA Amendment increased the Facility A to $8.0 million CAD, increasing the total amount of loans available under the Canadian Facilities to $9.2 million CAD.

Facility A, as amended by the 2017 CAD ARCA Amendment and the 2018 CAD ARCA Amendment, is subject to margin criteria. Facility A, as amended by the 2017 CAD ARCA Amendment, bore interest at BMO’s prime rate plus 0.75% per annum on amounts borrowed in Canadian dollars, or BMO’s U.S. base rate plus 0.75% per annum or LIBOR plus 2.25% per annum on amounts borrowed in U.S. dollars. The 2018 CAD ARCA Amendment modified the interest rate on Facility A borrowings to BMO’s prime rate plus 0.50% per annum on amounts borrowed in Canadian dollars, or BMO’s U.S. base rate plus 0.50% per annum or LIBOR plus 2.0% per annum on amounts borrowed in U.S. dollars. Pursuant to the 2017 CAD ARCA Amendment, Facility A was to mature on July 31, 2018. The 2018 CAD ARCA Amendment extended the maturity of borrowings under Facility A to April 1, 2020. Consistent with the terms of the historical Facility A, including both a subjective acceleration clause and lockbox arrangement, will continue to be presented as a current liability. We believe based upon historical experience, that Facility A will remain in place to fund operations through maturity of this facility in April 2020.

Borrowings under Facility B, as amended by the 2017 CAD ARCA Amendment, bore interest at BMO’s prime rate plus 1.25% per annum with principal repayments becoming due on a five year amortization schedule. Pursuant to the CAD ARCA, quarterly principal repayments were reduced to $47 CAD, with a balloon payment of $141 CAD due on July 31, 2017. The 2017 CAD ARCA Amendment amended the payment schedules so that the quarterly principal payments of $47 CAD was to continue after July 31, 2017 until our borrowings under the facility is fully paid on April 30, 2018. The 2018 CAD ARCA Amendment did not modify the interest rate on Facility B borrowings, which remained at BMO’s prime rate plus 1.25% per annum. Pursuant to the 2018 CAD ARCA Amendment, we made the final principal payment of $47 under Facility B on April 30, 2018.

Borrowings under Facility C, as amended by the 2017 CAD ARCA, bore interest at BMO’s prime rate plus 1.50% per annum on amounts borrowed in Canadian dollars, or BMO’s U.S. base rate plus 1.50% per annum or LIBOR plus 2.75% per annum on amounts borrowed in U.S. dollars. Pursuant to the CAD ARCA, a principal repayment of $72 USD due on June 30, 2016, and the reduced quarterly principal repayments of $36 USD were to be made beginning on October 31, 2016, with a balloon payment of $496 USD due on July 31, 2017. The 2017 CAD ARCA Amendment amended the payment schedules so that the quarterly payments of $36 USD were to continue until July 31, 2018, with a balloon payment of $352 due on July 31, 2018. Pursuant to the 2018 CAD ARCA Amendment, quarterly principal repayments of $36 were to continue until January 31, 2020, with a balloon payment of $136 due on April 1, 2020. The 2018 CAD ARCA Amendment modified the interest rate on Facility C borrowings to BMO’s prime rate plus 1.25% per annum on amounts borrowed in Canadian dollars, or BMO’s U.S. base rate plus 1.25% per annum or LIBOR plus 2.50% per annum on amounts borrowed in U.S. dollars. In December 2018 we repaid the outstanding principal balance under Facility C of $316 CAD with proceeds received from the sale of the Farnham, Quebec, Canada building.

Pursuant to the CAD ARCA, as amended by the 2017 CAD ARCA Amendment and the 2018 CAD ARCA Amendment, financial covenant testing is performed on our consolidated financial statements. We are required to meet certain minimum working capital ratios, minimum EBITDA levels and effective tangible net worth levels for each fiscal quarter, as set forth in the 2017 CAD ARCA Amendment and the 2018 CAD ARCA Amendment. Pursuant to the 2018 CAD ARCA Amendment, BMO waived defaults on all financial covenants existing as of December 31, 2017, for which we were not in compliance.

As of December 31, 2018, we had approximately $5.8 million in U.S. dollar equivalents outstanding under our Canadian Facilities. Our borrowings consisted of approximately $5.8 million outstanding under Facility A. As of December 31, 2018, the Company was not in compliance with its financial covenants and on March 25, 2019, the Company received a waiver from BMO on all financial covenant breaches existing as of December 31, 2018.

As of December 31, 2017, we had approximately $3.5 million in U.S. dollar equivalents outstanding under our Canadian Credit Facilities. Our borrowings consisted of approximately $2.9 million outstanding under Facility A, $0.1 million outstanding under Facility B and $0.5 million outstanding under Facility C.

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United States Credit Facilities

In April 2016, we entered into an Amended and Restated Credit Agreement (“US ARCA”) with BMO with respect to our existing U.S. facilities that replaced and superseded all of our businesses’ prior financing arrangements with the bank (the “U.S. Facilities”). Additionally, defaults relating to the breach of certain financial covenants under the prior financing arrangements with BMO existing as of December 31, 2015 were waived by BMO. The US ARCA was further amended (the “2017 US ARCA Amendment”) on March 15, 2017, and again on March 28, 2018 (the “2018 US ARCA Amendment”). The 2018 US ARCA Amendment extended the term of our US Facilities to April 1, 2020.

Our U.S. Facilities, as amended and restated, provided for up to $19.1 million USD consisting of a $14.0 million USD demand revolving credit facility (“USD Facility A”) to finance ongoing operations, a $5.0 million USD term loan facility (“USD Facility B”) that financed the acquisition of Titan, and a new $100 revolving credit facility provided pursuant to a MasterCard is to be used to pay for and temporarily finance our day-to-day business expenses and for no other purpose. The 2017 US ARCA Amendment increased the USD Facility A to $15.0 million, increasing the total amount of loans available under the U.S. Facilities to $20.1 million USD.

USD Facility A, as amended and restated per 2017 US ARCA, bore interest, at our option, at BMO’s prime rate plus 1.00% per annum on U.S. prime rate loans, or an adjusted LIBOR rate plus 2.25% per annum on Eurodollar loans. Pursuant to the 2018 US ARCA Amendment, borrowings under Facility A bears interest, at our option, at the BMO’s prime rate plus 0.75% per annum on U.S. prime rate loans, or an adjusted LIBOR rate plus 2.00% per annum on Eurodollar loans. USD Facility A had a maturity date of July 31, 2017, which was extended to July 31, 2018 pursuant to the 2017 US ARCA Amendment. The 2018 US ARCA Amendment extended the maturity of borrowings under USD Facility A to April 1, 2020. Consistent with the terms of the historical USD Facility A, including both a subjective acceleration clause and lockbox arrangement, will continue to be presented as a current liability. We believe based upon historical experience, that the USD Facility A will remain in place to fund operations through maturity in April 2020.

Borrowings under USD Facility B bear interest, at our option, at U.S. base rate plus 1.25% per annum on U.S. prime loans, or an adjusted LIBOR rate plus 2.50% per annum on Eurodollar loans. Pursuant to the US ARCA, our quarterly principal payments were reduced to $31 USD for calendar year 2016, with the original amortization schedule continuing to apply to all quarterly principal payments made after December 31, 2016, and the final maturity date of December 2, 2019. The 2017 US ARCA Amendment reduced the scheduled quarterly principal payments to $31 USD, commencing March 31, 2017, to continue until July 31, 2018, with a balloon payment of $4,438 on July 31, 2018. Pursuant to the 2018 US ARCA Amendment, monthly principal repayments beginning on July 31, 2018 are increased to $100 and will continue until March 31, 2020, with a balloon payment of $2,338 due on April 1, 2020. The 2018 US ARCA Amendment did not change the USD Facility B interest rate.

Pursuant to the US ARCA, as amended by the 2017 US ARCA Amendment and the 2018 US ARCA Amendment, financial covenant testing is performed on our consolidated financial statements. We are required to meet certain minimum working capital ratios, minimum EBITDA levels and effective tangible net worth levels for each fiscal quarter, as set forth in the 2017 US ARCA Amendment and the 2018 US ARCA Amendment. On March 28, 2018, pursuant to the 2018 US ARCA Amendment, BMO waived defaults on all financial covenants existing as of December 31, 2017 for which we were not in compliance.

Our obligations under the U.S. Facilities are guaranteed by all our wholly-owned U.S. subsidiaries. In addition, we and our wholly-owned U.S. subsidiaries granted a security interest in substantially all of our assets, including 65% of the shares of Pioneer Electrogroup Canada Inc. held by us, to secure our obligations for borrowed money under the U.S. Facilities. The U.S. Facilities also restrict our ability to incur indebtedness, create or incur liens, make investments, make distributions or dividends and enter into merger agreements or agreements for the sale of any or all our assets.

As of December 31, 2018, we had approximately $18.8 million outstanding under our U.S. Facilities. Our borrowings consisted of approximately $15.0 million outstanding under USD Facility A, and $3.8 million outstanding under USD Facility B. As of December 31, 2018, the Company was not in compliance with its financial covenants and on March 25, 2019, the Company received a waiver from BMO on all financial covenant breaches existing as of December 31, 2018.

As of December 31, 2017, we had approximately $19.4 million outstanding under our U.S. Credit Facilities. Our borrowings consisted of approximately $14.9 million outstanding under USD Facility A, and $4.5 million outstanding under USD Facility B.

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Long-term debt consists of the following:

	December 31,
	2018	2017
Term credit facilities, net (a)	$3,793	$4,933
Capital lease obligations	—	2
Total debt	3,793	4,935
Less current portion	(1,174)	(782)
Total long-term debt	$2,619	$4,153

(a) The balances as of December 31, 2018 and 2017 are net of debt issuance costs of $45 and $102, respectively.

Excluding debt issuance costs of $45, the annual maturities of long-term debt at December 31, 2018, were as follows:

Long-term
Years Ending December 31,	Debt Maturities
2019	$1,200
2020	2,638
2021	—
2022	—
Thereafter	—
Total long-term debt maturities	$3,838

Short Term Borrowings

We maintain a short term borrowing arrangement to fund the purchase of raw materials utilized in certain manufacturing processes. There were no borrowings under this agreement as of December 31, 2018. As of December 31, 2017, the aggregate borrowings under this agreement amounted to $5.4 million. See Note 6 - Inventories.

11. COMMITMENTS AND CONTINGENCIES

Leases

The company leases certain offices, facilities and equipment under operating and financing leases. Our leases have remaining terms of 1 year to 7 years some of which contain options to extend up to 10 years. As of December 31, 2018 and 2017, assets recorded under finance leases were $3,339 and $2,900 respectively, and accumulated amortization associated with finance leases was $880 and $418, respectively.

The components of the lease expense were as follows:

	For the Year Ended
	December 31,
	2018	2017
Operating lease cost	$755	$675

Finance lease cost
Amortization of right-of-use asset	$622	$535
Interest on lease liabilities	157	166
Total finance lease cost	$779	$701

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Other information related to leases was as follows:

Supplemental Cash Flows Information

	December 31,
	2018	2017
Cash paid for amounts included in the measurement of lease liabilities
Operating cash flows from operating leases	$768	$694
Operating cash flows from finance leases	157	166
Financing cash flows from finance leases	414	301
Right-of-use assets obtained in exchange for lease obligations:
Operating leases	664	581
Finance leases	622	535

Weighted Average Remaining Lease Term

	December 31,
	2018	2017
Operating leases	3 years	3 years
Finance leases	6 years	7 years

Weighted Average Discount Rate

	December 31,
	2018	2017
Operating leases	6.00%	5.50%
Finance leases	6.37%	5.90%

Future minimum lease payments under non-cancellable leases as of December 31, 2018 were as follows:

	Operating	Finance
	Leases	Leases
2019	$779	$630
2020	755	532
2021	410	562
2022	91	363
2023	—	309
Thereafter	—	853
Total future minmum lease payments	2,035	3,249
Less imputed interest	(164)	(570)
Total future minmum lease payments	$1,871	$2,679

Reported as of December 31, 2018:

	Operating	Finance
	Leases	Leases
Accounts payable and accrued liabilities	$687	$473
Other long-term liabilities	1,187	2,205
Total	$1,874	$2,678

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Litigation and Claims

The Company is from time to time party to various lawsuits, claims and other proceedings that arise in the ordinary course of our business.

On January 11, 2016, Myers Power Products, Inc., a specialty electrical products manufacturer, filed suit with the Superior Court of the State of California, County of Los Angeles, against us, PCEP and two PCEP’s employees who are former employees of Myers Power Products, Inc., Geo Murickan, the president of PCEP (“Murickan”), and Brett DeChellis (“DeChellis”), alleging, among other things, that Murickan wrongly used and retained confidential business information of Myers Power Products, Inc. for the benefit of us and PCEP, in breach of their confidentiality agreement and/or employment agreement entered into with Myers Power Products, Inc., and that we and PCEP knowingly received and used such confidential business information. Myers Power Products, Inc. is seeking injunctive relief enjoining us, PCEP and our employees from using its confidential business information and compensatory damages of an unspecified unlimited (exceeding $25,000) amount. On March 18, 2016, we filed an answer to the complaint, denying generally each and every allegation and relief sought by Myers Power Products, Inc. and seeking dismissal based on, among other things, failure to state facts sufficient to constitute a cause of action. We intend to contest the matter vigorously. Due to the uncertainties of litigation, however, we can give no assurance that we, PCEP and our employees will prevail on any claims made against us, PCEP and our employees in any such lawsuit. As of the filing of this report, this action is scheduled for trial in the second quarter of 2019. Also, we can give no assurance that any other lawsuits or claims brought in the future will not have an adverse effect on our financial condition, liquidity or operating results. We cannot execute the sale of PCEP until the lawsuit has been resolved.

With respect to all such lawsuits, claims and proceedings, the Company records a reserve when it is probable that a liability has been incurred and the amount of loss can be reasonably estimated. The Company does not believe that the resolution of any currently pending lawsuits, claims and proceedings, either individually or in the aggregate, will have a material adverse effect on its financial position, results of operations or liquidity. However, the outcomes of any currently pending lawsuits, claims and proceedings cannot be predicted, and therefore, there can be no assurance that this will be the case.

12. STOCKHOLDERS’ EQUITY

Common Stock

The Company had 8,726,045 shares of common stock, $0.001 par value per share, outstanding as of December 31, 2018 and December 31, 2017.

Warrants

As of December 31, 2017, the Company had warrants outstanding to purchase 50,600 shares of common stock with a weighted average exercise price of $7.00 per share. All of the warrants expired on September 18, 2018. No warrants were exercised through the expiration date of September 18, 2018. The Company has no warrants outstanding as of December 31, 2018.

Preferred Stock

The board of directors is authorized, subject to any limitations prescribed by law, without further vote or action by the shareholders, to issue from time to time up to 5,000,000 shares of preferred stock, $0.001 par value, in one or more series. Each such series of preferred stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights.

Foreign Currency Translation

Foreign assets and liabilities are translated using the exchange rate in effect at the balance sheet date, and results of operations are translated using an average rate for the period. Translation adjustments are accumulated and reported as a component of accumulated other comprehensive income (loss). The Company had foreign currency translation adjustments resulting in an unrealized loss of $161 for the year ended December 31, 2018, as compared to an unrealized gain $174 for the year ended December 31, 2017.

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13. STOCK-BASED COMPENSATION

On December 2, 2009, the Company adopted the 2009 Equity Incentive Plan (the “2009 Plan”) for the purpose of issuing incentive stock options intended to qualify under Section 422 of the Internal Revenue Code of 1986, as amended, non-qualified stock options, restricted stock, stock appreciation rights, performance unit awards and stock bonus awards to employees, directors, consultants and other service providers. A total of 320,000 shares of common stock are reserved for issuance under the 2009 Plan. Options may be granted under the 2009 Plan on terms and at prices as determined by the board of directors or by the plan administrators appointed by the board of directors.

On May 11, 2011, the board of directors of the Company adopted the Pioneer Power Solutions, Inc. 2011 Long-Term Incentive Plan (the “2011 Plan”) which was subsequently approved by stockholders of the Company on May 31, 2011. The 2011 Plan replaces and supersedes the 2009 Plan. The Company’s outside directors and employees, including the Company’s principal executive officer, principal financial officer and other named executive officers, and certain contractors are all eligible to participate in the 2011 Plan. The 2011 Plan allows for the granting of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, restricted stock units, performance awards, dividend equivalent rights, and other awards, which may be granted singly, in combination, or in tandem, and upon such terms as are determined by the Board or a committee of the Board that is designated to administer the Plan. Subject to certain adjustments, the maximum number of shares of the Company’s common stock that may be delivered pursuant to awards under the 2011 Plan is 700,000 shares. As of December 31, 2018, 424,800 stock options had been granted and are considered outstanding, consisting of 21,000 incentive stock options and 403,800 non-qualified stock options.

Expense for stock-based compensation recorded for the years ended December 31, 2018 and 2017 was approximately $0.2 and $0.5 million, respectively. All of the stock-based compensation expense is included in selling, general and administrative expenses in the accompanying consolidated statements of operations. As of December 31, 2018, the Company had total stock-based compensation expense remaining to be recognized of approximately $14.

The fair value of the stock options granted was measured using the Black-Scholes valuation model with the following assumptions:

	Year Ended December 31,
	2018	2017
Expected volatility	29.3%	31.1 - 31.3%
Expected life in years	5.5	5.5 - 6.0
Risk-free interest rate	2.65%	2.08 - 2.15%
Dividend yield	0%	0%

A summary of stock option activity for the years ended December 31, 2018 and 2017, and changes during the years then ended is presented below:

	Stock Options	Weighted average exercise price	Weighted average remaining contractual term	Aggregate intrinsic value
Outstanding as of January 1, 2017	247,400	$8.75	5.90	$135
Granted	262,000	7.30	9.20	81
Exercised	(26,333)	4.55
Forfeited	(47,267)	6.74	6.80
Outstanding as of January 1, 2018	435,800	$8.35	7.50	$216
Granted	7,000	5.60
Exercised	—	—
Forfeited	(18,000)	8.54
Outstanding as of December 31, 2018	424,800	$8.30	6.50	$22
Exercisable as of December 31, 2018	411,133	$8.36	6.40	$22

The total number of shares reserved for the plan is 700,000 leaving a balance of 248,867 available for future grants.

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Intrinsic value is the difference between the market value of the stock at December 31, 2018 and the exercise price which is aggregated for all options outstanding and exercisable. A summary of the weighted-average grant-date fair value of options, total intrinsic value of options exercised, and cash receipts from options exercised is shown below:

	Year Ended December 31,
	2018	2017
Weighted-average fair value of options granted (per share)	$1.81	$2.40
Intrinsic value gain of options exercised	—	81
Cash receipts from exercise of options	—	120

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14. INCOME TAXES

The components of income (loss) before income taxes are summarized below:

	Year Ended December 31,
	2018	2017
Income/(loss) before income taxes
U.S. operations	$(8,105)	$(7,721)
Foreign operations	2,744	1,535
Loss before income taxes	$(5,361)	$(6,186)

The components of the income tax provision were as follows:

	Year Ended December 31,
	2018	2017
Current
Federal	$—	$—
State	71	176
Foreign	584	643
Deferred	(352)	2,220
Total income tax provision	$303	$3,039

A reconciliation from the statutory U.S. income tax rate and the Company’s effective income tax rate, as computed on loss before taxes, is as follows:

	Year Ended December 31,
	2018	2017
Federal income tax at statutory rate	$(1,126)	$(2,350)
State and local income tax, net	(314)	(65)
Foreign rate differential	157	(143)
Other permanent items	397	86
Impact of tax cuts and jobs act enactment	—	516
Impact of repatriation of foreign subsidiary income	(330)	312
Valuation allowance	1,581	4,710
True-up & other	(62)	(27)
Total	$303	$3,039

On December 22, 2017, the U.S. enacted the Tax Cuts and Jobs Act (“U.S. tax reform”) that lowers the statutory tax rate on U.S. earnings, taxes historic foreign earnings at a reduced rate of tax, establishes a quasi-territorial tax system and enacts new taxes associated with global operations.

The impact of U.S. tax reform has been recorded on a provisional basis as the legislation provides for additional guidance to be issued by the U.S. Department of the Treasury on several provisions including the computation of the transitional tax. This amount was adjusted in 2018 based on guidance issued during the year. Additional guidance may be issued after 2018 and any resulting effects will be recorded in the quarter of issuances. In addition, analysis performed and conclusions reached as part of the tax return filing process and additional guidance on accounting for U.S. tax reform could affect the provisional amount.

As part of tax reform, the U.S. has enacted a minimum tax on foreign earnings (“global intangible low-taxed income”) which is now being reflected in the income tax expense.

F-82

The Company’s provision for income taxes reflects an effective tax rate on loss before income taxes of 5.7% in 2018, as compared to 49.1% in 2017. The decrease in the Company’s effective tax rate during 2018 primarily reflects the impact of the Tax Cuts and Jobs Act Enactment and the recognition of a valuation allowance.

The Company intends to reimburse funds borrowed from its subsidiary during 2019. To finance the reimbursement the Canadian subsidiary will issue a limited dividend of $9,724. The Company has provided for $486 of Canadian withholding taxes as well as a loss $1,753 for foreign exchange upon realization of the dividend. Beyond the limited dividend, the Company has not established deferred income taxes on accumulated undistributed earnings of its foreign subsidiary, which are expected to be reinvested indefinitely. Repatriation of all accumulated earnings of its foreign subsidiary would be impracticable to the extent such earnings represent capital to support normal business operations. Although no U.S. federal taxes will be imposed on future distribution of foreign earnings, the distributions could be subject to Canadian withholding tax and state income taxes.

The net deferred income tax asset was comprised of the following:

	December 31,
	2018	2017
Noncurrent deferred income taxes
Total assets	$2,971	$2,729
Total liabilities	(1,592)	(1,665)
Net noncurrent deferred income tax asset	1,379	1,064
Net deferred income tax asset	$1,379	$1,064

The tax effect of temporary differences between GAAP accounting and federal income tax accounting creating deferred income tax assets and liabilities were as follows:

	December 31,
	2018	2017
Deferred tax assets
Canada net operating loss carry forward	$120	$148
U.S. net operating loss carry forward	659	—
Non-deductible reserves	877	1,180
Non-deductible interest expense	800	—
Pension plan	39	75
Tax credits	4,631	4,631
Fixed Assets	26	104
Intangibles	1,635	1,203
Other	465	116
Valuation allowance	(6,281)	(4,728)
Net deferred tax assets	2,971	2,729
Deferred tax liabilities
Fixed Assets, Land	(313)	(415)
Intangibles	(723)	(764)
Other	(556)	(486)
Net deferred tax liability	(1,592)	(1,665)
Deferred tax asset, net	$1,379	$1,064

The assessment of the amount of value assigned to the Company’s deferred tax assets under the applicable accounting rules is judgmental. The Company is required to consider all available positive and negative evidence in evaluating the likelihood that the Company will be able to realize the benefit of its deferred tax assets in the future. Such evidence includes scheduled reversals of deferred tax liabilities, projected future taxable income, tax planning strategies and the results of recent operations. Since this evaluation requires consideration of events that may occur some years into the future, there is an element of judgment involved. Realization of our deferred tax assets is dependent on generating sufficient taxable income in future periods. The Company does not believe that it is more likely than not that future taxable income will be sufficient to allow the Company to recover substantially all of the value assigned to its deferred tax assets. Accordingly, the Company has provided for a valuation allowance on the Company’s domestic deferred tax assets as the combined effect of future domestic source income and the future reversals of future tax assets and liabilities may be insufficient to realize the full benefits of the assets. The increase in the valuation allowance during the year ended December 31, 2018 is primarily attributable to interest expense limitation pursuant to IRC Section 163 (J). During 2017, the Company had provided a valuation allowance of the Company's foreign tax credits as we had not anticipated generating sufficient foreign source income.

F-83

As of December 31, 2018, the Company has approximately $2.6 million of net operating loss carryforwards. The Company has no Canadian net operating loss carryforwards. The Company has approximately $4.6 million of deferred tax assets on which it is taking a partial valuation allowance of approximately $1.6 million. The Company has approximately $4.6 million of foreign tax credits for which it has provided a full valuation allowance and $39 of research and development credits which expire in 2032.

A reconciliation of the beginning and ending amount of gross unrecognized tax benefits, exclusive of interest and penalties, is as follows:

Uncertain Tax Position
Balance as of January 1, 2017	$204
Increases due to changes in foreign exchange	14
Balance as of December 31, 2017	$218
Decreases related to tax return becoming statuted barred during the year	(89)
Balance as of December 31, 2018	$129

The Company’s policy is to recognize interest and penalties related to income tax matters as interest expense.

Management believes that an adequate provision has been made for any adjustments that may result from tax examinations. However, the outcome of tax audits cannot be predicted with certainty. If any issues addressed in the Company’s tax audits are resolved in a manner not consistent with management’s expectations, the Company could be required to adjust its provision for income taxes in the period such resolution occurs. Although timing of the resolution and/or closure of audits is highly uncertain, the Company does not believe it is reasonably possible that its unrecognized tax benefits would materially change in the next twelve months.

The tax years subject to examination by major tax jurisdiction include the years 2011 and forward by the U.S. Internal Revenue Service and most state jurisdictions, and the years 2014 and forward for the Canadian jurisdiction except for related non-resident transactions which would be open for the years 2011 and forward.

15. PENSION PLAN

The Company’s Canadian subsidiary sponsors a defined benefit pension plan at one of its locations in which a majority of its employees are members. The employer contributes 100% to the plan. The benefits, or the rate per year of credit service, are established by the Company’s subsidiary and updated at its discretion.

Cost of Benefits

The components of the expense the Company incurred under the pension plan are as follows:

	For the Year Ended		Affected Line Item
	December 31,		in the Statements of
	2018	2017	Consolidated Operations
Current service cost, net of employee contributions	$54	$42	Selling, general and administrative
Interest cost on accrued benefit obligation	98	103	Other expense
Expected return on plan assets	(168)	(163)	Other expense
Amortization of transitional obligation	10	10	Other expense
Amortization of past service costs	7	7	Other expense
Amortization of net actuarial gain	54	47	Other expense
Total cost of benefit	$55	$46

Benefit Obligation

The Company’s obligation for the pension plan is valued annually as of the beginning of each fiscal year. The projected benefit obligation represents the present value of benefits ultimately payable to plan participants for both past and future services expected to be provided by the plan participants.

F-84

The Company’s obligations pursuant to the pension plan are as follows:

	December 31,
	2018	2017
Projected benefit obligation, at beginning of year	$2,985	$2,628
Current service cost, net of employee contributions	54	42
Employee contributions	32	31
Interest cost	98	103
Impact of change in discount rate	(219)	173
Benefits paid	(166)	(180)
Foreign exchange adjustment	(229)	188
Projected benefit obligation, at end of year	$2,555	$2,985

A summary of expected benefit payments related to the pension plan is as follows:

Years Ending December 31,	Pension Plan
2019	$152
2020	148
2021	145
2022	141
2023	137
2024-2028	660

Other changes in plan assets and benefit obligations recognized in other comprehensive income / (loss) are as follows:

	For the Year Ended
	December 31,
	2018	2017
Net income/(loss)	$15	$(199)
Amortization of prior service cost	7	7
Amortization of gain	54	47
Amortization of transitional asset	10	10
	86	(135)
Taxes	24	(27)
Total recognized in other comprehensive income/(loss), net of taxes	$62	$(108)

The estimated net gain amortized from accumulated other comprehensive income / (loss) into net periodic benefit cost over the next year amounts to approximately $54. The estimated prior service cost amortized from accumulated other comprehensive income into net periodic benefit cost over the next year amounts to approximately $7. The estimated transitional asset amortized from accumulated other comprehensive income into net periodic benefit cost over the next year amounts to approximately $10.

F-85

The accumulated other comprehensive income / (loss) consists of the following amounts that have not yet been recognized as components of net benefit cost:

	December 31,
	2018	2017
Unrecognized prior service cost	$81	$88
Unrecognized net actuarial loss	1,442	1,508
Unrecognized transitional obligation	35	46
Deferred income taxes	(413)	(435)
Total	$1,145	$1,207

Plan Assets

Assets held by the pension plan are invested in accordance with the provisions of the Company’s approved investment policy. The pension plan’s strategic asset allocation was structured to reduce volatility through diversification and enhance return to approximate the amounts and timing of the expected benefit payments. The asset allocation for the pension plan at the end of 2018 and 2017 and the target allocation for 2019, by asset category, is as follows:

	December 31,		2019 Target
	2018	2017	Allocation
Equity securities	36%	34%	36%
Fixed income securities	56	57	56
Real estate	8	7	8
Other	0	2	0
Total	100%	100%	100%

The fair market values, by asset category are as follows:

	Fair Value Measurements at
	December 31,
	2018	2017
Equity securities	$867	$919
Fixed income securities	1,348	1,540
Real estate	192	189
Other	—	54
Total	$2,407	$2,702

Changes in the assets held by the pension plan in the years 2018 and 2017 are as follows:

	December 31,
	2018	2017
Fair value of plan assets, at beginning of year	$2,702	$2,456
Actual return on plan assets	(35)	136
Employer contributions	87	85
Employee contributions	32	31
Benefits paid	(166)	(180)
Foreign exchange adjustment	(213)	174
Fair value of plan assets, at end of year	$2,407	$2,702

F-86

Contributions

The Company’s policy is to fund the pension plan at or above the minimum required by law. The Company made $0.1 million of contributions to its defined benefit pension plan in each of the 2018 and 2017 years. The Company expects to make contributions of less than $0.1 million to the defined benefit pension plan in 2019. Changes in the discount rate and actual investment returns which continue to remain lower than the long-term expected return on plan assets could result in the Company making additional contributions.

Funded Status

The funded status of the pension plan is as follows:

	December 31,
	2018	2017
Projected benefit obligation	$2,555	$2,985
Fair value of plan assets	2,407	2,702
Accrued obligation (long term)	$148	$283

Assumptions

Assumptions used in accounting for the pension plan are as follows:

	December 31,
	2018	2017
Weighted average discount rate used to determine the accrued benefit obligations	3.90%	3.40%
Discount rate used to determine the net pension expense	3.40%	3.80%
Expected long-term rate on plan assets	6.50%	6.50%

To determine the expected long-term rate of return on pension plan assets, the Company considers the current and expected asset allocations, as well as historical and expected returns on various categories of plan assets. The Company applies the expected rate of return to a market related value of the assets which reduces the underlying variability in assets to which the Company applies that expected return. The Company amortizes gains and losses as well as the effects of changes in actuarial assumptions and plan provisions over a period no longer than the average future service of employees.

Primary actuarial assumptions are determined as follows:

The expected long-term rate of return on plan assets is based on the Company’s estimate of long-term returns for equities and fixed income securities weighted by the allocation of assets in the plans. The rate is impacted by changes in general market conditions, but because it represents a long-term rate, it is not significantly impacted by short-term market swings. Changes in the allocation of plan assets would also impact this rate.

The assumed discount rate is used to discount future benefit obligations back to today’s dollars. The discount rate is reflective of yield rates on U.S. long-term investment grade corporate bonds on and around the December 31 valuation date. This rate is sensitive to changes in interest rates. A decrease in the discount rate would increase the Company’s obligation and expense.

16. BUSINESS SEGMENT, GEOGRAPHIC AND CUSTOMER INFORMATION

The Company follows ASC 280 - Segment Reporting in determining its reportable segments. The Company considered the way its management team, most notably its chief operating decision maker, makes operating decisions and assesses performance and considered which components of the Company’s enterprise have discrete financial information available. As the Company makes decisions using a manufactured products vs. distributed products and services group focus, its analysis resulted in two reportable segments: T&D Solutions and Critical Power. The Critical Power reportable segment is the Company’s Titan Energy Systems Inc. business unit. The T&D Solutions reportable segment is an aggregation of all other Company subsidiaries, together with sales and expenses attributable to strategic sales group for its T&D Solutions marketing activities.

The T&D Solutions segment is involved in the design, manufacture and distribution of electrical transformers and switchgear used primarily by utilities, large industrial and commercial operations to manage their electrical power distribution needs. The Critical Power segment provides power generation equipment, and aftermarket field-services primarily to help customers ensure smooth, uninterrupted power to operations during times of emergency.

F-87

The following tables present information about segment income and loss:

	For the Year Ended
	December 31,
	2018	2017
Revenues
T&D Solutions
Transformers	$86,263	$86,325
Switchgear	8,747	13,001
	$95,010	$99,326
Critical Power Solutions
Equipment	1,580	5,898
Service	9,800	9,167
	11,380	15,065
Consolidated	$106,390	$114,391

	For the Year Ended
	December 31,
	2018	2017
Depreciation and Amortization
T&D Solutions	$1,525	$1,730
Critical Power Solutions	1,718	1,792
Unallocated Corporate Overhead Expenses	62	71
Consolidated	$3,305	$3,593

	For the Year Ended
	December 31,
	2018	2017
Operating Income (Loss)
T&D Solutions	$3,155	$910
Critical Power Solutions	(1,322)	(682)
Unallocated Corporate Overhead Expenses	(3,706)	(3,541)
Consolidated	$(1,873)	$(3,313)

The following table presents information which reconciles segment assets to consolidated total assets:

	December 31,
	2018	2017
Assets
T&D Solutions	$59,432	$60,171
Critical Power Solutions	7,745	9,414
Corporate	5,335	4,670
Consolidated	$72,512	$74,256

Corporate assets consist primarily of cash and deferred tax assets.

F-88

Revenues are attributable to countries based on the location of the Company’s customers:

	December 31,
	2018	2017
Revenues
United States	$74,122	$77,924
Canada	32,140	36,251
Others	128	216
Total	$106,390	$114,391

Sales to Siemens and Hydro-Quebec Utility Company accounted for approximately 17% and 10%, respectively, of the Company’s total sales in 2018, as compared to 18% and11%, respectively, in 2017.

The distribution of the Company’s property, plant, and equipment by geographic location is approximately as follows:

	December 31,
	2018	2017
Property, plant and equipment
Canada	$1,596	$2,801
United States	938	708
Mexico	2,750	3,349
Total	$5,284	$6,858

17. BASIC AND DILUTED LOSS PER COMMON SHARE

Basic and diluted loss per common share is calculated based on the weighted average number of shares outstanding during the period. The Company’s employee and director stock option awards, as well as incremental shares issuable upon exercise of warrants, are not considered in the calculations if the effect would be anti-dilutive. The following table sets forth the computation of basic and diluted loss per share (in thousands, except per share data):

	For the Year Ended
	December 31,
	2018	2017
Numerator:
Net loss	$(5,664)	$(9,225)

Denominator:
Weighted average basic shares outstanding	8,726	8,717
Effect of dilutive securities - equity based compensation plans	—	—
Net dilutive effect of warrants outstanding	—	—
Denominator for diluted net income per common share	$8,726	$8,717

Net loss per common share:
Basic	$(0.65)	$(1.06)
Diluted	$(0.65)	$(1.06)

Anti-dilutive securities (excluded from per share calculation):
Equity based compensation plans	$365	$383
Warrants	$—	$51

F-89

18. SUBSEQUENT EVENTS

On January 22, 2019, Pioneer Critical Power, Inc., a Delaware corporation (“PCPI”), a wholly-owned subsidiary of the Company, CleanSpark, Inc., a Nevada corporation(“CleanSpark”), and CleanSpark Acquisition, Inc., a Delaware corporation (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things, Merger Sub merged with and into PCPI, with PCPI becoming a wholly-owned subsidiary of the CleanSpark and the surviving company of the merger (the “Merger”).

At the effective time of the Merger, all of the issued and outstanding shares of common stock of PCPI, par value $0.01 per share, were converted into the right to receive (i) 1,750,000 shares of common stock, par value $0.001 per share (“Common Stock”), of CleanSpark, (ii) a five-year warrant to purchase 500,000 shares of Common Stock at an exercise price of $1.60 per share, and (iii) a five-year warrant to purchase 500,000 shares of Common Stock at an exercise price of $2.00 per share.

The Merger Agreement also contains representations, warranties and covenants of the parties customary for transactions similar to those contemplated by the Merger Agreement. Such representations and warranties are made solely for purposes of the Merger Agreement and, in some cases, may be subject to qualifications and limitations agreed to by the parties in connection with the negotiated terms of the Merger Agreement and may have been qualified by disclosures that were made in connection with the parties’ entry into the Merger Agreement.

In connection with the Merger Agreement, the Company, CleanSpark and PCPI entered into an Indemnity Agreement (the “Indemnity Agreement”), dated January 22, 2019, pursuant to which the Company agreed to assume the liabilities and obligations related to the claims made by Myers Powers Products, Inc. in the case titled Myers Power Products, Inc. v. Pioneer Power Solutions, Inc., Pioneer Custom Electrical Products, Corp., et al., Los Angeles County Superior Court Case No. BC606546 (the “Myers Power Case”) as they may relate to PCPI or CleanSpark after the closing of the Merger. In addition, the Company agreed to indemnify and hold harmless CleanSpark and the surviving company of the Merger and their respective officers, directors, agents, members and employees, and the heirs successors and assigns of the foregoing from and against all losses incurred by reason of claims made by Myers Power Products, Inc. as presented or substantially similar to that presented in the Myers Powers Case that are brought against CleanSpark or the surviving company of the Merger after the closing of the Merger. The Indemnify Agreement expires five years from the date of the Indemnity Agreement.

In connection with entry into the Merger Agreement, the Company and CleanSpark entered into a Contract Manufacturing Agreement (the “Contract Manufacturing Agreement”), dated as of January 22, 2019, pursuant to which the Company will manufacture at its Santa Fe Springs, California facility parallel switchgears, automatic transfer switches and related control and circuit protective equipment (collectively, “Products”) exclusively for purchase by CleanSpark. CleanSpark will purchase the Products via purchase orders issued to the Company at any time and from time to time. The price for the Products payable by CleanSpark to the Company will be negotiated on a case by case basis, but all purchases of Products will have a target price of 91% of the CleanSpark customer’s purchase order price and will not be more than 109% of the Company’s cost. The Contract Manufacturing Agreement has a term of 18 months and may be extended by mutual agreement of the Company and CleanSpark.

In connection with entry into the Merger Agreement, the Company and CleanSpark entered into a Non-Competition and Non-Solicitation Agreement (the “Non-Compete Agreement”), dated January 22, 2019, pursuant to which the Company agreed not to, among other things, own, manage, operate, finance, control, advise, render services to or guarantee the obligations of any person or entity that engages in or plans to engage in the design, manufacture, distribution and service of paralleling switchgear, automatic transfer switches, and related products (the “Restricted Business”). The Company agreed not to engage in the Restricted Business within any state or county within the United States in which CleanSpark or the surviving company of the Merger conducts such Restricted Business for a period of four (4) years from the date of the Non-Compete Agreement.

In addition, the Company also agreed, for a period of four (4) years from the date of the Non-Compete Agreement, not to, among other things, directly or indirectly (i) solicit, induce, or attempt to induce customers, suppliers, licensees, licensors, franchisees, consultants of the Restricted Business as conducted by the Company, CleanSpark or the surviving company to cease doing business with the surviving company or CleanSpark or (ii) solicit, recruit, or encourage any of the surviving company’s or CleanSpark’s employees, or independent contractors to discontinue their employment or engagement with the surviving company or CleanSpark.

F-90

ANNEX A

Execution Version

STOCK purchase agreement

by and among

PIONEER POWER SOLUTIONS, INC.,

PIONEER ELECTROGROUP CANADA INC.,

JEFFERSON ELECTRIC, INC.,

JE MEXICAN HOLDINGS, INC.,

Nathan J. Mazurek (SOLELY for purposes of Section 7.12),

PIONEER TRANSFORMERS L.p.,

and

PIONEER ACQUIRECO ULC

Dated as of June 28, 2019

(continued)

(continued)

(continued)

(continued)

Exhibits and Schedules

EXHIBITS

Exhibit A	Definitions
Exhibit B	Seller Note
Exhibit C	Stockholder Consent
Exhibit D	R&W Policy

SCHEDULES

Schedule 2.2	Accounting Principles
Schedule 3.2(c)	Lien Releases
Schedule 3.2(g)	Directors’ and Officers’ Resignations
Schedule 3.2(n)	Required Consents – Acquired Companies
Schedule 3.3(f)	Required Consents – Buyer
Schedule 4.2	Capitalization
Schedule 4.3	Subsidiaries
Schedule 4.4(b)	Conflicts
Schedule 4.4(c)	Consents of the Acquired Companies
Schedule 4.5(c)	Liabilities
Schedule 4.6	Taxes
Schedule 4.7(a)	Title to Personal Property
Schedule 4.7(b)	Improvements
Schedule 4.8(a)	Real Property
Schedule 4.8(b)	Leased Real Property
Schedule 4.9	Compliance with Laws
Schedule 4.10	Permits
Schedule 4.11(a)	Employee Benefit Plans
Schedule 4.11(c)	Employee Plan Non-Compliance
Schedule 4.11(j)	Payment Under an Employee Plan
Schedule 4.11(k)	Deductions
Schedule 4.12(a)	Material Contracts
Schedule 4.12(b)	Material Contracts - Validity
Schedule 4.13	Legal Proceedings
Schedule 4.14(a)	Exceptions to Acquired Company IP
Schedule 4.14(b)	IP-Related Actions and Claims
Schedule 4.14(g)(i)	Assignable Acquired Company IP
Schedule 4.14(g)(ii)	Licensed Acquired Company IP
Schedule 4.15	Insurance
Schedule 4.16	Employee Listing
Schedule 4.17	Conduct of Business in Ordinary Course
Schedule 4.18(a)	Significant Customers and Significant Suppliers
Schedule 4.18(b)	Customer and Supplier Termination Notices
Schedule 4.19	Accounts Receivable Material Disputes
Schedule 4.20	Related Party Transactions
Schedule 4.23	Compliance with Environmental Laws
Schedule 4.24(a)	Product Warranty Claims
Schedule 4.24(b)	Product Recalls
Schedule 4.24(c)	Standard Warranties
Schedule 4.25	Product Liability

(continued)

Page

Schedule 5.3(b)	Consents of Seller
Schedule 6.4(b)	Consents of Buyer
Schedule 7.1	Interim Operations
Schedule 7.5(a)	Indemnification Agreements
Schedule 7.7(a)	Company Employees
Schedule 7.7(b)	Employee Reduction
Schedule 8	Past Due Payables Methodology
Schedule 13	Capital Leases

STOCK purchase agreement

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of June 28, 2019 (the “Signing Date”), is entered into by and among Pioneer Power Solutions, Inc., a Delaware corporation (the “Seller”), Pioneer Electrogroup Canada Inc., a Canadian corporation (“Electrogroup”), Jefferson Electric, Inc., a Delaware corporation (“Jefferson”), JE Mexican Holdings, Inc., a Delaware corporation (“JE Mexico” and, together with Electrogroup and Jefferson, each the “Acquired Companies”), Nathan J. Mazurek (for purposes of Section 7.12), and (a) Pioneer Transformers L.P., a Delaware limited partnership (“US Buyer”) and (b) Pioneer Acquireco ULC, a British Columbia Unlimited Liability Company (“Canadian Buyer”) (US Buyer and Canadian Buyer are hereinafter collectively referred to as “Buyer”). The Acquired Companies, Seller and Buyer are collectively referred to herein as the “Parties” and individually as a “Party.”

recitals

A.       Seller is the record owner of all of the issued and outstanding equity interests of (a) Electrogroup (the “Canadian Interests”) and (b) Jefferson and JE Mexico (the “US Interests”, and together with the Canadian Interests, the “Interests”).

B.       Seller desires to sell to US Buyer, and US Buyer desires to purchase from Seller, all of the US Interests, and Seller desires to sell to Canadian Buyer, and Canadian Buyer desires to purchase from Seller, all of the Canadian Interests, in each case free and clear of all Liens (other than Liens arising under applicable securities Laws) (the “Equity Transaction”).

C.       In consideration of such sale, Buyer will deliver to Seller the Base Purchase Price (as defined below), as more particularly set forth in this Agreement.

D.       The Board of Directors of Seller (the “Seller Board”) has unanimously (a) determined that this Agreement, and the Equity Transaction and the other transactions and agreements contemplated by this Agreement are fair to and in the best interests of Seller and its stockholders, (b) declared it advisable to enter into this Agreement and approved the execution, delivery, and performance of this Agreement, (c) approved and declared advisable the Equity Transaction and the other transactions contemplated hereby, and (d) resolved to recommend approval by Seller’s stockholders of this Agreement, the Equity Transaction and the other transactions contemplated hereby.

E.       The Board of Directors of Buyer has unanimously approved the Equity Transaction and the other transactions contemplated hereby on the terms and subject to the conditions set forth in this Agreement and declared it advisable for Buyer to enter into this Agreement.

F.       Simultaneously with the execution of, and subject to the terms of, this Agreement, and as an inducement to the Seller and the Acquired Companies to enter into this Agreement, Mill Point Capital LLC (collectively, the “Sponsor”) is entering into a guaranty (the “Sponsor Guaranty”) pursuant to which the Sponsor is guaranteeing certain obligations of Buyer under this Agreement.

G.       Simultaneously with the execution of, and subject to the terms of, this Agreement, and as an inducement to the Buyer to enter into this Agreement, certain shareholders of the Seller (collectively, the “Shareholders”) are entering into a Voting Agreement (the “Voting Agreement”) pursuant to which the Shareholders are agreeing to vote their respective shares in favor of the adoption of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby confirmed, and subject to the terms and conditions set forth herein, the Acquired Companies, Seller and Buyer, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

The terms defined in Exhibit A, whenever used herein, shall have the meanings set forth on Exhibit A for all purposes of this Agreement. The definitions on Exhibit A are incorporated into this Agreement as if fully set forth at length herein and all references to a section in such Exhibit A are references to such section of this Agreement.

ARTICLE II
PURCHASE AND SALE

2.1          Purchase and Sale of the Interests. At the Closing, subject to the terms and conditions of this Agreement, (i) Seller shall sell, transfer, assign, and convey to US Buyer, and US Buyer shall purchase and accept from Seller, the US Interests, and (ii) Seller shall sell, transfer, assign, and convey to Canadian Buyer, and Canadian Buyer shall purchase and accept from Seller, the Canadian Interests, in each case free and clear of all Liens (other than Liens arising under applicable securities Laws).

2.2          Closing Date Net Purchase Price. Upon the terms and subject to the conditions set forth in this Agreement, the aggregate consideration to be paid by Buyer to the Seller on the Closing Date shall be an amount in cash or other immediately available funds equal to (a) $65,500,000 (the “Base Purchase Price”), plus (b) the amount, if any, by which the Estimated Closing Net Working Capital exceeds the Target Net Working Capital, minus (c) the amount, if any, by which the Target Net Working Capital exceeds the Estimated Closing Net Working Capital, minus (d) Acquired Company Debt, minus (e) the Transaction Expenses, minus (f) the Seller Note Amount, minus (g) the Amalgamation Cost, plus (h) the Closing Cash (collectively, the “Closing Date Net Purchase Price”). Closing Net Working Capital will be calculated in a manner consistent with the Accounting Principles and sample calculation of Target Net Working Capital as attached hereto as Schedule 2.2. The portion of the Base Purchase Price attributable to the Canadian Interests an amount equal to one-half of the Base Purchase Price.

2.3          Closing Date Net Purchase Price Determination. Not later than the second Business Day prior to the Closing Date, Seller shall deliver to Buyer, a certificate executed by an authorized officer of Seller that sets forth the Seller’s calculation of (a) the Estimated Closing Balance Sheet, (b) the Estimated Closing Net Working Capital, (c) Transaction Expenses, (d) Closing Cash, (e) Amalgamation Cost, and (f) the Closing Date Net Purchase Price, together with reasonably detailed supporting calculations demonstrating each component thereof, in each case, prepared in accordance with the Accounting Principles, as applicable.

2.4           Closing Date Payments. On the Closing Date:

(a)                Buyer shall issue a promissory note to Seller (the “Seller Note”), in the amount of $5,000,000 (the “Seller Note Amount”), in the form attached hereto as Exhibit B; and

(b)               Buyer shall pay to the Seller, by wire transfer of immediately available funds (to the account(s) designated in writing to Buyer by the Seller in accordance with the funds flow memorandum prepared by Seller and provided to Buyer not less than three (3) Business Days prior to the Closing Date), an amount equal to the Closing Date Net Purchase Price.

2.5          Post-Closing Net Purchase Price Determination and Adjustments.

(a)                As soon as reasonably practicable following the Closing Date, and in any event within ninety (90) days after the Closing Date, Buyer will prepare and deliver to Seller (i) an unaudited consolidated balance sheet of the Acquired Companies as of immediately prior to the close of business on the Closing Date (the “Closing Balance Sheet”) and (ii) a statement showing Buyer’s calculation of the Closing Net Working Capital, the Transaction Expenses, the Amalgamation Cost, Closing Cash, and the resulting Buyer’s calculation Net Purchase Price, including the portion thereof attributable to the Canadian Interests (together with the Closing Balance Sheet, the “Closing Statement”).

(b)               Buyer and the Seller shall, and shall cause their respective Affiliates to, cooperate in good faith in connection with the initial preparation of the Closing Balance Sheet and the Closing Statement and the review thereof and provide each other with any information, documents, and access to the relevant employees of the other Party and its respective Affiliates as each Party may reasonably require to prepare or review (as applicable) the Closing Balance Sheet and the Closing Statement; provided, however, that neither Buyer nor the Seller nor any of their respective Affiliates shall be required to provide any work papers that they consider proprietary, such as internal control documentation, engagement planning, time control and audit sign off, and quality control work papers.

(c)                Seller shall be entitled to conduct a review of the Closing Balance Sheet and the Closing Statement. Within thirty (30) days after the receipt by Seller of the Closing Balance Sheet and the Closing Statement, Seller shall inform Buyer in writing that either (i) they accept the Closing Balance Sheet and the Closing Statement without amendment or (ii) they take the view that the Closing Balance Sheet or the Closing Statement does not comply with the requirements as stipulated in this Agreement or that Seller disputes any of the amounts set forth therein, specifying in reasonable detail the nature and amount of the dispute and the basis therefor, which disputes shall be limited to disagreements as to whether the Closing Balance Sheet was prepared in accordance with the Accounting Principles, and in accordance with this Agreement and as to whether there were mathematical errors in the calculation of the Closing Net Working Capital or the Net Purchase Price (the “Claims Statement Notice”). Upon receipt by the Buyer of the Claims Statement Notice, Buyer and the Seller shall in good faith attempt to resolve any such dispute. If Buyer and the Seller do not reach agreement in resolving any such dispute within twenty (20) days after delivery of the Claims Statement Notice, Buyer and Seller shall submit the dispute to PricewaterhouseCoopers or such other internationally recognized accounting firm mutually agreed to by Buyer and Seller (in either case, the “Arbiter”) for resolution. Buyer and Seller respectively represent and warrant on behalf of itself and each of its respective Affiliates that no such Party nor its Affiliates has any existing relationship or will initiate a relationship (other than as contemplated hereunder) with the New York City, New York office of the Arbiter until such time as the Net Purchase Price is determined pursuant to the terms hereof. Each of Buyer and Seller shall give the Arbiter full access to all information and documents that the Arbiter may deem necessary for reaching its decision. The Arbiter shall give each of Buyer and Seller adequate opportunity to present their views in writing and, if considered helpful by the Arbiter, at a hearing or hearings to be held in the presence of the parties and their advisors. Within thirty (30) days following its appointment, or as soon thereafter as reasonably practicable, the Arbiter shall determine (it being understood that in making such determination, the Arbiter shall be functioning as an expert and not as an arbitrator), based solely on written submissions by Buyer and Seller and not by independent review, only those issues in dispute and shall render a written report as to the resolution of the dispute and the resulting computation of the Net Purchase Price, which shall be conclusive and binding on the Parties. In resolving any disputed item, the Arbiter (A) shall be bound by the Accounting Principles, the definitions contained in this Agreement and the provisions of this Section 2.5(c) and (B) may not assign a value to any item greater than the greatest value for such item claimed by either Party or less than the smallest value for such item claimed by either Party, in either case as set forth in the Closing Balance Sheet, Closing Statement, or Claims Statement Notice, as applicable. The fees, costs and expenses of the Arbiter shall be allocated to and borne by Buyer and Seller based on the inverse of the percentage that the Arbiter’s determination (before such allocation) bears to the total amount of the total items in dispute as originally submitted to the Arbiter. For example, should the items in dispute total in amount to $1,000 and the Arbiter awards $600 in favor of the Seller’s position, 60% of the costs of its review would be borne by Buyer and 40% of the costs would be borne by Seller.

(d)               The Closing Statement and the Closing Balance Sheet shall become final and binding on, and non-appealable by, any interested Persons (including the Parties) on the earliest of (i) the 31st day following the delivery of the Closing Statement by the Buyer to Seller if no Claims Statement Notice has been delivered to the Buyer prior to such day, (ii) Seller’s written notice to the Buyer notifying Buyer of its acceptance of the Closing Statement, (iii) with such changes as are necessary to reflect matters resolved in writing by Buyer and the Seller, the date all outstanding disputed items are resolved, or (iv) with such changes as are necessary to reflect the Arbiter’s resolution of the disputed items (together with any changes necessary to reflect matters previously resolved by the Parties and any matters not disputed pursuant to the Claims Statement Notice), the date the Arbiter delivers written notice of its decision pursuant to Section 2.5(c). The date on which the Closing Statement shall become final, binding and non-appealable by the Parties is hereinafter referred to as the “Determination Date.”

(e)                Adjustment. Within seven (7) Business Days after the Determination Date:

(i)                 if the Final Net Purchase Price is greater than the Closing Date Net Purchase Price, then Buyer shall pay (or cause to be paid) to the Seller an amount in cash or other immediately available funds (to the account(s) designated in writing to Buyer by the Seller) equal to the excess of (A) the Final Net Purchase Price over (B) the Closing Date Net Purchase Price;

(ii)               if the Final Net Purchase Price is less than the Closing Date Net Purchase Price (the amount of such difference, the “Net Purchase Price Reduction”), then Buyer shall set-off such Net Purchase Price Reduction on a dollar-for-dollar basis against any amounts due and payable to Seller by Buyer under the Seller Note in accordance with Section 2.6; and

(iii)             if the Final Net Purchase Price is equal to the Closing Date Net Purchase Price, then within three (3) Business Days after the Final Net Purchase Price becomes final and binding on the Parties, then no adjustment will be necessary pursuant to this Section 2.5.

2.6              Set-Off. Following the Closing, to satisfy any post-closing adjustment obligations of Seller pursuant to Section 2.5(e) and the indemnity obligations of Seller pursuant to Section 10.2(a), Buyer shall have the right to set off any Net Purchase Price Reduction pursuant to Section 2.5(e)(ii) and any indemnifiable Losses of the Buyer Indemnified Parties under Article X (subject to the applicable limitations set forth therein) (any such set-off amount, “Set-Off Amounts”) on a dollar-for-dollar basis against any amount due and payable to Seller by Buyer under the Seller Note in accordance with this Section 2.6, and the exercise of such a set-off right by Buyer in accordance with this Section 2.6 will not constitute a breach of the Seller Note or this Agreement by the Buyer. The Seller Note shall be paid to Seller in accordance with the applicable provisions of this Agreement and the terms and conditions of the Seller Note. On the maturity date set forth in the Seller Note, the Buyer shall pay the Seller Note Amount, minus the aggregate amount, of any Set-Off Amounts previously agreed by the parties, minus the Unresolved Claim Amount as of such date, minus any interest on such Set-Off Amounts and/or Unresolved Claim Amounts, if any. The “Unresolved Claim Amount” means the aggregate amount of all Set-Off Amounts claimed by the Buyer Indemnified Parties which have not been agreed to by the Seller and that have been properly asserted in accordance with this Agreement as of the applicable date. At any time following the maturity of the Seller Note, upon request of the Seller, the Buyer shall transmit the Unresolved Claim Amount to a mutually agreeable escrow agent (the “Escrow Agent”) by wire transfer of immediately available funds, to be held by the Escrow Agent pursuant to the terms of a mutually agreeable escrow agreement, between Buyer and the Seller (the “Escrow Agreement”), which such Escrow Agreement will provide for distribution of all or the applicable portion of the Unresolved Claim Amount upon the final resolution of each applicable unresolved Set-Off Amounts pursuant to (a) joint written instructions executed by the parties thereto or (b) a certified copy of a final non-appealable order or judgment of a court of competent jurisdiction determining the rights of the Buyer, on the one hand, and Seller, on the other hand, and accompanied by a written certification from the instructing party attesting that such order is final and not subject to further proceedings or appeal. No interest on any Unresolved Claim Amount or Set-Off Amount shall continue to (i) accrue after the Unresolved Claim Amount is transferred to the Escrow Agent or (ii) accrue or be payable until the associated claim has been finally resolved; provided however, upon such final resolution, Seller shall be entitled to receive from Buyer, an amount, if any, equal to the interest that would otherwise have been paid under the Seller Note for the period beginning on the date on which the Buyer first asserted the respective Set-Off Amount through the date on which Buyer transferred such funds to the Escrow Agent, with respect to the portion of the Unresolved Claim Amount and/or Set-Off Amount that is finally determined or mutually agreed that the Seller is entitled to. If applicable, the fees and expenses of the Escrow Agent shall be borne one-half by the Seller and one-half by Buyer.

ARTICLE III
CLOSING AND DELIVERIES

3.1          Closing. The closing and consummation of the transactions contemplated hereby (the “Closing”) shall take place by electronic communications and transmission of .PDF documents on a date to be designated by the Parties, which shall be not more than two (2) Business Days following the satisfaction or, to the extent permissible, waiver in writing by the appropriate Party of each of the conditions set forth in Article VIII, or on such other date or at such other time and place or by any such other method as the Parties may mutually agree in writing, in each case, with original documents being exchanged contemporaneously with or promptly after the Closing, where applicable and necessary. All proceedings to be taken and all documents to be executed and delivered by the Parties at the Closing shall be deemed to have been taken and executed in escrow simultaneously and no proceedings shall be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered, provided that, upon release from escrow in connection with the Closing, to the extent that documents are to have been delivered in a particular sequence, delivery in such sequence shall be deemed to have taken place.

3.2          Deliveries by the Acquired Companies. At the Closing, Seller and the Acquired Companies shall deliver or cause to be delivered to Buyer the following items:

(a)                stock powers sufficient to transfer the Interests to Buyer and (i) the stock certificates representing such Interests, or (ii) affidavits of lost stock certificate and indemnity in a form reasonably satisfactory to Buyer;

(b)               the Payoff Letters reflecting all outstanding Acquired Company Debt, in forms reasonably satisfactory to Buyer;

(c)                releases of the Liens set forth on Schedule 3.2(c);

(d)               a certificate dated as of the Closing Date, duly executed by the Secretary of Seller, given by him or her on behalf of Seller and not in his or her individual capacity, certifying that attached thereto are true and complete copies of the resolutions of the Board of Directors of Seller and, if required, each relevant Acquired Company, authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement, and stating that such resolutions have not been amended, modified, revoked or rescinded (the “Seller Secretary Certificate”);

(e)                a certificate as to the good standing (or equivalent certificate) with respect to each Acquired Company and Subsidiary, issued by the Secretary (or other appropriate Governmental Body) of the State or country, as applicable, in which such Acquired Company or Subsidiary is incorporated or organized or, if requested by the Buyer at least ten (10) Business Days prior to the Closing, authorized to do business, each as of the date not more than ten (10) days prior to the Closing Date;

(f)                a certificate of an executive officer of Seller, given by him or her on behalf of Seller and not in his or her individual capacity, to the effect that the conditions set forth in Sections 8.3(a) and 8.3(b) have been satisfied (the “Seller Closing Certificate”);

(g)               written resignations from the directors and officers of the Acquired Companies and Subsidiaries listed on Schedule 3.2(g);

(h)               documentation, in form and substance reasonably satisfactory to Buyer, evidencing the completion of the Reinstatement set forth in Section 7.15;

(i)                a duly executed certificate of Seller that complies with the requirements of Section 1445 of the Code (a “FIRPTA Affidavit”);

(j)                the Ancillary Agreements to which Seller or any Acquired Company is a party, if any, duly executed by such party;

(k)               evidence of the purchase of the Tail Policy pursuant to Section 7.5(b);

(l)                documentation, in form and substance reasonably satisfactory to Buyer, evidencing termination of the Affiliate Agreements, if any (without further liabilities thereunder);

(m)              the Section 336(e) Agreements pursuant to Section 11.6;

(n)               executed copies of the consents, waivers and approvals set forth on Schedule 3.2(n), in forms reasonably satisfactory to Buyer;

(o)               written evidence, in form and substance reasonably satisfactory to Buyer, that all Assignable Acquired Company IP has been assigned to an Acquired Company or Subsidiary pursuant to Section 7.16; and

(p)               a termination and mutual release agreement, pursuant to which the Management Services Agreement, dated March 1, 2012, by and between Seller and certain Acquired Companies is terminated (including the indemnification provisions therein), and the respective parties mutually release each other from any claims arising or resulting therefrom.

3.3         Deliveries by Buyer. At the Closing, Buyer shall deliver or cause to be delivered the following items:

(a)                to Seller, by wire transfer of immediately available funds to an account or accounts designated by Seller in writing, an amount equal to the Closing Date Net Purchase Price, to the account specified in writing by Seller no later than two (2) Business Days prior to the Closing Date;

(b)                to Seller, the Ancillary Agreements to which Buyer is a party, if any, duly executed by Buyer;

(c)                to Seller, a certificate dated as of the Closing Date, duly executed by the secretary or equivalent officer of US Buyer, given by him or her on behalf of US Buyer and Canadian Buyer and not in his or her individual capacity, certifying that attached thereto are true and complete copies of the resolutions of the Board of Directors (or similar governing body) of US Buyer and Canadian Buyer authorizing and approving the execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement, and stating that such resolutions have not been amended, modified, revoked or rescinded (the “Buyer Secretary Certificate”);

(d)               to Seller, a certificate of the Delaware Secretary of State as to the good standing of US Buyer in such jurisdiction as of the most recent practicable date and a certificate of status or its equivalent under the laws of the Province of British Columbia regarding the Canadian Buyer as of the most recent practicable date;

(e)                to Seller, a certificate of an executive officer of Buyer, given by him or her on behalf of Buyer and not in his or her individual capacity, to the effect that the conditions set forth in Sections 8.2(a) and 8.2(b) have been satisfied (the “Buyer Closing Certificate”); and

(f)                to Seller, all of the Consents set forth on Schedule 3.3(f).

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED COMPANIES

Except as set forth in the Schedules referenced in this Article IV (collectively, the “Acquired Company Disclosure Schedules”) (with the disclosure in any section or subsection of the Acquired Company Disclosure Schedules being deemed to qualify the corresponding section or subsection of this Article IV and each other section and subsection of this Article IV to the extent that it is reasonably apparent on the face of such disclosure that such disclosure should qualify or apply to such other sections and subsections), which shall qualify the representations and warranties of the Acquired Companies set forth in this Article IV, the Seller and the Acquired Companies represent and warrant to and for the benefit of Buyer that the following statements (i) are true and correct as of the Signing Date except to the extent such representations and warranties expressly speak as of a specified date, in which case such representations and warranties shall be true and correct on and as of such specified date, and (ii) if the Closing occurs, shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly speak as of a specified date, in which case such representations and warranties shall be true and correct on and as of such specified date:

4.1              Organization and Standing. Each Acquired Company is a corporation and is duly organized, validly existing, and in good standing under the Laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted. Each Acquired Company is duly qualified to do business, and in good standing, in each jurisdiction in which the character of the properties owned or leased by it or in which the conduct of its business requires it to be so qualified, except where the failure to be so qualified or to be in good standing would not be materially adverse to such Acquired Company. Seller has provided to Buyer true, correct and complete copies of each Acquired Company’s Organizational Documents as in effect as of the Closing Date. Each of Electrogroup and any of its Subsidiaries and any other Acquired Company and any of its Subsidiaries that is formed in a Canadian jurisdiction or any of whose equity interests is held by a Canadian Person is a “private issuer” as defined under any applicable Canadian securities laws.

4.2              Capitalization. The authorized, issued and outstanding capital stock of each Acquired Company is set forth on Schedule 4.2. The Interests are duly authorized, validly issued, fully paid and non-assessable. The Interests represent one hundred percent (100%) of the authorized, issued and outstanding equity interests of the Acquired Companies. The Interests were issued in compliance with applicable Laws. The Interests were not issued in violation of the Organizational Documents of the Acquired Companies or any other agreement, arrangement, or commitment to which Seller or any Acquired Company is a party or by which Seller or any Acquired Company or any of their assets are bound. Except as set forth on Schedule 4.2 or in the Organizational Documents of the Acquired Companies, there are no (a) outstanding securities convertible or exchangeable into equity interests of any Acquired Company; (b) options, warrants, calls, subscriptions or other rights, agreements or commitments obligating any Acquired Company to issue, transfer, exchange, sell, register for sale, or redeem or otherwise acquire any of its equity interests; (c) options, warrants, calls, subscriptions or other rights, agreements or commitments granting any preemptive or antidilutive or similar rights with respect to any security issued by any Acquired Company; (d) voting trusts or other agreements or understandings to which any Acquired Company is a party or by which any Acquired Company is bound with respect to the voting, transfer, registration, or other disposition of its equity interests; or (e) outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the stockholders of the Acquired Companies on any matter. The holders of securities in Electrogroup and its predecessors were limited to fewer than 50 Persons in respect of each particular entity. The securities of Electrogroup and its predecessors have never been offered to the “public” as defined under applicable securities Laws.

4.3              Subsidiaries. Schedule 4.3 sets forth the name of each Subsidiary, and, with respect to each Subsidiary, the type of entity, the jurisdiction in which it is incorporated or organized, the jurisdictions, if any, in which it is qualified to do business, and the authorized, issued and outstanding capital stock of each Subsidiary. Except as set forth on Schedule 4.3, each Subsidiary is duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or formation. Each Subsidiary is duly qualified or authorized to do business as a foreign entity and is in good standing under the Laws of each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification or authorization, except where the failure to be so qualified, authorized or in good standing would not be materially adverse to such Subsidiary. Each Subsidiary has all requisite power and authority to own, lease and operate its properties and to carry on its business as now conducted. All of the issued and outstanding equity interests of the Subsidiaries (the “Subsidiary Interests”) are held beneficially and of record by the Acquired Companies or by a Subsidiary. The Subsidiary Interests are duly authorized, validly issued, fully paid and non-assessable. The Subsidiary Interests represent one hundred percent (100%) of the authorized, issued and outstanding equity interests of the Subsidiaries. The Subsidiary Interests were issued in compliance with applicable securities Laws. The Subsidiary Interests were not issued in violation of the Organizational Documents of the Subsidiaries or any other agreement, arrangement, or commitment to which any Subsidiary is a party or by which any Subsidiary or any of its assets are bound. Except as set forth on Schedule 4.3 or in the Organizational Documents of the Subsidiaries, there are no (a) outstanding securities convertible or exchangeable into equity interests of any Subsidiary; (b) options, warrants, calls, subscriptions or other rights, agreements or commitments obligating any Subsidiary to issue, transfer, exchange, sell, register for sale, or redeem or otherwise acquire any of its equity interests; (c) options, warrants, calls, subscriptions or other rights, agreements or commitments granting any preemptive or antidilutive or similar rights with respect to any security issued by any Subsidiary; (d) voting trusts or other agreements or understandings to which any Subsidiary is a party or by which any Subsidiary is bound with respect to the voting, transfer, registration, or other disposition of its equity interests; or (e) outstanding bonds, debentures, notes or other indebtedness, the holders of which have the right to vote (or which are convertible or exchangeable into or exercisable for securities having the right to vote) with the shareholders of the Subsidiary on any matter. No Acquired Company owns, directly or indirectly, or has any rights to acquire, any equity securities of any Person other than the Subsidiaries.

4.4              Authority, Validity and Effect; No Conflict; Required Filings and Consents.

(a)                Each Acquired Company has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and this Agreement has been duly executed and delivered by such Acquired Company pursuant to all necessary authorizations and no other corporate action or proceedings on the part of such Acquired Company are necessary to authorize the execution and delivery by such Acquired Company of this Agreement or the consummation of the transactions contemplated hereby. This Agreement is the legal, valid and binding obligation of such Acquired Company, enforceable against such Acquired Company in accordance with its terms, except as limited by (i) applicable bankruptcy, reorganization, insolvency, moratorium or other similar Laws affecting the enforcement of creditors’ rights generally from time to time in effect, and (ii) the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding at Law or in equity) (collectively (i) and (ii) together, the “General Enforceability Exceptions”).

(b)               Except as set forth on Schedule 4.4(b), neither the execution and delivery of this Agreement by each Acquired Company, nor the consummation by each Acquired Company of the transactions contemplated hereby, nor compliance by each Acquired Company with any of the provisions hereof will (i) conflict with or result in a breach of any provisions of any Organizational Document of any Acquired Company or Subsidiary, (ii) require any notice, consent or approval under, violate, conflict with, constitute or result in the breach of any term, condition or provision of or any loss of any benefit under, constitute a change of control or a default under, or give rise to any right of termination, vesting, amendment, acceleration or cancellation with respect to, in each case with or without due notice or lapse of time or both, or result in the creation or imposition of a Lien upon any property or assets of any Acquired Company or Subsidiary, pursuant to any Material Contract, except as would, in any such event, not have a material impact on any Acquired Company’s or Subsidiary’s ability to consummate the transactions contemplated by this Agreement or conduct its business, in substantially the same manner as conducted as of the Signing Date, or (iii) subject to receipt of the requisite approvals referred to on Schedule 4.4(c), conflict with or violate any Order or Law applicable to any Acquired Company, any Subsidiary, or any of their respective properties or assets.

(c)                Other than as set forth on Schedule 4.4(c), no Consent is required to be obtained by any Acquired Company for the consummation by any Acquired Company of the transactions contemplated by this Agreement, except as would not have a material impact on the Acquired Companies’ ability to consummate the transactions contemplated by this Agreement or conduct its business, in substantially the same manner as conducted as of the Signing Date.

4.5              Financial Statements.

(a)                Seller has delivered to Buyer a copy of the unaudited financial statements, consisting of the balance sheet and the related statements of income, of the Acquired Companies and the Subsidiaries (the “Unaudited Financial Statements”) for the calendar year ended December 31, 2018, and the unaudited financial statements, consisting of the balance sheet and the related statements of income, of the Acquired Companies and the Subsidiaries for the 3-month period ended March 31, 2019 (the “Interim Financial Statements” and together with the Unaudited Financial Statements, the “Financial Statements”). December 31, 2018 is referred to herein as the “Balance Sheet Date” and March 31, 2019 is referred to herein as the “Interim Balance Sheet Date”.

(b)               The Financial Statements present fairly, in all material respects, the financial position and results of operations of the Acquired Companies and the Subsidiaries, as of the respective dates thereof and for the periods indicated therein. The Financial Statements are correct and complete, in all material respects, and are consistent with the books and records of the Acquired Companies (which books and records are in turn are correct and complete, in all material respects) and have been prepared in accordance with GAAP.

(c)                To the Acquired Companies’ Knowledge, except as set forth on Schedule 4.5(c), the Acquired Companies and Subsidiaries do not have any liabilities as of the Signing Date, and will not have any liabilities as of the Closing Date, other than those (i) specifically reflected on and fully reserved against in the Financial Statements, (ii) incurred in the Ordinary Course of Business since the Interim Balance Sheet Date, (iii) that are not, individually or in the aggregate, material to the Acquired Companies and the Subsidiaries taken as a whole, (iv) arising under Material Contracts, or (v) incurred in connection with this Agreement, none of which with respect to clauses (ii)-(v) above is a liability for breach of any Contract, violation of Law, or Action.

(d)               To the Acquired Companies’ Knowledge, in the past two (2) years there has not been any fraud with respect to the operation of the Acquired Companies or Subsidiaries that involves (i) any officer or director of any Acquired Company or Subsidiary or (ii) any employee of any Acquired Company or Subsidiary who, in the case of this subclause (ii), had a significant role in the preparation of the Financial Statements.

(e)                Each of (i) the aggregate value of the assets in Canada of the Acquired Companies and the Subsidiaries and (ii) the gross revenues from sales in or from Canada generated by such assets do not exceed CDN $96 million, all values being calculated in accordance with the Competition Act (Canada) and the regulations thereunder.

4.6           Taxes.  Except as set forth on Schedule 4.6:

(a)                Seller, the Acquired Companies and the Subsidiaries have duly and timely filed in accordance with applicable Law all Tax Returns with all Taxing Authorities that they were required to file and duly and timely paid all Taxes due (whether or not shown on any Tax Return). All such Tax Returns were true, correct and complete in all material respects. Jefferson and JE Mexico are members of an affiliated group of corporations which file consolidated federal income tax returns with Seller (the “Seller Group”) as the common parent. No Acquired Company or Subsidiary is subject to any audit, examination or similar proceedings by any Taxing Authorities. The books and other records of each Acquired Company and Subsidiary relating to Taxes have been properly maintained and are in all respects correct. Electrogroup is registered for purposes of HST, GST and PST, as required under Canadian Tax Laws and the Acquired Companies and Subsidiaries are in material compliance with transfer pricing and royalty requirements in the jurisdictions in which such entities do business.

(b)                No Acquired Company or Subsidiary has received any written Tax ruling or entered into or is currently under negotiations to enter into any agreement with any Taxing Authority. Neither Seller (to the extent such actions could affect the Taxes of an Acquired Company or Subsidiary), nor an Acquired Company or any Subsidiary has agreed to any extension or waiver of the statute of limitations applicable to any Taxes or Tax Return, or agreed to any extension of time with respect to a Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired.

(c)                No Acquired Company nor any Subsidiary is a party to any Tax sharing, Tax indemnity, or Tax allocation agreement (other than a Tax sharing agreement among members of an affiliated group, the common parent of which is an Acquired Company).

(d)               There are no Liens for unpaid Taxes on the assets of Seller, any Acquired Company or Subsidiary, except for Permitted Liens.

(e)                There is no Action currently pending or, to Seller’s or the Acquired Companies’ Knowledge, threatened in writing with respect to any Acquired Company or Subsidiary in respect of any Tax, or with respect to Taxes of Seller or Seller Group that could result in liability to an Acquired Company or Subsidiary. All Tax deficiencies that have been claimed, proposed, or asserted in writing by any Governmental Authority against the Acquired Companies and the Subsidiaries have been fully paid or finally settled.

(f)                No claim has been made in writing by any Taxing Authority in a jurisdiction where any Acquired Company or Subsidiary, as applicable, does not file Tax Returns that any Acquired Company or Subsidiary, as applicable, is, or may be, subject to taxation by that jurisdiction.

(g)                No Acquired Company nor any Subsidiary has liability for Taxes of any Person under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law) (other than the Acquired Companies and the Subsidiaries), as a transferee or successor, by contract or otherwise. All Taxes have been paid in respect of any debt forgiveness transactions involving the Acquired Companies. As of the Closing, all tax sharing, Tax indemnity and Tax allocation agreements (including intercompany payables or receivables) with respect to the Acquired Companies or the Subsidiaries have been terminated and the Acquired Companies and the Subsidiaries shall have no Liability with respect to such agreements following the Closing.

(h)               The Interim Financial Statements reflects all Liabilities for unpaid Taxes of the Acquired Companies and the Subsidiaries for periods (or portions of periods) through the Interim Balance Sheet Date. The Acquired Companies and the Subsidiaries do not have any Liability for unpaid Taxes accruing after the Interim Balance Sheet Date except for Taxes arising in the Ordinary Course of Business following the Interim Balance Sheet Date. Following the Closing, other than Taxes reflected as a liability in determining the Final Net Purchase Price pursuant to Section 2.4, there will be no liability for any Pre-Closing Taxes.

(i)                The Acquired Companies and the Subsidiaries have not consummated or participated in, and is not currently participating in, any transaction that was or is a “Tax shelter” transaction as defined in Sections 6662 or 6111 of the Code or the Treasury Regulations promulgated thereunder or under a corresponding or similar provision of state, local, or foreign Tax Law. None of the Acquired Companies nor the Subsidiaries have participated in, and is not currently participating in, a “Listed Transaction” or a “Reportable Transaction” within the meaning of Section 6707A(c) of the Code or Treasury Regulation Section 1.6011-4(b), or any transaction requiring disclosure under a corresponding or similar provision of state, local, or foreign Tax Law.

(j)                None of the Acquired Companies nor the Subsidiaries is or has ever been a member of a consolidated, combined, unitary or aggregate group of which the Seller was not the ultimate parent corporation.

(k)               None of the Acquired Companies nor the Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date, (ii) “closing agreement” described in Section 7121 of the Code (or any corresponding or similar provision of state, local, or foreign Tax Law) executed on or prior to the Closing Date, (iii) intercompany transactions (including any intercompany transaction subject to section 367 or 482 of the Code) or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local, or foreign Tax law) with respect to a transaction occurring on or prior to the Closing Date, (iv) installment sale or open transaction disposition made on or prior to the Closing Date, (v) election under Section 108(i) of the Code made on or prior to the Closing Date, (vi) prepaid amount received on or prior to the Closing Date or deferred revenue in existence as of the Closing, or (viii) income inclusion under Code Section 951 or 951A with respect to any interest held in a “controlled foreign corporation” (as that term is defined in Section 957 of the Code) on or prior to the Closing Date.

(l)                None of the Seller, Acquired Companies nor the Subsidiaries has received any private letter ruling or other written guidance from the IRS (or any comparable Tax ruling from any other Governmental Authority) which could affect the Taxes of the Acquired Companies or the Subsidiaries after the Closing.

(m)             None of the Acquired Companies nor the Subsidiaries (i) is subject to Tax in any jurisdiction other than its country of incorporation, organization or formation by virtue of having employees, a permanent establishment or any other place of business in such jurisdiction, or (ii) has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that purported or intended to be governed in whole or in part by Section 355 or 361 of the Code.

(n)               The Acquired Companies and the Subsidiaries have (i) complied with all applicable Law relating to the payment, reporting and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441, 1442, 1445, 1446, 1471, 1472 and 3406 of the Code or similar provisions under any foreign law), (ii) withheld (within the time and in the manner prescribed by applicable Law) from employee wages or consulting compensation and paid over to the proper governmental authorities (or is properly holding for such timely payment) all amounts required to be so withheld and paid over under all applicable Law, including federal and state income Taxes, Federal Insurance Contribution Act, Medicare, Federal Unemployment Tax Act, relevant state income and employment Tax withholding laws, and (iii) timely filed all withholding Tax Returns, for all periods through and including the Closing Date.

(o)               No payments made to the Seller pursuant to this Agreement will be subject to withholding Taxes.

(p)               Each of the Seller, the Acquired Companies and the Subsidiaries is in compliance with all applicable transfer pricing laws and regulations, including the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Seller, the Acquired Companies and the Subsidiaries. The prices for any property or services (or for the use of any property) provided by or to the Seller and the Acquired Companies or the Subsidiaries are arm’s length prices for purposes of all applicable transfer pricing laws, including Treasury Regulations promulgated under Section 482 of the Code.

(q)               To the Seller’s Knowledge, no independent contractor was or is expected to be considered as an employee of the Acquired Companies or the Subsidiaries by an applicable Governmental Authority.

(r)                Electrogroup (i) is treated as a corporation for U.S. federal income tax purposes and no election was made to treat such entity other than as a corporation for U.S. federal income tax purposes, (ii) is not treated as a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code, and (iii) has not elected to be treated as a United States person under Code Section 897(i).

(s)               Each of Nexus Custom Magnetics, LLC and Jefferson Electric Mexico Holdings, LLC, is classified as a disregarded entity for United States federal and state income tax purposes (and no election has been made to change the foregoing tax classifications to a corporation for U.S. federal and state income tax purposes). Effective as of the 2008 tax year, Nexus Magneticos de Mexico, S. de R.L de C.V. (“Nexus Magneticos”) made an election on IRS Form 8832 to be classified as a partnership for United States federal and state income tax purposes and such entity has continually been, and will be as of the Closing, so classified as a partnership (and no election has been made to change the foregoing tax classifications to a corporation for United States federal and state income tax purposes).

(t)                The Acquired Companies and the Subsidiaries use the accrual method of accounting for income Tax purposes.

(u)               At no time in the sixty (60) month period preceding the Closing has more than 50% of the fair market value of the Electrogroup shares derived from any one or combination of Canadian real property, Canadian resource property, timber resource property (as each of those terms is defined in the Income Tax Act (Canada) (the “Tax Act”)), or options in respect of, or interests in, or for civil law rights in, any of the foregoing.

(v)               To the extent required by Law, all records to be maintained and all Tax relevant data to be held available by any of the Acquired Companies and the Subsidiaries are stored and available in the books and records to be delivered to Buyer or maintained with the Acquired Companies and the Subsidiaries.

(w)              The shares of Electrogroup are not taxable Canadian property within the meaning of the Tax Act.

(x)               Adequate provision has been made in accordance with GAAP in the books and records and Financial Statements of each Acquired Company.

(y)               For all transactions between any Acquired Company and any person not resident in Canada for purposes of the Tax Act with whom such Acquired Company was not dealing at arm’s length, such Acquired Company has made or obtained records or documents that meet the requirements of sections 247(4)(a) to (c) of the Tax Act. There are no transactions to which section 247(2) or (3) of the Tax Act may reasonably be expected to apply.

(z)                None of section 78, 80, 80.01, 80.02, 80.03 or 80.04 of the Tax Act, or any equivalent provision of the Tax Law of any province, territory or any other jurisdiction, has applied or will apply to any Acquired Company at any time up to and including the Closing Date in a manner that would give rise to incremental Tax liabilities or reduction in Tax attributes.

(aa)             Each Acquired Company has not acquired property or services from, or disposed of property to, a non-arm’s length person (within the meaning of the Tax Act) for consideration, the value of which is less than the fair market value of the property or services, as the case may be.

(bb)            The only reserves under the Tax Act or any equivalent provincial or territorial Law anticipated by Seller to be claimed by any Acquired Company for the taxation year deemed under section 249(4) of the Tax Act to have ended as a result of the transactions consummated by this Agreement are set forth in Schedule 4.6.

4.7          Title to and Condition of Personal Property.

(a)                Except as set forth on Schedule 4.7(a), the Acquired Companies and the Subsidiaries have (in the case of owned personal property) good title to, or (in the case of leased personal property) a valid leasehold interest in all of the tangible assets of the Acquired Companies and the Subsidiaries reflected in the Financial Statements or thereafter acquired by the Acquired Companies (the “Tangible Assets”), free and clear of all Liens except for Permitted Liens, excluding assets sold or disposed of by any Acquired Company or Subsidiary in the Ordinary Course of Business since the Interim Balance Sheet Date and not in violation of this Agreement. The Tangible Assets are in good operating condition and repair (normal wear and tear excepted) and are adequate and suitable for their current and contemplated uses. The Tangible Assets have been maintained and repaired in a commercially reasonable manner.

(b)               Except as set forth on Schedule 4.7(b), all of the buildings, offices, plants, structures, fixtures, building systems and equipment, and all components thereof (including the roof, foundation and structural elements), located on the Real Property (the “Improvements”) are supplied with utilities and other services necessary for the operation of the Acquired Companies’ and Subsidiaries’ business as currently conducted and consistent with past practice, and as contemplated by Seller as of the date hereof, are safe for their current occupancy and use, and, to the extent maintenance obligations for the same are the responsibility of an Acquired Company or Subsidiary pursuant to the terms of the applicable lease, are maintained by the applicable Acquired Company or Subsidiary in the manner and to the standard required under the applicable lease. All Improvements under the control of any of the Acquired Companies or Subsidiaries are in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable for their current and contemplated uses. To the Acquired Companies’ Knowledge, all Improvements that are not under the control of the Acquired Companies or the Subsidiaries are in good operating condition and repair, ordinary wear and tear excepted, and are adequate and suitable for their current and contemplated uses.

(c)                The Tangible Assets and the Improvements together constitute all of the tangible assets used in or necessary for the Acquired Companies and Subsidiaries to conduct their business in a manner equivalent in all material respects to the manner in which the Acquired Companies and Subsidiaries conduct their business as of the Signing Date.

(d)               No portion of Reynosa Facility #1 was damaged, in any material way, by the Reynosa Flood.

4.8        Real Property.

(a)                Schedule 4.8(a) contains a complete list of all Real Property owned by the Acquired Companies and the Subsidiaries and their respective interests therein. Each Acquired Company and Subsidiary, as applicable, has good and marketable fee simple title to all owned Real Property, free and clear of all Liens, other than Permitted Liens. Other than as set forth on Schedule 4.8(a), neither Seller nor an Acquired Company or Subsidiary has received any written notice that the use and operation of any owned Real Property is in material violation of applicable Law. There are no Actions pending nor, to the Acquired Companies’ Knowledge, threatened against or affecting the owned Real Property or any portion thereof or interest therein in the nature or in lieu of condemnation or eminent domain proceedings. Neither Seller nor an Acquired Company or Subsidiary has leased, subleased, assigned or otherwise granted to any Person the right to use or occupy the owned Real Property or any portion thereof. With respect to all owned Real Property, there are no unrecorded outstanding options, rights of first offer or rights of first refusal to purchase such Real Property or any portion thereof or interest therein. Each Acquired Company or Subsidiary, as applicable, enjoys peaceful and undisturbed possession of the owned Real Property. Neither the whole nor any material portion of any owned Real Property has been damaged or destroyed by fire or other casualty.

(b)               Schedule 4.8(b) contains a complete list of all Real Property leased by the Acquired Companies and Subsidiaries and their respective interests therein (the “Leased Real Property”). Each Acquired Company and Subsidiary, as applicable, has a legal, valid, binding and enforceable leasehold title to each Leased Real Property, free and clear of all Liens, other than Permitted Liens.

(c)                The Real Property listed on Schedule 4.8(a) and Schedule 4.8(b) constitutes all of the material real property interests used in the business and operations of the Acquired Companies and the Subsidiaries.

4.9          Compliance with Laws.  Except as set forth on Schedule 4.9:

(a)                The Acquired Companies and the Subsidiaries are, and, during the three (3) year period immediately preceding the Signing Date, have been, in material compliance with all Laws and Orders applicable to their business;

(b)               None of Seller, any Acquired Company or any Subsidiary has received any written or oral notification or communication from any Governmental Authority within the past three (3) years (i) asserting that any Acquired Company or Subsidiary is not in material compliance with any Law or Order, or (ii) threatening to revoke, modify or terminate any material Permit owned or held by any Acquired Company or Subsidiary;

(c)               No investigation or review is pending or, to the Acquired Companies’ Knowledge, threatened by any Governmental Authority with respect to any alleged violation by any Acquired Company or Subsidiary of any Law or Order;

(d)               None of the Acquired Companies or Subsidiaries nor, to the Acquired Companies’ Knowledge, any of their respective directors, officers, managers, employees or any other Person acting on their behalf has, in connection with the operation of the business of any Acquired Company or Subsidiary, (i) used or promised any funds for unlawful contributions, payments, gifts or entertainment, or made any unlawful expenditures relating to political activity to government officials, candidates or members of political parties or organizations, or established or maintained any unlawful or unrecorded funds in violation of the Foreign Corrupt Practices Act of 1977, as amended, or any other similar applicable Law, (ii) paid, promised, accepted or received any unlawful contributions, payments, expenditures or gifts, or (iii) taken action in material violation of any applicable anti-corruption Law, including the Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption Law of a similar nature; and no Action has been filed or commenced alleging any such payments, contributions, gifts, or actions; and

(e)               The Acquired Companies and the Subsidiaries have established and maintained commercially reasonable privacy policies relating to privacy, data protection and the collection, retention, protection and use of personal information collected, used or held for use by the Acquired Companies and the Subsidiaries (the “Privacy Policies”). In connection with their collection, storage, transfer (including any transfer across national borders) and/or use of any personally identifiable information from any employees (collectively, “Employee Personal Information”), the Acquired Companies and the Subsidiaries are and have been, during the three (3) year period immediately preceding the Signing Date, in compliance with, and the consummation of the transactions contemplated hereby will not breach or cause a violation of, all applicable Laws in all relevant jurisdictions, the applicable Privacy Policies, and the requirements of any Contract to which any Acquired Company or Subsidiary is a party or is otherwise bound. The Privacy Policies are in compliance with all applicable Laws, including with respect to administrative, technical, and physical safeguards, to protect the confidentiality, integrity, and security of Employee Personal Information against unauthorized access, use, modification, disclosure, or other misuse. To the Acquired Companies’ Knowledge, the Acquired Companies and Subsidiaries have not, in the past three (3) years, experienced any loss, damage, or unauthorized access, disclosure, use, or breach of security of any Employee Personal Information in the Acquired Companies’ or Subsidiaries’ possession, custody, or control or otherwise held or processed on their behalf. During the three (3) year period immediately preceding the Signing Date, no Actions have been asserted or, to the Acquired Companies’ Knowledge, threatened against the Acquired Companies or the Subsidiaries alleging a violation of any Person’s privacy or Employee Personal Information or data rights or any of the Privacy Policies. Following the Closing, the Acquired Companies and the Subsidiaries will continue to have the right to use the Employee Personal Information in their possession, custody or control on identical terms and conditions as the Acquired Companies and the Subsidiaries enjoyed immediately prior to the Closing.

4.10          Permits. Schedule 4.10 contains a true, correct and complete list of all material Permits required for the operation of the Acquired Companies’ and Subsidiaries’ business and volume of business as currently conducted and for the ownership, lease, operation or use of the Real Property. Except as set forth on Schedule 4.10, each such Permit is duly issued to an Acquired Company or Subsidiary and is valid and in full force and effect. No Acquired Company or Subsidiary has received any written notice regarding any material change in the status or terms and conditions of any such Permit. The Acquired Companies and Subsidiaries are in material compliance with all Permits required for the operation of the Acquired Companies’ and Subsidiaries’ business and volume of business as currently conducted and for the ownership, lease, operation or use of the Real Property, and no event has occurred which, with or without notice or lapse of time or both, would constitute a default or violation, in any material respect, of any term, condition or provision of any such Permit. No such Permit will be impaired by the consummation of the transactions contemplated by this Agreement. All fees and charges with respect to such Permits that are due and payable as of the Signing Date have been paid in full and those due and payable prior to the Closing Date shall have been paid in full.

4.11          Employee Benefit Plans.

(a)                Schedule 4.11(a) sets forth a complete list of (i) all “employee benefit plans,” as defined in Section 3(3) of ERISA, currently in effect, and (ii) all other written or oral employee benefit, welfare, supplemental unemployment benefit, bonus, pension, profit sharing, executive compensation, current or deferred compensation, incentive compensation, stock compensation, stock purchase, stock option, stock appreciation, phantom stock option, savings, severance or termination pay, retirement, supplementary retirement, hospitalization insurance, salary continuation, legal, health or other medical, dental, life, disability or other insurance (whether insured or self-insured) plan, program, agreement or arrangement, and any other benefit plan, program, agreement, arrangement or policy or practice whether written or oral, formal or informal, funded or unfunded, registered or unregistered, insured or self-insured to which any Acquired Company or Subsidiary currently makes or is required to make payments, transfers, or contributions in respect of the current or former officers, directors, and employees (and their dependents and beneficiaries) of the Acquired Companies and the Subsidiaries (all of the above being hereinafter individually or collectively referred to as “Employee Plan” or “Employee Plans,” respectively). Schedule 4.11(a) separately lists each Employee Plan that is maintained, sponsored, contributed to, or required to be contributed to by Seller or any Acquired Company or Subsidiary primarily for the benefit of employees of the Acquired Companies and the Subsidiaries outside of the United States.

(b)               Copies of the following materials have been delivered or made available to Buyer: (i) all current plan documents (including any amendments) for each Employee Plan or, in the case of an unwritten Employee Plan, a written description of its material terms, (ii) all current determination letters or opinion letters from the Internal Revenue Service (the “IRS”) or Canada Revenue Agency or any other Taxing Authority and any material correspondence from any Governmental Authority received within the past six (6) years with respect to any of the Employee Plans, as applicable, (iii) all current summary plan descriptions, summaries of material modifications, annual reports, and summary annual reports with respect to any of the Employee Plans, as applicable, (iv) in the case of any Employee Plan for which a Form 5500 must be filed, a copy of the two most recently filed Forms 5500, with all corresponding schedules and financial statements attached, if applicable, (v) actuarial valuations and reports related to any Employee Plans with respect to the most recently completed plan years, if required by applicable Law, (vi) the most recent nondiscrimination tests performed under the Code, and (vii) copies of material notices, letters or other correspondence from the Internal Revenue Service, U.S. Department of Labor, U.S. Department of Health and Human Services, Pension Benefit Guaranty Corporation, Canada Revenue Agency, or other Governmental Authority within the prior three (3) years relating to the Employee Plans.

(c)                Except as set forth on Schedule 4.11(c), each Employee Plan is and has been established, maintained, operated, funded, and administered and all required filings and reports have been made in a timely and complete manner with the applicable Governmental Authority in material compliance with its terms and any related documents or agreements and in material compliance with all applicable Laws in all material respects, all contributions required under the terms of the Employee Plans or applicable Laws have been timely made or accrued for, all payments of pension benefits required under the terms of the Employee Plans or applicable Laws have been timely made, no taxes, penalties or fees are due by any of the Acquired Companies or the Subsidiaries with respect to any Employee Plan and there are no material defaults or violations in any of the theses regards.

(d)               Each Employee Plan intended to be qualified under Section 401(a) of the Code (a “Qualified Benefit Plan”) has been determined by the IRS to be so qualified and received a favorable and current determination letter from the IRS with respect to the most recent five (5) year filing cycle (or, if such Employee Plan is a master, prototype or volume submitter plan, may rely on a favorable opinion letter issued by the IRS), and each trust created thereunder is exempt from tax under the provisions of Section 501(a) of the Code. To the Acquired Companies’ Knowledge, nothing has occurred that could reasonably be expected to adversely affect the qualified status of any Qualified Benefit Plan. To the Acquired Companies’ Knowledge, nothing has occurred with respect to any Employee Plan that has subjected or could reasonably be expected to subject Seller or any of its ERISA Affiliates or, with respect to any period on or after the Closing Date, Buyer or any of its Affiliates, to a penalty under Section 502 of ERISA or to tax or penalty under Sections 4975 or 4980H of the Code, the Tax Act, or any Canadian pension legislations.

(e)                No Acquired Company nor any Subsidiary has engaged in or knowingly permitted to occur and, to the Acquired Companies’ Knowledge, no other party has engaged in or permitted to occur, any transaction prohibited by Section 406 of ERISA or any “prohibited transaction” under Code Section 4975(c) with respect to any Employee Plan, except for any transactions which are exempt under Section 408 of ERISA or Section 4975 of the Code, that could result in any material liability or excise Tax under the Tax Act, the Excise Tax Act (Canada), ERISA, the Code, or any other Law being imposed on any Acquired Company or Subsidiary.

(f)                No Acquired Company, Subsidiary, or ERISA Affiliate currently has an obligation to contribute to a defined benefit plan, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code or funding requirements under the Tax Act or any applicable Canadian pension legislation (except as set forth in the following sentence) or a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code or the Tax Act or any applicable Canadian pension legislation. The sole registered pension plan applicable to Canadian employees under applicable Canadian pension Laws is a single employer defined benefit pension plan sponsored by Electrogroup at its facility located at 612 rue Bernard, Granby, QC, J2J 0H6 (the “Granby Facility”) in which a majority of its union employees are members.

(g)                There are no pending or, to the Acquired Companies’ Knowledge, threatened (i) legal proceedings, assessments, complaints, proceedings or investigations of any kind in any court of Governmental Authority or (ii) claims (other than routine claims for benefits), in either case, with respect to any Employee Plan, and, to the Acquired Companies’ Knowledge, there exists no state of facts which could reasonably be expected to give rise to any such legal proceedings, assessments, complaints, proceedings or investigations or to affect the registration of any Employee Plan required to be registered. No Employee Plan has within the last three (3) years been the subject of an examination or audit by a Governmental Authority or the subject of an application or filing under, or is a participant in, an amnesty, voluntary compliance, self-correction or similar program sponsored by any Governmental Authority.

(h)                With respect to each group health plan benefiting any current or former employee of any Acquired Company or Subsidiary that is subject to Section 4980B of the Code, the Acquired Companies and the Subsidiaries have complied in all material respects with the continuation coverage requirements of Section 4980B of the Code and Part 6 of Subtitle B of Title I of ERISA.

(i)                 No Employee Plan provides benefits, including, without limitation, death or medical benefits, beyond termination of service or retirement other than (i) coverage mandated by Law, (ii) death or retirement benefits under any Employee Plan that is intended to be qualified under Section 401(a) of the Code or (iii) deferred compensation benefits reflected on the books of the Acquired Companies.

(j)                 Except as set forth on Schedule 4.11(j), neither the execution and delivery of this Agreement nor the consummation of the transactions hereby, disregarding any termination of employment which may occur on or after the Closing, will constitute an event under any Employee Plan that will or may (i) result in any payment (including, without limitation, severance, bonus, golden parachute or otherwise) becoming due by any Acquired Company or Subsidiary to any manager, director, officer, employee or other service provider of any Acquired Company or Subsidiary from such Acquired Company or Subsidiary under any Employee Plan, (ii) increase any benefits or obligation to fund benefits otherwise payable under any Employee Plan, (iii) accelerate the time of payment or vesting of any such benefits, or (iv) result in any vesting, distribution, restriction on funds, or forgiveness of indebtedness.

(k)                Except as set forth on Schedule 4.11(k), no amount that could be received (whether in cash or property or the vesting of property) as a result of the consummation of the transactions contemplated by this Agreement by any employee, stockholder or other service provider of the Acquired Companies or Subsidiaries under any Employee Plan will fail to be deductible for federal income tax purposes by virtue of Section 280G of the Code or any other applicable Tax legislation.

(l)                 Except as set forth on Schedule 4.11(c), all contributions or premiums required to be made by the Acquired Companies and Subsidiaries under the terms of each Employee Plan, any collective agreement or by applicable Laws have been made in a timely fashion in accordance with applicable Laws and the terms of the Employee Plans and any applicable collective agreement. All liabilities of the Acquired Companies and the Subsidiaries (whether accrued, absolute, contingent or otherwise) related to all Employee Plans have been fully and accurately disclosed in accordance with ASPE in the Financial Statements. No insurance policy or other contract or agreement affecting any Employee Plan requires or permits a retroactive increase in premiums or payments due thereunder.

4.12          Material Contracts.

(a)               Set forth on Schedule 4.12(a) is a list, as of the Signing Date, of the following Contracts to which any Acquired Company or Subsidiary is a party:

(i)                each Contract relating to any joint venture, partnership, strategic alliance, or sharing of profits;

(ii)              each Contract that materially limits the right of any Acquired Company or Subsidiary to (A) engage in or compete with any Person in any business or in any geographical area or (B) solicit or hire any Person with respect to the business of the Acquired Companies or Subsidiaries;

(iii)             each collective bargaining Contract or other Contract with any labor union, labor association, works council, or labor board representing any employee of an Acquired Company or Subsidiary;

(iv)             each license of Intellectual Property, except for licenses implied by the sale of goods, shrink-wrap and click-wrap software licenses, end-user licenses, and licenses to software generally commercially available;

(v)               each Contract relating to the incurrence, assumption or guarantee of any indebtedness or imposing a Lien on any of the assets of any Acquired Company or Subsidiary, including any capital leases with aggregate obligations exceeding $25,000;

(vi)             each Contract pertaining to employment arrangements with any officer, director, employee, or independent contractor that (A) provides for severance, termination, retention, change in control, or similar payments, (B) provides for any notice periods or benefits over and above statutory minimums, or (C) is not terminable without penalty on no more than ninety days’ notice;

(vii)           each Contract with any current or former officer, manager, or employee of any Acquired Company or Subsidiary under which the Acquired Companies or Subsidiaries have any liability or obligation in excess of $100,000, not including any contracts that are terminable without penalty on no more than ninety days’ notice;

(viii)          any Contract that relates to the acquisition or disposition of any business or assets or the sale or supply of any product or services pursuant to which any Acquired Company or Subsidiary has any liability in excess of $100,000 individually or $500,000 in the aggregate;

(ix)             each Contract with each Significant Customer and each Contract with each Significant Supplier;

(x)              any customer Contract which contains a “most favored nation” or similar clause;

(xi)             each Contract relating to the lease, sublease, or assignment of any portion of any Real Property owned or leased by an Acquired Company or Subsidiary;

(xii)            any Contract under which (A) any Person has directly or indirectly guaranteed any liabilities or obligations of any Acquired Company or Subsidiary, (B) any of the Acquired Companies or Subsidiaries has directly or indirectly guaranteed liabilities or obligations of any other Person;

(xiii)         any Contract granting any rights of first refusal, rights of first negotiation or other similar rights to any Person with respect to the sale of any Tangible Assets but excluding any Contract granting a customer the right to purchase assets dedicated to the provision of services to such customer upon the termination of such Contract;

(xiv)         any Contract in respect of any interest rate, currency and commodity hedge, swap, collar, cap or similar instrument, in each case, relating to notional amounts in excess of $500,000;

(xv)          any Contract providing for the settlement of any Action (A) which will involve payments after the Interim Balance Sheet Date of consideration in excess of $100,000 or imposition of monitoring or reporting obligations to any other Person, or (B) with respect to which conditions precedent to the settlement have not been satisfied;

(xvi)         any Contract with respect to the sharing, allocation or indemnifying for Taxes or Tax costs that will survive the Closing Date;

(xvii)        any Contract that provides for the indemnification of any Person or the assumption of any Tax, environmental or other liability of any Person;

(xviii)       any Contract that binds any of the Acquired Companies or Subsidiaries to any exclusive business arrangement;

(xix)         any Contract that contains earn-out, deferred or contingent purchase price or similar contingent payment obligations;

(xx)           any Contract involving aggregate consideration in excess of $100,000 and which, in each case, cannot be terminated without penalty on no more than ninety days’ notice;

(xxi)         any Contract that provides for the making of any advance, loan, or extension of credit by an Acquired Company or Subsidiary to a Person;

(xxii)       any Contract between or among any Acquired Company or Subsidiary, on the one hand, and Seller or any Affiliate of Seller, on the other hand, that will survive the Closing Date;

(xxiii)      any Contract that relates to the acquisition or disposition of any business, a material amount of stock or assets of any other Person or any real property (whether by merger, sale of stock, sale of assets or otherwise) during the past two (2) years or in the future, other than in the Ordinary Course of Business;

(xxiv)       any Contract with any staffing, leasing, or employment agency or recruiter regarding temporary, leased, or non-permanent labor or employees at any Acquired Company or Subsidiary;

(xxv)        all broker, distributor, dealer, manufacturer’s representative, franchise, agency, sales promotion, market research, marketing consulting and advertising Contracts; and

(xxvi)       any Contract agreeing to enter into any of the foregoing.

(b)           The Contracts disclosed pursuant to Section 4.12(a), and all other Contracts that are material to the operation of any Acquired Company or Subsidiary not previously disclosed pursuant to Section 4.12(a), together with all material amendments, modifications or supplements thereto (the “Material Contracts”) have heretofore made available to Buyer. Each Material Contract is in full force and effect in all material respects and constitutes a legal, valid and binding obligation of the applicable Acquired Company or Subsidiary, and, to the Acquired Companies’ Knowledge, of the other parties thereto, subject to the General Enforceability Exceptions. There is no material breach or default by the applicable Acquired Company or Subsidiary or, to the Acquired Companies’ Knowledge, any third party under any Material Contract, and no event has occurred, or would occur as a result of the Closing, which, with notice or lapse of time or both, would constitute a breach or default or would permit termination, acceleration or modification thereof, or other changes of any right or obligation or the loss of any benefit thereunder, in any material respect by any party to such Material Contract. No party to any of the Material Contracts has exercised any termination right with respect thereto, and no party has given written, or, to the Acquired Companies’ Knowledge, oral, notice of any material dispute with respect to, or any intention to terminate or materially change the terms of, any Material Contract. No Acquired Company or Subsidiary has assigned, delegated, or otherwise transferred to any third party any of its rights, title, interest, or obligations under any Material Contract. Except as set forth on Schedule 4.12(b), the consummation of the transactions contemplated herein will not trigger any change of control, anti-assignment or similar provision under any Material Contract requiring the consent or approval of any third party.

4.13          Legal Proceedings. Except as set forth on Schedule 4.13, there are no Actions (a) pending, or, to the Acquired Companies’ Knowledge, threatened, against any Acquired Company or Subsidiary or any of their respective properties or assets, or (b) to the Acquired Companies’ Knowledge, pending that challenge, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Agreement. No Acquired Company nor any Subsidiary is subject to or in breach or violation of any Order. To Acquired Companies’ Knowledge, no event has occurred or circumstance exists that will give rise to, or serve as a basis for, any Order against any of the Acquired Companies or Subsidiaries. In the last two (2) years, no Acquired Company or Subsidiary nor, to Acquired Companies’ Knowledge, any officer, manager, director or key employee of any Acquired Company or Subsidiary, has been permanently or temporarily enjoined by any Order from engaging in or continuing any conduct or practice in connection with the operation or the management of the Acquired Companies’ or Subsidiaries’ business. There is no Action pending against any current or, to the Acquired Companies’ Knowledge, former director, manager or employee of any Acquired Company or Subsidiary with respect to which such Acquired Company or Subsidiary has, or, to the Acquired Companies’ Knowledge, is reasonably likely to have, an indemnification obligation.

4.14          Intellectual Property.

(a)           Schedule 4.14(a) sets forth an accurate and complete list of the Acquired Company-Owned IP, including a list of registered Acquired Company-Owned IP. Except as set forth on Schedule 4.14(a), (i) each Acquired Company or Subsidiary owns all right, title and interest in, or has the valid right or license to use, all of its respective Acquired Company IP, and (ii) the Acquired Company-Owned IP is not subject to any Lien, except for Permitted Liens. To the Acquired Companies’ Knowledge, the Acquired Company-Owned IP is valid, subsisting, and in full force and effect, and has not been cancelled, expired or abandoned.

(b)               Except as set forth on Schedule 4.14(b), (i) there is no Action pending against the Acquired Companies or Subsidiaries, (ii) in the last two (2) years neither Seller nor any Acquired Company nor Subsidiary has received any written notice of any claim, and, (iii) to the Acquired Companies’ Knowledge, in the last two (2) years, no claim has been threatened, in each case of (i), (ii) and (iii) above, that (A) alleges that any aspect of the business of the Acquired Companies or Subsidiaries infringes, misappropriates or otherwise violates any third party’s right in or to such third party’s own Intellectual Property, or (B) challenges the validity, enforceability, use or exclusive ownership of any Acquired Company-Owned IP. To the Acquired Companies’ Knowledge, in the last two (2) years, no Person has infringed, misappropriated or otherwise violated or is currently infringing, misappropriating or otherwise violating any of the rights of any Acquired Company or Subsidiary in the Acquired Company-Owned IP.

(c)                The Acquired Company IP constitutes all of the Intellectual Property necessary and sufficient for the conduct of the Acquired Companies’ and Subsidiaries’ business as currently conducted and the continued operation of the Acquired Companies’ and Subsidiaries’ business consistent with past practice immediately following the Closing.

(d)               None of the Acquired Company-Owned IP is subject to any outstanding Order that restricts in any material respect the use, transfer or licensing thereof or affects in any material respect the validity, use or enforceability thereof.

(e)                Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby would reasonably be expected to result in (i) the loss or impairment of right of any of Acquired Company or Subsidiary to own or use any of the Acquired Company-Owned IP or (ii) the requirement to pay any additional consideration for the right to own or use any of the Acquired Company-Owned IP.

(f)                The Acquired Companies and Subsidiaries have used commercially reasonable efforts to protect the confidentiality of all trade secrets and know-how included in the Acquired Company-Owned IP.

(g)                Schedule 4.14(g)(i) sets forth an accurate and complete list of registered Acquired Company IP owned by the Seller that is not Acquired Company-Owned IP as of the Signing Date (the “Assignable Acquired Company IP”). Except as set forth on Schedule 4.14(g)(ii), neither Seller nor any of its Affiliates (other than any of the Acquired Companies or Subsidiaries) is a licensee of any Acquired Company IP that is currently used by the Acquired Companies and/or Subsidiaries in their business as currently conducted, except with respect to any Acquired Company IP that is also validly licensed directly to the applicable Acquired Companies and/or Subsidiaries.

4.15          Insurance. Schedule 4.15 sets forth a correct and complete list of all policies of insurance in effect as of the Signing Date held by or applicable to the Acquired Companies and Subsidiaries (the “Acquired Company Policies”), all of which have been made available to Buyer. All Acquired Company Policies are in full force and effect in all material respects and have not been subject to any lapse in coverage. Excluding insurance policies that have expired and been replaced in the Ordinary Course of Business, no insurance policy held by any Acquired Company or Subsidiary has been cancelled by the insurer within the last two (2) years and no Acquired Company or Subsidiary has received any notice of cancellation of, premium increase with respect to, or alteration of coverage under any of the Acquired Company Policies during such period. The Acquired Company Policies are of the type and are in amounts commercially reasonable in connection with the Acquired Companies’ and Subsidiaries’ business as currently conducted and are sufficient for compliance in all material respects with applicable Law and with Contracts to which the Acquired Companies and Subsidiaries are party or by which they are bound. All premiums due on the Acquired Company Policies have been paid when due and payable. There are no Actions related to the Acquired Companies’ or Subsidiaries’ business pending under any of the Acquired Company Policies in respect of which there is an outstanding reservation of rights. The Acquired Company Policies do not provide for any retrospective premium adjustment or other experience-based liability on the part of any of the Acquired Companies or the Subsidiaries. During the last two (2) years, no claim by any Acquired Company or any Subsidiary under any Acquired Company Policy has been questioned, denied or disputed (other than routine requests for quotes), nor has its coverage been limited, by any insurance carrier to which it has applied for any such insurance or with which it has carried insurance. None of the Acquired Companies or the Subsidiaries is in default under any material provision of any Acquired Company Policy.

4.16          Personnel.

(a)                Except with respect to the Contracts set forth on Schedule 4.12(a) that are responsive to subsection (iii) of Section 4.12(a), no Acquired Company nor any Subsidiary is a party to or subject to any collective bargaining agreements, and (i) no labor union or other collective bargaining unit represents or claims to represent any of the Acquired Companies’ or Subsidiaries’ employees, (ii) no labor organization or group of current or former employees has made a pending demand for recognition, and there are no representation proceedings, applications or petitions seeking a representation proceeding presently pending with the National Labor Relations Board or other labor relations tribunal, and (iii) to the Acquired Companies’ Knowledge, there is no union campaign being conducted to unionize any of the employees of any of the Acquired Companies or the Subsidiaries. Neither the Acquired Companies nor the Subsidiaries are currently engaged in any labor negotiation. There is, and in the last three years there has been, no labor strike, picketing, slowdown, lockout, employee grievance process or other work stoppage or labor dispute pending or, to Acquired Companies’ Knowledge, threatened between any Acquired Company or Subsidiary, on the one hand, and any of its employees, on the other hand, except for such disputes with individual employees arising in the Ordinary Course of Business. Except as set forth on Schedule 4.13, there is no grievance or arbitration proceeding arising out of or under any collective bargaining agreement which is pending or, to the knowledge of the Acquired Companies, threatened against the Acquired Companies and the Subsidiaries. Neither the Acquired Companies nor the Subsidiaries has in the last five years engaged in any unfair labor practice nor are the Acquired Companies or Subsidiaries aware of any pending or threatened complaint regarding any alleged unfair labor practice.

(b)               Schedule 4.16 sets forth a true and complete list of the job titles, dates of hire, date of birth, location of employment, exempt or non-exempt status, whether not actively working for any reason, annual salary, monthly rates or hourly rates, bonuses and other compensation, and the amounts of accrued and unused vacation time, as applicable, of all employees and, as applicable to an independent contractor, independent contractors of the Acquired Companies and Subsidiaries as of two Business Days prior to the Signing Date. Except as set out in Schedule 4.16, no employee is on long-term disability leave or otherwise an inactive employee.

(c)                The Acquired Companies and Subsidiaries are in compliance in all material respects with all applicable Laws pertaining to the employment or termination of employment of their employees, including all such Laws relating to labor relations, equal employment opportunities, fair employment practices, human rights, accessibility, prohibited discrimination, wage and hour requirements, overtime pay, pay equity, social insurance and housing fund contributions, union fees, severance, annual leave, minimum wage, child labor, classification of employees and independent contractors, whistleblowing, plant closures and layoffs, wrongful termination, government contracting (including compliance with all Executive Orders, background and exclusion screening requirements, and affirmative action plans), immigration and naturalization, collective bargaining, occupational safety and health, language of work, and other similar employment activities. All of the persons who are receiving remuneration for work or services provided to the Acquired Companies and the Subsidiaries who are not employees are treated as independent contractors, are properly characterized as independent contractors and are not likely to be characterized by any Governmental Authority as employees.

(d)               All amounts required to be withheld from employees of the Acquired Companies and Subsidiaries have been paid to the appropriate Governmental Authority and the Acquired Companies and Subsidiaries are not liable for any arrears of labor union fees, personal portions of insurance and housing fund contributions, Taxes, penalties or other sums for failure to comply with the foregoing. With respect to any Subsidiary domiciled in Mexico, such Subsidiary has paid in full all amounts required to be paid to the Instituto Mexicano del Seguro Social (IMSS), Instituto para el Fondo de la Vivienda de los Trabajadores (INFONAVIT), and the Sistema de Ahorro para el Retiro (SAR) as per Mexican Laws and Regulations. The Acquired Companies and Subsidiaries have paid in full all wages, salaries, commissions, bonuses, benefits, and other compensation due to or on behalf of any employee or independent contractor other than such compensation that is accrued and unpaid as of the Signing Date, which amounts will be paid on the next regular payroll date following the Signing Date or otherwise in accordance with their respective terms, as applicable. There is no claim with respect to the payment of wages, salary or overtime is now pending or, to the Acquired Companies’ Knowledge, threatened with respect to any current or former employee or independent contractor of any Acquired Company or Subsidiary.

(e)                There has not been in the past two (2) years, and there currently is, no charge of discrimination in employment or employment practices for any reason, including without limitation, race, disability, age, gender, sexual orientation, religion, national origin, or other legally protected category which has been asserted or is now pending or, to Acquired Companies’ Knowledge, threatened against any Acquired Company or Subsidiary before the United States Equal Employment Opportunity Commission or any other Governmental Authority. In the past two (2) years there have been no complaints, actions, suits, claims, investigations, or other proceedings against any Acquired Company or Subsidiary pending, or, to Acquired Companies’ Knowledge, threatened to be filed, by or with any Governmental Authority in connection with the employment or separation of employment of any current or former employee or in connection with the use of any independent contractor of any Acquired Company or Subsidiary.

(f)                There has been no “mass layoff”, “mass termination”, “permanent discontinuance”, “collective dismissal”, or “plant closing” (as defined by WARN or any other relevant employment Law, including the Employment Standards Act (Ontario) (the “ESA”), the Act Respecting Labour Standards (Quebec) (the “ALS”), and the Mexican Federal Labor Law) at any “single site of employment” (as defined by WARN) or “establishment” (as defined by the ESA) or “employer” (as defined in the ALS) where current or former employees are or were located within the last two (2) years.

(g)               To the Acquired Companies’ Knowledge, none of the employees or other persons who are receiving remuneration for work or services provided to the Acquired Companies or the Subsidiaries is in violation of any non-competition, non-solicitation or non-disclosure agreement with any third party.

(h)               All current assessments under applicable Law relating to workers compensation and occupational health and safety that relate to the Acquired Companies and the Subsidiaries have been paid or accrued. There is no notice of assessment, provisional assessment, reassessment, supplementary assessment, penalty assessment or increased assessment which any Acquired Company or Subsidiary has received during the past five years from any workplace safety and insurance or workers’ compensation board or similar Governmental Authority in any jurisdiction where the relevant business is carried on that remain unpaid. All inspection reports received by any Acquired Company or Subsidiary in the past two years under any occupational health and safety Laws have been made available to Buyer. There are no outstanding orders from any Governmental Authority or any pending charges made under any such Laws relating to any Acquired Company or Subsidiary or its business. Except as set out in Schedule 4.16, there are no pending or, to the knowledge of the Acquired Companies, threatened charges against the Acquired Companies and the Subsidiaries under occupational health and safety laws. There have been no fatal or critical accidents which have occurred in the course of the operation of the business in the last five (5) years which might lead to charges under applicable Law governing workplace health and safety in the jurisdiction where the Acquired Companies and the Subsidiaries have employees. To the Acquired Companies’ Knowledge, there are no materials present in the business, exposure to which may result in an occupational disease as defined in an Act respecting industrial accidents and occupational diseases (Québec) or any other applicable Law. Except as set out in Schedule 4.16, the Acquired Companies and the Subsidiaries have complied in all respects with any Orders issued to the Acquired Companies or the Subsidiaries under occupational health and safety laws.

4.17          Conduct of Business in Ordinary Course. Except for the transactions contemplated hereby, and except as set forth on Schedule 4.17, since the Balance Sheet Date, (a) the Acquired Companies and the Subsidiaries have conducted their business and respective operations in the Ordinary Course of Business consistent with past practices, (b) there has not been any change that has had a Material Adverse Effect, and (c) the Acquired Companies and the Subsidiaries have not taken any actions that would be prohibited by Section 7.1 hereof if taken after the Signing Date.

4.18          Customers and Suppliers. Schedule 4.18(a) contains a complete list of (a) (i) the twenty (20) largest customers, by dollar volume, of the Acquired Companies and the Subsidiaries for the calendar year ended December 31, 2018 (the “Significant Customers”) and (ii) the ten (10) largest suppliers, by dollar volume, of the Acquired Companies and the Subsidiaries for the calendar year ended December 31, 2018 (the “Significant Suppliers”) and (b) the dollar volume of business with each Significant Customer and Significant Supplier during such period. Except as set forth on Schedule 4.18(b), since the Balance Sheet Date, no Significant Customer or Significant Supplier has terminated or materially reduced or changed the terms of its business relationship with the Acquired Companies and/or the Subsidiaries, or given written notice to any Acquired Company or Subsidiary of its intent to do so. To the Acquired Companies’ Knowledge, no Significant Customer or Significant Supplier intends to terminate, not renew, or materially reduce or change the terms of its business with any of Acquired Company or Subsidiary, other than any expiration of any Contract with a Significant Customer or Significant Supplier pursuant to its terms. No Significant Customer or Significant Supplier has notified the Acquired Companies in writing of the existence of any fact, circumstance or occurrence which if true, gives such Significant Customer or Significant Supplier the right to terminate or materially reduce its obligations under any of such Significant Customer’s or Significant Supplier’s Contracts with any of the Acquired Companies or the Subsidiaries. There are no outstanding material disputes with any Significant Customer or Significant Supplier.

4.19          Accounts Receivable. The accounts receivable of the Acquired Companies and the Subsidiaries reflected on the books and records of the Acquired Companies and the Subsidiaries (except (a) for intercompany balances and (b) to the extent of the allowance for doubtful accounts with respect to such receivables reflected on the Financial Statements) (i) represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business; (ii) constitute only valid, undisputed claims of the Acquired Companies and Subsidiaries not subject to claims of set-off or other defenses or counterclaims other than normal cash discounts accrued in the Ordinary Course of Business consistent with past practice; and (iii) subject to a reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the books and records of the Acquired Companies and the Subsidiaries, to the Acquired Companies’ Knowledge, are collectible in full within 180 days after billing. The reserve for bad debts shown on the Interim Balance Sheet or, with respect to accounts receivable arising after the Interim Balance Sheet Date, on the books and records of the Acquired Companies and the Subsidiaries, have been determined in accordance with GAAP, consistently applied, subject to normal year-end adjustments and the absence of disclosures normally made in footnotes. Except as set forth on Schedule 4.19, to the Acquired Companies’ Knowledge, there are no material disputes with respect to any of the accounts receivable reflected on the Financial Statements that have not been reserved for on the Financial Statements.

4.20          Related Party Transactions. Except as set forth on Schedule 4.20, no employee, officer, director, manager or stockholder of any Acquired Company or Subsidiary, or any member of his or her Immediate Family (each a “Related Person”) (a) owes any amount to any Acquired Company or Subsidiary, (b) is involved in any material business arrangement with any Acquired Company or Subsidiary (save for an employment, ownership, or management relationship with any Acquired Company or Subsidiary and other arms’-length transactions), or (c) to the Acquired Companies’ Knowledge, has any claim or cause of action against any Acquired Company or Subsidiary, other than claims for accrued compensation, benefits or expense reimbursement arising in the ordinary course of employment, (d) owns any property or right, tangible or intangible, that is used by any Acquired Company or Subsidiary, or (e) to the Acquired Companies’ Knowledge, owns, directly or indirectly, any stock or other ownership interest or investment in any Person that is a competitor, supplier, customer, lessor or lessee of an Acquired Company or Subsidiary. Except as set forth on Schedule 4.20, no Acquired Company nor any Subsidiary owes any amount to, and no Acquired Company nor any Subsidiary has committed to make any loan or extend or guarantee credit to, or for the benefit of, or have any indebtedness to, any Related Person, except in respect of remuneration earned or expenses incurred in the Ordinary Course of Business (including in connection with an employment, ownership or management relationship or operational liabilities and obligations of the Acquired Companies to its employees, officers, directors, managers and stockholders). Except as set forth on Schedule 4.20, there is no Contract or other arrangement between any Acquired Company or Subsidiary, on the one hand, and Seller or any of its Affiliates, on the other hand (the “Affiliate Agreements”). Except as provided in this Agreement, the consummation of the transactions contemplated by this Agreement will not (either alone, or upon the occurrence of any act or event, or with the lapse of time, or both) result in any payment arising or becoming due from any Acquired Company or Subsidiary to Seller or any of its Affiliates.

4.21          No Brokers. Except for Lincoln International LLC, no broker, finder or similar agent has been employed by or on behalf of the Acquired Companies or Subsidiaries, and no Person with which the Acquired Companies or Subsidiaries have had any dealings or communications of any kind is entitled to any brokerage commission, finder’s fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby. No Acquired Company or Subsidiary has incurred any liability to pay any fees or commissions to any financial advisor, broker, finder or agent in connection with this Agreement for which Buyer would become liable or obligated or for which any Acquired Company or Subsidiary will have any obligation after Closing.

4.22          Inventories. Except as set forth on Schedule 4.22, all Inventory of the Acquired Companies and the Subsidiaries (the “Acquired Company Inventory”), whether or not reflected on the Financial Statements, consists of a quality and quantity usable and, with respect to finished goods, saleable in the Ordinary Course of Business, except for slow-moving or obsolete items and items of below-standard quality, all of which have been written off or written down to lower of cost or net realizable value in the Financial Statements. All inventories not written-off have been priced in a manner that is consistent with GAAP. The quantities of each item of Acquired Company Inventory (whether raw materials, intermediaries, work-in-process or finished goods) are reasonable in the present circumstances of the business of the Acquired Companies and the Subsidiaries consistent with the methodology used by the Acquired Companies and the Subsidiaries in the past to determine reasonable inventory quantities. No Acquired Company or Subsidiary is in possession of any material amount of Acquired Company Inventory that is not owned by such Acquired Company or Subsidiary, including goods already sold. The values at which the Acquired Company Inventory are carried on the Financial Statements reflects: (a) an inventory valuation policy of the Acquired Companies and Subsidiaries which is consistent with industry practice and which is in accordance with GAAP, consistently applied in accordance with past practices, and (b) an explicit inventory reserve on the books and records of the Acquired Companies and Subsidiaries.  Except as set forth on Schedule 4.22, all Acquired Company Inventory (i) was acquired or produced in the Ordinary Course of Business consistent with past practice; (ii) contains all appropriate forms of identification necessary to be in compliance with applicable Laws; (iii) is free and clear of all Liens other than Permitted Liens; and (iv) conforms to customary trade standards for marketable goods.

4.23          Environmental, Health and Safety Matters.

(a)                Except as set forth on Schedule 4.23, (i) the Acquired Companies and Subsidiaries are, and for the past five (5) years have been, in material compliance with all Environmental Laws applicable to the conduct of their business as presently conducted and the occupancy of the Real Property as presently occupied, (ii) in the past five (5) years, no Acquired Company or Subsidiary has received any written notice stating that the conduct of its business or the condition of any of its Real Property, or any real property formerly owned, leased or operated by the Acquired Companies or Subsidiaries in connection with their business, was, is, or may be, in violation of any Environmental Law or that any Acquired Company or Subsidiary is, or may be, liable for personal injury or property damage or for any other costs or expenses in connection with a material violation of any Environmental Law, (iii) no Acquired Company or Subsidiary has received any Environmental Claim or written request related to the Release of Hazardous Materials pursuant to Environmental Law, which, in each case, either remains pending or unresolved, or is the source of ongoing obligations or requirements, (iv) no Action is pending or, to the Acquired Companies’ Knowledge, threatened against any Acquired Company or Subsidiary that alleges a violation by any Acquired Company or Subsidiary of any applicable Environmental Laws, and (v) no Acquired Company or Subsidiary has retained or assumed, by contract any liabilities or obligations of third parties under Environmental Law.

(b)               Except as set forth on Schedule 4.23, (i) the Acquired Companies and Subsidiaries have not used, treated, stored, recycled, manufactured, disposed of, arranged for or permitted the disposal of, transported, distributed, handled, or Released any Hazardous Material in material violation of Environmental Law, and there has been no material Release of Hazardous Materials in or on the Real Property, (ii) in the past five (5) years, no Acquired Company or Subsidiary has received any written notice that any of the Real Property, or any real property formerly owned, leased or operated by the Acquired Companies or Subsidiaries in connection with their business, (including soils, groundwater, surface water, buildings and other structure located thereon) has been materially contaminated with any Hazardous Material, (iii) to the Acquired Companies’ Knowledge, no condition or circumstance concerning the Release or regulation of Hazardous Materials exists that would reasonably be expected to prevent, impede or materially increase the costs associated with the ownership, lease, operation, performance or use of the Acquired Companies’ and Subsidiaries’ business or Real Property as currently carried out, (iv) none of the Acquired Companies’ or Subsidiaries’ business or Real Property, or to the Acquired Companies’ Knowledge, any real property formerly owned, leased or operated by the Acquired Companies or Subsidiaries in connection with their business, is listed on, or to the Acquired Companies’ Knowledge has been proposed for listing on, the National Priorities List (or CERCLIS) under CERCLA, or any similar state or foreign list, (v) none of these facilities or locations has been placed or proposed for placement on the National Priorities List (or CERCLIS) under CERCLA, or any similar state or foreign list, and (vi) in the past five (5) years, no Acquired Company or Subsidiary has received any written notice regarding potential liabilities with respect to such off-site Hazardous Materials treatment, storage, or disposal facilities or locations.

(c)                Except as set forth on Schedule 4.23, there are no present or, to the Acquired Companies’ Knowledge, past, conditions, events, circumstances or facts that could reasonably be expected to form the basis of any Actions against any Acquired Company or Subsidiary based on any violation of Environmental Law.

(d)               (i) To the extent in Seller’s or the Acquired Companies’ possession after using commercially reasonable efforts to obtain any such items, Seller has provided or otherwise made available to Buyer any and all environmental reports, studies, audits, records, sampling data, site assessments, risk assessments, economic models, permits, authorizations, material correspondence with a Governmental Authority relating to environmental matters and other similar documents with respect to the Acquired Companies’ and Subsidiaries’ business or Real Property, related to compliance with Environmental Laws; and (ii) Seller has provided or otherwise made available to Buyer any and all material documents concerning planned or anticipated capital expenditures required to reduce, offset, limit or otherwise control pollution and/or emissions, manage waste or otherwise ensure compliance with current or future Environmental Laws (including, without limitation, costs of remediation, pollution control equipment and operational changes).

4.24          Product Warranty. Except as set forth on Schedule 4.24(a): (a) there are no material product warranty claims currently pending or, to the Acquired Companies’ Knowledge, threatened in writing against any Acquired Company or Subsidiary; (b) there have been no such product warranty claims made against any of the Acquired Companies or Subsidiaries in the past two (2) years; and (c) there are no material outstanding obligations or liabilities with respect to the replacement or repair of any products manufactured, distributed or sold by or on behalf of any Acquired Company or Subsidiary, in each case other than in accordance with the Acquired Companies’ or Subsidiaries’ standard terms and conditions or the Contracts with its customers. Except as set forth on Schedule 4.24(b), there have been no product recalls by any Acquired Company or Subsidiary in the past two (2) years. All products manufactured, distributed or sold by or on behalf of any Acquired Company or Subsidiary comply in all material respects with all applicable Law. The Acquired Companies will not have any liability in excess of the applicable reserves set forth on the Interim Financial Statements, for product defects and warranty claims for any products manufactured, distributed or sold by or on behalf of any Acquired Company or Subsidiary, provided such product defect and warranty claims are processed and handled in accordance with the existing practices and policies of the Acquired Companies and/or Subsidiaries, as applicable. Except for conditions or warranties implied or imposed by applicable Laws, the Contracts with its customers or otherwise contained in the applicable standard terms and conditions of sale for such products and services set forth on Schedule 4.24(c) (the “Standard Warranties”), no Acquired Company or Subsidiary has extended to any of its customers any written product warranties, indemnifications or guarantees that vary from the Standard Warranties other than in the Ordinary Course of Business.

4.25          Product Liability. Schedule 4.25 sets forth a correct and complete list and summary description of all existing material claims, duties, responsibilities, liabilities or obligations arising from or alleged to arise from any injury to person or property as a result of the ownership, possession or use of any product manufactured, processed, sold, distributed or delivered by or on behalf of any Acquired Company or Subsidiary during the past five years. The Acquired Companies and Subsidiaries have no outstanding liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, processed, sold, distributed, or delivered by or on behalf of any Acquired Company or Subsidiary.

4.26          Books and Records. The minute books and equity interest record books of the Acquired Companies and Subsidiaries are complete and correct in all material respects. The minute books of the Acquired Companies and Subsidiaries contain accurate and complete records of all meetings and actions taken by written consent of the stockholders, the board of directors (or similar governing body), and any committees of the board. In the last two (2) years, no meeting or action taken by written consent of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books.

4.27          No Additional Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY SELLER AND THE ACQUIRED COMPANIES THAT ARE EXPRESSLY SET FORTH IN THIS ARTICLE IV AND THE ANCILLARY AGREEMENTS, SELLER, THE ACQUIRED COMPANIES, THE SUBSIDIARIES AND EACH OF THEIR RESPECTIVE AFFILIATES AND REPRESENTATIVES EXPRESSLY DISCLAIM AND MAKE NO, AND SHALL NOT BE DEEMED TO HAVE MADE ANY, REPRESENTATION, WARRANTY, STATEMENT OR DISCLOSURE OF ANY KIND (WHETHER EXPRESS OR IMPLIED) TO BUYER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES WITH RESPECT TO THE ACQUIRED COMPANIES AND THE SUBSIDIARIES. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION SHALL LIMIT OR OTHERWISE IMPAIR IN ANY MANNER BUYER’S RIGHT TO MAKE A CLAIM FOR FRAUD.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as set forth in the Schedules referenced in this Article V (collectively, the “Seller Disclosure Schedules”) (with the disclosure in any section or subsection of the Seller Disclosure Schedules being deemed to qualify the corresponding section or subsection of this Article V and each other section and subsection of this Article V to the extent that it is reasonably apparent on the face of such disclosure that such disclosure should qualify or apply to such other sections and subsections), which shall qualify the representations and warranties of Seller set forth in this Article V, Seller represents and warrants to and for the benefit of Buyer that the following statements (i) are true and correct as of the Signing Date except to the extent such representations and warranties expressly speak as of a specified date, in which case such representations and warranties shall be true and correct on and as of such specified date, and (ii) if the Closing occurs, shall be true and correct in all respects as of the Closing Date, except to the extent such representations and warranties expressly speak as of a specified date, in which case such representations and warranties shall be true and correct on and as of such specified date:

5.1              Organization and Standing. Seller is a corporation and is duly organized, validly existing, and in good standing under the laws of Delaware. Seller has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted.

5.2              Authority; Enforceability; Title.

(a)                Seller has all requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein, and, assuming the conditions of Section 271 of the DGCL have been satisfied with respect to the Equity Transaction and the other transactions contemplated hereby, this Agreement and the other agreements contemplated hereby to which Seller is a party have been, or will be, duly executed and delivered by Seller pursuant to all necessary authorizations and no other corporate action or proceedings on the part of Seller are necessary to authorize the execution and delivery by Seller of this Agreement or the consummation of the transactions contemplated hereby. This Agreement and the other agreements contemplated hereby to which Seller is a party are the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their terms, except as limited by the General Enforceability Exceptions.

(b)               Seller is the sole record and beneficial owner of the Interests and has good, valid and transferable title to the Interests free and clear of all Liens. Seller has all requisite power and authority to sell, transfer, assign and deliver the Interests as provided in this Agreement. Upon the consummation of the transactions contemplated by this Agreement and in accordance with the terms hereof, at the Closing, Buyer will acquire good and valid title to the Interests, free and clear of all Liens, other than Liens created by Buyer.

5.3              No Conflict; Required Filings and Consents; Takeover Statutes.

(a)                Neither the execution and delivery of this Agreement and the other agreements contemplated hereby to which Seller is a party, nor the consummation by Seller of the transactions contemplated hereby or thereby, nor compliance by Seller with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provisions of any Organizational Document of Seller, (ii) require any notice, consent or approval under, violate, conflict with, constitute or result in the breach of any term, condition or provision of or any loss of any benefit under, constitute a change of control or a default under, or give rise to any right of termination, vesting, amendment, acceleration or cancellation with respect to, in each case with or without due notice or lapse of time or both, or result in the creation or imposition of any Lien upon any property or assets of Seller or pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be subject, except as would, in any such event, not have a material impact on Seller’s ability to consummate the transactions contemplated by this Agreement, or (iii) subject to receipt of the requisite approvals referred to on Schedule 5.3(b), conflict with or violate any Order or Law applicable to Seller or any of its properties or assets.

(b)               Other than as set forth on Schedule 5.3(b), and except for applicable requirements, if any, of (i) the Exchange Act, (ii) state securities or “blue sky” Laws, (iii) the DGCL to file appropriate documentation and (iv) NASDAQ, no Consent is necessary for the consummation by Seller of the transactions contemplated by this Agreement.

(c)                No “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in Seller’s Organizational Documents is applicable to Seller, the Interests, the Equity Transaction or any other transactions contemplated hereby.

5.4              No Brokers. Except for Lincoln International LLC, no broker, finder or similar agent has been employed by or on behalf of Seller, and no Person with which Seller has had any dealings or communications of any kind is entitled to any brokerage commission, finder’s fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby.

5.5              Legal Proceedings. There are no Actions pending or, to Seller’s knowledge, threatened against Seller that would adversely affect Seller’s performance under this Agreement and under the other agreements contemplated hereby to which Seller is a party, or the consummation of the transactions contemplated hereby or thereby.

5.6              Voting Agreement. Seller has delivered a true and complete copy of the fully executed Voting Agreement, pursuant to which the Shareholders are agreeing to vote their respective shares in favor of the adoption of this Agreement. The Voting Agreement has not been amended modified, withdrawn or rescinded in any respect.

5.7              No Additional Representations. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY SELLER THAT ARE EXPRESSLY SET FORTH IN ARTICLE IV AND THIS ARTICLE V AND THE ANCILLARY AGREEMENTS, SELLER AND EACH OF ITS AFFILIATES AND REPRESENTATIVES EXPRESSLY DISCLAIM AND MAKE NO, AND SHALL NOT BE DEEMED TO HAVE MADE ANY, REPRESENTATION, WARRANTY, STATEMENT OR DISCLOSURE OF ANY KIND (WHETHER EXPRESS OR IMPLIED) TO BUYER OR ANY OF ITS AFFILIATES OR REPRESENTATIVES WITH RESPECT TO SELLER, THE ACQUIRED COMPANIES, THE BUSINESS OF THE ACQUIRED COMPANIES, OR ANY OTHER MATTER RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SECTION SHALL LIMIT OR OTHERWISE IMPAIR IN ANY MANNER BUYER’S RIGHT TO MAKE A CLAIM FOR FRAUD.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF BUYER

Except as set forth in the Schedules referenced in this Article VI (collectively, the “Buyer Disclosure Schedules”) (with the disclosure in any section or subsection of the Buyer Disclosure Schedules being deemed to qualify the corresponding section or subsection of this Article VI and each other section and subsection of this Article VI to the extent that it is reasonably apparent on the face of such disclosure that such disclosure should qualify or apply to such other sections and subsections), which shall qualify the representations and warranties of Buyer set forth in this Article VI, Buyer represents and warrants to and for the benefit of Seller, as of the Signing Date and as of the Closing Date, as follows:

6.1              Securities Matters. The Interests are being acquired by Buyer for investment only and not with a view to distribution in violation of the Securities Act. Buyer has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investments pursuant hereto, and Buyer is capable of bearing the economic risk of such investments, including a complete loss thereof. Buyer understands and agrees that it may not sell or dispose of any of the Interests other than pursuant to a registered offering or in a transaction exempt from the registration requirements of the Securities Act and applicable state securities Laws. Buyer is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

6.2              Organization and Standing. US Buyer is a limited partnership duly organized, validly existing, and in good standing under the Laws of the State of Delaware. Canadian Buyer is a British Columbia Unlimited Liability Company duly organized, validly existing, and in good standing under the Laws of British Columbia. Buyer is duly qualified to do business, and in good standing, in each jurisdiction in which the character of the properties owned or leased by it or in which the conduct of its business requires it to be so qualified, except where the failure to be so qualified or to be in good standing would not have a material and adverse effect on Buyer.

6.3              Authorization, Validity and Effect. Buyer has all the requisite power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary action on the part of Buyer. This Agreement and the other agreements contemplated hereby to which Buyer is a party have been, or will be, duly and validly executed and delivered by Buyer and constitute the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with their respective terms, except as limited by the General Enforceability Exceptions.

6.4              No Conflict; Required Filings and Consents.

(a)                Neither the execution and delivery of this Agreement and the other agreements contemplated hereby to which Buyer is a party, nor the consummation by Buyer of the transactions contemplated hereby or thereby, nor compliance by Buyer with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provisions of any Organizational Document of Buyer, (ii) constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination or cancellation with respect to, or result in the creation or imposition of any Lien upon, any property or assets of Buyer or pursuant to any note, bond, mortgage, indenture, license, agreement, lease or other instrument or obligation to which it is a party or by which it or any of its properties or assets may be subject, and that would, in any such event, have a material and adverse effect on Buyer, or (iii) subject to receipt of the requisite approvals referred to on Schedule 6.4(b), violate any Order or Law applicable to Buyer or any of its properties or assets.

(b)               Other than as set forth on Schedule 6.4(b) and the filing of a notification within 30 days of Closing pursuant to the Investment Canada Act, no Consent is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.

6.5              Legal Proceedings. There are no Actions pending or, to Buyer’s knowledge, threatened against Buyer that would adversely affect Buyer’s performance under this Agreement and under the other agreements contemplated hereby to which Buyer is a party, or the consummation of the transactions contemplated hereby or thereby.

6.6              Financing. Prior to the Signing Date, Buyer has delivered to Seller true and complete copies of (a) the executed commitment letter, dated as of June 28, 2019, between Buyer and LBC Credit Partners, Inc., RGA Reinsurance Company, and Bank of Montreal (the “Debt Financing Commitments”), and each fee letter, which may be redacted as to fee amounts, pursuant to which LBC Credit Partners, Inc., RGA Reinsurance Company, and Bank of Montreal have agreed to lend the amounts set forth therein (the “Debt Financing”) for the purpose of funding the transactions contemplated by this Agreement, and (b) the equity commitment letter, dated as of June 28, 2019, between Buyer and Sponsor (the “Equity Financing Commitments,” and together with the Debt Financing Commitments and all exhibits, schedules, annexes, supplements and amendments thereto, the “Financing Commitments”), pursuant to which Sponsor has committed to invest the amount set forth therein (the “Equity Financing” and together with the Debt Financing, the “Financing”).  As of the Signing Date, none of the Financing Commitments has been amended, restated, supplemented, or modified, and the respective commitments contained in the Financing Commitments have not been withdrawn or rescinded in any respect.  As of the Signing Date, the Financing Commitments are in full force and effect and constitute the legal, valid and binding obligations of the Buyer and, to the Buyer’s knowledge, the other parties thereto.  There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing, other than as expressly set forth in the Financing Commitments.  Assuming the Financing Commitments are funded, that the aggregate proceeds to be disbursed pursuant to the agreements contemplated by the Financing Commitments will be sufficient for Buyer to pay all purchase price obligations required to be paid pursuant to Article II.  As of the Signing Date, to the Buyer’s knowledge, no event has occurred which would result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both would become a default) under the Financing Commitments, and Buyer does not have any reason to believe that any of the conditions to the Financing will not be satisfied or that the Financing will not be available to Buyer on the Closing Date.  Buyer has fully paid any commitment fees or other fees required to be paid prior to the Signing Date pursuant to the Financing Commitments.

6.7              Solvency. Assuming that the representations and warranties made in Article IV and Article V are true and correct in all material respects and that each Acquired Company and each Subsidiary is Solvent (as hereinafter defined) immediately prior to the Equity Transaction, after giving effect to the consummation of the transactions contemplated hereby and any related transaction, Buyer, each Acquired Company and each Subsidiary: (a) will be solvent (in that both the fair value of its assets will not be less than the sum of its debts and that the present fair saleable value of its assets will not be less than the amount required to pay its probable liability on its debts as they become absolute and matured), (b) will have adequate capital with which to engage in its business, and (c) will not have incurred and does not currently anticipate to incur debts beyond its ability to pay as they become absolute and matured ((a), (b), and (c), collectively affirmatively acknowledged, “Solvent”).

6.8              No Brokers. No broker, finder or similar agent has been employed by or on behalf of Buyer, and neither Buyer nor any Person with which Buyer has had any dealings or communications of any kind is entitled to any brokerage commission, finder’s fee or any similar compensation, in connection with this Agreement or the transactions contemplated hereby.

6.9              Ownership of Equity Interests. Buyer and its subsidiaries do not beneficially own any equity interests of Seller, any Acquired Company, or any Subsidiary as of the Signing Date. Buyer was not, alone or together with any other Person, at any time, or became, an “interested stockholder” of Seller, any Acquired Company, or any Subsidiary, as defined in Section 203 of the DGCL, and has not taken any action that would cause the restrictions on business combinations with interested stockholders set forth in Section 203 of the DGCL to be applicable to this Agreement, the Equity Transaction or any other transaction contemplated hereby.

6.10          Sponsor Guaranty.

(a)                Buyer has delivered a true and complete copy of the fully executed Sponsor Guaranty, pursuant to which Sponsor has guaranteed certain obligations of Buyer under this Agreement (including Buyer’s obligation to pay the Reverse Termination Fee) as expressly set forth therein.

(b)               Sponsor has full organizational power and authority to execute and deliver the Sponsor Guaranty and to perform its obligations thereunder. The execution and delivery of the Sponsor Guaranty by Sponsor and the performance by Sponsor of its obligations thereunder have been duly authorized by all requisite organizational action. The Sponsor Guaranty constitutes the valid and legally binding obligation of Sponsor, enforceable in accordance with its terms and conditions. The Sponsor Guaranty has not been amended modified, withdrawn or rescinded in any respect.

6.11          No Additional Representations; No Reliance. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES MADE BY BUYER THAT ARE EXPRESSLY SET FORTH IN THIS ARTICLE VI AND THE ANCILLARY AGREEMENTS, BUYER AND EACH OF ITS AFFILIATES AND REPRESENTATIVES EXPRESSLY DISCLAIM AND MAKE NO, AND SHALL NOT BE DEEMED TO HAVE MADE, ANY REPRESENTATION, WARRANTY, STATEMENT OR DISCLOSURE OF ANY KIND (WHETHER EXPRESS OR IMPLIED) TO THE ACQUIRED COMPANIES, SELLER OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES WITH RESPECT TO BUYER OR ANY OTHER MATTER RELATING TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. IN CONNECTION WITH BUYERS’ REVIEW AND ANALYSIS OF THE ACQUIRED COMPANIES AND THE SUBSIDIARIES, BUYER (EITHER DIRECTLY OR THROUGH ITS REPRESENTATIVES) MAY HAVE RECEIVED FROM OR ON BEHALF OF THE SELLER, THE ACQUIRED COMPANIES AND/OR REPRESENTATIVES THEREOF CERTAIN ESTIMATES, FORECASTS, BUDGETS, PLANS AND PROJECTIONS (EITHER FINANCIAL OR OTHERWISE). BUYER ACKNOWLEDGES AND AGREES THAT (A) THERE ARE UNCERTAINTIES INHERENT IN ATTEMPTING TO MAKE SUCH ESTIMATES, FORECASTS, BUDGETS, PLANS AND PROJECTIONS, (B) BUYER HAS NOT RELIED UPON THE ESTIMATES, FORECASTS, BUDGETS, PLANS, CONFIDENTIAL INFORMATION MEMORANDA OR PROJECTIONS FURNISHED TO IT, AND (C) THAT BUYER SHALL HAVE NO CLAIM, NOR SHALL IT OR ITS REPRESENTATIVES ASSERT ANY CLAIM, AGAINST THE SELLER, ANY ACQUIRED COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES WITH RESPECT THERETO. NOTWITHSTANDING THE FOREGOING, EXCEPT WITH RESPECT TO THE IMMEDIATELY PRECEDING SENTENCE, NOTHING CONTAINED IN THIS SECTION SHALL LIMIT OR OTHERWISE IMPAIR IN ANY MANNER SELLER’S RIGHT TO MAKE A CLAIM FOR FRAUD.

ARTICLE VII
COVENANTS AND AGREEMENTS

7.1            Interim Operations. Between the Signing Date and the Closing Date or the earlier termination of this Agreement in accordance with Article IX, except as set forth on Schedule 7.1 or as contemplated by this Agreement, unless Buyer has previously consented (which consent will not be unreasonably withheld, conditioned, or delayed) or as required by applicable Law, each Acquired Company and Subsidiary will conduct their operations in the Ordinary Course of Business and will use commercially reasonable efforts to maintain and preserve intact their current business organization and operations and to preserve the rights, goodwill, and present relationships with employees, suppliers, customers, landlords, insurance carriers, lenders and other Persons having business dealings with such Acquired Company or Subsidiary (it being understood that, for the avoidance of doubt, prior to the Closing, (a) the Acquired Companies and the Subsidiaries may use all available cash to repay any indebtedness and (b) Seller and/or the Acquired Companies and Subsidiaries may assume, settle, cancel, pay, or otherwise terminate any or all of the Acquired Companies’ or Subsidiaries’ obligations, receivables, payables, loans or other intercompany accounts between Seller and any Acquired Company or Subsidiary). Without limiting the foregoing, between the Signing Date and the Closing Date or the earlier termination of this Agreement in accordance with Article IX, except as set forth on Schedule 7.1 or as contemplated by this Agreement, unless Buyer has previously consented (which consent will not be unreasonably withheld, conditioned or delayed) or as required by applicable Law, no Acquired Company nor any Subsidiary shall do any of the following:

(a)                incur any indebtedness for borrowed money or issue any long-term debt securities or assume, guarantee or endorse such obligations of any other Person, except for indebtedness incurred in the Ordinary Course of Business under existing credit facilities on the Signing Date;

(b)               except in the Ordinary Course of Business, (i) acquire, assign, license, lease, or dispose of, any material property or assets, (ii) mortgage or encumber any material property or assets other than Permitted Liens, or (iii) cancel any debts owed to or claims held by any Acquired Company or Subsidiary;

(c)               commit, for the period following the Closing, to any new capital expenditures (other than capital expenditures not in excess of One Hundred Thousand Dollars ($100,000) in the aggregate);

(d)               other than in the Ordinary Course of Business or a termination by another contract party under the terms of a Material Contract, enter into, amend, modify, terminate, or waive any material right under any Material Contract;

(e)               enter into, adopt, amend or terminate any agreement relating to the compensation or severance of any employee of any Acquired Company or Subsidiary other than in the Ordinary Course of Business, except as required by Law, any existing agreements, or the terms of any Employee Plan;

(f)                amend or terminate any Employee Plan or enter into or adopt any arrangement that would be an Employee Plan if in effect on the Signing Date, except as required by Law, any existing agreement, or the terms of any Employee Plan;

(g)               grant any bonuses, whether monetary or otherwise, or increase any wages, salary, severance, pension or other compensation or benefits in respect of any current or former employees, officers, directors, independent contractors or consultants, other than in the Ordinary Course of Business or as provided for in any existing agreements or Employee Plan or required by applicable Law, or accelerate the vesting or payment of any compensation or benefit for any current or former employee, officer, director, consultant or independent contractor, other than in the Ordinary Course of Business or as provided for in any existing agreements or required by applicable Law;

(h)               undertake any “mass layoff”, “mass termination”, “permanent discontinuance”, “collective dismissal”, or “plant closing” (as defined by WARN or any other applicable Law, including the ESA, the ALS, and the Mexican Federal Labor Law) at any “single site of employment” (as defined by WARN) or “establishment” (as defined by the ESA) or “employer” (as defined by the ALS) where current employees are located;

(i)                make any material change to the Acquired Companies’ accounting (including tax accounting) methods, principles or practices, except as may be required by GAAP or changes in Law;

(j)                settle or compromise any (i) pending or threatened Action other than any monetary settlement entered in the Ordinary Course of Business consisting of an amount less than $25,000, (ii) claim that will involve payments of consideration in excess of $100,000, (iii) claim that will involve consideration other than monetary damages, or (iv) claim that involves any Significant Customer or Significant Supplier where the nature of such claim, or settlement or compromise thereof, is inconsistent with past practice in the Ordinary Course of Business;

(k)                make any amendment to any Acquired Company’s or Subsidiary’s Organizational Documents;

(l)                 issue or sell any equity interests or other rights to purchase any equity interests of the Acquired Companies or Subsidiaries; recapitalize, reclassify, split, combine or subdivide the equity interests of the Acquired Companies or Subsidiaries; declare, set aside or pay any dividend or other distribution payable in stock or other property; redeem, purchase or otherwise acquire directly or indirectly any of the equity interests of any Acquired Company or Subsidiary; or enter into any agreement with respect to the voting of the equity interests of any Acquired Company or Subsidiary;

(m)               adopt any plan of merger, consolidation, reorganization, liquidation or dissolution or filing of a petition in bankruptcy under any provisions of any bankruptcy Law or consent to the filing of any bankruptcy petition against it under any similar Law;

(n)                make any loan to (or forgive any loan to), or enter into any other transaction with, any current or former directors, officers or employees;

(o)               enter into a new line of business or abandon or discontinue any existing line of business, or institute any material change in the conduct of the business;

(p)               make or change any Tax election, settle or compromise any claim, notice, audit report or assessment in respect of Taxes; enter into any Tax allocation agreement, Tax sharing agreement, Tax indemnity agreement, pre-filing agreement, advance pricing agreement, cost sharing agreement or closing agreement relating to any Tax; file any income tax return; amend any material Tax Return; surrender or forfeit any right to claim a material Tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any Tax claim or assessment; or

(q)               agree to take any of the actions described in clauses (a) through (p) above.

Nothing contained in this Section 7.1 or elsewhere in this Agreement shall preclude the Acquired Companies, in their sole discretion, from making cash distributions to Seller, provided that any such distribution does not result in any Taxes owing by Buyer or any Acquired Company or Subsidiary following the Closing Date. Notwithstanding the foregoing, Electrogroup shall not be permitted to make any cash distribution or dividend other than the Electrogroup Dividend.

7.2             Reasonable Access; Confidentiality.

(a)                From the Signing Date until the Closing Date or the earlier termination of this Agreement in accordance with Article IX, and subject to applicable Law, the Acquired Companies and the Subsidiaries shall (i) give Buyer and its representatives, upon reasonable notice to the Acquired Company or Subsidiary, reasonable access, during normal business hours, to the officers, directors, managers, agents, assets, properties, books, records and agreements of the Acquired Companies and the Subsidiaries, (ii) permit Buyer to make such inspections (but excluding environmental testing and soil, air, water, or groundwater sampling or any invasive or destructive testing without such Acquired Company’s or Subsidiary’s prior written consent, which consent may be withheld at such Acquired Company’s or Subsidiary’s reasonable discretion) as Buyer may reasonably require and (iii) furnish to Buyer during such period all such information relating to the Acquired Companies and the Subsidiaries as Buyer may from time to time reasonably request; provided, that (A) such activities shall not unreasonably disrupt the operations of the Acquired Companies or the Subsidiaries and (B) neither the Acquired Companies nor the Subsidiaries shall have any obligation to make available any information if making such information available would, in the good faith judgment (after consultation with outside legal counsel) of the Seller, reasonably be expected to jeopardize any attorney-client or other legal privilege or contravene any applicable Law.

(b)               From the Signing Date until the Closing Date or the earlier termination of this Agreement in accordance with Article IX, Buyer shall not, without the prior written consent of any Acquired Company or Subsidiary (which consent shall not be unreasonably withheld, delayed or conditioned), contact, in any manner, any customers, suppliers, service providers, employees or other business relations of the Acquired Companies and the Subsidiaries with respect to any matters relating to this Agreement or the transactions contemplated hereby.

(c)               Any information provided to or obtained by Buyer pursuant to Section 7.2(a) and Section 7.2(b) above will be subject to the Confidentiality Agreement, dated November 5, 2018, executed by Mill Point Capital LLC, an affiliate of Buyer (the “Confidentiality Agreement”), and must be held by Buyer in accordance with and be subject to the terms of the Confidentiality Agreement.

(d)               Buyer shall be bound by and comply with the provisions set forth in the Confidentiality Agreement as if such provisions were set forth herein, and such provisions are hereby incorporated herein by reference.

(e)               Effective upon, and only upon, the Closing, the Confidentiality Agreement will terminate with respect to information relating solely to the business of the Acquired Companies and Subsidiaries; provided, however, that Buyer acknowledges that any and all other information (other than information with respect to the business of the Acquired Companies and Subsidiaries) provided or made available to it by Seller or its Affiliates (excluding the Acquired Companies and Subsidiaries) (or their respective agents or representatives) exclusively concerning Seller and such Affiliates shall remain subject to the terms and conditions of the Confidentiality Agreement after the Closing.

7.3             Publicity. Neither the Seller nor Buyer may issue any press release or public announcement concerning this Agreement or the Equity Transaction without obtaining the prior written approval of the other Party, which approval will not be unreasonably withheld, conditioned or delayed, except to the extent, in the reasonable judgment of the Seller or Buyer, disclosure is otherwise required by Law or by the applicable rules of any stock exchange on which any Party (or any of its respective Affiliates) lists its securities; provided, however, that, to the extent disclosure is required by applicable Law or by the rules of any such stock exchange, the Party intending to make such release or announcement shall use its commercially reasonable efforts to consult with the other Party with respect to the text thereof; provided, further, that no Party shall be required to obtain the approval of the other Party pursuant to this Section 7.3 if all of the information about this Agreement or the Equity Transaction that is contained in any proposed release or announcement includes information that has previously been made public without breach of the obligations under this Section 7.3.

7.4             Records. With respect to the financial books and records and minute books of the Acquired Companies and the Subsidiaries relating to matters on or prior to the Closing Date: (a) Buyer shall retain them for a period of five years after the Closing Date, and (b) where there is any legitimate purpose, including, without limitation, an audit of Seller or other Tax matter initiated by, or with respect to, the IRS or any other Taxing Authority or to determine any matter relating to Seller’s rights and obligations hereunder or to any period ending on or before the Closing Date, Buyer shall allow Seller and its representatives and designees, upon reasonable request and with reasonable prior notice, access to the books and records (including accountant work papers) of any Acquired Company or Subsidiary during normal business hours, provided such books and records are not otherwise privileged or confidential, unless such privileged information or documents are directly relevant, reasonably requested, redacted as necessary to maintain the applicable privilege, and used in a manner that would not waive the applicable privilege.

7.5             Continuing Indemnification for Company Actors.

(a)                Buyer agrees that all rights to indemnification, advancement of expenses and exculpation by the Acquired Companies or any Subsidiary now existing in favor of each Person who is now, or has been at any time prior to the Signing Date or who becomes prior to the Closing Date, an officer, manager or director of any Acquired Company or Subsidiary (each, an “Acquired Company Indemnitee”), as provided in the Organizational Documents of such Acquired Company or Subsidiary, in each case as in effect on the Signing Date, or pursuant to any other agreements in effect on the Signing Date and disclosed in Schedule 7.5(a), shall survive the Closing Date and shall continue in full force and effect for a period of no less than six years.

(b)               Prior to the Closing, Seller shall purchase a prepaid insurance policy (i.e., “tail coverage”) (the “Tail Policy”) which Tail Policy provides directors’ and officers’ liability insurance, employment practices liability insurance and fiduciary liability insurance covering acts or omissions occurring on or prior to the Closing Date with respect to those Acquired Company Indemnitees who are covered, as of the Signing Date, by the Acquired Companies’ comparable insurance policies on terms with respect to such coverage and amounts no less favorable to the insured than those of such current insurance coverages for an aggregate period of not less than six (6) years. The Tail Policy shall be from an insurance carrier with the same or better credit rating as any Acquired Company’s or Subsidiary’s current insurance carrier with respect to directors’ and officers’ liability insurance.  At the Closing, Seller shall deliver to Buyer reasonable evidence of the issuance of the Tail Policy. Each Acquired Company Indemnitee entitled to indemnification as provided in this Section 7.5 shall look exclusively to the Tail Policy for any claim.

(c)               Following the Closing, in the event the Acquired Companies or Subsidiaries or any of their successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case to such consolidation, merger or assignment, proper provisions shall be made so that the successors and assigns of the Acquired Companies and Subsidiaries shall assume the obligations set forth in this Section 7.5.

7.6            Best Efforts; Cooperation. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and to obtain satisfaction or waiver of the conditions precedent to the consummation of the transactions contemplated hereby, including (a) obtaining all of the Consents and the making of all filings and the taking of all steps as may be necessary to obtain a Consent from, or to avoid an Action by, any Governmental Authority, (b) obtaining the necessary Consents from third parties, (c) defending any Action challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any Governmental Authority vacated or reversed, and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. The “best efforts” of Seller and the Acquired Companies, as used in this Section 7.6, shall not require Seller or the Acquired Companies or any of their Affiliates to provide more than one hundred thousand dollars ($100,000) in the aggregate to satisfy any third party demands or claims against the Acquired Companies.

7.7             Employment and Benefit Arrangements; Employee Listing.

(a)                Buyer agrees that, for a period of twelve months following the Closing, it shall (i) continue to sponsor, contribute to, or maintain the employee compensation and benefit plans and arrangements listed on Schedule 7.7(a) and (ii) provide the individuals who are employed by the Acquired Companies and the Subsidiaries as of the Closing Date (the “Acquired Company Employees”) compensation and employee benefits that are at least as favorable as that compensation and those benefits provided to the Acquired Company Employees under the Employee Plans in effect immediately prior to the Closing Date; provided, Buyer and the Acquired Companies shall not have any obligation to continue employing the Acquired Company Employees for any length of time after the Closing Date except as required by applicable Law, any Material Contract, any Employee Plan or Section 7.7(b). Buyer shall ensure that any employee benefit plans or programs it, any Acquired Company, or any Subsidiary maintains or adopts with respect to the Acquired Company Employees (the “Buyer Welfare Plans”) treat employment with such Acquired Company or Subsidiary prior to the Closing Date the same as employment with Buyer, such Acquired Company, or such Subsidiary from and after the Closing Date for purposes of eligibility and vesting (including, without limitation, the satisfaction of any waiting periods under any Buyer Welfare Plan) and benefit accrual. Buyer shall use commercially reasonable efforts, and shall use commercially reasonable efforts to cause their third party insurance carriers to, (A) waive all pre-existing condition limitations, exclusions or waiting periods applicable with respect to life and accidental death and dismemberment insurance, disability, sickness and accident and medical benefits for the Acquired Company Employees under the Buyer Welfare Plans to the extent that such limitations, exclusions or waiting periods exceed those in effect under the Employee Plans as of the Closing Date, and (B) recognize, for purposes of satisfying any deductible, co-pays and out-of-pocket maximums under the Buyer Welfare Plans, any payment made by an Acquired Company Employee prior to the Closing Date toward deductibles, co-pays and out-of-pocket maximums in any Employee Plan.

(b)               Buyer shall be solely responsible for issuing, serving and delivering all orders and notices required, if any, pursuant to the Worker Adjustment and Retraining Notification Act (the “WARN Act”), as amended, or its state law equivalent, in connection with the termination of any Acquired Company Employees after the Closing Date. Further, Buyer shall retain the Acquired Company Employees to the extent necessary to avoid any requirement that the Acquired Companies deliver notifications with respect to any Acquired Company Employees or any individual employed by any Acquired Company or Subsidiary within the 90-day period prior to the Closing Date pursuant to the WARN Act or state law equivalent, if any. Schedule 7.7(b) identifies all reductions in force of five or more employees by any Acquired Company or Subsidiary at any single time or in connection with a single reorganization within the ninety (90) days immediately prior to the Closing Date and any “mass termination” or “permanent discontinuance” or “collective dismissal” that may have occurred prior to the Closing Date under the ESA or the ALS, including: (i) the date of the reduction in force, (ii) the number of employees laid off, (iii) the employees’ facility, (iv) the reason for the reduction in force, and (v) whether waivers or severances were obtained by the laid-off employees.

(c)                The provisions of this Section 7.7 are solely for the benefit of the Parties and no employee or former employee or any other individual shall be regarded for any purpose as a third-party beneficiary of this Section 7.7 or have any cause of action or claim based on this Section 7.7. In no event shall the terms of this Agreement be deemed to (i) establish, amend or modify any Employee Plan, Buyer Welfare Plan, or any other benefit plan, program, agreement or arrangement maintained or sponsored by the Acquired Companies, any Subsidiary, Buyer, or any of their respective Affiliates; (ii) alter or limit the ability of the Acquired Companies, any Subsidiary, Buyer, or any of their respective Affiliates, as applicable, to amend, modify, or terminate any Employee Plan or any Buyer Welfare Plan; or (iii) confer upon any employee, former employee, or any other individual any right to employment or continued employment, benefits or continued service with the Acquired Companies, any Subsidiary, Buyer, or any of their respective Affiliates.

(d)                Prior to the Closing, Seller shall provide an updated Schedule 4.16 (Employee Listing) as of the Closing Date to Buyer.

7.8             Acquisition Proposals.

(a)                Seller agrees that, except as expressly permitted by this Section 7.8, none of Seller, the Acquired Companies, or the Subsidiaries or their Affiliates nor any of the officers and directors of Seller, the Acquired Companies or the Subsidiaries or their Affiliates will, and that it will direct and use its reasonable best efforts to cause its, its Affiliates’, the Acquired Companies’ and the Subsidiaries’ employees, investment bankers, lenders, attorneys, accountants, agents and other advisors or representatives (such directors, officers, employees, investment bankers, lenders, attorneys, accountants, agents and other advisors or representatives, collectively, “Representatives”) not to, directly or indirectly:

(i)                 initiate, solicit, facilitate or encourage any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal;

(ii)                engage in, continue or otherwise participate in any discussions or negotiations regarding, or provide any non-public information or data to any Person relating to, any Acquisition Proposal, except to notify such Person of the existence of this Section 7.8;

(iii)               enter into any Contract with respect to any Acquisition Proposal; or

(iv)              grant any waiver, amendment or release under any standstill or confidentiality agreement or Takeover Statutes, or fail to enforce any standstill or confidentiality agreement.

(b)                Notwithstanding anything in the foregoing to the contrary, prior to Closing Date, if Seller, any Acquired Company, or any Subsidiary receives a written Acquisition Proposal that did not result from a breach of this Section 7.8 and which the Seller Board determines in good faith to be bona fide, Seller, the Acquired Companies and the Subsidiaries and its and their Representatives may (i) provide information in response to a request therefor by the Person who has made such Acquisition Proposal, but only if Seller, such Acquired Company or such Subsidiary receives from the Person so requesting such information an executed confidentiality agreement on terms not less restrictive to the other party than those contained in our Confidentiality Agreement and prior to disclosing any information to such Person or any of its Affiliates or Representatives in response to such Acquisition Proposal, Seller, such Acquired Company or such Subsidiary makes such information available to Buyer (to the extent such information has not been previously made available to Buyer); (ii) engage or participate in any discussions or negotiations with such Person; or (iii) after having complied with Section 7.8(d), approve, recommend, or otherwise declare advisable or propose to approve, recommend or declare advisable (publicly or otherwise) such an Acquisition Proposal, if and only to the extent that, (A) prior to taking any action described in clause (i), (ii) or (iii) above, the Seller Board determines in good faith after consultation with outside legal counsel that the failure to take such action, in light of the Acquisition Proposal and the terms of this Agreement, would constitute a breach of the directors’ fiduciary duties under applicable Law, (B) in each such case referred to in clause (i) or (ii) above, the Seller Board has determined in good faith based on the information then available and after consultation with its outside legal counsel and financial advisor that such Acquisition Proposal either constitutes a Superior Proposal or is reasonably likely to result in a Superior Proposal, and (C) in the case referred to in clause (iii) above, the Seller Board determines in good faith (after consultation with its outside legal counsel and financial advisor) that such Acquisition Proposal is a Superior Proposal and failure to take such action would constitute a breach of the directors’ fiduciary duties under applicable Law.

(c)                The Seller Board and each committee of the Seller Board will not, directly or indirectly:

(i)                 except as expressly permitted by this Section 7.8, (A) withhold, withdraw, qualify or modify (or publicly propose or resolve to withhold, withdraw, qualify or modify), in a manner adverse to Buyer, the Seller Board Recommendation with respect to the Equity Transaction and the other transactions contemplated hereby, (B) approve, propose to approve, resolve to approve, recommend or otherwise declare advisable (publicly or otherwise), any Acquisition Proposal, or (C) fail to publicly reaffirm the Seller Board Recommendation, including by not publicly supporting the Equity Transaction and the other transactions contemplated hereby in a director’s individual capacity, within five Business Days after Buyer so requests in writing; or

(ii)               except as expressly permitted by, and after compliance with, Section 9.1 hereof, cause or permit Seller, any Acquired Company or any Subsidiary to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement or other Contract (other than a confidentiality agreement referred to in Section 7.8(b) entered into in compliance with Section 7.8(b)) (an “Alternative Acquisition Agreement”) relating to any Acquisition Proposal.

(d)               Notwithstanding anything to the contrary set forth in this Agreement, prior to the Closing Date, the Seller Board may withhold, withdraw, qualify or modify the Seller Board Recommendation or approve, recommend or otherwise declare advisable any Acquisition Proposal that was not solicited, initiated, knowingly facilitated or knowingly encouraged in breach of this Agreement (a “Change of Recommendation”) or may also take action pursuant to Section 9.1, if the Seller Board determines in good faith based on information then available, after consultation with outside legal counsel and its financial advisor, that such Acquisition Proposal is a Superior Proposal and the failure to take such action would constitute a breach of directors’ fiduciary duties under applicable Law; provided, however, that Seller will not effect a Change of Recommendation in connection with a Superior Proposal, or take any action pursuant to Section 9.1 with respect to a Superior Proposal unless: (i) Seller notifies Buyer in writing, five Business Days in advance, that it intends to effect a Change of Recommendation in connection with a Superior Proposal, or to take action pursuant to Section 9.1 with respect to a Superior Proposal, which notice will specify the identity of the party who made such Superior Proposal and all of the material terms and conditions of such Superior Proposal and attach the most current version of the agreement reflecting such terms and conditions; (ii) after providing such notice and prior to making such Change of Recommendation in connection with a Superior Proposal, or taking any action pursuant to Section 9.1 with respect to a Superior Proposal, Seller will negotiate in good faith with Buyer during such five Business Day period (to the extent that Buyer desires to negotiate) to make such revisions to the terms of this Agreement or consider a possible alternative transaction with Buyer so that the Acquisition Proposal that is the subject of the notice ceases to be a Superior Proposal; and (iii) the Seller Board will have considered in good faith any changes to this Agreement offered in writing by Buyer and will have determined in good faith (after consultation with its outside legal counsel and financial advisor) that the Superior Proposal would continue to constitute a Superior Proposal if such changes offered in writing by Buyer were to be given effect; provided that Seller will not effect a Change of Recommendation in connection with a Superior Proposal, or take any action pursuant to Section 9.1 with respect to a Superior Proposal, prior to the time that is five Business Days after it has provided the written notice required by clause (i) above; provided, further, that in the event that the Acquisition Proposal is thereafter modified by the party making such Acquisition Proposal, Seller will provide written notice of such modified Acquisition Proposal and will again comply with this Section 7.8(d), except that the deadline for such new written notice will be reduced to two Business Days (rather than the five Business Days otherwise contemplated by this Section 7.8(d)) and the time Seller will be permitted to effect a Change of Recommendation in connection with a Superior Proposal, or to take action pursuant to Section 9.1 with respect to a Superior Proposal, will be reduced to the time that is two Business Days after it has provided such written notice (rather than the time that is five Business Days otherwise contemplated by this Section 7.8(d)).

(e)                Nothing contained in this Section 7.8 will be deemed to prohibit Seller, any Acquired Company, or any Subsidiary from complying with its disclosure obligations under applicable U.S. federal or state Law with regard to an Acquisition Proposal; provided, however, that if such disclosure does not reaffirm the Seller Board Recommendation or has the substantive effect of withdrawing or adversely modifying the Seller Board Recommendation, such disclosure will be deemed to be a Change of Recommendation and Buyer will have the right to terminate this Agreement as set forth in Section 9.1. Nothing in this Agreement shall prohibit Seller or the Seller Board from disclosing to Seller’s stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or Item 1012(a) of Regulation M-A; provided, however, that unless such disclosure consists solely of a “stop, look and listen” communication containing only statements contemplated by Rule 14d-9(f) under the Exchange Act, Seller shall first comply with Section 7.8(d) to the extent applicable to such disclosure.

(f)                Seller, on behalf of itself and the Acquired Companies and Subsidiaries, agrees that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Acquisition Proposal and will take the necessary steps to promptly inform such individuals or entities of the obligations undertaken in this Section 7.8. Seller also agrees that it will promptly request each Person that has heretofore executed a confidentiality agreement in connection with such Person’s consideration of an acquisition of Seller, any Acquired Company or any Subsidiary to return or destroy all confidential information heretofore furnished to such Person by or on behalf of Seller, any Acquired Company or any Subsidiary or any of their respective Representatives.

(g)                Seller agrees that it will promptly (and, in any event, within 24 hours) notify Buyer if any proposals or offers with respect to an Acquisition Proposal are received by, any non-public information is requested from, or any discussions or negotiations are sought to be initiated or continued with, it, any Acquired Company or Subsidiary or any of its and their Representatives, indicating, in connection with such notice, the identity of the Person making the proposal or offer and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed Contracts) and thereafter will keep Buyer informed on a current (and no less than daily basis) of the status of any such discussions or negotiations. In the event that any party modifies its Acquisition Proposal in any respect, Seller will notify Buyer orally and in writing within 24 hours of receipt of such modification of the fact that such Acquisition Proposal has been modified and the terms of such modification (including, if applicable, copies of any written documentation reflecting such modification). Seller agrees that it, the Acquired Companies and the Subsidiaries will not enter any confidentiality (or similar) agreement subsequent to the Signing Date that prohibits Seller from providing to Buyer such material terms and conditions and other information. Seller will promptly (and, in any event, within 24 hours thereafter) notify Buyer of the identity of any Person with which Seller, any Acquired Company or any Subsidiary enters into such a confidentiality (or similar) agreement.

(h)               Without limiting the foregoing, Seller agrees that any violation of the restrictions set forth in this Section 7.8 by any Representative of Seller, the Acquired Companies or the Subsidiaries shall constitute a breach by Seller of this Section 7.8.

7.9            Release. From and after the Closing, Seller, on behalf of itself and its Affiliates, hereby unconditionally, knowingly and irrevocably releases the Acquired Companies and the Subsidiaries and their respective agents and Affiliates, successors, assigns, managers, directors, officers and employees (collectively, the “Released Parties”) from any and all Actions, causes of action, suits, debts, dues, sums of money, accounts, reckoning, bonds, bills, liabilities, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, losses, judgments, extents, executions, claims and demands, of whatever kind or nature, whether known or unknown, which Seller and/or its Affiliates have, may have, might have or may assert now or in the future (each, a “Released Claim”) and agrees not to bring or threaten to bring or otherwise join in any Released Claim against the Released Parties or any of them, relating to, arising out of or in connection with any Contract, transaction, action, failure to act, or other facts or circumstances which occurred, existed, or was taken on or prior to the Closing Date, provided, however, that the foregoing shall not apply to any Released Claim arising under, related to, or resulting from any breach of this Agreement. The parties hereto hereby acknowledge and agree that the execution of this Agreement shall not constitute an acknowledgment of or an admission by any Released Party of the existence of any Released Claims or of liability for any matter or precedent upon which any liability may be asserted.

7.10           Financing.

(a)                Buyer shall use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to arrange and obtain the Financing on the terms and conditions described in the Financing Commitments as promptly as reasonably practicable, including using commercially reasonable efforts to (i) maintain in effect the Financing Commitments in accordance with and subject to the terms and conditions set forth therein, (ii) satisfy on a timely basis all conditions applicable to Buyer, or otherwise within the control of Buyer or its Affiliates, to obtaining the Financing (including by consummating the Equity Financing at or prior to the Closing), (iii) negotiate and enter into definitive agreements with respect thereto on terms and conditions contained in the Financing Commitments or consistent in all material respects with the Financing Commitments, or on other terms that would not impact the ability of Buyer to timely consummate the transactions contemplated hereby, and (iv) consummate the Financing at or prior to the Closing. Buyer shall not agree to or permit any material amendment, supplement, restatement, or other modification of, or waive any of its material rights under, any Financing Commitment or any definitive agreements related to the Financing, in each case, without the Seller’s prior written consent, which shall not be unreasonably withheld. Upon any such amendment, supplement or modification of the Financing Commitments in accordance with this Section 7.10(a), Buyer shall provide a copy thereof to the Seller and the term “Debt Financing Commitments” shall mean the Debt Financing Commitments as so amended, supplemented or modified, and the term “Equity Financing Commitments” shall mean the Equity Financing Commitments as so amended, supplemented or modified.

(b)               In the event all or any portion of the Financing becomes unavailable on the terms and conditions described in or contemplated by the Financing Commitments for any reason, Buyer shall use its commercially reasonable efforts to arrange to obtain, as promptly as practicable following the occurrence of such event but no later than 60 days after the occurrence of such event, alternative financing (the “Alternative Financing”) in an amount sufficient to consummate the transactions contemplated by this Agreement which would not reasonably be expected to prevent, materially impede or materially delay the consummation of the Financing or the transactions contemplated by this Agreement.

(c)                Buyer shall give the Acquired Companies prompt written notice of any material breach, default, or repudiation by any party of the Financing Commitments (or commitments for any Alternative Financing obtained in accordance with Section 7.10(b)) of which Buyer or any of its Affiliates becomes aware.　 Buyer shall use commercially reasonable efforts to keep the Acquired Companies informed on a reasonably current basis in reasonable detail of the status of its efforts to arrange the Financing (or Alternative Financing obtained in accordance with Section 7.10(b)).

(d)               Seller agrees to, and to cause the Acquired Companies and Subsidiaries to, provide Buyer with such cooperation and assistance in connection with the arrangement of the Debt Financing as may be reasonably requested by Buyer, including (i) participating in meetings (including with senior management), presentations, due diligence sessions and sessions with rating agencies, (ii) assisting with the preparation of materials for rating agency presentations, bank information memoranda, and similar documents required in connection with the Debt Financing, (iii) taking such actions as are reasonably requested by Buyer to facilitate the satisfaction on a timely basis of all conditions precedent to obtaining the Debt Financing, (iv) taking all actions as may be required or reasonably requested by Buyer in connection with the repayment of all existing indebtedness for borrowed money of Seller and its Subsidiaries that is contemplated to be repaid, or commitments with respect thereto terminated, pursuant to this Agreement, (v) participation by senior management of Seller in the execution and delivery of certain of the Debt Documents to the extent necessary prior to Closing and (vi) providing all documentation and other information required by bank regulatory authorities under applicable “know-your-customer” and anti-money laundering rules and regulations, including the Patriot Act; provided, that such requested cooperation does not unreasonably interfere with the ongoing operations of Seller and its Subsidiaries. Buyer agrees that the execution by Seller or any of its Subsidiaries of any documents in connection with the financing for the transactions contemplated by this Agreement will be subject to the consummation of the transactions contemplated hereby at the Closing and such documents will not become effective prior thereto.

7.11           Stockholder Consent; Preparation of the Information Statement.

(a)                Seller Board shall take all action necessary in accordance with applicable Law and Seller’s Organizational Documents to recommend that the stockholders of Seller vote in favor of approval of the Equity Transaction pursuant to this Agreement and the other transactions contemplated hereby (“Seller Board Recommendation”). Upon such Seller Board Recommendation, certain stockholders of Seller have agreed to vote and deliver a written consent in the form attached hereto as Exhibit C with respect to the equity interests of Seller owned by them in favor of approval and adoption of this Agreement and approving the Equity Transaction and the other transactions contemplated hereby (such written consent, as duly executed and delivered by holders holding a majority of the issued and outstanding shares of Seller’s common stock, the “Stockholder Consent”, which shall constitute the Stockholder Approval). As soon as practicable upon receipt of the Stockholder Consent, Seller will provide Buyer with a facsimile copy of such Stockholder Consent, certified as true and complete by an executive officer of Seller. In connection with the Stockholder Consent, Seller shall take all actions necessary to comply, and shall comply in all respects, with the DGCL, including Section 228 thereof, and the Organizational Documents of Seller.

(b)               Within 20 days after the Signing Date, Seller shall prepare and file with the SEC a written information statement of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act concerning the Stockholder Consent, the Equity Transaction and the other transactions contemplated by this Agreement (the “Information Statement”). Each of Seller and Buyer shall furnish all information concerning itself to the other as may be reasonably requested in connection with the preparation, filing and distribution of the Information Statement. Seller shall promptly notify Buyer upon the receipt of any comments from the SEC or its staff or any request from the SEC or its staff for amendments or supplements to the Information Statement and shall provide Buyer with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. Each of Seller and Buyer shall use commercially reasonable efforts to respond as promptly as practicable to any comments of the SEC with respect to the Information Statement. Notwithstanding the foregoing, prior to filing or mailing the Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, Seller (i) shall provide Buyer a reasonable opportunity to review and comment on such document or response and (ii) shall include in such document or response all comments reasonably proposed by Buyer. If, at any time prior to the date that is 20 days after the Information Statement is first mailed to Seller’s stockholders, any information relating to Seller, Buyer or any of their respective Affiliates, officers or directors should be discovered by the Seller or Buyer which is required to be set forth in an amendment or supplement to the Information Statement, so that the Information Statement shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, the party that discovers such information shall promptly notify the other parties hereto, and an appropriate amendment or supplement describing such information shall be filed with the SEC and, to the extent required by applicable Law, disseminated to the stockholders of Seller.

(c)                Seller agrees that the Information Statement will comply as to form in all material respects with the requirements of the Exchange Act and that none of the information included or incorporated by reference in the Information Statement will, at the date the Information Statement is filed with the SEC or mailed to the stockholders of Seller, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no covenant is made by Seller with respect to statements made in the Information Statement based on information supplied in writing by or on behalf of Buyer specifically for inclusion or incorporation for reference therein. Buyer agrees that none of such information will, at the date the Information Statement is filed with the SEC or mailed to the stockholders of Seller, or at the time of any amendment or supplement thereof, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

(d)                Each of the Seller and Buyer shall use best efforts to cause the Information Statement to be (i) filed with the SEC in definitive form as contemplated by Rule 14c-2 under the Exchange Act and (ii) mailed to the stockholders of Seller, in each case as promptly as practicable after, and in any event within two days after, the latest of (A) confirmation from the SEC that it has no further comments on the Information Statement, (B) confirmation from the SEC that the Information Statement is otherwise not to be reviewed or (C) expiration of the 10-day period after filing in the event the SEC does not review the Information Statement.

7.12           Non-Solicitation and No-Hire; Confidentiality; Non-Compete.

(a)                For a period of three (3) years following the Closing Date, except on behalf of Buyer, the Acquired Companies or any of their respective Affiliates in the ordinary scope of their respective duties, Seller, its Affiliates, Nathan J. Mazurek (the “Restricted Parties”), shall not, directly or indirectly, engage, solicit, induce, hire or attempt to engage, solicit, induce or hire, whether or not for consideration, any employee or independent contractor of the Acquired Companies, Subsidiaries, or Buyer, who is (or was within seven (7) months prior to the Signing Date) employed by any Acquired Company, Subsidiary, or Buyer. Notwithstanding the foregoing, nothing in this Section 7.12(a) shall preclude a Restricted Party from soliciting or hiring any employee or independent contractor of the Acquired Companies, Subsidiaries, or Buyer, if such employee’s or independent contractor’s employment or relationship is terminated with an Acquired Company, Subsidiary, or Buyer, and more than nine (9) months have passed since such termination.

(b)               For a period of three (3) years following the Closing, except on behalf of Buyer, the Acquired Companies or any of their respective Affiliates in the ordinary scope of their respective duties, the Restricted Parties shall not disclose, reveal, divulge or communicate to any Person other than Seller and its Affiliates and their respective representatives, or authorized officers, directors and employees of Buyer or the Acquired Companies or the Subsidiaries, or use for Seller’s own benefit or for the benefit of anyone other than Buyer or the Acquired Companies or the Subsidiaries, any non-public documents and information, whether written or oral, to the extent relating to the Acquired Companies or the Subsidiaries (the “Confidential Information”), except to the extent that such Confidential Information (i) is required to be disclosed in connection with the obligations of Seller or its Affiliates pursuant to this Agreement, (ii) can be shown to have been in the public domain through no fault of Seller or its Affiliates, (iii) was later lawfully acquired by Seller or its Affiliates from sources other than those related to Seller’s prior ownership of the Acquired Companies who or which do or did not owe confidentiality obligations to the Acquired Companies or the Subsidiaries or (iv) is required to be disclosed by judicial or administrative process or by other requirements of Law; provided, that in the event disclosure is required by judicial or administrative process or other requirements of Law, Seller and its Affiliates shall, to the extent legally permitted, provide Buyer with prompt notice of such requirement, shall disclose only that portion of such information which it is advised by its counsel is legally required to be disclosed, and shall use reasonable best efforts to obtain at Buyer’s expense an appropriate protective order or other reasonable assurance that confidential treatment will be accorded such information. Notwithstanding the foregoing, in no event will this Section 7.12(b) limit or otherwise restrict the right of Seller or its Affiliates to disclose such Confidential Information to Seller’s, and Seller’s Affiliates’ respective, legal, accounting and financial advisors who are bound by customary obligations of confidentiality; provided, the Persons who receive such information are bound by written obligations of confidentiality, or to the extent reasonably required in connection with any Action relating to the enforcement of this Agreement.

(c)                For a period of three (3) years following the Closing Date, except on behalf of Buyer, the Acquired Companies or any of their respective Affiliates in the ordinary scope of their respective duties, the Restricted Parties shall not, without the prior written consent of Buyer, directly or indirectly (i) engage in, or assist others in engaging in, the Restricted Business anywhere in the Restricted Area, (ii) have any ownership interest in, control, perform management, executive or supervisory functions for, or otherwise participate in any business in the Restricted Area that engages in the Restricted Business (other than the Acquired Companies, the Subsidiaries, and Buyer or as set forth below), or (iii) solicit or entice, or attempt to solicit or entice, any client or customer of Buyer, the Acquired Companies or the Subsidiaries for the purpose of diverting their business or services from Buyer, the Acquired Companies, the Subsidiaries or any of their Affiliates; provided, that the restrictions contained in this Section 7.12(c) shall not in any manner restrict or be otherwise deemed to limit (A) the acquisition by a Restricted Party, directly, or indirectly, of less than five percent of the outstanding capital stock of any publicly traded company engaged in the Restricted Business, so long as such Restricted Party does not actively participate in the management or operations of such entity, or (B) the operation of the business (excluding the Restricted Business) of the Seller as presently conducted by the Seller.

7.13           Notice of Certain Events.

(a)                Without limiting any other obligations set forth in this Article VII, from the date hereof until the Closing or the earlier termination of this Agreement in accordance with Article IX, Seller shall promptly notify Buyer in writing if it obtains Knowledge of: (i) any fact, circumstance, event or action the existence, occurrence or taking of which: (A) has had, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect since the Signing Date or (B) has resulted or would result in any of the conditions set forth in Section 8.3(a) not being met at Closing (along with a specific description of the facts and circumstances of such occurrence, along with which portion of the condition(s) set forth in Section 8.3(a) would not be met at Closing); (ii) any Applicable Adverse Event; (iii) any material failure on the part of the Seller or any Acquired Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (iv) the receipt of any material notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and (v) any Actions commenced or, to the Acquired Companies’ Knowledge, threatened against the Acquired Companies or the Subsidiaries that relates to the consummation of the transactions contemplated by this Agreement.

(b)               Without limiting any other obligations set forth in this Article VII, from the date hereof until the Closing or the earlier termination of this Agreement in accordance with Article IX, Buyer shall promptly notify Seller in writing if it obtains knowledge of: (i) any fact, circumstance, event or action the existence, occurrence or taking of which has resulted in any representation or warranty made by Buyer hereunder not being true and correct in any material respect; (ii) any material failure on the part of the Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; (iii) any material notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; and (iv) any Actions commenced or, to the Buyer’s knowledge, threatened against the Buyer that relates to the consummation of the transactions contemplated by this Agreement.

(c)                No Party’s receipt of information pursuant to this Section 7.13 shall operate as a waiver or otherwise affect any representation or warranty given or made by any Party in this Agreement as of Closing and shall not be deemed to amend or supplement the Disclosure Schedules; provided that the disclosure of any such item pursuant to this Section 7.13 shall be effective for purposes of disputing a claim for Fraud in respect of the representations and warranties made herein.

7.14          R&W Policy. Seller and the Acquired Companies shall cooperate with Buyer and use their commercially reasonable efforts to assist Buyer in obtaining, on or prior to the Closing Date, the R&W Policy. The premium, diligence and other related fees, costs and expenses, including applicable Taxes, due under the R&W Policy, shall be paid by Buyer to the R&W Insurance Provider at or prior to the Closing.

7.15          Reinstatement. Prior to the Closing Date, Seller will cause Nexus Custom Magnetics, L.L.C., a Texas limited liability company that was terminated September 20, 2018, to be reinstated as a Texas limited liability company pursuant to the Texas Business Organizations Code, by filing a Form 811 (Certificate of Reinstatement) with the Texas Comptroller of Public Accounts and preparing and filing or providing any other documents necessary to effect such reinstatement, each in a form reasonably satisfactory to the Buyer (the “Reinstatement”).

7.16          Intellectual Property Assignments. Prior to the Closing Date, Seller shall assign all Assignable Acquired Company IP to an Acquired Company or Subsidiary and shall register such assignment with the appropriate Governmental Authorities, which shall include the United States Patent and Trademark Office (“USPTO”).

7.17          Reynosa Flood Matters. Prior to the Closing Date, the Seller shall cause Reynosa Facility #2 to be restored to the conditions and operation substantially similar in all material respects to the conditions and operation that existed at Reynosa Facility #2 immediately prior to the flood that occurred at Reynosa Facility #2 in Reynosa, Mexico in June 2019 (the “Reynosa Flood”). Seller shall keep Buyer reasonably informed, and promptly respond to the Buyer’s reasonable requests, regarding the status of developments with respect to the restoration of operations at the facility.

7.18          Reorganization. Prior to the Closing Date, Seller will (A) complete the reservation of the name of Electrogroup for continuation as a British Columbia corporation under the Business Corporations Act of British Columbia (the “BC Act”); (B) execute and deliver the Special Resolution of the Shareholders and a Directors Resolution approving and authorizing the continuation of Electrogroup to British Columbia and adopt a form of Articles and Notice of Articles in the form and manner required by the BC Act; (C) submit a request to Corporations Canada to obtain a Letter of Satisfaction approving the continuation of Electrogroup to British Columbia; (D) file the Letter of Satisfaction and obtain the approval of the British Columbia Registrar of Companies to the continuation of Electrogroup as a British Columbia company under the BC Act; (E) complete all documents, certificates, resolutions and filings required to facilitate completion of the transactions listed in the aforementioned (A) through (D) in a form reasonably acceptable to and approved by the Buyer. Buyer acknowledges and agrees that it will, promptly upon Closing, continue Electrogroup from Canada into British Columbia (the “Continuance”), convert Electrogroup from a limited liability company to an unlimited liability company (the “Conversion”) and, promptly thereafter, amalgamate Electrogroup with the Canadian Buyer under the laws of British Columbia (the “Amalgamation”, and, collectively, with the Continuance and Conversion, the “Reorganization”). Seller shall reasonably cooperate with the Buyer and make reasonable efforts to provide Buyer with assistance in preparing such filings with Governmental Authorities so that promptly after the sale of Electrogroup to Canadian Buyer in accordance with the terms of this Agreement, Buyer may make such filings as are necessary with Governmental Authorities to complete the Conversion and the Amalgamation.

7.19          Electrogroup Dividend and Holdback. In the event that the Seller declares a dividend for the intercompany balance between Seller and Electrogroup on or before the Closing Date (the “Electrogroup Dividend”), fifteen percent (15%) of such Electrogroup Dividend shall be held back from such distribution and left with Electrogroup in the form of cash (the “Electrogroup Holdback”). Buyer covenants and agrees to cause Electrogroup to pay the Electrogroup Withholding Tax to the appropriate Governmental Authority on or prior to its due date unless such Electrogroup Withholding Tax has not been agreed to amongst the parties, in such case, such amount shall be paid within two (2) Business Days of such agreement.

ARTICLE VIII
CONDITIONS TO CLOSING

8.1            Conditions to Obligations of the Parties. The respective obligations of the Acquired Companies, Seller, and Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (if permitted by applicable Law) at or prior to the Closing of the following conditions (it being understood that all conditions to Closing shall be deemed to have been satisfied or waived from and after the Closing):

(a)                Seller shall have obtained the Stockholder Approval.

(b)               Excluding any Action (or Order resulting from any Action) initiated (i) by Buyer against the Acquired Companies or Seller or (ii) by the Acquired Companies or Seller against Buyer, no Action shall be pending or threatened seeking to restrain or prohibit, and none of the Parties shall be subject to any Order of a court of competent jurisdiction that restrains or prohibits, the consummation of the transactions contemplated by this Agreement (a “Restraint”). If any such Restraint has been issued, each Party shall use its best efforts to have any such Restraint overturned or lifted.

(c)                All waiting periods, authorizations, clearances, consents, orders or approvals required by any Governmental Authority in connection with the consummation of the Equity Transaction and the other transactions contemplated hereby, the absence of which would render the consummation of the Equity Transaction illegal or could be reasonably likely to have a Material Adverse Effect, shall have expired, terminated or been obtained.

(d)               The Information Statement shall have been mailed to the stockholders of Seller in accordance with Section 7.11 at least 20 days prior to the Closing Date and the consummation of the Equity Transaction shall be permitted by Regulation 14C of the Exchange Act (including Rule 14c-2 promulgated under the Exchange Act).

8.2            Conditions to Obligations of Seller and the Acquired Companies. The obligations of Seller and the Acquired Companies to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (if permitted by applicable Law) at or prior to the Closing of each of the following additional conditions (it being understood that all conditions to Closing shall be deemed to have been satisfied or waived from and after the Closing):

(a)               The representations and warranties of Buyer set forth in this Agreement will be true and correct as of the Closing Date as though made on and as of the Closing Date, except (i) to the extent such representations and warranties speak as of an earlier date (which need only be true and correct as of such earlier date), (ii) to the extent of changes or developments contemplated by the terms of this Agreement, and (iii) for inaccuracies therein or exceptions thereto that have been cured or would not be likely to result in a material and adverse effect on the ability of Buyer to perform its obligations under this Agreement.

(b)                Each of the agreements and covenants of Buyer to be performed and complied with by Buyer pursuant to this Agreement prior to the Closing Date shall have been duly performed and complied with in all material respects (it being understood that failure to pay any amounts payable by or on behalf of Buyer pursuant to, and in accordance with, Articles II and/or III shall be deemed to be material).

(c)                Buyer shall have delivered the items set forth in Section 3.3.

8.3            Conditions to Obligations of Buyer. The obligations of Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (if permitted by applicable Law) at or prior to the Closing of each of the following additional conditions (it being understood that all conditions to Closing shall be deemed to have been satisfied or waived from and after the Closing):

(a)                Except for the representations and warranties in Section 4.1 (other than the second sentence), Section 4.2, Section 4.3 (other than the third sentence), Section 4.4(a), Section 4.21, Section 5.1, Section 5.2, Section 5.3(c) and Section 5.4 (collectively, the “Seller Fundamental Representations”), the representations and warranties of the Acquired Companies and Seller set forth in this Agreement qualified as to “materiality” or “Material Adverse Effect” shall be true and correct in all respects and those not so qualified shall be true and correct as of the date of the Closing as though made anew at and as of the Closing, except (i) to the extent such representations and warranties expressly speak as of a specified date, in which case such representations and warranties shall be true and correct in all material respects on and as of such specified date, (ii) for inaccuracies therein or exceptions thereto that have been cured or would not be likely to result in an Applicable Adverse Event. The Seller Fundamental Representations shall be true and correct in all respects as of the Signing Date and as of and as though made on the Closing Date (except to the extent such representations and warranties expressly speak as of a specified date, in which case such representations and warranties shall be true and correct in all respects on and as of such specified date).

(b)               Each of the agreements and covenants of the Acquired Companies and Seller to be performed and complied with by the Acquired Companies or Seller pursuant to this Agreement prior to or as of the Closing Date shall have been duly performed and complied with in all material respects (it being understood that failure to deliver any of the Interests pursuant to, and in accordance with, Article III shall be deemed to be material).

(c)               Since the Signing Date, there shall not have been any Material Adverse Effect.

(d)               The Acquired Companies or Seller shall have delivered the items set forth in Section 3.2.

(e)                Buyer shall have received the Debt Financing on substantially the terms provided for in the Debt Financing Commitments or any Alternative Financing.

8.4            Frustration of Closing Conditions. None of Buyer, the Acquired Companies, and Seller may rely on the failure of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as the case may be, to be satisfied if such failure was caused by such Party’s breach of its obligations to consummate the transactions contemplated by this Agreement as required by the provisions of this Agreement, including Section 7.2 and Section 7.6.

ARTICLE IX
TERMINATION OF AGREEMENT

9.1            Termination. Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Closing Date:

(a)               by the mutual written consent of Buyer and Seller;

(b)               by Seller, if (i) each of the conditions set forth in Article VIII have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and would reasonably be expected to be satisfied at Closing), (ii) Buyer fails to consummate the Closing by the date the Closing is required to have occurred pursuant to Section 3.1, (iii) Seller has notified Buyer in writing that Seller and the Acquired Companies stand ready, willing, and able to consummate the Closing, and (iv) Buyer has not consummated the Closing by the close of business on the third Business Day following the delivery of such notice described in the foregoing clause (iii);

(c)                by Buyer, if (i) each of the conditions set forth in Article VIII have been satisfied or waived (other than those conditions that by their nature are to be satisfied at the Closing and would reasonably be expected to be satisfied at Closing), (ii) Seller fails to consummate the Closing by the date the Closing is required to have occurred pursuant to Section 3.1, (iii) Buyer has notified Seller in writing that Buyer stands ready, willing, and able to consummate the Closing, and (iv) Seller has not consummated the Closing by the close of business on the third Business Day following the delivery of such notice described in the foregoing clause (iii);

(d)               by Buyer, upon the occurrence of: (i) an Applicable Adverse Event that is not curable, (ii) an Applicable Adverse Event, if curable, to the extent such has not been cured by the earlier of: (A) twenty (20) days following such occurrence or (B) the Outside Date, or (iii) a Material Adverse Effect;

(e)                at the election of the Seller or Buyer on or after the date (the “Outside Date”) that is the later of (i) 120 days following the date hereof (such date, the “Initial Outside Date”) and (ii) 60 days after the date on which all or any material portion of the Financing becomes unavailable on substantially the terms and conditions described in or contemplated by the Financing Commitments (such date, the “Extended Outside Date”), if the Closing shall not have occurred by the close of business on such date; provided, however, that the terminating Party is not in material breach of any of its obligations hereunder that has been the principal cause of, or resulted in, the failure of the Closing to occur on or before the Outside Date.

(f)                by Buyer or Seller, upon written notice to the other Party, if any Restraint is in effect and has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(f) shall not be available to any Party whose failure to fulfill, in all material respects, any obligation under this Agreement has been the principal cause of, or resulted in, (i) such Restraint or (ii) the failure of such Restraint to be removed;

(g)                by Buyer, by giving written notice to the Seller if:

(i)                 the Acquired Companies or Seller are in material breach of any representation, warranty or covenant contained in this Agreement, and such breach (A) would cause any of the conditions set forth in Section 8.3(a) or Section 8.3(b) not to be satisfied and (B) if curable, is not cured within 20 days following delivery by Buyer to the Acquired Companies and Seller of written notice of such breach; provided, however, Seller’s failure to consummate the Closing on the date required pursuant to Section 3.1 shall not be subject to cure hereunder;

(ii)                the Seller Board (A) have made a Change of Recommendation; (B) have failed to reaffirm its approval or recommendation of this Agreement and the Equity Transaction as promptly as reasonably practicable (but in any event within five Business Days after receipt of any written request to do so from Buyer) at any time following the public disclosure of an Acquisition Proposal; or (C) prior to eleven Business Days after the commencement of a tender or exchange offer for outstanding equity securities of Seller that has been publicly disclosed (other than by Buyer or an Affiliate of Buyer), fails to recommend against a tender offer or exchange offer; or

(h)                by the Seller, by giving written notice to Buyer if:

(i)                 Buyer is in material breach of any representation, warranty or covenant contained in this Agreement, and such breach (A) would cause the conditions set forth in Section 8.2(a) or Section 8.2(b) not to be satisfied and (B) if curable, is not cured within 20 days following delivery by the Acquired Companies or Seller to Buyer of written notice of such breach; provided, however, that the failure to deliver the full consideration payable pursuant to Article II of this Agreement at the Closing as required hereunder, or Buyer’s failure to consummate the Closing on the date required pursuant to Section 3.1 shall each not be subject to cure hereunder; or

(ii)                at any time prior to the Closing, if (A) Seller has not breached any of the terms of Section 7.8, (B) Seller has complied with the terms of Section 7.8(d) and, following the five Business Day period contemplated thereby and after consideration of any change to this Agreement proposed in negotiations with Buyer and during such period, the Seller Board authorizes Seller and the Acquired Companies, subject to complying with the terms of this Agreement, to enter into an Alternative Acquisition Agreement with respect to a Superior Proposal, (C) Seller obtains the requisite stockholder approval to consummate the transactions contemplated by the Alternative Acquisition Agreement and (D) Seller, simultaneous with such termination, pays to Buyer in immediately available funds any fees required to be paid pursuant to Section 9.2; provided, that Seller agrees that it will not enter into the binding agreement referred to in clause (B) above until at least the fourth Business Day after it has provided the notice to Buyer required by Section 7.8(d), if any, and in the event of any material change to the terms of such Superior Proposal, Seller will, in each case, have delivered to Buyer an additional notice as required by Section 7.8(d) and the notice period will have recommenced.

(i)                 by the Seller, at any time on or following the Outside Date, if (A) all the conditions set forth in Section 8.1 and Section 8.3 have been satisfied or waived in writing (other than Section 8.3(e) and those conditions that by their terms or nature are to be satisfied at the Closing, each of which would reasonably be expected to be satisfied at Closing at the time a notice of termination of this Agreement pursuant to this Section 9.1(i) is delivered), (B) the Seller and the Acquired Companies were each ready, willing and able to consummate the Closing, and (C) no Applicable Adverse Event occurred or was occurring in the fourteen (14) day period prior to the Outside Date.

9.2             Effect of Termination.

(a)                If this Agreement is terminated in accordance with Section 9.1, then (i) this Agreement shall forthwith become void and of no further force or effect (other than Sections 7.2(c) and (d), Section 7.3, this Section 9.2 and Article XII, which shall survive the termination of this Agreement and shall be enforceable by the Parties notwithstanding any such termination), and (ii) there shall be no liability or obligation on the part of any of the Parties, except as set forth in this Section 9.2; provided, however, a Party to this Agreement may seek to recover monetary damages, which in no event shall exceed $4,000,000 in the aggregate, in the event of a termination of this Agreement pursuant to Section 9.1 as a result of Fraud by the other Party. If the transactions contemplated by this Agreement are terminated as provided herein, (A) Buyer shall return all documents and copies and other materials received from or on behalf of the Acquired Companies relating to the transactions contemplated hereby, whether so obtained before or after the execution hereof, to the Acquired Companies, and (B) all such information shall be treated in accordance with the Confidentiality Agreement, which shall remain in full force and effect notwithstanding the termination of this Agreement in accordance with this Article IX.

(b)               If this Agreement is (i) terminated pursuant to Section 9.1(c), Section 9.1(g)(ii), or Section 9.1(h)(ii), or (ii) unilaterally terminated by Seller pursuant to Section 9.1 and at the time of such termination Buyer would have had the right to terminate this Agreement pursuant to Section 9.1(c) or Section 9.1(g)(ii) then Seller will pay Buyer, by wire transfer of immediately available funds, an amount equal to $4,000,000 (the “Termination Fee”) within five Business Day of such termination; provided, that in no event shall Seller be required to pay the Termination Fee on more than one occasion.

(c)                If this Agreement is (i) terminated pursuant to Section 9.1(b) or Section 9.1(i), or (ii) unilaterally terminated by Buyer pursuant to Section 9.1 and at the time of such termination Seller would have had the right to terminate this Agreement pursuant to Section 9.1(b) or Section 9.1(i), then Buyer shall pay to Seller, by wire transfer of immediately available funds, the amount of $4,000,000 (the “Reverse Termination Fee”), within five Business Days following such termination; provided, that in no event shall Buyer be required to pay the Reverse Termination Fee on more than one occasion.

(d)               If any Party terminates this Agreement pursuant to Section 9.1(a), Section 9.1(d), Section 9.1(e), Section 9.1(f), Section 9.1(g)(i), or Section 9.1(h)(i), such Party shall not be entitled to recover any termination fees in connection with such termination and such termination shall be such Party’s sole and exclusive remedy; provided, however, a Party to this Agreement may seek to recover monetary damages, which in no event shall exceed $4,000,000 in the aggregate, in the event of a termination of this Agreement pursuant to Section 9.1(d), Section 9.1(e), Section 9.1(f), Section 9.1(g)(i), or Section 9.1(h)(i) as a result of Fraud and/or willful and intentional breaches by the other Party.

(e)                If this Agreement is terminated under circumstances in which Seller is obligated to pay the Termination Fee pursuant to Section 9.2(b), except with respect to any fees and expenses the Seller is required to pay pursuant to Section 9.2(g), upon payment of the Termination Fee, none of Seller, the Acquired Companies, the Subsidiaries or its and their Affiliates shall have any further liability to Buyer, its equity holders or any of its Affiliates with respect to this Agreement, the Equity Transaction or any other transactions contemplated hereby and payment of the Termination Fee in accordance with the terms hereof shall be the sole and exclusive remedy for any claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by Buyer or any other Person in connection with this Agreement, the Equity Transaction or any other transactions contemplated hereby (and the termination thereof) or any matter forming the basis for such termination, and Buyer shall not have, and expressly waives and relinquishes, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity).

(f)                If this Agreement is terminated under circumstances in which Buyer is obligated to pay the Reverse Termination Fee pursuant to Section 9.2(c), except with respect to any fees and expenses the Buyer is required to pay pursuant to Section 9.2(g), upon payment of the Reverse Termination Fee, neither Buyer, nor any of its Affiliates shall have any further liability to Seller, the Acquired Companies, the Subsidiaries, any of their equity holders and any of their Affiliates with respect to this Agreement, the Equity Transaction or any other transactions contemplated hereby and payment of the Reverse Termination Fee in accordance with the terms hereof shall be the sole and exclusive remedy for any claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, suffered or incurred by Seller, the Acquired Companies, the Subsidiaries, any of their equity holders, or any other Person in connection with this Agreement (including, but not limited to, any actual, alleged, or other breach of Sections 6.6 and 7.10), the Equity Transaction or any other transactions contemplated hereby (and the termination thereof) or any matter forming the basis for such termination. Seller and the Acquired Companies shall not have, and expressly waive and relinquish, any other right, remedy or recourse (whether in contract or in tort or otherwise, or whether at law (including at common law or by statute) or in equity).

(g)               The Parties each acknowledge that the agreements contained in this Section 9.2 are an integral part of the Equity Transaction and any other transactions contemplated hereby, and that, without these agreements, the Parties would not have entered into this Agreement, and that any amounts payable pursuant to Section 9.2(b) or Section 9.2(c) do not constitute a penalty but constitute payment of liquidated damages and that each of the respective liquidated damages amounts is reasonable in light of the substantial but indeterminate harm anticipated to be caused by the other Party’s breach or default under this Agreement, the difficulty of proof of loss of damages, the inconvenience and non-feasibility of otherwise obtaining an adequate remedy, and the value of the transactions to be consummated thereunder. If either Seller or Buyer fails to pay when due any amount payable pursuant to Section 9.2(b) or Section 9.2(c), respectively, then (i) such Party will reimburse the other Party for all fees, costs and expenses (including legal fees) incurred in connection with any action taken to collect payment and in connection with the enforcement by the other Party of its rights under Section 9.2(b), Section 9.2(c), or the Sponsor Guaranty, as applicable, and (ii) such Party will pay to the other Party interest on the overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to such other party in full) at a rate per annum equal to the “prime rate” (as published in The Wall Street Journal) in effect on the date such overdue amount was originally required to be paid.

ARTICLE X
INDEMNIFICATION

10.1           Survival.

(a)                The representations and warranties of the Parties contained in this Agreement and the other Ancillary Documents shall survive the Closing through and including the date that is 12 months following the Closing Date; provided, however, that each of the Fundamental Representations shall survive the Closing through and including the date that is seven (7) years following the Closing Date, and provided, further that, those representations and warranties contained in Section 4.6 (“Taxes”) shall survive the Closing until sixty (60) days after the expiration of the applicable statute of limitations with respect to claims that may arise as a result of the breach of such representations and warranties. All covenants and agreements contained in this Agreement to be performed in whole at or prior to the Closing (other than those covenants and agreements related to Tax) shall survive the Closing through and including the date that is six (6) months following the Closing Date. All covenants and agreements contained herein which by their terms contemplate actions or impose obligations following the Closing shall survive the Closing and remain in full force and effect in accordance with their terms; provided, however that those covenants and agreements that do not specify a time period for performance shall survive the Closing through and including the date that is three (3) years following the Closing Date. Covenants and agreements set forth in Article XI and claims for indemnification under Section 10.2(a)(iii), shall survive the Closing until sixty (60) days after the expiration of the applicable statute of limitations with respect to claims that may arise under Section 10.2(a)(iii) or as a result of the breach of such covenants and agreements.

(b)               In the event notice of any claim for indemnification under this Article X shall have been given prior to the expiration of a particular representation, warranty, covenant or agreement and such claim has not been finally resolved by the expiration of such representation, warranty, covenant or agreement, such representations, warranties, covenants or agreements that are the subject of such claim shall survive, but only to the extent made prior to the expiration of such representation, warranty, covenant or agreement, until such claim is finally resolved.

10.2           Indemnification.

(a)                Subject to the other terms and conditions of this Agreement (including the limitations set forth in this Article X), the Seller shall indemnify and hold the Buyer Indemnified Parties harmless from and against, the amount of any and all Losses based upon, resulting from, attributable or relating to:

(i)                 any inaccuracy or breach of any of the representations or warranties made by Seller in this Agreement or in any Ancillary Agreement;

(ii)                any breach or nonperformance of any covenants, undertakings or other agreements made by Seller under this Agreement or in any Ancillary Agreement;

(iii)               Pre-Closing Taxes;

(iv)              any Acquired Company Debt;

(v)               any Transaction Expenses;

(vi)              any Interim Breach;

(vii)             (A) any charges, fines and/or penalties incurred or paid to any Governmental Authority as a result of Electrogroup’s not having a particular certificate of authorization from the Ministry of Environment and Fight against Climate Change with respect to its previous or current manufacturing activities at the Granby Facility, including all reasonable costs and/or Losses (including loss of profit and loss of revenue) related to complying with any sanctions, changes, requirements and/or conditions imposed by the Ministry of Environment and Fight against Climate Change which relates to any such non-compliance, (B) all reasonably necessary fees and expenses paid by the Buyer Indemnified Parties in connection with obtaining any such certificate of authorization from the Ministry of Environment and Fight against Climate Change with respect to the Granby Facility, (C) all costs and/or Losses (including loss of profit and loss of revenue) resulting from a change in the operation of the Acquired Companies’ and Subsidiaries’ business at the Granby Facility as currently conducted (1) that is required to comply with a certificate of authorization (and/or the requirements related to the issuance thereof) with respect to the previous or current manufacturing activities at the Granby Facility, and (2) in connection with any requirements and/or conditions of the Ministry of Environment and Fight against Climate Change relating to a certificate of authorization (and/or the issuance thereof) with respect to the manufacturing activities at the Granby Facility, and (D) all Losses (including loss of profit and loss of revenue) related to a refusal by the Ministry of Sustainable Development, Environment and the Fight against Climate Change to issue a certificate of authorization which permits the operation of the Acquired Companies’ and Subsidiaries’ business at the Granby Facility as currently conducted and consistent with past practice, and as contemplated by Seller as of the date hereof;

(viii)            any Legal Proceeding set forth on Schedule 4.13;

(ix)               the termination of Nexus Custom Magnetics, L.L.C., a Texas limited liability company, on or about September 20, 2018, and the Reinstatement;

(x)                (A) any costs, other charges, or increase in the monthly or recurring fees incurred by the Acquired Companies or Subsidiaries with respect to the continued use by the Acquired Companies or Subsidiaries of the licenses utilized by the Acquired Companies and Subsidiaries, as of the Closing (the “Jobscope Licenses”), with respect to the End User Software License Agreement, dated as of January 30, 2013, by and between Pioneer Power Solutions, Inc. and Jobscope, LLC (the “Jobscope Agreement”), beyond that which would have been incurred with respect to such licenses under the existing Jobscope Agreement; and (B) any setup, initiation, or one-time fees incurred in connection with the renewal or extension of the Jobscope Licenses.

(b)               Subject to the other terms and conditions of this Agreement (including the limitations set forth in this Article X), Buyer hereby agrees to indemnify and hold the Seller Indemnified Parties harmless from and against the amount of, any and all Losses based upon, resulting from, attributable or relating to:

(i)                 any inaccuracy or breach of any of the representations or warranties made by Buyer in this Agreement or in any Ancillary Agreement; and/or

(ii)                any breach or nonperformance of any covenants, undertakings or other agreements made by Buyer under this Agreement or in any Ancillary Agreement.

10.3           Indemnification Procedures.

(a)                A claim for indemnification for any matter not including a Third Party Claim may be asserted by prompt written notice to the Party from whom indemnification is sought, describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim and, to the extent possible, a good faith estimate of the amount to which the indemnified party claims to be entitled to receive in respect of such right of indemnification; provided, however, that failure to so notify the indemnifying party shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article X, except to the extent that the indemnifying party is prejudiced as a result of such failure.

(b)               In the event of any Third Party Claim, the indemnified party shall promptly cause written notice of the assertion of any third party to be forwarded to the indemnifying party, which notice shall describe in reasonable detail the facts and circumstances with respect to the subject matter of such claim and, to the extent possible, a good faith estimate of the amount to which the indemnified party claims to be entitled to receive in respect of such right of indemnification. The failure of the indemnified party to give prompt notice of any Third Party Claim shall not preclude the indemnified party from any indemnification which it may claim in accordance with this Article X, except to the extent that the indemnifying party is materially prejudiced as a result of such failure. Subject to the provisions of this Section 10.3(b), the indemnifying party shall have the right, at its sole expense, to be represented by counsel of its choice, and to participate in the defense of any Third Party Claim or to assume the defense of any Third Party Claim that relates to any Losses indemnified against hereunder; provided, that (i) the indemnifying party notifies the indemnified party in writing within twenty (20) days after the indemnified party has given notice of the Third Party Claim, that the indemnifying party will indemnify the indemnified party from and against the entirety of any Losses the indemnified party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (ii) the Third Party Claim involves only money damages which are not reasonably expected to be in excess of the indemnifying party’s remaining indemnity obligations hereunder and does not seek an injunction or other equitable relief, (iii) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the indemnified party, likely to establish a precedential custom or practice materially adverse to the continuing business interests or the reputation of the indemnified party, (iv) the indemnifying party conducts the defense of the Third Party Claim actively and diligently, (v) such Third Party Claim does not involve any potential criminal liability or the potential for a finding or admission of criminal wrongdoing, (vi) such Third Party Claim is not asserted by a Significant Customer or Significant Supplier, and (vii) such Third Party Claim is not asserted by any Governmental Authority. If the indemnifying party assumes the defense of any Third Party Claim, the indemnified party may participate, at his, her or its own expense, in the defense of such Third Party Claim (it being understood that, subject to the remaining terms of this Section 10.3 (b), the indemnifying party shall control such defense); provided, however, that such indemnified party shall be entitled to participate in any such defense with one separate counsel at the expense of the indemnifying party (provided, that the expenses of such counsel shall be limited to the fees of such counsel and reasonable out of pocket expenses incurred by such counsel) if (A) there are legal defenses available to an indemnified party that are different from or additional to those available to the indemnifying party or (B) there exists or is reasonably likely to exist a conflict of interest that would make it inappropriate in the judgment of the indemnified party for the same counsel to represent both the indemnified party and the indemnifying party. The Parties agree to reasonably cooperate and provide reasonable access to such documents and information as may be reasonably requested by the indemnifying party in connection with the defense, negotiation or settlement of any such Third Party Claim. If the indemnifying party elects not to defend such Third Party Claim, is not permitted to assume such defense per the provisions of this Section 10.3(b), fails to promptly notify the indemnified party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the indemnified party may, subject to Section 10.3(c), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim; provided, however that if Seller is the indemnifying party, the indemnified party shall not be authorized to consent to a settlement or compromise of, or the entry of any judgment arising from, any such Third Party Claim without the prior written consent of the Seller (which shall not be unreasonably withheld, conditioned or delayed), if as a result of such resolution, the Seller would, directly or indirectly, be responsible for a greater percentage of the indemnifiable Losses than the Buyer.

(c)                The indemnifying party shall not be authorized to consent to a settlement or compromise of, or the entry of any judgment arising from, any Third Party Claim unless, (i) such settlement, compromise or resolution provides for a full release of the indemnified party, does not provide for any relief other than money damages which are paid solely by the indemnifying party, and does not involve any finding or admission of any violation of Law or admission of any wrongdoing by the indemnified party or (ii) the indemnified party has provided prior written consent to the indemnifying party to do so.

10.4         Limitations on Indemnification for Breaches of Representations and Warranties and Taxes; Sole and Exclusive Remedy; Mitigation.

(a)                Other than in respect of a Fraud, or a breach or inaccuracy with respect to a Seller Fundamental Representation or Section 4.6, or any other representation, warranty or covenant herein relating to Taxes, Seller shall not have any liability for Losses under Section 10.2(a)(i) hereof unless and until the aggregate amount of all such Losses that are imposed on or incurred by the Buyer Indemnified Parties exceeds $330,000 (the “Deductible Amount”) in which case the applicable Buyer Indemnified Parties shall be entitled to indemnification (subject to the other limitations set forth in this Section 10.4) for all Losses in excess of the Deductible Amount. In addition, Seller shall not have any liability for Losses under Section 10.2(a)(vii) hereof unless and until the aggregate amount of all such Losses that are imposed on or incurred by the Buyer Indemnified Parties exceeds $500,000 (the “10.2(a)(vii) Deductible”) in which case the applicable Buyer Indemnified Parties shall be entitled to indemnification (subject to the other limitations set forth in this Section 10.4) for all Losses in excess of 10.2(a)(vii) Deductible.

(b)               Other than in respect of Fraud, Seller shall not be required to indemnify any Person (i) under Section 10.2(a)(i) (other than a breach or inaccuracy with respect to a Seller Fundamental Representation or Section 4.6 (“Taxes”)) for any aggregate amount of Losses exceeding: (A) the Deductible Amount plus, (B) the amount, if any, of indemnifiable Losses that otherwise would have been recoverable by any Buyer Indemnified Party pursuant to Section 10.2(a)(i) under the R&W Policy if no claims had been asserted against the R&W Policy with respect to (1) breaches of Seller Fundamental Representations or Section 4.6 (“Taxes”) and (2) claims brought under Section 10.2(a)(i) that could have been properly brought as claims under Sections 10.2(a)(ii)-(x), (ii) under Section 10.2(a)(vi) for an amount in excess of $5,000,000, (iii) under Section 10.2(a)(vii) for an amount in excess of the Seller Note, (iv) under Section 10.2(a)(x) for an amount in excess of $50,000, and (v) under this Article X for an aggregate amount of Losses exceeding the Final Net Purchase Price.

(c)                Other than in respect of Fraud or a breach or inaccuracy with respect to a Buyer Fundamental Representation, Buyer shall not be required to indemnify any Person under Section 10.2(b)(i) unless and until the aggregate amount of all such Losses that are imposed on or incurred by the Seller Indemnified Parties exceeds the Deductible Amount, in which case the applicable Seller Indemnified Parties shall be entitled to indemnification (subject to the other limitations set forth in this Section 10.4) for all Losses in excess of the Deductible Amount for any aggregate amount of Losses not exceeding $3,300,000. Buyer shall not be required to indemnify any Person under this Article X for an aggregate amount of Losses exceeding the Final Net Purchase Price.

(d)               No Buyer Indemnified Party shall be entitled to assert any claim pursuant to Section 10.2(a)(i) with respect to an individual item or series of related items of Loss unless and until the aggregate amount of Losses incurred by the Buyer Indemnified Parties resulting from, arising out of, relating to or based upon the same, similar or related facts and circumstances exceeds $50,000; in which event the full amount thereof shall be recoverable, subject to the other limitations set forth in this Article X; provided, however, that the limitation set forth in this Section 10.4(d) shall not apply for purposes of determining whether the Deductible Amount has been met under Section 10.4(a) or to any Losses with respect to Fraud or any breach of any Seller Fundamental Representation or breach of Section 4.6.

(e)                The amount of any Losses for which indemnification is provided under this Article X shall be net of any amounts actually recovered by the indemnified party under insurance policies or an indemnification, contribution or similar obligation of another Person (other than an Affiliate of such indemnified party) with respect to such Losses (other than pursuant to the R&W Policy) (net of any deductible or co-payment and all reasonable out-of-pocket costs related to such recovery). The indemnified party shall use commercially reasonable efforts to collect such insurance proceeds or indemnity, contribution or similar payments; provided that an indemnified party shall not be required to (i) incur material out-of-pocket fees or expenses in connection with such efforts if the indemnifying party has failed to agree to be responsible for such fees and expenses after the indemnified party’s request with respect thereto or (ii) initiate litigation in respect of such efforts. Any indemnification payments will increase or reduce, as applicable, the Final Net Purchase Price by a corresponding amount.

(f)                 Following the Closing and absent Fraud, except for actions seeking specific performance or similar equitable relief pursuant to Section 12.13 and disputes under Section 2.5 (which disputes will be resolved in accordance with the dispute mechanism set forth in Section 2.5(c)),the remedies set forth in Article IX and this Article X shall constitute the sole and exclusive remedies of the Parties (and the sole and exclusive remedy of the Buyer Indemnified Parties and the Seller Indemnified Parties) with respect to any and all rights, Actions and causes of action it may have against any other party (including any Affiliate of Seller or Buyer, any Acquired Company or any Subsidiary) relating to the operation of the Acquired Companies or the business of the Acquired Companies, or resulting from or relating to the subject matter of this Agreement and the transactions contemplated hereby, whether arising under or based upon any Law or otherwise (including any right, whether arising at law or in equity (including strict liability and tort), to seek indemnification, contribution, rescission, cost recovery, damages, or any other recourse or remedy, including as may arise under common law). The waiver of any condition based on the accuracy of any such representation or warranty, or on the performance of or compliance with any such covenant or agreements, will not affect the right to indemnification or any other remedy based on such representations, warranties, covenants and agreements. EXCEPT FOR FRAUD, THIS AGREEMENT CONTAINS THE SOLE AND EXCLUSIVE REMEDY, WHETHER UNDER THIS AGREEMENT OR OTHERWISE, FOR BUYER OR ANY AFFILIATE OF BUYER AND ANY BUYER INDEMNIFIED PARTY AGAINST SELLER OR ANY AFFILIATE OF SELLER WITH RESPECT TO ANY AND ALL LOSSES OR OTHER DAMAGES INCURRED REGARDING, OR CLAIMS RELATING TO OR ARISING FROM ENVIRONMENTAL MATTERS OR ENVIRONMENTAL LAW, INCLUDING, WITHOUT LIMITATION, THOSE RELATED TO (I) HAZARDOUS MATERIALS OR THE REMEDIATION OF HAZARDOUS MATERIALS, (II) THE ENVIRONMENTAL CONDITION OF THE REAL PROPERTY, AND (III) THE RELEASE OR PRESENCE OF HAZARDOUS MATERIALS OR VIOLATIONS OF ENVIRONMENTAL LAW OR ENVIRONMENTAL PERMITS, IN EACH CASE WHETHER ARISING OUT OF THE ACTUAL OR ALLEGED NEGLIGENCE OR STRICT LIABILTY OF SELLER OR ANY AFFILIATE OF SELLER OR OTHERWISE.

(g)                Buyer and Seller shall take such steps to mitigate any Losses as would be required by Delaware Law with respect to a claim for breach of contract after becoming aware of any event that could reasonably be expected to give rise to any Losses which are indemnifiable or recoverable hereunder or in connection herewith.

(h)               (i) For purposes of determining whether there has been any misrepresentation or breach of a representation or warranty and (ii) for the purposes of determining the amount of Losses resulting from any misrepresentation or breach of a representation or warranty, all qualifications or exceptions in any representation or warranty relating to or referring to the terms “material”, “materiality”, “in all material respects”, “Material Adverse Effect” or any similar term or phrase shall be disregarded, it being the understanding of the Parties that for purposes of determining liability under this Article X, the representations and warranties of the Parties contained in this Agreement shall be read as if such terms and phrases were not included in them; provided, that this Section 10.4(h) shall not (A) apply with respect to the Buyer Closing Certificate, nor (B) apply with respect to the Seller Closing Certificate and Section 4.17(b), nor (C) be deemed to turn references to “Material Contract” to “Contract” or “Material Contracts” to “Contracts”; provided, further, that clause (i) of this Section 10.4(h) shall not apply with respect to a claim for Fraud.

(i)                 For the avoidance of doubt, indemnifiable Losses shall not include any amount to the extent such amount was included as: (i) a liability in the Closing Net Working Capital, (ii) Acquired Company Debt, or (iii) a Transaction Expense in determining the Final Net Purchase Price as finally determined pursuant to Section 2.5.

(j)                 Buyer, on behalf of Buyer and each other Buyer Indemnified Party, (i) expressly waives any right of subrogation against Seller under this Agreement except for the subrogation rights of the insurance provider pursuant to the R&W Policy in the event of Fraud or to the extent such a waiver would violate the terms of any insurance policy or other contract to which Buyer or any of its Affiliates is a party and (ii) agrees that the R&W Policy shall expressly exclude any right of subrogation against Seller under this Agreement other than for a claim for Fraud (as defined in this Agreement).

10.5        Recoupment; Set-Off of Seller Note; Payment.

(a)                Except with respect to Fraud, a breach of a Seller Fundamental Representation, or a breach of Section 4.6, all claims for Losses that are made by any Buyer Indemnified Party pursuant to (i) Section 10.2(a)(i) (to the extent such claim of Loss could not also be claimed as a Loss pursuant to Section 10.2(a)(ii)-(v), (viii)-(ix), and (x)) that are not otherwise recovered from the R&W Policy or subject to Buyer’s portion of the Retention Amount and (ii) Section 10.2(a)(vi)-(vii), and (x), shall be satisfied solely through a set-off to the Seller Note pursuant to Section 2.6 hereof.

(b)               Subject to the limitations set forth in Section 10.4, all claims for Losses under Section 10.2(a), whose satisfaction is not limited pursuant to Section 10.5(a), shall be satisfied as follows: (i) first, to the extent such a claim of Loss is for a breach of representation and warranty, out of Buyer’s right to set-off any such Losses, in accordance with Section 2.6 until the entire retention amount under the R&W Policy (the “Retention Amount”) has been exhausted, (ii) second, to the extent such a claim of Loss is for a breach of representation and warranty, by submission of claims by Buyer pursuant to the R&W Policy until such time as the aggregate amount so claimed (excluding any claimed amounts that were determined to not be recoverable under the R&W Policy) under the R&W Policy equals the lesser of: (A) remaining policy limit or (B) the portion of the Principal Amount of the Seller Note which has not been set-off pursuant to a Net Purchase Price Reduction under Section 2.5(e)(ii), (iii) third, from Buyer’s right to set-off any such Losses in accordance with Section 2.6 until the entire remaining balance of the Seller Note is subject to a Set-Off Amount or a Unresolved Claim Amount, and (iv) fourth, in each of the foregoing instances, by proceeding directly against the Seller, subject to the terms of this Agreement.

(c)                The Buyer Indemnified Parties shall use commercially reasonable efforts to utilize the R&W Policy to cover Losses under Article X.

(d)               Once a Loss that requires payment by an Indemnifying Party is agreed to by an Indemnifying Party or finally adjudicated to be payable pursuant to this Article X, such Indemnifying Party shall satisfy its obligations within ten (10) Business Days of such final, non-appealable adjudication by wire transfer of immediately available funds.

10.6        Special Indemnification Matters. Buyer covenants and agrees to keep the Seller reasonably informed, and promptly respond to the Seller’s reasonable requests, regarding the status of developments with respect to the matters covered by Section 10.2(a)(vii). Should Buyer seek to obtain a certificate of authorization described in Section 10.2(a)(vii), Buyer shall use commercially reasonable efforts to obtain such certificate of authorization. In the event that the 10.2(a)(vii) Deductible has been reached, Buyer shall continue such commercially reasonable efforts in a substantially similar manner to those utilized prior to reaching the 10.2(a)(vii) Deductible.

ARTICLE XI
TAX MATTERS

11.1        Administration of Tax Matters. Seller shall prepare and timely file, or cause to be timely filed, for the Acquired Companies and the Subsidiaries, with reasonable assistance from the Acquired Companies, all Tax Returns that are required by Law to be filed for any taxable period ending on or before the Closing Date. Seller shall, at least 30 days prior to filing such Tax Return(s), provide a copy of such Tax Return(s) to Buyer. Buyer shall, within 10 days of receiving such Tax Return(s), advise Seller regarding any matters in such Tax Return(s) with which it reasonably disagrees. In such case, Seller and Buyer shall reasonably cooperate with each other to reach a timely and mutually satisfactory solution to such disputed matters; provided, however, that in the event that the disputed matters are not resolved within 30 days after Buyer advises Seller of the disagreement, such matter shall be resolved in a manner set forth in Section 2.5(c). Buyer shall prepare and timely file, or cause to be timely filed, all Tax Returns whose taxable period ends after the Closing Date for the Acquired Companies and the Subsidiaries. With respect to all Straddle Periods, such Tax Returns shall be prepared on a basis consistent with past practice except to the extent otherwise required by Law. Buyer shall, at least 30 days prior to filing any such Tax Return that relates to a Straddle Period, provide a copy of such Tax Return to Seller. Seller shall, within 10 days of receiving such Tax Return, advise Buyer regarding any matters in such Tax Return with which it reasonably disagrees. In such case, Seller and Buyer shall reasonably cooperate with each other to reach a timely and mutually satisfactory solution to the disputed matters; provided, however, that in the event that the disputed matters are not resolved within 30 days after Seller advises Buyer of the disagreement, such matter shall be resolved in a manner set forth in Section 2.5(c).

11.2        Allocation of Liability for Taxes. In the case of any Taxes that are attributable to a Straddle Period, the amount of Taxes attributable to the Pre-Closing Tax Period shall be determined as follows:

(a)                In the case of ad valorem, property, or franchise or similar Taxes imposed on the Acquired Companies or Subsidiaries based on capital or number of shares of stock authorized, issued or outstanding, the portion attributable to the Pre-Closing Tax Period shall be the amount of such Taxes for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Tax Period and the denominator of which is the number of days in the entire taxable period.

(b)               In the case of all other Taxes, the portion attributable to the Pre-Closing Tax Period shall be determined on the basis of an interim closing of the books of Acquired Companies or Subsidiaries as of the Closing Date, and the determination of the hypothetical Tax for such Pre-Closing Tax Period shall be determined on the basis of such interim closing of the books; provided, however, that exemptions, allowances or deductions that are calculated on an annual basis (including depreciation and amortization deductions) shall be allocated between the period ending on and including the Closing Date and the period beginning after the Closing Date in proportion to the number of days in each such period relative to the entire taxable period.

11.3         Cooperation; Audits.

(a)                In connection with the preparation of Tax Returns, audit examinations, and any Actions relating to the Tax liabilities imposed on the Acquired Companies or the Subsidiaries (or any successor(s) thereof), Buyer and Seller shall cooperate fully with each other, including the furnishing or making available during normal business hours of records, personnel (as reasonably required), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Tax Returns, the conduct of audit examinations or the pursuit or defense of Actions by Taxing Authorities as to the imposition of Taxes. Buyer shall and shall cause the Acquired Companies to (i) retain all books and records with respect to Tax matters pertinent to the Acquired Companies relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations (including any extension thereof) for the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority and (ii) give Seller reasonable written notice prior to transferring, destroying or discarding any such books and records and shall allow Seller to take possession of such books and records.

(b)               Buyer and Seller shall, upon request, use commercially reasonable efforts to obtain any certificate or other document from any Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

11.4        Amended Tax Returns. Without Seller’s prior written consent (which consent will not be unreasonably withheld, conditioned, or delayed), Buyer shall not cause the Acquired Companies or any Subsidiary to elect, where permitted by applicable Tax Law, to carry forward any Tax attribute carryover, net operating loss or capital loss that arose in a Pre-Closing Tax Period that could, absent such election, be carried back to or utilized by the Acquired Companies or Subsidiaries in a Pre-Closing Tax Period. Except as contemplated by this Agreement, or required by applicable Law or a Governmental Authority, neither Buyer nor any of its Affiliates shall voluntarily disclose previous Tax positions of the Acquired Companies to any Taxing Authority or amend, refile, revoke or otherwise modify in any material respect any Tax Return or Tax election of the Acquired Companies or any Subsidiary (or any successor(s) thereof) with respect to a taxable period ending on or prior to the Closing Date without the prior written consent of Seller (which consent will not be unreasonably withheld, conditioned, or delayed).

11.5          Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other similar Taxes and fees (including any penalties and interest) incurred in connection with the sale of the Interests to Buyer under this Agreement (“Transfer Taxes”), shall be borne 50% by Seller and 50% by Buyer, and the party responsible for filing the necessary Tax Returns and other documentation with respect to Transfer Taxes shall timely file such Tax Returns. Buyer and Seller shall promptly pay when due their respective portion of all such required amounts to the appropriate Taxing Authority.

11.6          Tax Treatment.  Seller shall cause an election to be timely and validly made pursuant to Section 336(e) of the Code and the applicable Treasury Regulation with respect to Jefferson, JE Mexico, and Transformer (each such election, a “336(e) Election”).  The Seller shall pay or cause to be paid any Taxes attributable to the making of the 336(e) Elections. Prior to the Closing, the Seller will deliver to Buyer original copies of the written agreements, duly executed by the Seller, Transformer, Jefferson and JE Mexico, as applicable, entered into pursuant to Section 336(e) of the Code and Treasury Regulation Section 1.336-2(h) together with the Section 336(e) election statement completed in accordance with the provisions of Treasury Regulation Sections 1.336-2(h)(5) and 1.336-2(h)(6) (collectively, the “Section 336(e) Agreements”). As a result of the 336(e) Elections, for United States federal, state and local income tax purposes, the Parties will treat the sale and purchase of the Interests as a taxable purchase by Buyer of all of the assets of the Acquired Companies and the Subsidiaries (other than Electrogroup, which shall be treated as a purchase of the equity interests of Electrogroup), unless otherwise required by a final determination within the meaning of Section 1313 of the Code or under the Tax Act or applicable local Tax Laws. One-half of the Base Purchase Price shall be allocated to the purchase of the equity interest of Electrogroup.  Following the Closing Date, Buyer shall prepare a draft allocation of the Final Net Purchase Price (and other applicable amounts), among the assets of the Acquired Companies and the Subsidiaries (the “Allocation Schedule”) in accordance with Code Sections 336(e) and 1060 and the Treasury Regulations thereunder and any applicable local Laws.  Buyer shall deliver such draft Allocation Schedule to Seller within forty-five (45) days following the determination of the Final Net Purchase Price pursuant to Section 2.5. Seller shall have twenty (20) days to review the Allocation Schedule, and in the event that Buyer and the Seller are unable to agree on such Allocation Schedule within twenty (20) days following the Seller’s review period, then such matter shall be resolved in a manner set forth in Section 2.5(c).

11.7          Termination of Tax Sharing Agreements. All tax sharing, Tax indemnity or Tax allocation agreements (including intercompany payables and receivables) with respect to the Acquired Companies or the Subsidiaries shall be terminated prior to the Closing and the Acquired Companies and the Subsidiaries shall have no Liability with respect to such agreements following the Closing.

11.8         Tax Treatment of Indemnification Payments.  All indemnification payments made pursuant to this Agreement shall be treated by Parties, to the extent permitted by applicable Law, as an adjustment to the Net Purchase Price for applicable United States federal, state and local income tax purposes.

ARTICLE XII
MISCELLANEOUS AND GENERAL

12.1          Expenses. Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the Party incurring such expenses, except as expressly provided herein.

12.2          Successors and Assigns. This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and permitted assigns, but is not assignable by any Party without the prior written consent of the other Parties. Buyer may assign (without consent) its rights under this Agreement to any Financing Source as collateral in connection with providing financing and/or credit facilities to Buyer.

12.3          Third-Party Beneficiaries. Other than Section 7.5 of this Agreement and except for the rights provided to the Financing Sources as express third-party beneficiaries pursuant to Sections 12.8, 12.10, and 12.11, each Party intends that this Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the Parties.

12.4          Further Assurances. From and after the Closing, the Parties shall execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement. Each Party shall cooperate affirmatively with the other Parties, to the extent reasonably requested by such other Parties, to enforce rights and obligations herein provided.

12.5          Notices. Any notice or other communication provided for herein or given hereunder to a Party must be in writing, and will be deemed given (a) on the date sent when transmitted by facsimile or by email, in each case, with electronic confirmation, (b) on the date delivered when delivered in person, (c) four Business Days following mailing if mailed by first class registered or certified mail, postage prepaid, or (d) on the next Business Day if sent by Federal Express or other overnight courier of national reputation, in each case, if addressed as follows:

If to Buyer or, after the Closing, the Acquired Companies:

Pioneer Transformers L.P.

c/o Mill Point Capital LLC

104 W. 40th Street, 5th Floor

New York, NY 10018

Attention: Dustin Smith

Email:dsmith@millpoint.com

with a copy (which will not constitute notice) to:

Becker Legal Group, LLC

99 Madison Avenue, Fifth Floor

New York, NY 10016

Attention: David M. Becker

Email: dbecker@beckerlg.com

If to Seller or, prior to the Closing, the Acquired Companies:

Pioneer Power Solutions, Inc.

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

Attention: Nathan J. Mazurek

Email: Nathan@pioneerpowersolutions.com

with a copy (which will not constitute notice) to:

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Attention: Rick Werner

Fax: 212.884.8234

Email: Rick.Werner@haynesboone.com

or to such other address with respect to a Party as such Party notifies the other in writing as above provided.

12.6          Complete Agreement. This Agreement and the Schedules and Exhibits hereto and the other documents delivered by the Parties in connection herewith, together with the Confidentiality Agreement, contain the complete agreement between the Parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings between the Parties with respect to the subject matter of this Agreement. The Parties agree that prior drafts of this Agreement and the other documents contemplated hereby will be deemed not to provide any evidence as to the meaning of any provision hereof or thereof or the intent of the Parties with respect hereto or thereto.

12.7          Captions. The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

12.8         Amendment. This Agreement may be amended or modified only by an instrument in writing specifically designated as an amendment hereto, duly executed by the Acquired Companies, Seller, and Buyer. Notwithstanding anything to the contrary contained herein, this Section 12.8 and Sections 7.1(d), 12.2, 12.3, 12.10, and 12.11, may not be amended, modified, waived or terminated in a manner that is adverse in any respect to the Financing Sources without the prior written consent of the Financing Sources.

12.9          Waiver. At any time prior to the Closing Date, the Acquired Companies, Seller, and Buyer may (a) extend the time for the performance of any of the obligations or other acts of the Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable Law. Any agreement to any such extension or waiver will be valid only if set forth in a writing signed by the Acquired Companies, Seller, and Buyer. No failure of any Party to exercise any power given to such Party under this Agreement, or to insist upon strict compliance with any provision of this Agreement, and no custom or practice at variance with the terms of this Agreement shall constitute a waiver of any such Party’s right to demand strict compliance with the terms of this Agreement.

12.10       Governing Law; Jurisdiction; WAIVER OF JURY TRIAL. This Agreement and its negotiation, execution, performance or non-performance, interpretation, termination, construction and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of, or relate to this Agreement, or the negotiation and performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in connection with this Agreement or as an inducement to enter this Agreement) shall be governed by, interpreted under, and construed and enforced in accordance with, the internal Laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or of any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court sitting in the State of Delaware. Consistent with the preceding sentence, each of the Parties hereby (a) submits to the exclusive jurisdiction of any federal or state court sitting in the State of Delaware for the purpose of any Action arising out of or relating to this Agreement brought by any Party and (b) irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts. Notwithstanding anything in this Section 12.10 to the contrary, each of the parties hereto agrees that it will not bring or support any legal action, suit or proceeding (whether at law, in equity, in contract, in tort or otherwise) against any Financing Source in any way relating to this Agreement or any of the transactions contemplated by this Agreement, including any dispute arising out of or relating in any way to the Debt Financing or the performance thereof, in any forum other than any New York State court or federal court sitting in the County of New York and the Borough of Manhattan (and appellate courts thereof). TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH OF THE PARTIES WAIVES AND COVENANTS THAT IT NOT WILL ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY FORUM IN RESPECT OF ANY ISSUE, ACTION, CLAIM, CAUSE OF ACTION, SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY DEBT FINANCING (OR AGAINST ANY FINANCING SOURCE), IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTY THAT THIS SECTION 12.10 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THE PARTIES ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT AND ANY OTHER AGREEMENTS RELATING HERETO OR CONTEMPLATED HEREBY. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.10 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

12.11       Exculpation of Financing Sources. Notwithstanding anything to the contrary contained herein, no Seller Indemnified Party shall have any rights or claims against any Financing Source in connection with this Agreement, the Debt Financing or the transactions contemplated hereby or thereby, and no Financing Source shall have any rights or claims against any Seller Indemnified Party in connection with this Agreement, the Equity Transaction, the Debt Financing or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise; provided that, following consummation of the Equity Transaction, the foregoing will not limit the rights of the parties to the Debt Financing under any commitment letter related thereto. In addition, in no event will any Financing Source be liable for consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business or anticipated savings) or damages of a tortious nature.

12.12      Severability. So long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any Party, any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, Buyer, the Acquired Companies, and Seller shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

12.13      Counterparts. This Agreement and all other documents related hereto may be executed in several counterparts, each of which shall be deemed an original, but such counterparts shall together constitute but one and the same Agreement. The execution of this Agreement and any agreement or instrument entered into in connection with this Agreement, and any amendment hereto or thereto, by any of the Parties may be evidenced by way of an electronic transmission of such Party’s signature, and such electronically transmitted signature shall be deemed to constitute the original signature of such Party.

12.14      Enforcement of Agreement. The Buyer and Seller agree that irreparable damage would occur if any of the provisions of this Agreement were not performed by the other party in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including but not limited to, Section 7.12, this being in addition to (a) any other remedy to which they are entitled hereunder, at law or in equity, prior to the Closing Date, or (b) any other remedy to which they are entitled hereunder after the Closing Date.

12.15       Other Definitional and Interpretive Matters.

(a)                Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(i)                 Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(ii)                Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

(iii)               Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

(iv)               Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(v)                Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” are to the corresponding Section of this Agreement unless otherwise specified.

(vi)              Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(vii)             Including. The word “including” or any variation thereof means “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(b)               The Parties have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

12.16       Disclosure Schedules. The Schedules have been arranged, for purposes of convenience only, as separately titled Schedules corresponding to the Sections of this Agreement. Notwithstanding anything to the contrary contained in the Schedules or in this Agreement or the omission of any cross reference thereto, the information and disclosures contained in any Schedule shall be deemed to be disclosed and incorporated by reference in any other Schedule as though fully set forth in such Schedule for which applicability of such information and disclosure is reasonably apparent on its face. The fact that any item of information is disclosed in any Schedule (a) shall not be construed to mean that such information is required to be disclosed by this Agreement, (b) shall not be construed as or constitute an admission, evidence or agreement that a violation, right of termination, default, non-compliance, liability or other obligation of any kind exists with respect to any item, (c) with respect to the enforceability of contracts with third-parties, the existence or non-existence of third-party rights, the absence of breaches or defaults by third-parties, or similar matters or statements, is intended only to allocate rights and risks among the Parties and is not intended to be admissions against interests, give rise to any inference or proof of accuracy, be admissible against any Party by any Person who is not a Party, or give rise to any claim or benefit to any Person who is not a Party; (d) shall not be deemed or interpreted to broaden or to narrow the representations and warranties, obligations, covenants, conditions or agreements of the Acquired Companies or Seller contained in this Agreement; and (e) does not waive any attorney-client privilege associated with such item or information or any protection afforded by the work-product doctrine with respect to any of the matters disclosed or discussed herein. Unless the context otherwise requires (for example, a Schedule corresponds to a representation and warranty that requires disclosure of information that is “material” or that would reasonably be expected to constitute a “Material Adverse Effect”), such information and the dollar thresholds set forth herein shall not be used as a basis for interpreting the terms “material” or “Material Adverse Effect” or other similar terms in this Agreement. Neither the specifications of any dollar amount in any representation, warranty or covenant contained in this Agreement nor the inclusion of any specific item in the Seller Disclosure Schedules and/or the Acquired Company Disclosure Schedules is intended to imply that such amount, or higher or lower amounts, or the item so included or other items, are or are not material, and no Person shall use the fact of the setting forth of any such amount or the inclusion of any such item in any dispute or controversy between the Parties as to whether any obligation, item or matter not described herein or included in the Seller Disclosure Schedules or the Acquired Company Disclosure Schedules is or is not material for purposes of this Agreement.

12.17        Independent Legal Counsel; Continuing Representation. Each Party has had the benefit of independent legal counsel with respect to the preparation of this Agreement. This Agreement expresses the mutual intent of the Parties, and each Party has participated equally in its preparation. The Parties acknowledge and agree that at all times relevant hereto up to the Closing, Haynes and Boone, LLP (“H&B”) has represented only Seller and the Acquired Companies. If, subsequent to the Closing, any dispute was to arise directly relating in any manner to this Agreement or any of the transactions contemplated herein (a “Dispute”), Buyer hereby consents to H&B’s representation of Seller in such Dispute. Buyer acknowledges and agrees that H&B has been and will be providing legal advice to Seller and the Acquired Companies in connection with the transactions contemplated by this Agreement and in such capacity will have obtained confidential information of the Acquired Companies (the “Acquired Company Confidential Information”). The Acquired Company Confidential Information includes all communications, whether written or electronic between H&B, and the managers, directors, officers, and/or employees of the Acquired Companies and all privileged files, attorney notes, drafts or other documents directly relating to this Agreement which predate the Closing (collectively, the “H&B Work Product”). In any Dispute, to the extent that any Acquired Company Confidential Information is in H&B’s possession as of the Closing Date, such Acquired Company Confidential Information may be used on behalf of Seller solely to the extent reasonably required in connection with such Dispute. The Parties waive their right to access any H&B Work Product, except as reasonably necessary in connection with an Action which is not a Dispute. Buyer further agrees that, as to all communications among H&B, the Acquired Companies and Seller that directly relate to the transactions contemplated by this Agreement, the attorney-client privilege and the expectation of client confidence belongs to Seller and may be controlled by Seller (and/or any former holder of any equity interest in the Acquired Companies) and shall not pass to or be claimed by Buyer or its Affiliates (including the Acquired Companies); provided that: (a) such attorney-client privilege shall not be waived or released with respect to any third party claim or action without the prior consent of the Buyer and (b) Acquired Company Confidential Information shall not be used or disclosed for any purpose other than as reasonably required in connection with a Dispute.

[Signature pages follow.]

IN WITNESS WHEREOF, Buyer, the Acquired Companies, and Seller have executed this Agreement to be effective as of the Signing Date.

ACQUIRED COMPANIES:

PIONEER ELECTROGROUP CANADA INC.

By:	/s/ Nathan J. Mazurek
Name:	Nathan J. Mazurek
Title:	President

JEFFERSON ELECTRIC, INC.

By:	/s/ Nathan J. Mazurek
Name:	Nathan J. Mazurek
Title:	President

JE MEXICAN HOLDINGS, INC.

By:	/s/ Nathan J. Mazurek
Name:	Nathan J. Mazurek
Title:	President

[Signatures continue on next page.]

SELLER:

PIONEER POWER SOLUTIONS, INC.

By:	/s/ Nathan J. Mazurek
Name:	Nathan J. Mazurek
Title:	President & CEO

[Signatures continue on next page.]

US BUYER:

PIONEER TRANSFORMERS L.P.
By: Pioneer Transformers GP LLC, as sole member and manager
By: Pioneer Transformers Holdings LP
By: Pioneer Transformer Holdings GP, its General Partner

By:	/s/ Dustin Smith
Name:	Dustin Smith
Title:	Manager

CANADIAN BUYER:

PIONEER ACQUIRECO ULC

By:	/s/ Dustin Smith
Name:	Dustin Smith
Title:	Director

/s/ Nathan J. Mazurek
Nathan J. Mazurek, solely for purposes of Section 7.12

[End of signatures.]

EXHIBIT A

DEFINED TERMS

The definitions of terms capitalized and used throughout this Agreement are as follows:

“336(e) Election” has the meaning set forth in Section 11.6.

“Accounting Principles” means GAAP using the same accounting methods, practices and procedures as were used in preparation of the Financial Statements and the sample working capital calculation on Schedule 2.2 and shall not include any changes resulting as a consequence of the transactions contemplated by this Agreement; provided that if such accounting methods, practices and procedures are inconsistent with GAAP, GAAP will control.

“Acquired Companies” has the meaning set forth in the preamble.

“Acquired Companies’ Knowledge” or “Seller’s Knowledge” means the actual and constructive knowledge, after due inquiry, of Nathan Mazurek and Thomas Klink.

“Acquired Company Confidential Information” has the meaning set forth in Section 12.16.

“Acquired Company Debt” means, as of the Effective Time, without duplication, (a) the principal amount of and accrued interest (including accrued but unpaid interest), premiums, penalties, breakage costs, make-whole payments or obligations or other similar costs, fees or expenses (if any), that would be required to be paid by the borrower pursuant to a customary payoff letter (or otherwise as required by the terms of the underlying instrument), in each case, in respect of (i) any indebtedness of any Acquired Company or Subsidiary for money borrowed or (ii) any other indebtedness of any Acquired Company or Subsidiary evidenced by a note, bond, debenture or other similar instrument or debt security, (b) all obligations in respect of letters of credit, bankers’ acceptances and similar facilities issued for the account of any Acquired Company or Subsidiary and all obligations under any performance bonds (but, in each case with respect to this clause (b), solely to the extent drawn and not paid), (c) all obligations of any Acquired Company or Subsidiary as lessee that are required to be capitalized in accordance with GAAP, (d) any net obligations under all interest rate and exchange rate derivatives, swaps or similar agreements of any Acquired Company or Subsidiary, (e) all obligations of any Acquired Company or Subsidiary in respect of deferred purchase price with respect to the acquisition by or on behalf of any Acquired Company or Subsidiary of any business, division or product line or portion thereof (whether by merger, sale of stock, sale of assets or otherwise), (f) all amounts and obligations for which any Acquired Company or Subsidiary is responsible or liable, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations of any other Person, (g) any outstanding Board of Directors or Board of Managers fees or expenses owed by any of the Acquired Companies or Subsidiaries, (h) uncleared checks issued by any Acquired Company or Subsidiary, (i) any unfunded pension balance, on an ASC 715 basis under GAAP, of any Acquired Company or its Subsidiaries, and (j) the aggregate amount of all past due accounts payable calculated in accordance with Schedule 8, Notwithstanding the foregoing, Acquired Company Debt shall not include any obligations that are solely between or among any two or more Acquired Companies.

“Acquired Company Disclosure Schedules” has the meaning set forth in the preamble of Article IV.

“Acquired Company Employees” has the meaning set forth in Section 7.7(a).

“Acquired Company Indemnitee” has the meaning set forth in Section 7.5(a).

“Acquired Company IP” means material Intellectual Property used in the conduct of the business of the Acquired Companies and Subsidiaries as currently conducted.

“Acquired Company-Owned IP” means Acquired Company IP that is owned by the Acquired Companies or Subsidiaries.

“Acquired Company Policies” has the meaning set forth in Section 4.15.

“Acquisition Proposal” means (i) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, exchange offer, recapitalization, reorganization, share exchange, business combination or similar transaction involving the Acquired Companies or any of the Subsidiaries, or (ii) any acquisition by any Person resulting in, or proposal or offer, which if consummated would result in, any Person becoming the beneficial owner of directly or indirectly, in one or a series of related transactions, 50% or more of the total voting power or of any class of equity securities of the Acquired Companies or the Subsidiaries, or 50% or more of the consolidated total assets, measured either by book value or fair market value (including equity securities of the Acquired Companies and the Subsidiaries) of Seller, in each case other than the Equity Transaction and any other transactions contemplated hereby, provided, however, that in no event shall an Acquisition Proposal include any inquiry, offer or proposal, or any indication of interest solely with respect to the sale or other disposition or acquisition of any subsidiary or business unit other than the Acquired Companies or the Subsidiaries.

“Action” or “Actions” means any judicial, administrative or arbitral actions, suits, mediation, investigation, proceedings, complaints, charges or claims (including counterclaims), whether public or private, by or before a Governmental Authority.

“Affiliate” means, with respect to any Person, any Person that directly or indirectly controls, is controlled by, or is under common control with such Person.

“Affiliate Agreements” has the meaning set forth in Section 4.20.

“Agreement” has the meaning set forth in the preamble.

“Allocation Schedule” has the meaning set forth in Section 11.6.

“ALS” has the meaning set forth in Section 4.16(f).

“Alternative Acquisition Agreement” has the meaning set forth in Section 7.8(c)(ii).

“Alternative Financing” has the meaning set forth in Section 7.10(b).

“Amalgamation” has the meaning set forth in Section 7.18.

“Amalgamation Cost” shall mean $781,407.

“Ancillary Agreements” means, collectively, the Stockholder Consent, the Seller Note, the R&W Policy, the Voting Agreement and the Limited Guaranty.

“Applicable Adverse Event” means any state of fact, event, change, result, circumstance, occurrence, or development that, either alone or in combination with any other fact, event, change, result, circumstance, occurrence, or development, has or would reasonably be expected to have an adverse change or effect in excess of $3,500,000 on (a) the business, results of operations or financial condition of the Acquired Companies and the Subsidiaries taken as a whole, but excluding facts, events, changes, results, circumstances, occurrences, or developments, either alone or taken together, relating to or arising from (i) changes or developments in the United States or worldwide economy or credit, currency, oil, financial, banking, securities or capital markets, (ii) changes or developments in any national or international political, or regulatory conditions, including acts of terrorism, sabotage, cyber-attack, military action, national emergency or war (whether or not declared), or any escalation or worsening thereof, (iii) changes or developments in the business conditions or regulatory conditions affecting the industries or markets in which the Acquired Companies and the Subsidiaries operate or conduct their business generally, (iv) any earthquake, hurricane, tsunami, tornado, flood, mudslide or other natural disaster, pandemic, weather condition, explosion or fire or other force majeure event or act of God, whether or not caused by any Person, or any national or international calamity or crisis, (v) the announcement of this Agreement or the transactions contemplated hereby, (vi) any action taken at the specific written request of Buyer, (vii) any changes or prospective changes in Law or GAAP or enforcement or interpretation thereof, or (viii) any failure, in and of itself, to meet any budgets, projections, forecasts, estimates, plans, predictions, or milestones (whether or not shared with Buyer or its Affiliates or representatives) (but, for the avoidance of doubt, in each case, not the underlying causes of any such failure to the extent such underlying cause is not otherwise excluded from the definition of Applicable Adverse Event), or; provided, that, with respect to the foregoing clauses (i), (ii), (iii) (iv) and (vii), any such effect shall be taken into account if and to the extent it, individually or in the aggregate with any other effect, disproportionately affects the Acquired Companies, taken as a whole, compared to other companies operating in the industries in which the Acquired Companies operate or (b) the ability of the Seller to consummate the Equity Transaction or perform its obligations under this Agreement or the Ancillary Agreements.

“Arbiter” has the meaning set forth in Section 2.5(c).

“Assignable Acquired Company IP” has the meaning set forth in Section 4.14(g).

“Balance Sheet Date” has the meaning set forth in Section 4.5(a).

“Base Purchase Price” has the meaning set forth in Section 2.2.

“Business Day” means any day other than a Saturday, Sunday or a day on which the Federal Reserve Bank located in New York, New York, is closed.

“Buyer” has the meaning set forth in the preamble.

“Buyer Closing Certificate” has the meaning set forth in the Section 3.3(e).

“Buyer Disclosure Schedules” has the meaning set forth in the preamble of Article VI.

“Buyer Indemnified Parties” means (i) Buyer, (ii) solely following the Closing, the Acquired Companies, and (iii) each of their respective directors, officers, employees, Affiliates, Subsidiaries, members, agents, attorneys, representatives, successors and assigns (in each case, other than any Seller Indemnified Party).

“Buyer Secretary Certificate” has the meaning set forth in Section 3.3(c).

“Buyer Welfare Plans” has the meaning set forth in Section 7.7(a).

“Canadian Buyer” has the meaning set forth in the preamble.

“Canadian Interests” has the meaning set forth in the recitals.

“Change of Recommendation” has the meaning set forth in Section 7.8(d).

“Claims Statement Notice” has the meaning set forth in Section 2.3(c).

“Closing” has the meaning set forth in Section 3.1.

“Closing Balance Sheet” has the meaning set forth in Section 2.3(a).

“Closing Cash” means cash, cash equivalents and other short-term liquid investments of the Acquired Companies (and expressly including any cash used as collateral for letters of credit or similar instruments), as of the Measuring Time. Cash represents the actual cash balances, adjusted for any deposits in transit, and any outstanding checks.

“Closing Date” means the date on which the Closing occurs.

“Closing Date Net Purchase Price” has the meaning set forth in Section 2.2.

“Closing Net Working Capital” means the Net Working Capital of the Acquired Companies as of the Measuring Time, as set forth on the Closing Statement.

“Closing Statement” has the meaning set forth in Section 2.3(a).

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment” means (a) outstanding securities convertible or exchangeable into shares of capital stock or membership interests of a Person; (b) options, warrants, calls, subscriptions or other rights, agreements or commitments obligating a Person to issue, transfer or sell any shares of its capital stock or membership interests.

“Confidential Information” has the meaning set forth in Section 7.12(b).

“Confidentiality Agreement” has the meaning set forth in Section 7.2(c).

“Consent” means any consent, approval, authorization, qualification, waiver, registration or notification required to be obtained from, filed with or delivered to a Governmental Authority in connection with the consummation of the transactions and the Reorganization provided for in this Agreement.

“Continuance” has the meaning set forth in Section 7.18.

“Contracts” means all written contracts, leases, licenses, and other agreements (including any amendments and other modifications thereto, but excluding purchase orders and sale orders entered into in the Ordinary Course of Business), that are in effect on the Signing Date.

“Conversion” has the meaning set forth in Section 7.18.

“Current Assets” means the aggregate amount of all current asset accounts of the Acquired Companies listed on the sample working capital calculation on Schedule 2.2 under the heading “Adjusted Current Assets,” which shall exclude Closing Cash, tax assets, loan receivables, the aggregate amount of all D Tech Service accounts receivables, prepaid transaction expenses, balances relating to restructuring activities, and other current asset accounts as noted in Schedule 2.2.

“Current Liabilities” means the aggregate amount of all current liability accounts of the Acquired Companies listed on the sample working capital calculation on Schedule 2.2 under the heading “Adjusted Current Liabilities,” which shall exclude all Acquired Company Debt, Transaction Expenses, tax liabilities, balances relating to restructuring activities, and other current liability accounts as noted in Schedule 2.2. For the avoidance of doubt, the Electrogroup Withholding Tax shall be included as a Current Liability.

“Debt Financing” has the meaning set forth in Section 6.6.

“Debt Financing Commitments” has the meaning set forth in Section 6.6.

“Deductible Amount” has the meaning set forth in Section 10.4(a).

“Determination Date” has the meaning set forth in Section 2.5(d).

“DGCL” means the General Corporation Law of the State of Delaware, as amended.

“Dispute” has the meaning set forth in Section 12.16.

“Effective Time” means 11:59 p.m. Eastern Time on the day immediately preceding the Closing Date.

“Electrogroup” has the meaning set forth in the preamble.

“Electrogroup Dividend” has the meaning set forth in Section 7.19.

“Electrogroup Withholding Tax” means the withholding tax that is due and payable to the tax authorities in Canada on or before the 15th day of the month after declaration of the dividend as a result of the Electrogroup Dividend.

“Employee Personal Information” has the meaning set forth in Section 4.9(e).

“Employee Plan” or “Employee Plans” has the meaning set forth in Section 4.11(a).

“Environmental Claim” means any Action, Order, lien, fine, penalty, or, as to each, any settlement or judgment arising therefrom, by or from any Person alleging liability of whatever kind or nature (including liability or responsibility for the costs of enforcement proceedings, investigations, cleanup, governmental response, removal or remediation, natural resources damages, property damages, personal injuries, medical monitoring, penalties, contribution, indemnification and injunctive relief) arising out of, based on or resulting from: (a) the presence, Release of, or exposure to, any Hazardous Materials; or (b) any actual or alleged non-compliance with any Environmental Law or any term or condition of any Permit issued, granted, given, authorized by or made pursuant to any Environmental Law.

“Environmental Law” means any Law concerning (a) the treatment, disposal, emission, discharge, Release or threatened Release of Hazardous Material, including worker and occupational health and safety related to exposure to Hazardous Materials, (b) the protection of the environment (including natural resources, wildlife, air and surface or subsurface land or waters), or (c) the protection of public health and safety with respect to exposure to Hazardous Materials; including, without limitation, the US Toxic Substances Control Act, the US 2012 Hazard Communication Standard, the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. § 9601, et seq.), the Hazardous Materials Transportation Act (49 U.S.C. § 1501, et seq.), the Resource Conservation and Recovery Act (42 U.S.C. § 6901, et seq.), the Federal Clean Water Act (33 U.S.C. § 1251 et seq.), the Clean Air Act (42 U.S.C. § 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. § 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. § 651 et seq.) as it relates to exposure to Hazardous Materials, and any analogous state or foreign Laws.

“Equity Financing” has the meaning set forth in Section 6.6.

“Equity Financing Commitments” has the meaning set forth in Section 6.6.

“Equity Interests” means (a) with respect to a corporation, any and all shares of capital stock and any Commitments with respect thereto, (b) with respect to a partnership, limited liability company, trust or similar Person, any and all units, interests or other partnership/limited liability company interests, and any Commitments with respect thereto, and (c) any other direct or indirect equity ownership or participation in a Person.

“Equity Transaction” has the meaning set forth in the recitals.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a “single employer” with the Acquired Companies under Section of 414(b), (c), (m), or (o) of the Code.

“ESA” has the meaning set forth in Section 4.16(f).

“Escrow Agent” has the meaning set forth in Section 2.6.

“Estimated Closing Net Working Capital” means the Seller’s good faith estimate of Closing Net Working Capital.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Net Purchase Price” means the Net Purchase Price, as finally determined in accordance with Sections 2.5(a)-(d).

“Financial Statements” has the meaning set forth in Section 4.5(a).

“Financing” has the meaning set forth in Section 6.6.

“Financing Commitments” has the meaning set forth in Section 6.6.

“Financing Sources” means the collective reference to each lender and each other Person that has committed to provide or otherwise entered into agreements in connection with the Debt Financing or Alternative Financing in connection with the transactions contemplated by this Agreement, including any commitment letters or credit agreements (including any amendments thereto) relating thereto (including any joinders or amendment thereof), together with each former, current and future Affiliate thereof and each former, current and future officer, director, employee, and representative of each such lender, other Person or Affiliate.

“FIRPTA Affidavit” has the meaning set forth in Section 3.2(i).

“Fraud” means (a) Seller or Buyer, as the case may be, has made a material representation or warranty in Article IV, or Article V, or Article VI, or in any Ancillary Agreement, respectively, with actual knowledge that such representation or warranty was inaccurate at the time it was made or (b) Seller or Buyer has made a material omission with actual knowledge that such omission would render any material representation or warranty in Article IV, or Article V, or Article VI, or in any Ancillary Agreement, respectively, inaccurate at the time it was made, or (c) Seller has made available to Buyer information, material, documents or data that Nathan Mazurek or Thomas Klink had actual knowledge was or were inaccurate at the time made available in an effort to deceive Buyer, in the case of each of clauses (a), (b) and (c) for the purpose of inducing a party to enter into this Agreement to its material detriment and, for the avoidance of doubt, does not include merely making a negligent misrepresentation, negligent omission or negligent disclosure, and does not include constructive knowledge (as opposed to actual knowledge); provided, however, that “Fraud” shall not include and Buyer may not make a claim for Fraud with respect to a failure by Seller to disclose any breach or inaccuracy of any representations or warranties of the Acquired Companies or Seller after the Signing Date that has been cured or would not be likely to result in an Applicable Adverse Event resulting from an occurrence, or non-occurrence, of any event after the Signing Date and prior to the Closing.

“Fundamental Representations” means the Seller Fundamental Representations and the representations and warranties contained in Sections 6.2, 6.3 and 6.8.

“GAAP” means United States generally accepted accounting principles, consistently applied, but in respect of any Canadian Acquired Company or Subsidiary means generally accepted accounting principles as set forth in the CPA Canada Handbook – Accounting for an entity that prepares its financial statements in accordance with Accounting Standards for Private Enterprises/International Financial Reporting Standards, at the relevant time, applied on a consistent basis.

“General Enforceability Exceptions” has the meaning set forth in Section 4.4(a).

“Governmental Authority” means any government or political subdivision, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any federal, state, local or foreign court.

“H&B” has the meaning set forth in Section 12.16.

“H&B Work Product” has the meaning set forth in Section 12.16.

“Hazardous Material” means (a) petroleum or petroleum products, flammable materials, explosives, radioactive materials, radon gas, lead-based paint, lead, electronic or e-waste, cathode ray tubes, mercury, universal waste, asbestos in any form, urea formaldehyde foam insulation, polychlorinated biphenyls (PCBs) or (b) any chemicals, materials, waste or other substance that is listed, defined, designated or classified as hazardous, radioactive or toxic or a pollutant or a contaminant, under any Law relating to protection of the environment.

“Immediate Family” means, with respect to any specified Person that is an individual, such Person’s spouse, parents, children, and siblings, or any other relative of such Person that shares such Person’s home.

“Information Statement” has the meaning set forth in Section 7.11(b).

“Intellectual Property” means any patents, trade secrets, trademarks, service marks, copyrights, trade names, service names, brand names, trade dress rights, logos, corporate names, trade styles and other source or business identifiers and general intangibles of a like nature, together with the goodwill associated with any of the foregoing, internet domain names, mask work, database and design rights and know-how, in each case whether protected, created or arising under the laws of the United States or any other jurisdiction, and including all applications and registrations therefor and all reissues, reexaminations, continuations, renewals and extensions thereof.

“Interests” has the meaning set forth in the recitals.

“Interim Breach” means any breach of any representations or warranties made by Seller in this Agreement as of the Closing Date resulting from an occurrence, or non-occurrence, of any event after the Signing Date and prior to the Closing which are not covered under the R&W Policy because the Buyer had knowledge of such breach at or prior to Closing, in each case to the extent that the R&W Policy would have covered such Loss had the Buyer not had knowledge of such breach at or prior to Closing.

“Inventory” of any Person means all finished goods, all work-in-process, intermediaries, raw materials or ingredients, spare parts and all other materials or supplies used or held for use by such Person in the production of finished goods.

“IRS” has the meaning set forth in Section 4.11(b).

“JE Mexico” has the meaning set forth in the preamble.

“Jefferson” has the meaning set forth in the preamble.

“Jobscope Agreement” has the meaning set forth in Section 10.2(a)(x).

“Jobscope Licenses” has the meaning set forth in Section 10.2(a)(x).

“Law” means any law, statute, code, ordinance, regulation or rule of any Governmental Authority.

“Lien” means any means any lien, charge, mortgage, pledge, easement, encumbrance, security interest, matrimonial or community interest, tenancy by the entirety claim, adverse claim, liability, interest, preference, priority, proxy, transfer restriction (other than transfer restrictions under federal and state securities laws), encroachment, Tax, order, equity interest, option, warrant, right of first refusal, profit, license, servitude, right of way, covenant or zoning restriction, or any other title defect or restriction of any kind.

“Liability” means any liability or obligation, whether known or unknown, absolute or contingent, accrued or unaccrued, liquidated or unliquidated, due or to become due.

“Losses” means any and all Liabilities, losses, damages, claims, demands, suits, Actions, judgments, fines, penalties, deficiencies, awards, Taxes, assessments, costs or expenses (including reasonable attorney’s or other professional fees and expenses).

“Material Adverse Effect” means any state of fact, event, change, result, circumstance, occurrence, or development that, either alone or in combination with any other fact, event, change, result, circumstance, occurrence, or development, has or would reasonably be expected to have, a material adverse effect on (a) the business, results of operations or financial condition of the Acquired Companies and the Subsidiaries taken as a whole, but excluding facts, events, changes, results, circumstances, occurrences, or developments, either alone or taken together, relating to or arising from (i) changes or developments in the United States or worldwide economy or credit, currency, oil, financial, banking, securities or capital markets, (ii) changes or developments in any national or international political, or regulatory conditions, including acts of terrorism, sabotage, cyber-attack, military action, national emergency or war (whether or not declared), or any escalation or worsening thereof, (iii) changes or developments in the business conditions or regulatory conditions affecting the industries or markets in which the Acquired Companies and the Subsidiaries operate or conduct their business generally, (iv) any earthquake, hurricane, tsunami, tornado, flood, mudslide or other natural disaster, pandemic, weather condition, explosion or fire or other force majeure event or act of God, whether or not caused by any Person, or any national or international calamity or crisis, (v) the announcement of this Agreement or the transactions contemplated hereby, (vi) any action taken at the specific written request of Buyer, (vii) any changes or prospective changes in Law or GAAP or enforcement or interpretation thereof, or (viii) any failure, in and of itself, to meet any budgets, projections, forecasts, estimates, plans, predictions, or milestones (whether or not shared with Buyer or its Affiliates or representatives) (but, for the avoidance of doubt, in each case, not the underlying causes of any such failure to the extent such underlying cause is not otherwise excluded from the definition of Material Adverse Effect), or; provided, that, with respect to the foregoing clauses (i), (ii), (iii) (iv) and (vii), any such effect shall be taken into account if and to the extent it, individually or in the aggregate with any other effect, disproportionately affects the Acquired Entities, taken as a whole, compared to other companies operating in the industries in which the Acquired Entities operate; or (b) the ability of the Seller to consummate the Equity Transaction or perform its obligations under this Agreement or the Ancillary Agreements.

“Material Contracts” has the meaning set forth in Section 4.12(b).

“Measuring Time” means 12:01 am (New York, New York time) on the Closing Date.

“NASDAQ” means The NASDAQ Stock Market LLC.

“Net Purchase Price” means an amount equal to (i) the Base Purchase Price, plus (ii) the amount, if any, by which the Closing Net Working Capital exceeds the Target Net Working Capital, minus (iii) the amount, if any, by which the Target Net Working Capital exceeds the Closing Net Working Capital, minus (iv) Acquired Company Debt, minus (v) the Transaction Expenses, minus (vi) the Seller Note Amount, plus (vii) the Closing Cash.

“Net Working Capital” means an amount equal to the Acquired Companies’ Current Assets minus the Acquired Companies’ Current Liabilities, calculated in a manner consistent with the Accounting Principles.

“Order” means any order, judgment, ruling, injunction, assessment, award, decree or writ of any Governmental Authority.

“Ordinary Course of Business” means the ordinary and usual course of normal day-to-day operations of the business of the Acquired Companies and the Subsidiaries consistent with past practice.

“Organizational Documents” means (i) the certificate or articles of incorporation, organization or formation and the by-laws, the partnership agreement or operating or limited liability company agreement (as applicable), and (ii) any documents comparable to those described in clause (i) as may be applicable pursuant to any applicable Law.

“Parties” has the meaning set forth in the preamble.

“Payoff Letters” means the letters provided by the holders of Acquired Company Debt to the Acquired Companies and Subsidiaries in connection with the repayment of the Acquired Company Debt as contemplated hereby.

“Permits” means any license, permit, authorization, certificate of authority, qualification or similar document or authority that has been issued or granted by any Governmental Authority, including, without limitation, those issued, granted, given, authorized by or made pursuant to any Environmental Law.

“Permitted Liens” (a) mechanics’, carriers’, workmen’s, repairmen’s or other like Liens arising or incurred in the ordinary course of business consistent with past practice and not incurred in connection with the borrowing of money; (b) Liens for current Taxes and utilities not yet due and payable or which are being contested in good faith and, in connection therewith, appropriate reserves have been set aside in accordance with GAAP; (c): (i) zoning, building and other similar land use restrictions imposed by applicable Laws that do not, individually or in the aggregate, materially impair the conduct of the businesses of the Acquired Companies or Subsidiaries as presently conducted, and (ii) Liens that have been placed by any developer, landlord or other third party on property over which any Acquired Company or Subsidiary has easement rights or, on any Leased Real Property, under any lease or subordination or similar agreements relating thereto; and (d) with respect to the Real Property, easements, encroachments, restrictions, rights of way and any other non-monetary title defects that do not materially affect the title to, use of or marketability thereof.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, joint venture, unincorporated society or association, trust or other legal entity or any Governmental Authority.

“Pre-Closing Taxes” means any Taxes (i) of or with respect to the Acquired Companies or the Subsidiaries for any Pre-Closing Tax Period (and for the avoidance of doubt, with respect to any Straddle Period, the portion of such period ending on and including the Closing Date as determined in accordance with Section 2.4 hereof), that are not yet paid (including such Taxes that are not yet due and payable) as of the Closing Date, (ii) attributable to or resulting from the Section 336(e) Elections, the Reinstatement, the Electrogroup Dividend, and the Seller’s portion of any Transfer Taxes, (iii) of any Person imposed on the Acquired Companies or the Subsidiaries pursuant to Treasury Regulation Section 1.1502 6 or any similar state, local, or foreign Law, including Seller or the Seller Group, (iv) of any Person for which the Acquired Companies or the Subsidiaries becomes liable as a transferee or successor, by Contract (including any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person), or pursuant to any law, to the extent such Taxes relate to an event or transaction occurring before the Closing, and (v) imposed on income includible by the Acquired Companies or the Subsidiaries pursuant to Code Sections 951, 951A and 965 attributed to income earned by any “controlled foreign corporation” (as that term is defined in Code Section 957) in taxable periods (or portions thereof) ending on or before the Closing Date, provided that in cases of any controlled foreign corporation whose taxable year include but does not end on the Closing Date, such amount shall be determined as if such controlled foreign corporation’s taxable year ended on the end of the Closing Date.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date and the portion of a Straddle Period that begins on the first day of such Straddle Period and ends on the Closing Date.

“Privacy Policies” has the meaning set forth in Section 4.9(e).

“Qualified Benefit Plan” has the meaning set forth in Section 4.11(d).

“R&W Policy” means that certain representation and warranty insurance policy in the form attached hereto as Exhibit D.

“Real Property” means all of the Acquired Companies’ and the Subsidiaries’ interest in real property, including real property owned in fee simple, leaseholds and subleaseholds, purchase options, easements, licenses, rights to access, rights of way, and all buildings and other improvements located thereon, in each case, currently used in the business or operations of the Acquired Companies and the Subsidiaries.

“Related Person” has the meaning set forth in Section 4.20.

“Release” means the release, spill, emission, leaking, pumping, pouring, emptying, escaping, dumping, injection, deposit, disposal, discharge, dispersal, leaching or migrating of any Hazardous Material into the environment.

“Released Claim” has the meaning set forth in Section 7.9.

“Released Parties” has the meaning set forth in Section 7.9.

“Reorganization” has the meaning set forth in Section 7.18.

“Representatives” has the meaning set forth in Section 7.8(a).

“Restraint” has the meaning set forth in Section 8.1(b).

“Restricted Area” means the United States, Mexico, and Canada.

“Restricted Business” means, the design, manufacture and distribution of electric transformers from 5kva – 30mva in size and 110v-72kv in voltage.

“Restricted Parties” has the meaning set forth in Section 7.12(a).

“Retention Amount” has the meaning set forth in Section 10.5(b).

“Reverse Termination Fee” has the meaning set forth in Section 9.2(c).

“Reynosa Facility #1” means Nexus Magneticos’ leased facility located at Calle Seccion 44 A 3era Unidad del Bajo Rio San Juan SN y Brecha E 100 Reynosa Mexico 88770.

“Reynosa Facility #2” means Nexus Magneticos’ leased facility located at Carretera Reynosa-Rio Bravo, Brecha E-100 en la ciudad de Reynosa, Tamaulipas Reynosa Mexico 88771.

“Schedules” means, as the context requires, the Buyer Disclosure Schedules, the Seller Disclosure Schedules and/or the Acquired Company Disclosure Schedules and any other schedules required to be delivered hereunder.

“SEC” means the United States Securities and Exchange Commission.

“Section 336(e) Agreements” has the meaning set forth in Section 11.6.

“Securities Act” means the Securities Act of 1933, as amended.

“Seller” has the meaning set forth in the preamble.

“Seller Board” has the meaning set forth in the recitals.

“Seller Board Recommendation” has the meaning set forth in Section 7.11(a).

“Seller Closing Certificate” has the meaning set forth in the Section 3.2(f).

“Seller Disclosure Schedules” has the meaning set forth in the preamble of Article V.

“Seller Fundamental Representations” has the meaning set forth in Section 8.3(a).

“Seller Group” has the meaning set forth in Section 4.6(a).

“Seller Indemnified Parties” means the Seller and each of its respective Affiliates, stockholders, members, agents, attorneys, representatives, successors and permitted assigns.

“Seller Note” has the meaning set forth in Section 2.4(a).

“Seller Note Amount” has the meaning set forth in Section 2.4(a).

“Seller Secretary Certificate” has the meaning set forth in Section 3.2(d).

“Set-Off Amounts” has the meaning set forth in Section 2.6.

“Shareholders” has the meaning set forth in the recitals.

“Significant Customer” has the meaning set forth in Section 4.18.

“Significant Supplier” has the meaning set forth in Section 4.18.

“Signing Date” has the meaning set forth in the preamble.

“Sponsor” has the meaning set forth in the recitals.

“Sponsor Guaranty” has the meaning set forth in the recitals.

“Standard Warranties” has the meaning set forth in Section 4.24.

“Stockholder Approval” means the affirmative vote of a majority of the voting power of the issued and outstanding shares of Seller’s common stock voting in accordance with the provisions of Seller’s Organizational Documents as in effect on the date of such vote.

“Stockholder Consent” has the meaning set forth in Section 7.11(a).

“Straddle Period” means any Tax period beginning on or before and ending after the Closing Date.

“subsidiary” means, when used with respect to any Person, any entity of which more than 50% of the effective voting power or Equity Interests of such entity is directly or indirectly owned by such Person.

“Subsidiary” means each of the following, individually, and “Subsidiaries” means all of the following, collectively: Nexus Custom Magnetics, LLC, Jefferson Electric Mexico Holdings, LLC, Nexus Magneticos de Mexico, S. de R.L. de C.V., and Transformer Supply, Inc. (“Transformer”).

“Subsidiary Interests” has the meaning set forth in Section 4.3.

“Superior Proposal” means a bona fide written Acquisition Proposal (i) that would result in any Person becoming the beneficial owner, directly or indirectly, of (A) 50% of the consolidated assets of the Acquired Companies and the Subsidiaries or (B) 50% of the voting power of the equity securities of the Acquired Companies and the Subsidiaries and (ii) that the Seller Board has determined in its good faith judgment is reasonably likely to be consummated in accordance with its terms, taking into account all legal, financial and regulatory aspects of the proposal (including any break-up fee, expense reimbursement provisions, conditions to consummation and financing terms) and the Person making the proposal, and if consummated, would result in a transaction more favorable to Seller’s stockholders from a financial point of view than the Equity Transaction and any other transactions contemplated hereby (after taking into account any revisions to the terms of the transaction contemplated by Section 7.8(d) of this Agreement pursuant to Section 7.8(d) and the time likely to be required to consummate such Acquisition Proposal).

“Tail Policy” has the meaning set forth in Section 7.5(b).

“Takeover Statute” has the meaning set forth in Section 5.3(c).

“Tangible Assets” has the meaning set forth in Section 4.7(a).

“Target Net Working Capital” means $21,205,000.

“Tax” means (i) any net income, alternative or add-on minimum tax, gross income, estimated, gross receipts, sales, use, ad valorem, value added, transfer, franchise, fringe benefit, capital stock, profits, license, registration, withholding, payroll, social security (or equivalent), employment, unemployment, disability, excise, or escheat, severance, stamp, occupation, premium, property (real, tangible or intangible), environmental or windfall profit tax, custom duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount (whether disputed or not) imposed by any Governmental Authority, (ii) any Liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period, and (iii) any Liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such Taxes or to indemnify any other Person.

“Tax Act” has the meaning set forth in Section 4.6(z).

“Tax Returns” means any return, statement, report or form (including estimated Tax returns and reports, withholding Tax returns and reports, any schedule or attachment and information returns and reports) required to be filed with respect to Taxes, including, for avoidance of doubt, any return to extend the deadline for the filing of any such return.

“Taxing Authority” means any Governmental Authority responsible for the administration or imposition of any Tax.

“Termination Fee” has the meaning set forth in Section 9.2(b).

“Third Party Claim” means any Action instituted or any claim or demand asserted by any third party in respect of which indemnification may be sought under Article X of this Agreement (regardless of the limitations set forth in Section 10.4).

“Transaction Expenses” means all of the fees and expenses of the Acquired Companies and Subsidiaries (or of the Seller that any Acquired Company or Subsidiary are liable for) that remain unpaid as of the Closing, for legal counsel, investment bankers, brokers, accountants and other advisors incurred by Seller or the Acquired Companies in connection with the preparation, negotiation and execution of this Agreement and the consummation or performance of the transactions contemplated hereby, including but not limited to, the aggregate fees and expenses of the Acquired Companies owed (i) for the Tail Policy premiums, and (ii) for Seller’s share of Transfer Taxes.

“Transfer Taxes” has the meaning set forth in Section 11.5.

“Treasury Regulations” means the regulations promulgated under the Code by the U.S. Department of the Treasury.

“Unaudited Financial Statements” has the meaning set forth in Section 4.5(a).

“Unresolved Claim Amount” has the meaning set forth in Section 2.6.

“US Buyer” has the meaning set forth in the preamble.

“US Interests” has the meaning set forth in the recitals.

“Voting Agreement” has the meaning set forth in the recitals.

“WARN Act” has the meaning set forth in Section 7.7(b).

ANNEX B

This Subordinated Promissory Note (this “Sub Note”) shall not be sold, offered for sale, transferred, pledged, hypothecated or otherwise assigned except as permitted herein. Any attempted sale, offer for sale, transfer, pledge, hypothecation or assignment of this Sub Note in violation of such terms shall be null and void and of no effect except as provided in Section 5 and Section 13(e) hereof. This Sub Note has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any U.S. state or any other country, and may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise assigned except as permitted herein and (i) pursuant to a registration statement under the Securities Act and under any applicable securities laws of any U.S. state or any other country in effect therefor or (ii) in the event that registration is not required under the Securities Act or under any applicable securities laws of any U.S. state or any other country in connection with such sale and, if requested by the Company, the Company has received an opinion of counsel to that effect.

THE PAYMENT OF PRINCIPAL AND INTEREST ON THIS SUB NOTE IS SUBJECT TO CERTAIN SET-OFF PROVISIONS SET FORTH IN THE PURCHASE AGREEMENT (AS DEFINED BELOW) AND THIS SUB NOTE.

The payment of principal, interest AND OTHER AMOUNTS on this Sub Note is subject to certain subordination provisions set forth in Section 3 hereof.

SUBORDINATED PROMISSORY NOTE

Date of Issuance: [________], 2019	$5,000,000

FOR VALUE RECEIVED, Pioneer Transformers L.P., a Delaware limited partnership (together with any successor(s) and permitted assign(s), the “Company”), hereby promises to pay to Pioneer Power Solutions, Inc., a Delaware corporation (together with any successor(s) and permitted assign(s), the “Holder”), the principal amount of $5,000,000 together with interest thereon calculated from the date hereof in accordance with the provisions of this Sub Note.

The Company is issuing this Sub Note to the Holder in connection with the transactions contemplated by, and pursuant to, that certain Stock Purchase Agreement, dated as of June 28, 2019, by and among the Holder, Pioneer Electrogroup Canada Inc., a Canadian corporation, Jefferson Electric, Inc., a Delaware corporation, JE Mexican Holdings, Inc., a Delaware corporation, Nathan Mazurek and Thomas Klink, and (i) the Company and (ii) Pioneer Acquireco ULC, a British Columbia Unlimited Liability Company (the “Purchase Agreement”). Capitalized terms used but not otherwise defined in this Sub Note have the meanings set forth in Section 6 of this Sub Note, or if not herein, the meanings set forth in the Purchase Agreement.

1.             Payment of Interest. Subject to Section 2(c) and Section 3 herein, and Section 2.6 of the Purchase Agreement, Interest shall accrue commencing on the date hereof on the unpaid principal amount of this Sub Note outstanding from time to time, and shall continue accruing until repayment of all amounts due hereunder, at the rate of [four percent (4.00%)] per annum (the “Applicable Rate”) (computed on the basis of a 365-day year and the actual number of days elapsed in any year), and paid-in-kind annually adding the accrued and unpaid interest to the outstanding principal balance of this Note.

2.             Payment of Principal on Sub Note.

(a)           Scheduled Payments. Subject to Section 2(c), Section 3 and Section 11, the Company shall pay the outstanding principal amount of this Sub Note, together with all accrued and unpaid interest thereon, on December 31, 2022 (the “Scheduled Payment Date”).

(b)           Voluntary Prepayments. So long as such payment is not prohibited by Section 3 hereof, the Company may, at any time and from time to time without premium or penalty, prepay all or any portion of the accrued but unpaid interest on, and the outstanding principal balance of, this Sub Note.

(c)           Right of Setoff and Reduction in Amount.

(i)           Notwithstanding anything herein to the contrary, the Company shall be entitled to setoff and reduce the amount owed under this Sub Note (principal and/or interest, as applicable) without further action of the Company or the Holder in accordance with the provisions set forth herein and the provisions of Section 2.5, Section 2.6 and Section 10.5 of the Purchase Agreement. Any such recoupment or reduction shall be deemed to have occurred on the Date of Issuance, and any interest that has been accrued or paid after the date of this Sub Note shall be recalculated to give effect to this Section 2(c). The Holder, by accepting this Sub Note, hereby acknowledges and agrees to the foregoing provision (including any required repayment of any amounts received by the Holder in violation of or contrary to the provisions of this Section 2(c)), and any subsequent Holder shall be bound by the foregoing without any further action by any Person. No interest on any Unresolved Claim Amount or Set-Off Amount shall continue to (i) accrue after the Unresolved Claim Amount is transferred to the Escrow Agent or (ii) accrue or be payable until the associated claim has been finally resolved; provided however, upon such final resolution, Seller shall be entitled to receive from Buyer, an amount, if any, equal to the interest that would otherwise have been paid under the Seller Note for the period beginning on the date on which the Buyer first asserted the respective Set-Off Amount through the date on which Buyer transferred such funds to the Escrow Agent, with respect to the portion of the Unresolved Claim Amount and/or Set-Off Amount that is finally determined or mutually agreed that the Seller is entitled to.

(ii)          In the event that there is an Unresolved Claim Amount (as defined in Section 2.6 of the Purchase Agreement) on the Scheduled Payment Date, then the Company shall be entitled to withhold from the payment due to the Holder on the Scheduled Payment Date an amount equal to the lesser of (A) the Unresolved Claim Amount and (B) the unpaid principal amount of this Sub Note and all accrued and unpaid interest thereon that would otherwise be due to the Holder thereon as of such time.

(iii)         The Company shall transfer all amounts withheld pursuant to this Section 2(c) with respect to any Unresolved Claim Amount (such aggregate amount withheld, the “Estimated Damages Amount”) to the Escrow Agent, to be held by the Escrow Agent pursuant to the terms of the Escrow Agreement (as such terms are defined in the Purchase Agreement), pursuant to Section 2.6 of the Purchase Agreement.

(e)           Application of Payments. Payments under this Sub Note shall be applied (i) first, to the payment of accrued and unpaid interest hereunder until all such interest is paid and (ii) second, to the repayment of the unpaid principal amount of this Sub Note.

3.             Subordination; Restrictions on Payment.

(a)           This Sub Note is subject to the terms of this Section 3. Notwithstanding anything in this Sub Note to the contrary, the obligations of the Company in respect of this Sub Note are and shall be subordinate and junior in right of payment, to the extent and in the manner set forth herein, to any and all existing and future Senior Obligations.

(b)           If: (i) the Company or any of its Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) calendar days; or (iii) there shall be commenced against the Company or any of its Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within sixty (60) calendar days from the entry thereof (each of the events in clauses (i) through (iii), an “Insolvency Event”); or (iv) the Company or any of its Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, an Insolvency Event; or (v) the Company or any of its Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) any Senior Obligation is accelerated; then

(i)           the holders of Senior Obligations shall receive payment in full in cash of all principal, premium, interest, fees, charges and other amounts then due on all Senior Obligations (including, without limitation, all interest, fees and charges and other amounts accruing thereon after the commencement of any such proceedings whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) before any payment or distribution shall be made to any Holder, and the holders of Senior Obligations shall receive for application in payment thereof any payment or distribution of any kind or character, whether in cash, property, or securities or by setoff or otherwise, that may be payable or deliverable in any proceedings in respect of this Sub Note; and

(ii)         any payment or distribution of any assets of the Company, of any kind or character (whether of cash, property or securities), to which any Holder would be entitled except for the provisions of this Section 3(b) shall be paid or delivered by the Company directly to the holders of all Senior Obligations in the manner provided in Section 3(g) below, for application in payment thereof until all Senior Obligations (including all interest, fees and charges and other amounts accrued thereon after the date of commencement of such proceedings whether or not a claim for post-filings or post-petition interest is allowed in such proceeding) have been “indefeasibly” paid in full in cash. For purposes of this Sub Note, the Senior Obligations shall not be deemed to have been “indefeasibly” paid in full in cash until the holders of the Senior Obligations shall have received full payment thereof in cash (other than indemnity obligations not yet due and payable) and all letters of credit or banker’s acceptances constituting Senior Obligations shall have expired, been terminated or been cash collateralized in full, which payment shall have been retained by the holders of the Senior Obligations for a period of time in excess of all applicable preference or other similar periods under applicable bankruptcy, insolvency or creditors’ rights laws.

(c)           In any proceedings with respect to any Insolvency Event, the holders of Senior Obligations are authorized:

(i)           to submit and enforce any claims on this Sub Note either in the name of the holders of Senior Obligations or in the name of the Holder as the attorney-in-fact of the Holder in the event such claims have not been submitted by the Holder before ten (10) days prior to the date when submission of such claims is due;

(ii)          to accept and execute receipts for any payment or distribution made with respect to this Sub Note and to apply such payment or distribution to the payment of the Senior Obligations; and

(iii)         to take any action and to execute any instruments necessary to effectuate the foregoing, either in the name of the holders of Senior Obligations or in the name of the Holder as the attorney in fact of the Holder.

(d)           The Company shall not, directly or indirectly, make any payment with respect to this Sub Note if any default or event of default under any of the terms of any agreement relating to, or instrument or document evidencing, any Senior Obligations has occurred and is continuing or would occur as a result of such payment or distribution (each, a “Blockage Event”). The Company shall use reasonable efforts to notify the then Holder in writing of the occurrence of a Blockage Event; provided, however, the failure of the Company to so notify such holder of the occurrence or existence of a Blockage Event shall have no effect on the obligations of the Company or the Holder during the continuance of such Blockage Event as set forth herein. Upon termination of a Blockage Event (so long as no other Blockage Event has occurred and is continuing), the Company shall resume making payments of principal and accrued but unpaid interest pursuant to the terms and conditions of this Sub Note.

(e)           No amendment or modification of the terms of this Section 3 shall be effective against any Person who was a holder of Senior Obligations before or at the time of such amendment or modification unless such holder of Senior Obligations so consents in writing.

(f)            Any holder of Senior Obligations may, in his, her or its discretion, at any time, renew, amend, extend or otherwise modify the terms and provisions of such Senior Obligations or exercise any of such holder’s rights under such Senior Obligations, including, without limitation, the waiver of defaults thereunder and the amendment of any of the terms or provisions thereof (or any notice evidencing or creating the same), all without notice to or assent from the Holder. No compromise, alteration, amendment, renewal, or other change of, or waiver, consent, or other action in respect of any liability or obligation under or in respect of, any terms, covenants or conditions of, the Senior Obligations (or any instrument evidencing or creating the same), whether or not such release is in accordance with the provisions of the Senior Obligations (or any instrument evidencing or creating the same), shall in any way alter or affect any of the subordination provisions of this Sub Note. All rights and interests of the holders of the Senior Obligations under this Section 3, and all agreements and obligations of the Holder and the Company under this Section 3, shall remain in full force and effect irrespective of (i) any lack of validity or enforceability of any document evidencing Senior Obligations, (ii) any failure of any holder of any Senior Obligations to assert any claim or to enforce any right or remedy against any other party hereto under the provisions of any document evidencing Senior Obligations and/or (iii) any other circumstance which might otherwise constitute a defense (other than the defense of indefeasible payment in full in cash of the Senior Obligations) available to, or a discharge of, the Company in respect of the Senior Obligations or the Holder in respect of this Section 3.

(g)           If, notwithstanding the provisions of this Section 3, the Holder receives any payment or distribution of any character (whether in cash, property or securities) in contravention of this Section 3, the Holder shall hold such payment, distribution or security in trust for the benefit of, and shall immediately pay over or deliver or transfer to, the holders of Senior Obligations or their duly appointed agents for application of payment or prepayment according to the priorities of such Senior Obligations and ratably among the holders of any class of Senior Obligations. No such payment received by any such holder and delivered to the holders of the Senior Obligations shall be deemed to be a payment on this Sub Note for any reason whatsoever, and the indebtedness under this Sub Note shall remain in effect as if such erroneous payment had never been paid by the Company to, or received by, the Holder. If the Holder fails to so endorse or assign any such payment, distribution or security as provided herein, each holder of any Senior Obligations is hereby irrevocably authorized to endorse or assign such payment, distribution or security.

(h)           No act or failure to act on the part of the Company shall prejudice any present or future holder of Senior Obligations in its right to enforce the provisions of this Section 3.

(i)            If any Blockage Event exists, the Holder may not take or continue any action, or exercise or continue to exercise any rights (including, without limitation, any rights of subrogation), remedies or powers under the terms of this Sub Note, or exercise or continue to exercise any other right or remedy at law or equity that the Holder might otherwise possess, to collect any amount due and payable in respect of this Sub Note, including, without limitation, asserting any claims, motions, objections or arguments, accelerating the maturity of this Sub Note (and, if this Sub Note has already been accelerated, the Holder shall, immediately upon becoming aware of the occurrence or existence of such Blockage Event, reverse such acceleration), commencing or (other than with the holders of the Senior Obligations) joining any foreclosure on any lien or security interest, filing or (other than with the holders of the Senior Obligations) joining in any petition in bankruptcy or taking advantage of any other insolvency law of any jurisdiction, unless and until the Senior Obligations have been paid in full in cash. The Holder also agrees not to, directly or indirectly, take any action that would be in violation of, or inconsistent with, or result in a breach of, this Section 3 or to challenge or contest (i) the validity, perfection, priority or enforceability of any Senior Obligations or any liens held by any holder of any Senior Obligations to secure the payment, performance or observance of all or any part thereof or (ii) the validity or enforceability of any of the documents evidencing the Senior Obligations.

(j)            The provisions of this Section 3 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Obligations is rescinded or must otherwise be returned by any holder of any Senior Obligation upon the insolvency, bankruptcy or reorganization of the Company or otherwise, all as though such payment had not been made.

(k)           The provisions of this Section 3 are solely for the purpose of defining the relative rights of the holders of Senior Obligations, on the one hand, and the Holder on the other, against the Company and its assets, and nothing herein is intended to or shall impair, as between the Company and the Holder, the obligations which are absolute and unconditional, to pay to the holder the principal and interest on this Sub Note as and when they become due and payable in accordance with the terms hereof, or is intended to or shall affect the relative rights of the Holder and creditors of the Company other than the holders of the Senior Obligations, nor, except as provided in this Section 3, shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under this Sub Note subject to the rights, if any, under this Section 3 of the holders of Senior Obligations in respect of cash, property or securities of the Company received upon the exercise of any such remedy and subject to this Section 3.

4.             Events of Default.

(a)           Definition. For purposes of this Sub Note, an “Event of Default” shall be deemed to have occurred if:

(i)           the Company fails to pay, except in respect of any Estimated Damages Amount and except to the extent limited pursuant to Section 3 above, the outstanding principal amount of this Sub Note, together with all accrued and unpaid interest thereon, owed on the Scheduled Payment Date;

(ii)          the Company fails to perform or observe any other provision contained in this Sub Note which is required to be performed by it, and such failure is not cured within fifteen (15) days after the Company receives a written notice from the Holder of the occurrence thereof; or

(iii)         the Company shall be subject to a Bankruptcy Event.

(b)           Consequences of Events of Default. Subject to the limitations set forth in Section 3:

(i)           If an Event of Default of the type described in Sections 4(a)(i) or 4(a)(ii) has occurred and is continuing, the Holder may declare all or any portion of the outstanding principal amount of this Sub Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) to be immediately due and payable in full. If the Holder demands immediate payment of all or any portion of this Sub Note as permitted by the foregoing sentence, the Company shall promptly pay to the Holder all such amounts.

(ii)          If an Event of Default of the type described in Section 4(a)(iii) has occurred, all of the outstanding principal amount of this Sub Note (together with all accrued interest thereon and all other amounts due and payable with respect thereto) shall be immediately due and payable in full.

5.             Transfer. The Holder shall not sell, transfer, assign, pledge or otherwise dispose of (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) any interest in this Sub Note without (i) the prior written consent of the Company and (ii) obtaining a written acknowledgment from the purchaser, transferee, assignee, pledgee or other respective Person that the subordination provisions of Section 3 are binding on such purchaser, transferee, assignee, pledgee or other Person. For the avoidance of doubt, the subordination provisions described in Section 3 hereof shall be binding upon all successors, transferees and assigns of the Holder.

6.             Definitions. For purposes of this Sub Note, the following capitalized terms have the indicated meanings.

“Bankruptcy Event” means any of the following events: (a) an Acquired Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to such Acquired Company, (b) there is commenced against an Acquired Company any such case or proceeding that is not dismissed within 60 days after commencement, (c) an Acquired Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) an Acquired Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within 60 calendar days after such appointment, (e) an Acquired Company makes a general assignment for the benefit of creditors, or (f) an Acquired Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

“Senior Obligations” means [the obligations under, and as defined in, the senior credit facilities].

7.             Replacement. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Sub Note and, in the case of any such loss, theft or destruction of this Sub Note, upon receipt of an indemnity reasonably satisfactory to the Company or, in the case of any such mutilation, upon the surrender and cancellation of this Sub Note, the Company, at the Holder’s expense, shall execute and deliver, in lieu thereof, a new Sub Note of like tenor and dated the date hereof. Any Sub Note in lieu of which any such new Sub Note has been so executed and delivered by the Company shall not be deemed to be an outstanding Sub Note. No such substitution shall constitute payment of such lost or mutilated Sub Note.

8.             Cancellation. After all principal and accrued interest at any time owing on this Sub Note has been paid in full, this Sub Note or its replacement shall be surrendered to the Company for cancellation and shall not be reissued.

9.             Form of Payments. All payments to be made to the Holder shall be made in the lawful money of the United States of America by wire transfer instructions, in immediately available funds, to an account identified in writing by the Holder.

10.           [Intentionally omitted.]

11.           Business Days. If any payment hereunder is due, or any time period for giving notice or taking action expires, on a day which is not a Business Day, the payment shall be due and payable on, and the time period shall automatically be extended to, the next succeeding Business Day, and interest shall continue to accrue at the required rate hereunder until any such payment is made.

12.           Representations and Warranties of the Holder. The Holder represents and warrants, by accepting delivery of this Sub Note, that:

(a)           Restrictions on Transfer. The Holder has been advised that this Sub Note has not been registered under the Securities Act, any U.S. state securities laws or the securities laws of any other country and, therefore, cannot be resold or otherwise transferred unless it is registered under the Securities Act, applicable U.S. state securities laws and the applicable securities laws of any other country, or unless an exemption from such registration requirements is available. The Holder is aware that the Company is under no obligation to effect any such registration with respect to this Sub Note or to file for or comply with any exemption from registration. The Holder is acquiring this Sub Note for its own account and not with a view to, or for resale in connection with, the distribution thereof in violation of the Securities Act, any applicable U.S. state securities laws or the applicable securities laws of any other country.

(b)           Accredited Investor, etc. The Holder is an “accredited investor” as that term is defined in Regulation D under the Securities Act, and has such knowledge and experience in financial and business matters that the Holder is capable of evaluating the merits and risks of its investment, and the Holder is able to incur a complete loss of such investment and is able to bear the economic risk of such investment for an indefinite period of time. In making its decision to invest in this Sub Note, the Holder has made its own independent credit analysis, and is not relying on the fact that any other Person is a lender to the Company. The Holder has had an opportunity to ask questions and receive answers concerning the terms of this Sub Note and has had full access to such other information concerning the Company and its Subsidiaries as it has requested.

13.           Miscellaneous.

(a)           Severability. Whenever possible, each provision of this Sub Note will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Sub Note is held to be prohibited by or invalid under applicable law in any jurisdiction, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating any other provision of this Sub Note.

(b)           Governing Law. Pursuant to Section 12.10 of the Purchase Agreement, this Sub Note, the rights and obligations of the parties under this Sub Note, and any claim or controversy directly or indirectly based upon or arising out of this Sub Note or the transactions contemplated hereby (whether based on contract, tort or any other theory), including all matters of construction, validity and performance, shall in all respects be governed by and interpreted, construed and determined in accordance with, the laws of the State of Delaware (without regard to any conflicts of law provision that would require the application of the law of any other jurisdiction).

(c)           Amendments and Waivers. No amendment, modification, termination or waiver of, or consent to departure from, any provision of this Sub Note shall in any event be effective without the prior written consent of the Holder and the Company, it being understood that amendments, modifications, terminations or waivers of, or consents to departures from, any provision of Section 3 shall also require the consent of the requisite holders of any Senior Obligations as set forth in the documents governing such Senior Obligations; provided, however, that the written consent of the Holder may be given on behalf of such Holder by the Representative and if so given shall be binding upon the Holder. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 13(c) shall be binding upon all present and future permitted holders of this Sub Note and all permitted successors and assigns of the Company.

(d)           Headings. Section and subsection headings in this Sub Note are included herein for convenience of reference only and shall not constitute a part of this Sub Note for any other purpose or be given any substantive effect.

(e)           Successors and Assigns; Subsequent Holders. This Sub Note shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns.

(f)            No Third Party Beneficiaries. Except as explicitly set forth herein with respect to holders of any Senior Obligations, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the Company and the Holder and their respective permitted successors and assigns, any rights or remedies under or by reason of this Sub Note.

(g)           Waiver of Notice, Etc. The Company hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, other than as expressly required by this Sub Note. Any notice to be given to the Company or the Holder shall be deemed effective if in writing and delivered to the applicable addresses indicated below or such other address as may be provided by notice hereunder:

If to the Company:

Pioneer Transformers L.P.

c/o Mill Point Capital LLC

104 W. 40th Street, 5th Floor

New York, NY 10018

Attention: Dustin Smith

Email: dsmith@millpoint.com

with a copy (which shall not constitute notice) to:

Becker Legal Group, LLC

99 Madison Avenue, Fifth Floor

New York, NY 10016

Attention: David M. Becker

Email: dbecker@beckerlg.com

If to the Holder:

Pioneer Power Solutions, Inc.

400 Kelby Street, 12th Floor

Fort Lee, New Jersey 07024

Attention: Nathan J. Mazurek

Email: nathan@pioneerpowersolutions.com

with a copy (which shall not constitute notice) to:

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

Attention: Rick Werner

Fax: 212.884.8234

Email: Rick.Werner@haynesboone.com

(h)           No Strict Construction. The language used in this Sub Note shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any Person. The use of the word “including” and “includes” in this Sub Note shall be by way of example rather than by limitation. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(i)            Entirety. This Sub Note and the Purchase Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof.

(j)            Waiver of Jury Trial. Each of the Company and the Holder, by accepting this Sub Note, agrees that it hereby waives, to the fullest extent permitted by law, any right to jury trial of any claim, demand, action or cause of action (i) arising under this Sub Note or (ii) in any way connected with or related or incidental to the dealings in respect of this Sub Note, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise. Each of the Company and the Holder, by accepting this Sub Note, hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury and that the Holder and the Company may file an original counterpart of a copy of this Sub Note with any court as written evidence of the consent of the Holder or the Company to the waiver of such Person’s right to trial by jury.

(k)           Counterparts. This Sub Note may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Sub Note and all of which, when taken together, will be deemed to constitute one and the same agreement. This Sub Note or any counterpart may be executed and delivered by facsimile copies or delivered by electronic communications by portable document format (.pdf), each of which shall be deemed an original.

* * * * *

IN WITNESS WHEREOF, the Company has executed and delivered this Sub Note on the date first written above.

PIONEER TRANSFORMERS L.P.

By:
Name: Title:

Acknowledged and agreed to, as of the date first written above, by:

PIONEER POWER SOLUTIONS, INC.

By:
Name: Title:

ANNEX C

Execution Version

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) dated as of June 28, 2019, by and among Pioneer Transformers L.P., a Delaware limited partnership (“US Buyer”), Pioneer Acquireco ULC, a British Columbia Unlimited Liability Company (“Canadian Buyer”, and collectively with the US Buyer, the “Buyer”) and each of the undersigned shareholders of Pioneer Power Solutions, Inc., a Delaware corporation (the “Pioneer”) (collectively, the “Shareholders”).

WHEREAS, the Shareholders collectively own 4,774,400 shares of common stock, no par value, of Pioneer (such shares of Pioneer common stock, together with all shares of Pioneer common stock which may hereafter be acquired by the Shareholders prior to the termination of this Agreement, shall be referred to herein as the “Shares”);

WHEREAS, concurrently with the execution of this Agreement, Buyer and Pioneer have entered or will enter into a Stock Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), which provides, among other things, that the Canadian Buyer will purchase from Pioneer all of the issued and outstanding equity interests of Pioneer Electrogroup Canada Inc., a Canadian corporation (“Electrogroup”), and US Buyer will purchase from Pioneer all of the issued and outstanding equity interests of Jefferson Electric, Inc., a Delaware corporation (“Jefferson”), JE Mexican Holdings, Inc., a Delaware corporation (“JE Mexico” and, together with Electrogroup and Jefferson, the “Acquired Companies”), (this and other capitalized terms used and not defined herein shall have the meanings given to such terms in the Purchase Agreement) (the “Equity Transaction”); and

WHEREAS, as an inducement to Buyer’s willingness to enter into the Purchase Agreement and consummate the Equity Transaction, which the Shareholders believe they will derive substantial benefits from through its ownership interest in Pioneer, the Shareholders are entering into this Agreement;

WHEREAS, Buyer and Pioneer have made it a condition to their entering into the Purchase Agreement that the Shareholders agree to vote the Shares in favor of the adoption of the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereby agree as follows:

ARTICLE 1

Voting of Shares

1.1           Voting Agreement. The Shareholders, individually and not jointly, hereby agree that, during the term of this Agreement, at any meeting of the shareholders of Pioneer, however called, and in any action by written consent of the shareholders of Pioneer, they shall vote their Shares (except, with respect to Shareholders that are individuals, and not Shareholders that are entities, Shares held in a fiduciary capacity): (a) in favor of the adoption of the Purchase Agreement (as amended from time to time) and (b) against any (i) Acquisition Proposal or (ii) any other action or agreement that would result in a material breach of any covenant, representation or warranty or any other obligation or agreement of Pioneer under the Purchase Agreement or that would result in any of the conditions to the obligations of Pioneer under the Purchase Agreement not being fulfilled. The parties hereto acknowledge and agree that nothing contained herein is intended to restrict any Shareholder in its capacity as a manager, director or officer of Pioneer, the Acquired Companies or any of their respective subsidiaries (if such Shareholder holds such office or position), and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by such Shareholder in its capacity as such, including in exercising rights under the Purchase Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict such Shareholder from exercising its fiduciary duties as a manager, officer or director to Pioneer or its shareholders.

ARTICLE 2

Representations and Warranties

Each of the Shareholders, individually and not jointly, hereby represents and warrants to Buyer as follows:

2.1           Authority Relative to this Agreement. He/She/It has all necessary power and authority or capacity, as the case may be, to execute and deliver this Agreement, and to perform his, her or its obligations hereunder. This Agreement has been duly and validly executed and delivered by the Shareholder and constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms.

2.2           No Conflict.

(a)           The execution and delivery of this Agreement by the Shareholder does not, and the performance of this Agreement by him/her/it will not (i) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to him/her/it or by which the Shares are bound, or (ii) result in any breach of or constitute a default (or event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the Shares held by him/her/it pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which he/she/it is a party or by which he/she/it or any Shares of him/her/it are bound, except, in the case of clauses (i) and (ii), for any such conflicts, violations, breaches, defaults or other occurrences which would not prevent or delay the performance by such Shareholder of his, her or its obligations under this Agreement.

(b)           The execution and delivery of this Agreement by him/her/it does not, and the performance of this Agreement by him/her/it will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, state, local or foreign regulatory body.

2.3           Title to the Shares. Each of the Shareholders is the owner of the number and class of Shares specified on Annex I hereto, free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on voting rights, charges and other encumbrances of any nature whatsoever except as otherwise specified on Annex I. No Shareholder has appointed or granted any proxy, which appointment or grant is still effective, with respect to the Shares. Each Shareholder has sole voting power with respect to his, her or its Shares except as otherwise specified on Annex I.

ARTICLE 3

Additional Covenants

3.1       Transfer of the Shares. Each of the Shareholders hereby covenants and agrees that, during the term of this Agreement, the Shareholder will not, without the prior written consent of Buyer, sell, pledge, transfer, or otherwise voluntarily dispose of (“Transfer”) any of the Shares which are owned by the Shareholder (except Shares held in a fiduciary capacity) or take any other voluntary action which would have the effect of removing the Shareholder’s power to vote his, her or its Shares or which would otherwise be inconsistent with this Agreement. Notwithstanding the foregoing, if applicable, this Section 3.1 shall not prohibit a Transfer of the Shares upon the death of a Shareholder to an immediate family member or Affiliate of such Shareholder; provided, that a Transfer referred to in this sentence shall be permitted only if, as a precondition to such Transfer, the transferee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement in accordance with Section 4.10(b).

ARTICLE 4

Miscellaneous

4.1           Termination. This Agreement shall terminate on the earlier to occur of (i) the date of consummation of the Equity Transaction and (ii) the date of termination of the Purchase Agreement for any reason whatsoever.

4.2           Specific Performance. The Shareholders agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that Buyer shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

4.3           Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings with respect to the subject matter hereof.

4.4           Amendment. This Agreement may not be amended except by an instrument in writing signed by all the parties hereto.

4.5           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

4.6           Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

4.7           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

4.8           Assignment. This Agreement shall not be assigned by operation of law or otherwise.

4.9           Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

4.10         Transfers, Successors and Assigns.

(a)           The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b)           Each transferee or assignee of the Shares subject to this Agreement shall continue to be subject to the terms hereof, and, as a condition to the recognition of such transfer, each transferee or assignee shall agree in writing to be subject to each of the terms of this Agreement by executing and delivering an Adoption Agreement substantially in the form attached hereto as Exhibit A. Upon the execution and delivery of an Adoption Agreement by any transferee, such transferee shall be deemed to be a party hereto as if such transferee’s signature appeared on the signature pages of this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective executors, administrators, heirs, successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

4.11         Spousal Consent. If any Shareholder who is a natural person is married on the date of this Agreement, such Shareholder shall request the Shareholder’s spouse to execute and deliver to Pioneer a consent of spouse in the form of Exhibit B hereto (“Consent of Spouse”), within 5 days of the date of this Agreement. Notwithstanding the execution and delivery thereof, such consent shall not be deemed to confer or convey to the spouse any rights in such Shareholder’s shares of capital stock that do not otherwise exist by operation of law or the agreement of the parties.

VOTING AGREEMENT

Signature Page

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the day first written above.

US BUYER:

PIONEER TRANSFORMERS L.P.
By: Pioneer Transformers GP LLC, as sole member and manager
By: Pioneer Transformers Holdings LP
By: Pioneer Transformer Holdings GP, its General Partner

By:	/s/ Dustin Smith
Name: Title:	Dustin Smith Manager

CANADIAN BUYER:

PIONEER ACQUIRECO ULC

By:	/s/ Dustin Smith
Name: Title:	Dustin Smith Director

[Signatures continue on next page.]

SHAREHOLDERS

PROVIDENT PIONEER PARTNERS, L.P.

By:	Provident Canada Corp.,
its General Partner

By:	/s/ Nathan J. Mazurek
Name: Nathan J. Mazurek Title: President

/s/ Thomas Klink
Thomas Klink

[End of signatures.]

ANNEX I

Shareholder	Address and E-mail	Number of Shares
Provident Pioneer Partners, L.P.	Provident Pioneer Partners, L.P. 400 Kelby Street, 12th Floor Fort Lee, New Jersey 07024 C/O: Nathan J. Mazurek Email: Nathan@pioneerpowersolutions.com	4,560,000
Thomas Klink	400 Kelby Street, 12th Floor Fort Lee, New Jersey 07024 C/O: Thomas Klink Email: Tklink@jeffersonelectric.com	214,400

ANNEX D

June 27, 2019

Board of Directors

Pioneer Power Solutions, Inc.

One Parker Plaza

400 Kelby Street, 9th Floor

Fort Lee, NJ 07024

Members of the Board of Directors:

You have requested that Lincoln International LLC (“Lincoln”) render an opinion (the “Opinion”) as to the fairness, from a financial point of view, to Pioneer Power Solutions, Inc. (the “Company”) of the Base Purchase Price (as defined herein) to be received by the Company in connection with the proposed transaction (the “Proposed Transaction”) described below.

The Proposed Transaction involves the acquisition by a Delaware limited liability partnership and an affiliate of Mill Point Capital LLC (the “US Buyer”), and a British Columbia Unlimited Liability Company and an affiliate of Mill Point Capital (the “Canadian Buyer”, and together with the US Buyer, the “Buyer”), pursuant to and as more fully described in the Stock Purchase Agreement (the “Agreement”) among the Buyer, the Company, Pioneer Electrogroup Canada Inc., a Canadian corporation and a wholly owned subsidiary of the Company (“Electrogroup”), Jefferson Electric, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Jefferson”), JE Mexican Holdings, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“JE Mexico” and, together with Electrogroup and Jefferson, collectively the “Acquired Companies”), and, solely for purposes of Section 7.12 of the Agreement, Nathan Mazurek and Thomas Klink, of all of the issued and outstanding equity interests of the Acquired Companies from the Company for a total purchase price of $65.5 million of which consideration, $60.5 million will be paid in cash (the “Cash Purchase Price”) and $5.0 million will be paid in the form of a seller note (the “Seller Note” and together with the Cash Purchase Price, the “Base Purchase Price”). The Canadian Buyer will purchase the equity interests in Electrogroup and the US Buyer will purchase the equity interests in Jefferson and JE Mexico. The terms of the Seller Note, pursuant to and as more fully described in the Seller Note Agreement by and between the Buyer and the Company (the “Seller Note Agreement”, and together with the Agreement, the “Transaction Documents”) include an annualized interest rate of 4.0% to be paid-in-kind annually with a maturity date of December 31, 2022. The Base Purchase Price is calculated on a cash-free, debt free basis and is subject to certain adjustments set forth in the Agreement (as to which adjustments we express no opinion). Additionally, the Base Purchase Price assumes the Proposed Transaction will be structured as a stock purchase transaction and treated as an asset purchase for tax purposes, including but limited to the inclusion of Internal Revenue Code Section 338(h)(10) elections by the Buyer.

Lincoln will receive a customary fee from the Company for our services, a portion of which was payable upon our retention, and the balance upon our having informed the Board of Directors of the Company (the “Board”) that we were prepared to render this Opinion. No portion of our fee related to rendering the Opinion is contingent upon either the conclusion reached herein or the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us and certain related parties against certain liabilities, and to reimburse us for certain expenses, arising in connection with or as a result of our engagement.

We and our affiliates provide a range of investment banking and financial advisory services and, in that regard, we and our affiliates have provided, are currently providing, and may in the future provide, investment banking and other financial services to the Buyer, the Company and each of their respective affiliates or other portfolio companies, for which we and our affiliates would expect to receive customary compensation, including acting as a financial advisor to a portfolio company of the Buyer in connection with such portfolio company’s potential sale, for which we will receive customary compensation. Prior to being engaged to render this Opinion, Lincoln was initially engaged on July 29, 2016 to act as an exclusive financial advisor to the Company in connection with potential transactions including (a) the acquisition by a person or group in a single or series of transactions, of (i) all or a material portion of the assets or operations of the Company or (ii) fifty percent or more of the equity of the Company or (b) merger, consolidation, reorganization, recapitalization, equity issuance, business combination, joint venture, lease or other transaction, including any transaction pursuant to which either (i) the Company or substantially all of its assets or operations are transferred to, acquired by or combined with another party or (ii) the owners of the Company receive substantially all of the distributions or proceeds from such transaction. A transaction was not consummated in connection with the July 29, 2016 engagement and subsequently, Lincoln was engaged pursuant to an engagement letter executed on August 3, 2018 (the “M&A Engagement Letter”) to act as an exclusive financial advisor to the Company in connection with one or more potential transactions directly or indirectly involving the Company’s Dry Type Transformers business unit and the Company’s Pioneer Transformers Ltd. business unit. Lincoln will receive a customary fee from the Company for our services under the M&A Engagement Letter, a portion of which has been paid, and a significant portion of which is contingent upon the successful completion of the Proposed Transaction; such fee under the M&A Advisory Engagement Letter is separate from, and in addition to, the fee being paid to Lincoln for delivery of this Opinion. In addition, Lincoln and certain of its affiliates and certain of our and their respective employees and managing directors may have committed to invest in private equity or other investment funds managed or advised by the Buyer, other participants in the Proposed Transaction or certain of their respective affiliates or security holders, and in portfolio companies of such funds, and may have co-invested with the Buyer, other participants in the Proposed Transaction or certain of their respective affiliates or security holders, and may do so in the future. Furthermore, in connection with bankruptcies, restructurings, distressed situations and similar matters, Lincoln and certain of its affiliates may have in the past acted, may currently be acting and may in the future act as financial advisor to debtors, creditors, equity holders, trustees, agents and other interested parties (including, without limitation, formal and informal committees or groups of creditors) that may have included or represented and may include or represent, directly or indirectly, or may be or have been adverse to, the Company, the Buyer, other participants in the Proposed Transaction or certain of their respective affiliates or security holders, for which advice and services Lincoln and its affiliates have received and may receive compensation.

In arriving at our opinion, we have, among other things:

(i)	discussed the business, financial outlook and prospects of the Acquired Companies and the terms and circumstances surrounding the Proposed Transaction with certain members of the Company’s management team, tax advisors, and legal counsel;

(ii)	reviewed certain publicly available and internally prepared business and financial information relating to the Acquired Companies that we deemed relevant;

(iii)	reviewed a draft dated June 27, 2019 of the Agreement and a draft sent to us on June 27, 2019 of the Seller Note Agreement;

(iv)	reviewed a summary of indications of interest and letter of intent received as part of the sale process;

(v)	reviewed certain information relating to the historical financial operations and financial condition of the Acquired Companies and compared them with that of certain public companies that we deemed relevant;

(vi)	reviewed the financial projections provided and prepared by management of the Acquired Companies for the fiscal years ending December 31, 2019 through 2022 (the “Management Projections”);

(vii)	reviewed the financial terms of the Proposed Transaction and compared those terms with the publicly available financial terms of certain business combinations and other transactions as of the date hereof, that we deemed relevant;

(viii)	reviewed a certificate addressed to us from senior management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of the Company;

(ix)	reviewed certain financial and other information for the Acquired Companies, and compared that data and information with certain stock trading, financial and corresponding data and information for companies with publicly traded securities, that we deemed relevant; and

(x)	considered such other information, financial studies, valuation analyses and investigations and financial, economic and market criteria that we deemed relevant.

In preparing this Opinion, we have relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information we reviewed, and we have not assumed any responsibility for the independent verification of any of such information. With respect to the financial forecasts, we have assumed that they were reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the applicable parties who prepared them. We assume no responsibility for the assumptions, estimates and judgments on which such forecasts were based. In addition, we were not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of the Acquired Companies, the Company or the Buyer, or any of their respective subsidiaries, nor were we furnished with any such evaluations or appraisals. With regard to the information provided to us by the Company, we have relied upon the assurances of the Company that they are unaware of any facts or circumstances that would make such information materially incomplete or misleading. We have also assumed that there has been no material change in the assets, liabilities, business, condition (financial or otherwise), results of operations or prospects of the Acquired Companies since the date of the most recent financial statements made available to us. With your consent, we have also assumed that in the course of obtaining any necessary regulatory and third party consents, approvals and agreements for the Proposed Transaction, no modification, delay, limitation, restriction or condition will be imposed that will have an adverse effect on the Company or the Proposed Transaction, and that the Proposed Transaction will be consummated in accordance with the terms of the Transaction Documents, without waiver, modification or amendment of any term, condition or agreement therein that is material to this Opinion or our financial analyses related thereto. We have also relied upon and assumed, without independent verification, at the direction of the Company, that any adjustments to the Base Purchase Price pursuant to the Agreement will not be material to this Opinion or our financial analyses underlying this Opinion.

Representatives of the Company have advised us, and we further have assumed, that the final terms of the Transaction Documents will not vary materially from those set forth in the copies or drafts, as applicable, reviewed by us. This Opinion is necessarily based on financial, economic, market and other conditions as they exist on and the information made available to us as of the date hereof. Although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm this Opinion.

It is understood that this letter is for the use and benefit of the Board in connection with the Proposed Transaction. This Opinion only addresses the fairness from a financial point of view of the consideration to be received by the Company in the Proposed Transaction based on the Base Purchase Price (such value as was determined by the Company in its sole discretion) and does not address any other terms, aspects or implications of the Proposed Transaction, or any agreements, arrangements or understandings entered into in connection with the Proposed Transaction or otherwise. In addition, this Opinion does not address the relative merits of the Proposed Transaction as compared to other transaction structures, transactions or business strategies that may be available to the Company or the Board, nor does it address or constitute a recommendation to the Board, any security holder or any other party as to how to act or vote with respect to any matter relating to the Proposed Transaction or otherwise. This Opinion has been authorized for issuance by the Fairness Opinion Committee of Lincoln. This Opinion does not indicate that the consideration to be received is the best possibly attainable under any circumstances; instead, it merely states whether the Base Purchase Price to be received by the Company in the Proposed Transaction is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Proposed Transaction or any related transaction depends on an assessment of factors unrelated to the financial analyses on which this Opinion is based. This Opinion does not constitute advice or a recommendation to the Company as to how it should act on any matter relating to the Proposed Transaction. We express no opinion about the amount or nature of the compensation to the Company’s officers, directors or employees, or class of such persons, in connection with the Proposed Transaction relative to the Base Purchase Price in the Proposed Transaction.

Based on and subject to the foregoing, and in reliance thereon, we are of the opinion that, as of the date hereof, the Base Purchase Price to be received by the Company in the Proposed Transaction is fair, from a financial point of view, to the Company.

Very truly yours,

/s/ Lincoln International LLC

LINCOLN INTERNATIONAL LLC

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